PROSPECTUS
MAY 1, 2007
SUN LIFE FINANCIAL MASTERS® CHOICE

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and fixed interest options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following funds (the "Funds"):

Large-Cap Equity Funds	Emerging Markets Bond Fund
Columbia Marsico 21st Century Fund, Variable Series -	PIMCO VIT Emerging Markets Bond Portfolio -
B Class	Admin. Class
Columbia Marsico Growth Fund, Variable Series -	International/Global Small/Mid-Cap Equity Funds
B Class	First Eagle Overseas Variable Series
Mutual Shares Securities Fund - Class 2	Mid-Cap Equity Funds
Lord Abbett Series Fund All Value Portfolio - Class VC	Lord Abbett Series Fund Mid-Cap Value Portfolio
Lord Abbett Series Fund Growth & Income Portfolio -	Fidelity® VIP Mid Cap Portfolio - Service Class 2
Class VC	Lord Abbett Series Fund Growth Opportunities
MFS®/ Sun Life Core Equity Series - S Class	Portfolio - Class VC
MFS®/ Sun Life Value Series - S Class	Small-Cap Equity Funds
Oppenheimer Capital Appreciation Fund/VA -	Franklin Small Cap Value Securities Fund - Class 2
Service Shares	SCSM Oppenheimer Main Street Small Cap Fund
Oppenheimer Main Street Fund®/VA - Service Shares	- S Class
SCSM Davis Venture Value Fund - S Class	Multi-Cap Equity Funds
SCSM FI Large Cap Growth Fund - S Class	Sun Capital® All Cap Fund - S Class
Van Kampen LIT Comstock II Fund	Specialty Sector Equity Funds
Asset Allocation Funds	MFS®/ Sun Life Utilities Series - S Class
Fidelity® VIP Balanced Portfolio - Service Class 2	Specialty Sector Commodity Funds
Franklin Income Securities Fund - Class 2	PIMCO VIT CommodityRealReturn Strategy
MFS®/ Sun Life Total Return Series - S Class	Portfolio - Admin. Class
PIMCO VIT All Asset Portfolio - Admin. Class	Real Estate Equity Funds
Oppenheimer Balanced Fund/VA - Service Shares	Sun Capital Real Estate Fund® - S Class
International/Global Equity Funds	Short-Term Bond Funds
Columbia Marsico International Opportunities	PIMCO VIT Low Duration Portfolio - Admin. Class
Fund, Variable Series - B Class	Multi-Sector Bond Funds
Templeton Foreign Securities Fund - Class 2	Franklin Strategic Income Securities Fund - Class 2
Templeton Growth Securities Fund - Class 2	Intermediate-Term Bond Funds
MFS®/ Sun Life International Growth Series - S Class	MFS®/ Sun Life Bond Series - S Class
MFS®/ Sun Life International Value Series - S Class	MFS®/ Sun Life Government Securities Series -
MFS®/ Sun Life Research International Series - S Class	S Class
Oppenheimer Global Securities Fund/VA -	PIMCO VIT Total Return Portfolio - Admin. Class
Service Shares	Sun Capital Investment Grade Bond Fund® -
Target Date Funds	S Class
Fidelity® VIP Freedom 2010 Portfolio - Service Class 2	Inflation-Protected Bond Funds
Fidelity® VIP Freedom 2015 Portfolio - Service Class 2	PIMCO VIT Real Return Portfolio - Admin. Class
Fidelity® VIP Freedom 2020 Portfolio - Service Class 2	High Yield Bond Funds
Emerging Markets Equity Funds	MFS®/ Sun Life High Yield Series - S Class
Templeton Developing Markets Securities Fund -	Money Market Funds
Class 2	MFS®/ Sun Life Money Market Series - S Class

Arnhold and S. Bleichroeder Advisers, LLC advises the First Eagle Variable Funds Trust. Columbia Management Advisors, LLC, advises the Columbia Funds (with Marsico Capital Management, LLC, sub-advising the Columbia Marsico Funds). Fidelity® Management & Research Company advises Fidelity VIP Balanced Portfolio and Fidelity VIP Mid Cap Portfolio (with Fidelity Research & Analysis Company, Fidelity Management & Research (U.K.) Inc., Fidelity International Investment Advisors, Fidelity International Investment Advisors (U.K.) Limited, and Fidelity Investments Japan Limited serving as sub-advisers). Franklin® Advisers, Inc. advises Franklin Small Cap Value Securities Fund, Franklin Income Securities Fund and Franklin Strategic Income Securities Fund. Franklin® Mutual Advisers, LLC advises Mutual Shares Securities Fund. Lord, Abbett & Co. LLC advises the Lord Abbett Series Fund Portfolios. Massachusetts Financial Services Company, our affiliate, advises the MFS®/Sun Life Funds. Pacific Investment Management Company LLC advises the PIMCO VIT Portfolios. OppenheimerFunds, Inc. advises the Oppenheimer Funds. Strategic Advisers®, Inc. advises the Fidelity VIP Freedom Portfolios. Sun Capital Advisers LLC, our affiliate, advises the Sun Capital Funds; SCSM Davis Venture Value Fund (sub-advised by Davis Advisors); SC FI Large Cap Growth Fund (sub-advised by Pyramis Global Advisors, LLC) SCSM Oppenheimer Main Street Small Cap Fund (sub-advised by OppenheimerFunds, Inc.). Templeton® Asset Management Ltd. advises the Templeton Developing Markets Securities Fund. Templeton® Investment Counsel, LLC advises Templeton Foreign Securities Fund and Templeton Growth Securities Fund. Van Kampen Asset Management advises the Van Kampen LIT Fund.

Please refer to the appendix entitled "Previously Available Investment Options" for information about certain Funds that are no longer available in connection with new Contracts being issued, but that are still available under certain Contracts that are already outstanding.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contracts and the Funds.

We have filed a Statement of Additional Information dated May 1, 2007 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 78 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (800) 752-7215. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Any reference in this Prospectus to receipt by us means receipt at the following address:

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

TABLE OF CONTENTS

SPECIAL TERMS
PRODUCT HIGHLIGHTS
FEES AND EXPENSES
EXAMPLE
CONDENSED FINANCIAL INFORMATION
THE ANNUITY CONTRACT
COMMUNICATING TO US ABOUT YOUR CONTRACT
SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
THE VARIABLE ACCOUNT
VARIABLE ACCOUNT OPTIONS: THE FUNDS
THE FIXED ACCOUNT
THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS
THE ACCUMULATION PHASE
Issuing Your Contract
Amount and Frequency of Purchase Payments
Allocation of Net Purchase Payments
Your Account
Your Account Value
Variable Account Value
Fixed Account Value
Transfer Privilege
Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates
Other Programs
WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT
Cash Withdrawals
Withdrawal Charge
Types of Withdrawals Not Subject to Withdrawal Charge
Market Value Adjustment
CONTRACT CHARGES
Account Fee
Administrative Expense Charge and Distribution Fee
Mortality and Expense Risk Charge
Charges for Optional Benefit Riders
Premium Taxes
Fund Expenses
Modification in the Case of Group Contracts
OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS FOR LIFE PLUSSM
Designated Funds
Guaranteed Minimum Accumulation Benefit ("AB") Plan
Guaranteed Minimum Withdrawal Benefit ("WB") Plan
Cost of the Secured Returns for Life Plus Benefit
Withdrawals Under the Secured Returns for Life Plus Benefit
Annuitization Under the WB Plan
Cancellation of the Secured Returns for Life Plus Benefit
Revocation of the Secured Returns for Life Plus Benefit
Step-Up
Subsequent Purchase Payments After a Step-Up
Renewal of the Secured Returns for Life Plus Benefit
Refund of Secured Returns for Life Plus Charges Under the AB Plan
Death of the Covered Person Under the AB Plan
Death of the Covered Person Under the WB Plan
Certain Tax Considerations
OPTIONAL LIVING BENEFIT RIDER: Income ON DemandSM BENEFIT
Determining Your Income Benefit Base
Determining Your Stored Income Balance
How the Income ON Demand Benefit Works
Withdrawals Under the Income ON Demand Benefit
Cost of the Income ON Demand Benefit
Tenth-Year Credit
Step-Up Under the Income ON Demand Benefit
Designated Funds
Joint-Life Coverage
Cancellation of the Income ON Demand Benefit
Death of the Covered Person Under the Income ON Demand Benefit
Annuitization Under the Income ON Demand Benefit
Certain Tax Considerations
OPTIONAL LIVING BENEFIT RIDER: RETIREMENT ASSET PROTECTORSM
Cost of the Retirement Asset Protector Rider
How the Retirement Asset Protector Rider Works
Withdrawals Under the Retirement Asset Protector Rider
Step-Up Under the Retirement Asset Protector Rider
Renewal of the Retirement Asset Protector Rider
Designated Funds
Cancellation of the Retirement Asset Protector Rider
Death of the Covered Person Under the Retirement Asset Protector Rider
Certain Tax Considerations
BUILD YOUR PORTFOLIO
TAX ISSUES UNDER OPTIONAL LIVING BENEFIT RIDERS
Tax Issues Under the Secured Returns for Life Plus Benefit
Tax Issues Under the Income ON Demand Benefit
Tax Issues Under the Retirement Asset Protector Rider
DEATH BENEFIT
Amount of Death Benefit
The Basic Death Benefit
Optional Death Benefit Riders
Spousal Continuance
Calculating the Death Benefit
Method of Paying Death Benefit
Non-Qualified Contracts
Selection and Change of Beneficiary
Payment of Death Benefit
THE INCOME PHASE -- ANNUITY PROVISIONS
Selection of Annuitant(s)
Selection of the Annuity Commencement Date
Annuity Options
Selection of Annuity Option
Amount of Annuity Payments
Exchange of Variable Annuity Units
Account Fee
Annuity Payment Rates
Annuity Options as Method of Payment for Death Benefit
OTHER CONTRACT PROVISIONS
Exercise of Contract Rights
Change of Ownership
Voting of Fund Shares
Reports to Owners
Substitution of Securities
Change in Operation of Variable Account
Splitting Units
Modification
Discontinuance of New Participants
Reservation of Rights
Right to Return
TAX CONSIDERATIONS
U.S. Federal Income Tax Considerations
Puerto Rico Tax Considerations
ADMINISTRATION OF THE CONTRACT
DISTRIBUTION OF THE CONTRACT
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
STATE REGULATION
LEGAL PROCEEDINGS
FINANCIAL STATEMENTS
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION
APPENDIX A - GLOSSARY
APPENDIX B - WITHDRAWALS, WITHDRAWAL CHARGES & MARKET VALUE ADJUSTMENT
APPENDIX C - OPTIONAL DEATH BENEFIT EXAMPLES
APPENDIX D - SECURED RETURNS FOR LIFE BENEFIT
APPENDIX E - PREVIOUSLY AVAILABLE INVESTMENT OPTIONS
APPENDIX F - SECURED RETURNS BENEFIT
APPENDIX G - SECURED RETURNS 2 BENEFIT
APPENDIX H - SECURED RETURNS FOR LIFE PLUS BENEFIT EXAMPLES
APPENDIX I - BUILD YOUR PORTFOLIO
APPENDIX J - CONDENSED FINANCIAL INFORMATION

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The Sun Life Financial Masters® Choice Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. When purchased in connection with a tax-qualified plan, the Contract provides no additional tax-deferral benefits because tax-qualified plans confer their own tax-deferral. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing an optional death benefit rider.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $10,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. Currently, there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments to at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts investing in a number of Fund options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate securities portfolio of shares of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers or renewals into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $100,000 on your Account Anniversary, we deduct a $50 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Account Year.

During the Accumulation Phase, we deduct a mortality and expense risk charge at an annual rate of 1.05% of the average daily value of the Contract invested in the Variable Account. If you purchased your Contract prior to March 5, 2007 and you were 76 years or older on the Open Date, we deduct a mortality and expense risk charge at an annual rate of 1.25% of the average daily value of the Contract invested in the Variable Account. We also deduct an administrative charge at an annual rate of 0.15% of the average daily value and a distribution fee at an annual rate of 0.15% of the average daily value of the Contract invested in the Variable Account.

If you take more than a specified amount of money out of your Contract, we assess a withdrawal charge against each Purchase Payment withdrawn. For each Purchase Payment, the withdrawal charge (also known as a "contingent deferred sales charge") starts at 8% and declines to 0% after the Purchase Payment has been in the Contract for seven complete years.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account ranging from an annual rate of 0.20% to 0.40% of the average daily value of your Contract depending upon which optional death benefit rider you elected.

If you elect an optional living benefit rider, we will assess a periodic charge at a rate that differs among the optional living benefit riders. Currently, however, the annual amount of the charge in no case exceeds 0.85% of the highest Account Value (or other benefit base for the rider in question) during the year.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds. The charges vary depending upon which Fund(s) you have selected.

Optional Living Benefit Riders

At issue, you may choose to participate in one of three optional living benefits available under your Contract. Each option provides the living benefits guarantee in a different way:

●	Secured Returns for Life Plus offers a choice between a guaranteed minimum accumulation benefit ("GMAB") and a guaranteed minimum withdrawal benefit ("GMWB").

●
The Income ON Demand Benefit offers an income storage benefit ("ISB") rider that differs from Secured Returns for Life Plus in that, among other things, it allows you to store the annual withdrawal payments, rather than requiring you to take the payments or lose them.

●	The Retirement Asset Protector Rider offers a stand-alone GMAB.

The optional living benefits are available only if you are age 85 or younger on the Open Date. Your optional living benefit terminates if you annuitize or if you transfer any portion of your Account Value to an investment option other than one of the "Designated Funds" listed in "Appendix I -- Build Your Portfolio". In addition, a change of ownership may also terminate your living benefit. Under the Income ON Demand Benefit and the Retirement Asset Protector Rider, you may make Purchase Payments only during your first Account Year. All three of the optional living benefits allow you to "step-up" your guaranteed amount on an annual basis. Not all of the optional living benefits are available in all states.

In addition to the currently available optional living benefit rider listed above, three other optional living benefit riders were previously available. Although these three riders are no longer being issued, they are still in force under many Contracts that are already outstanding. These three riders are discussed in the following Appendices at the end of this prospectus:
Appendix D - Secured Returns for Life Benefit
Appendix F - Secured Returns Benefit
Appendix G - Secured Returns 2 Benefit

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity after the Annuity Commencement Date, you can select one of several Annuity Options. You can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. Subject to the maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

During the Income Phase, the total insurance charges are deducted on a daily basis at an annual rate of 1.60% of your Account Value invested in the Variable Account.

Death Benefit

If you die before the Contract reaches the Income Phase, the Beneficiary will receive a death benefit. The amount of the death benefit depends upon your age on the Open Date and whether you choose the basic death benefit or, for a fee, you enhance the death benefit by electing an optional death benefit rider that is available in your state. If you are 85 or younger on your Open Date, the basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), or your cash Surrender Value, all calculated as of your Death Benefit Date. If you are 86 or older on your Open Date, the basic death benefit is equal to the Surrender Value. You must make your election before the date on which your Contract becomes effective. The riders are only available if you are younger than 80 on the Open Date. Any optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals, Withdrawal Charge and Market Value Adjustment

You can withdraw money from your Contract during the Accumulation Phase. You may withdraw a portion of your Account Value each year without the imposition of a withdrawal charge. For the first Account Year, this "free withdrawal amount" equals 15% of the amount of all Purchase Payments you have made. For all other Account Years, the "free withdrawal amount" is equal to the amount of all Purchase Payments made and not withdrawn prior to the last 7 Account Years plus the greater of (1) 15% of all Purchase Payments made within the past seven Account Years or (2) all earnings minus any free withdrawals taken during the life of the Contract. All other Purchase Payments will be subject to a withdrawal charge. Withdrawals made from the Fixed Account may also be subject to a Market Value Adjustment (see "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it (or later, if allowed by your state), we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If your Contract is a Non-Qualified Contract, it is possible that the election of an optional living benefit rider might increase the taxable portion of any withdrawal you make from the Contract. If you are younger than 59½ when you take money out, you may be charged a 10% federal tax penalty.

NOTE ABOUT OTHER ANNUITY CONTRACTS THAT WE OFFER: In addition to the Contracts, we currently offer many other forms of annuity contracts with a wide variety of features, benefits and charges. Depending on your circumstances and needs, some of these other contracts may be at lower cost to you. Not all of the annuity contracts that we offer are available in all jurisdictions or through all of the selling agents who offer the contracts. You should consider with your selling agent what annuity contract or financial product is most consistent with your needs and preferences.

If you have any questions about your Contract or need more information, please contact us at:

          Sun Life Assurance Company of Canada (U.S.)
          P. O. Box 9133
          Wellesley Hills, Massachusetts 02481
          Toll Free (800) 752-7215

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The table below describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses

Sales Load Imposed on Purchases (as a percentage of purchase payments):		0%

Maximum Withdrawal Charge (as a percentage of purchase payments): [1]

Number of Complete Account Years Since Purchase Payment has been in the Account	Withdrawal Charge
0-1	8%
1-2	8%
2-3	7%
3-4	6%
4-5	5%
5-6	4%
6-7	3%
7 or more	0%

Maximum Fee Per Transfer (currently $0):		$15

Premium Taxes (as a percentage of Account Value or total purchase payments):		0% - 3.5%[2]

The tables below describe the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.

Annual Account Fee	$ 50[3]

Variable Account Annual Expenses (as a percentage of net Variable Account assets)4

Mortality and Expense Risks Charge:	1.05%[5]
Administrative Expenses Charge:	0.15%
Distribution Fee:	0.15%

Total Variable Account Annual Expenses (without optional benefits):	1.35%

Charges for Optional Death Benefit Features

Riders Available[6]	Fee as a % of Account Value
"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

Maximum Annual Charge for an Optional Death Benefit Rider (as a percentage of Account Value):	0.40%

Charges for Optional Living Benefit Features

Riders Currently Available[7]	Maximum Annual Fee[8]
Secured Returns for Life Plus Living Benefit Rider (as a percentage of the highest Account Value during the Account Year):	0.50%
Income ON Demand Living Benefit Rider (as a percentage of the highest Income Benefit Base during the Account Year):	0.85%
Retirement Asset Protector Living Benefit Rider (as a percentage of the highest Retirement Asset Protector Benefit Base during the Account Year):	0.35%

Previously Available Riders[9]	Maximum Annual Fee
Maximum Charge for Secured Returns Optional Benefit Rider (as a percentage of average daily net assets):	0.40%
Maximum Charge for Secured Returns for Life or Secured Returns 2 (as a percentage of the highest Account Value during the Account Year):	0.50%

Maximum Annual Charge for an Optional Living Benefit Rider (as a percentage of highest Account Value or Benefit Base during the Account Year):	0.85%[10]

Total Variable Account Annual Expenses with Maximum Charges for an Optional Death and an Optional Living Benefit Rider (as a percentage of Account Value):	2.60%[10,11]

The table below shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement[12]	0.65%	2.62%

[1]
A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after a Purchase Payment has been in your Account for 7 Account Years, it may be withdrawn free of the withdrawal charge. (See "Withdrawal Charges.")

[2]
The premium tax rate and base vary by your state of residence and the type of Contract you own. Currently, we deduct premium taxes from Account Value upon full surrender (including a surrender for the death benefit) or annuitization. (See "Contract Charges -- Premium Taxes.")

[3]
The Annual Account Fee is waived if 100% of your Account Value has been allocated to the Fixed Account during the entire Account Year or if your Account Value is $100,000 or more on your Account Anniversary. (See "Account Fee.")

[4]
All of the Variable Account Annual Expenses, except for the charges for optional living benefit riders, are assessed as a percentage of average daily net Variable Account assets. The charge for each optional living benefit rider is assessed on a quarterly basis.

[5]
For Contracts purchased prior to March 5, 2007, the rate of this charge is 1.25% if you were age 76 or older on the Contract's Open Date. In that case, the rate for "Total Variable Expenses (without optional benefits)" would be 1.55%.

[6]
The optional death benefit riders are described under "Death Benefit." These riders are available only if you are younger than age 80 on the Open Date. The charge varies depending upon the rider selected as shown under "Charges for Optional Benefit Riders."

[7]
The optional living benefit riders, including the charges therefore, are described in detail under "OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS FOR LIFE PLUS," "OPTIONAL LIVING BENEFIT RIDER: Income ON Demand BENEFIT," and "OPTIONAL LIVING BENEFIT RIDER: RETIREMENT ASSET PROTECTOR." As discussed in those portions of this prospectus, if, after you acquire one of these riders, you elect to increase or renew certain benefits under the rider, we have the right to increase the rate of the charge to what we are then charging on newly issued riders of the same type or to a rate based on then-current market conditions.

[8]
The charges shown are assessed and deducted quarterly based upon the Account Value or benefit base on the last day of each Account Quarter. Your actual charges may be less than the maximum stated above. See "Cost of the Secured Returns for Life Plus Benefit," "Cost of the Income ON Demand Benefit," "Cost of the Retirement Asset Protector Benefit," "APPENDIX D - SECURED RETURNS FOR LIFE BENEFIT" and "APPENDIX G - SECURED RETURNS 2 BENEFIT."

[9]
Although these riders are no longer being issued, these previously available riders are still in force under many outstanding Contracts. For more information on these previously issued optional riders, including how the fees are calculated, please see "APPENDIX D - SECURED RETURNS FOR LIFE BENEFIT", "APPENDIX F - SECURED RETURNS BENEFIT", and "APPENDIX G - SECURED RETURNS 2 BENEFIT." As discussed in Appendix D and Appendix G, if you elect to increase certain benefits under the Secured Returns for Life or Secured Returns 2 riders, we have the right to increase the rate of the charge based on then-current market conditions.

[10]
This amount assumes that the living benefit rider’s initial benefit base is equal to the Account Value. If the benefit base changes, the charge for your optional living benefit rider and your Total Variable Account Annual Expenses would be higher or lower.

[11]
This chart shows your insurance charges before you annuitize your Contract. As explained in "Amount of Annuity Payments," after you annuitize your Contract, the sum of your insurance charges will never be greater than an annual rate of 1.60% of average daily net Variable Account assets, regardless of your age on the Open Date.

[12]
The expenses shown are for the year ended December 31, 2006, and do not reflect any fee waiver or expense reimbursement. The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The minimum and maximum Total Annual Fund Operating Expenses for all Funds after all fee reductions and expense reimbursement arrangements are taken into consideration are 0.65% and 1.78%, respectively. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include Contract Owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for an optional death benefit (EEB Premier with MAV or EEB Premier with 5% Roll-Up) and an optional living benefit (Income ON Demand). If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For purposes of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $50,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

(1)	If you surrender your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$1,209	$2,177	$3,056	$5,236

(2)	If you annuitize your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$531	$1,588	$2,639	$5,236

(3)	If you do not surrender your Contract:

1 year	3 years	5 years	10 years

$531	$1,588	$2,639	$5,236

The fee table and Example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The Example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the Example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract ("Variable Accumulation Units") is included in the back of this Prospectus as Appendix J.

THE ANNUITY CONTRACT

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual Owner of the Contract. We issue a Group Contract to the Owner, covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

In this Prospectus, unless we state otherwise, we refer to both the owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. However, if you purchase your Contract in connection with a tax-qualified plan, your purchase should be made for reasons other than tax-deferral. Tax-qualified plans provide tax-deferral without the need for purchasing an annuity contract.

Your Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by electing an optional death benefit rider and paying an additional charge for the optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your Account Value will change in response to changes in the return available from the different types of investments you select under your Contract. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or nontrusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts." A qualified retirement plan generally provides tax-deferral regardless of whether the plan invests in an annuity contract. A decision to purchase an annuity contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral benefits under a qualified retirement plan.

Some broker/dealers may limit their clients from purchasing some optional benefits based upon the client's age. Your individual representative will describe any such limitations. You should work with your registered representative to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 752-7215.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time. In some cases, receipt of requests for financial transactions by the broker-dealer of record will be deemed to be constructive receipt by us.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity contracts that we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contract and other variable annuity contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under a Contract, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated by you to a Sub-Account will be used to purchase Fund shares at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses, optional benefit riders, and any applicable taxes. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

More comprehensive information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as a Statement of Additional Information for each Fund, may be obtained without charge from the Company by calling (800) 752-7215 or by writing to Sun Life Assurance Company of Canada (U.S.), P.O. Box 9133, Wellesley Hills, Massachusetts 02481.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Participants and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Participants and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Participants, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Lord Abbett Series Trust Portfolios, which are paid from Fund assets and reflected under "Fees and Expenses."

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS

You may elect one or more Guarantee Periods from those we make available from time to time. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. In addition, we reserve the right not to make any Guarantee Periods available. In such event, renewals will be made into the Money Market Sub-Account. We may choose to exercise this right before the Open Date or at some later time. At any time, we can reverse our decision to exercise this right.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer special interest rates for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers, and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make Payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or if the "Covered Person" dies before the Annuity Commencement Date.

Issuing Your Contract

When we accept your Application, we "open" the Contract. We refer to this date as the "Open Date." When we receive your initial Purchase Payment, we "issue" your Contract. We refer to this date as the "Issue Date."

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $10,000, and, although there is currently no minimum amount for additional Purchase Payments, we reserve the right to limit each additional Purchase Payment to at least $1,000. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. We reserve the right to refuse Purchase Payments received more than 5 years after your Issue Date or after your 70th birthday, whichever is later. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods currently available, but we reserve the right to limit any allocation to a Guarantee Period to at least $1,000.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described under "Variable Account Value" and "Fixed Account Value."

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a "Valuation Period." On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the "Net Investment Factor" -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the Valuation Period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges and the administrative expense charge and distribution fee) plus the applicable asset-based charge for certain optional benefit riders.

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account, either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account Value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. Renewals into a Guarantee Period that extends beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:

●	written notice from you electing a different Guarantee Period from among those we then offer, or

●	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege").

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically transfer your Guarantee Amount into the Money Market Sub-Account.

These automatic transfers of Fixed Account Value into the Money Market Sub-Account will not count as a transfer for purposes of the transfer restrictions described under "Transfer Privilege."

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation from a Guarantee Period more than 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:

●	you may not make more than 12 transfers in any Account Year;

●	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

●	at least 30 days must elapse between transfers to and from Guarantee Periods;

●	at least 6 days must elapse between transfers to and from the Sub-Accounts;

●	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

●	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any Optional Program. At our discretion, we may waive some or all of these restrictions. Additional restrictions apply to transfers made under any of the Optional Living Benefit Riders.

We reserve the right to waive these restrictions and exceptions at any time, as discussed under "Short-Term Trading," or to change them. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges (including transfers to and from the Fixed Account) more narrowly than the policies described under "Transfer Privilege," such as requiring transfer requests to be submitted in writing through regular first-class U.S. mail (e.g., no overnight, priority or courier delivery allowed), and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. We impose additional administrative restrictions on third parties that engage in transfers of Contract Values on behalf of multiple Contract Owners at one time. Specifically, we limit the form of such large group transfers to fax or mail delivery only, require the third party to provide us with advance notice of any possible large group transfer so that we can have additional staff ready to process the request, and require that the amount transferred out of a Sub-Account for each Contract Owner be equal to 100% of that Contract Owner's value in the Sub-Account.

We will provide you written notification of any restrictions imposed.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund, in the following instances:

●	when a new broker of record is designated for the Contract;

●	when the Participant changes;

●	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

●	when necessary in our view to avoid hardship to a Participant; or

●	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of the risks. We uniformly apply the short-term trading policy and the permitted waivers of that policy to all Contracts. If we did not do so, some Contract Owners could experience a different application of the policy and therefore may be treated unfairly. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

     Funds' Shareholder Trading Policies

In addition to the restrictions that we impose (as described under "Permitted Transfers" and "Short-Term Trading"), most of the Funds have adopted restrictions or other policies about transfers or other purchases and sales of the Fund's shares. These policies (the "Funds' Shareholder Trading Policies") are intended to protect the Fund from short-term trading or other trading practices that are potentially harmful to the Fund. The Funds' Shareholder Trading Policies may be more restrictive in some respects than the restrictions that we otherwise would impose, and the Funds may modify their Shareholder Trading Policies from time to time.

We are legally obligated to provide (at the Funds' request) information about each amount you cause to be deposited into a Fund (including by way of Purchase Payments and transfers under your Contract) or removed from the Fund (including by way of withdrawals and transfers under your Contract). If a Fund identifies you as having violated the Fund's Shareholder Trading Policies, we are obligated, if the Fund requests, to restrict or prohibit any further deposits or exchanges by you (or a third party acting on your behalf) in respect of that Fund. Any such restriction or prohibition may remain in place indefinitely.

Accordingly, if you do not comply with any Fund's Shareholder Trading Policies, you (or a third party acting on your behalf) may be prohibited from directing any additional amounts into that Fund or directing any transfers or other exchanges involving that Fund. You should review and comply with each Fund's Shareholder Trading Policies, which are disclosed in the Funds' current prospectuses.

Funds may differ significantly as to such matters as: (a) the amount, format, and frequency of information that the Funds request from us about transactions that our customers make; and (b) the extent and nature of any limits or restrictions that the Funds request us to impose upon such transactions. As a result of these differences, the costs borne by us and (directly or indirectly) by our customers may be significantly increased. Any such additional costs may outweigh any additional protection that would be provided to our customers, particularly in view of the protections already afforded by the trading restrictions that we impose as described under "Permitted Transfers" and under " Short-Term Trading." Also, if a Fund imposes more strict trading restrictions than are reasonably necessary under the circumstances, you could be deprived of potentially valuable flexibility to make transactions with respect to that Fund. For these and other reasons, we may disagree with the timing or substance of a Fund's requests for information from us or with any transaction limits or restrictions that the Fund requests us to impose upon our customers. If any such disagreement with respect to a Fund cannot be satisfactorily resolved, the Fund might be restricted or, subject to obtaining any required regulatory approval, replaced as a variable investment option.

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates

We may reduce or waive the withdrawal charge, the mortality and expense risk charges, the administrative service fee, the distribution fee, or the annual Account Fee, credit additional amounts, grant special Guaranteed Interest Rates in certain situations, or offer other options or benefits. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Other Programs

     Monitoring Service

You may elect, no later than your Issue Date, to participate in the Privacy Guard program offered through Affinion Services Group, Inc. ("Affinion"). This program is designed to help you access and monitor personal information that is recorded by national credit reporting agencies, by supplying you with a credit report and providing periodic monitoring of any new activity on your credit accounts. To participate in this program, you must authorize us to release certain information to Affinion. This will allow Affinion to set up your participation in Privacy Guard. If you elect Privacy Guard, your participation in this program will be free of charge for a period of twelve months from your Issue Date or until you cancel your Contract, if sooner. After the initial twelve-month period, you will be billed directly by Affinion for this service. You may terminate your participation in this program at any time. If you surrender your Contract within the first year, your participation in the program will automatically end. This program may not be available in your state.

You may participate in any of the following Optional Programs free of charge. Transfers made pursuant to the provisions of the following optional programs will not be charged a transfer fee, nor will such transfers count as one of the 12 free transfers per year allowed under the section entitled "Transfer Privilege."

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum amount to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. (We reserve the right to limit minimum investments to at least $1,000.) Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular time intervals, we will transfer the same amount automatically to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned.

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Sub-Account, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any allocation of a new Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and may be subject to the $1,000 minimum investment limit.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not insure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods pursuant to the dollar-cost averaging program.

     Asset Allocation

One or more asset allocation programs may be available in connection with the Contract, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

Currently, you may select one of the available asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These asset allocation models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete such programs in the future.

Our asset allocation programs are "static" programs. That is to say, if you elect an asset allocation program, we automatically rebalance your Account Value among the Sub-Accounts represented in the model you chose, but we do not change your original percentage allocations among the Sub-Accounts in your chosen model, unless you advise us to do so. Nevertheless, we have selected an independent third-party administrator who reviews the existing models annually to determine whether the investment objective of the model is being met in light of changing markets. Based upon this review, the third-party administrator may recommend that new models be substituted for the existing models. If so, the new models will only be offered to Contracts issued on or after the date the new model goes into effect or to Owners who elect an asset allocation program on or after that date. Owners of any existing asset allocation programs may make an independent decision to change their asset allocations at any time. You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you.

     Systematic Withdrawal and Interest Out Programs

You may select our Systematic Withdrawal Program or our Interest Out Program. Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically. Under the Interest Out Program, we automatically pay you, or reinvest, interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to surrender charges and a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty. You should consult a qualified tax professional before choosing these options. We reserve the right to limit the election of either of these programs to Contracts with a minimum Account Value of $10,000.

You may change or stop either program at any time, by written notice to us or other means approved by us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

No transfers to or from any Guarantee Period are permitted while this program is in effect.

     Secured Future Program

Under the Secured Future Program, we divide your Purchase Payments between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment, less the amount of any Contract charges that have been deducted from the Fixed Account. The remainder of the original Purchase Payment will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment (assuming no withdrawals or transfers), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase, you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, other than a Systematic Withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge"), and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Withdrawals also may have adverse federal income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows: we start with your Account Value at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee, if applicable, for the Account Year in which the withdrawal is made; we calculate and then add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we calculate and then deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract, except as may be otherwise provided under the terms of any optional living benefit rider that you have elected.

     Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will pay you the amount specified in your request adjusted by any applicable charges and/or MVA and then reduce the value of your Account by the gross amount of the withdrawal.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request. If you have elected "Build Your Portfolio," withdrawals out of your portfolio model will be taken pro-rata from each of your selected Funds.

Withdrawals may significantly reduce any death benefit and/or living benefit amount. In calculating the amount payable under the living benefit or death benefit, we may reduce the benefit by an amount that is greater than the amount of the withdrawal, depending on the circumstances. Accordingly, you should refer to the more detailed discussions of the optional living benefit and optional death benefit riders that appear elsewhere in this Prospectus (and in the Appendices hereto) for information about the effects that withdrawals will have on those benefits.

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we reserve the right to treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:

●	when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

●	when it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

●	when an SEC order permits us to defer payment for the protection of Participants.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities. (See "Tax Considerations -- Tax-Sheltered Annuities.")

Withdrawal Charge

We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge primarily to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

     Free Withdrawal Amount

In each Account Year you may withdraw a portion of your Account Value -- which we call the "free withdrawal amount" -- before incurring the withdrawal charge.

For convenience in discussing free withdrawal amounts, we refer to Purchase Payments made during the last 7 Account Years, including the current Account Year, as "New Payments," and we refer to Purchase Payments made before the last 7 Account Years as "Old Payments."

For the first Account Year, the free withdrawal amount is equal to 15% of the amount of all Purchase Payments you have made. For all other Account Years, the free withdrawal amount is equal to the greater of:

●	your Contract's earnings (defined below), minus any free withdrawals taken during the life of your Contract, or

●	15% of the amount of all New Payments minus any free withdrawals taken during the current Account Year.

Your Contract's earnings are equal to:

●	your Account Value as of the close of business on the previous business day, minus

●	all Purchase Payments made, plus

●	all partial withdrawals and charges taken.

For an example of how we calculate the "free withdrawal amount," see Appendix B.

     Withdrawal Charge on Purchase Payments

If you withdraw more than the free withdrawal amount in any Account Year, we consider the excess amount to be withdrawn first from Payments that you have not previously withdrawn. We impose the withdrawal charge on the amount of New Payments withdrawn. Thus, the maximum amount on which we will impose the withdrawal charge in any Account Year will never be more than the total of all New Payments that you have not previously withdrawn.

     Order of Withdrawal

When you make a withdrawal, we consider the free withdrawal amount to be withdrawn first. We consider Purchase Payments that you have not already withdrawn (beginning with the oldest remaining Purchase Payment) to be withdrawn next. Once all Purchase Payments are withdrawn, the balance withdrawn is considered to be earnings and is not subject to a withdrawal charge.

     Calculation of Withdrawal Charge

We calculate the amount of the withdrawal charge by multiplying the Purchase Payments you withdraw by a percentage. The percentage varies according to the number of Account Years the Purchase Payment has been held in your Account, including the Account Year in which you made the Payment, but not the Account Year in which you withdraw it. Each Payment begins a new 7-year period and moves down the declining surrender charge scale as shown below at each Account Anniversary. Payments received during the current Account Year will be charged 8%, if withdrawn. On your next scheduled Account Anniversary, that Payment, along with any other Payments made during that Account Year, will be considered to be in their second Account Year and will have an 8% withdrawal charge. On the next Account Anniversary, these Payments will move into their third Account Year and will have a withdrawal charge of 7%, if withdrawn. This withdrawal charge decreases according to the number of Account Years the Purchase Payment has been held in your Account. The Withdrawal Charge scale is as follows:

Number of Account Years Payment Has Been In Your Account	Withdrawal Charge
0-1	8%
1-2	8%
2-3	7%
3-4	6%
4-5	5%
5-6	4%
6-7	3%
7 or more	0%

The withdrawal charge will never be greater than 8% of the excess of your Account Value over the "free withdrawal amount," as defined above.

For a Group Contract, we may modify the withdrawal charges and limits, upon notice to the Owner of the Group Contract. However, any modification will apply only to Accounts established after the date of the modification.

For additional examples of how we calculate withdrawal charges, see Appendix B.

Types of Withdrawals Not Subject to Withdrawal Charge

     Nursing Home Waiver

If approved by your state, we will waive the withdrawal charge for a full withdrawal if:

●	at least one year has passed since your Issue Date;

●	you are confined to an eligible nursing home and have been confined there for at least the preceding 180 days, or any shorter period required by your state; and

●	your confinement to an eligible nursing home began after your Issue Date.

An "eligible nursing home" means a licensed hospital or licensed skilled or intermediate care nursing facility at which medical treatment is available on a daily basis and daily medical records are kept for each patient. You must provide us with evidence of confinement in the form we determine.

     Minimum Distributions

For each Qualified Contract, the free withdrawal amount in any Account Year will be the greater of the free withdrawal amount described above or any amounts required to be withdrawn to comply with the minimum distribution requirement of the Internal Revenue Code. This waiver of the withdrawal charge applies only to the portion of the required minimum distribution attributable to that Qualified Contract.

     Other Withdrawals

We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts withdrawn from a Non-Qualified Contract as part of our non-qualified stretch program, amounts we pay as a death benefit, except under the Cash Surrender method, or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

Market Value Adjustment

If permitted under the laws of your state, we will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) ÷ (1 + J + b)](N/12) - 1

where:

I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J
is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b
is a factor that currently is 0%, but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and/or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $50 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

We will not charge the Account Fee if:

●	your Account Value has been allocated only to the Fixed Account during the applicable Account Year; or

●	your Account Value is $100,000 or more on your Account Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $50 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge and Distribution Fee

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% of your average daily Variable Account Value during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Participant Accounts and the Variable Account that are not covered by the annual Account Fee.

We also deduct a distribution fee from the assets of the Variable Account at an effective annual rate equal to 0.15% of your average daily Variable Account Value during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for the expenses associated with distributing and issuing the Contracts.

Depending on the amount of expenses that we incur, we expect that we may earn a profit from these charges. If so, we may use the profit for any proper corporate purpose, including paying any other expenses in connection with the Contracts or adding to our corporate surplus.

Mortality and Expense Risk Charge

During the Accumulation Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.05% of your average daily Variable Account Value. If your Purchase Payments or Account Value exceeds $1 million on your Account Anniversary, an amount equal to 0.15% of your Account Value will be credited to your Account on that date and on every subsequent Account Anniversary during the Accumulation Phase. (This credit is paid out of our general account and is the result of cost savings that we expect on larger-sized Contracts.) We assume numerous mortality and expense risks under the Contracts. These risks include, but are not limited to, (1) the risk that arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live; (2) the risk that arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date, including in cases where the death benefit is greater than a Contract's Account Value; (3) the risk that our cost of providing benefits according to the terms of any optional death benefit riders and any optional living benefit riders will exceed the amount of the charges we deduct for those riders; and (4) the risk that the annual Account Fee, the administrative expense charge, and the distribution fee we assess under the Contract may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover our costs resulting from these and other mortality and expense risks, we will bear the loss. If, as we expect, the amount of the charge is more than sufficient to cover such costs, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contract. In setting the rate of this charge, we not only consider our expected mortality and expense risks, but also our objective to earn a profit from the Contracts, after all of the costs, expenses, credits, and benefits we expect to pay in connection with the Contracts.

For Contracts purchased prior to March 5, 2007, the rate of the mortality and expense risk charge is 1.25% (rather than 1.05%), if you were age 76 or older on the Contract's Open Date. Also, during the Income Phase of a Contract, the total insurance charges are at an annual rate of 1.60% of the average daily net value of the Contract invested in the Variable Account, regardless of your age on the Open Date.

Charges for Optional Benefit Riders

If you elect an optional living benefit rider, we will deduct, during the Accumulation Phase, an annual charge from your Account Value. The maximum amount of the charge depends upon the rider you elect as shown in the following chart. (The chart shows the charges for the forms of optional living benefit riders that are currently being offered. For more information about these charges, as well as the charges for forms of optional living benefit riders that are no longer being offered but remain in force under currently outstanding Contracts, please see "FEES AND EXPENSES.")

Riders Currently Available	Maximum Annual Fee

Secured Returns for Life Plus	0.50% of highest Account Value during Account Year*
Income ON Demand Benefit	0.85% of highest Income Benefit Base during Account Year**
Retirement Asset Protector	0.35% of highest Retirement Asset Protector Benefit Base during Account Year***

* If your Secured Returns for Life Plus rider is cancelled, you will continue to pay the charge for the rider until your 7th Account Anniversary.

** The Income Benefit Base is defined under "Determining Your Annual Income Amount and Your Stored Income Balance."

*** The Retirement Asset Protector Benefit Base is defined under "OPTIONAL LIVING BENEFIT RIDER: RETIREMENT ASSET PROTECTOR."

One quarter of the annual rider fee will be deducted on the last valuation day of each Account Quarter, based on the Account Value (for Secured Returns for Life Plus) or other applicable benefit base indicated in the foregoing table (for the other two riders) at that time.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, a charge based on your average daily Variable Account Value depending upon which of the optional death benefit rider(s) you elect. The effective annual percentage rates of these charges are set out below.

Rider(s) You Elect*	% of Variable Account Value
"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%
                         * As defined under "Optional Death Benefits."

Premium Taxes

Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectuses and related Statements of Additional Information.

Modification in the Case of Group Contracts

For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS FOR LIFE PLUSSM

At issue, you may elect to participate in an optional living benefit rider: Secured Returns for Life Plus ("Secured Returns for Life Plus" or a "Benefit"). The Benefit provides a guarantee of a return of your initial Purchase Payment (adjusted for subsequent Purchase Payments and withdrawals), during the accumulation period. (You should note that the benefit does not, in all cases, guarantee payments "for Life." Certain actions you take may reduce, or even exhaust, your benefit.) You may elect the Benefit on or before the Issue Date, provided:

●	the rider is available for sale in both the state where the Contract is sold and in the state where the Owner resides;

●	you limit the allocation of your Purchase Payments and Account Value to the investment options, known as "Designated Funds" that we make available with each rider;

●	the oldest Owner has not attained age 86 on the Open Date;

●	you do not elect the EEB Premier Plus Optional Death Benefit rider; and

●	you do not elect any other optional living benefit rider available under your Contract.

You have the option of choosing between two different payment options under Secured Returns for Life Plus: the Guaranteed Minimum Accumulation Benefit ("AB Plan") and the Guaranteed Minimum Withdrawal Benefit ("WB Plan"). These options are described in detail under captions containing those names.

We use the following definitions to describe how Secured Returns for Life Plus works:

AB Plan Maturity Date:
The date when the AB Plan matures. If you are younger than 85 on the Issue Date, your AB Plan Maturity Date is the later of your 10th Account Anniversary or 10 years from the date of your last step-up. (See "Step-Up.") If you are 85 on the Issue Date, your AB Maturity Date is your maximum Annuity Commencement Date.

Plus 5 Period:	The period of time equal in length to the first 10 Account Years; or, if less than 10 years, the period of time up to the Account Year in which the oldest Contract Owner attains age 80.

Bonus Base:
An amount that is equal to the initial Purchase Payment on the date the Contract is issued, and later is adjusted for any subsequent Purchase Payments, step-ups, and partial withdrawals made during the Plus 5 Period.

Guaranteed Living Benefit Amount (the "GLB amount"):
The minimum amount guaranteed under the Contract while you are participating in the AB Plan. The GLB amount is initially equal to your initial Purchase Payment, which is adjusted for any subsequent Purchase Payments, step-ups, and partial withdrawals. The GLB amount is also used to set the RGLB amount on the date you elect the WB Plan.

Remaining Guaranteed Living Benefit (the "RGLB amount"):
The minimum amount guaranteed if you elected the WB Plan. The RGLB amount equals the GLB amount plus any accrued bonus amount on the date you choose to participate in the WB Plan. This amount will be adjusted for subsequent Purchase Payments, step-ups, bonus amounts, and partial withdrawals.

Guaranteed Living Benefit Base (the "GLB Base"):
A value equal to the RGLB amount on the date you elect to participate in the WB Plan. The GLB Base is adjusted later for any subsequent Purchase Payments, step-ups, bonus amounts, and partial withdrawals. The GLB Base is used to establish the Maximum WB Amount.

Lifetime Income Base:
A value equal to the RGLB amount on the WB Plan election date, if you are age 60 or older on said date. A value equal to the RGLB amount on the Account Anniversary on or immediately following your 59th birthday, if you are less than age 60 on the WB Plan election date. The Lifetime Income Base is adjusted later for any subsequent Purchase Payments, step-ups, bonus amounts, and partial withdrawals. The Lifetime Income Base is used to establish the Maximum WB for Life Amount.

Maximum WB Amount:	The maximum guaranteed amount available for annual withdrawal until your RGLB amount has been reduced to zero. The annual Maximum WB Amount is equal to 5% of the GLB Base.

Maximum WB For Life Amount:
The maximum guaranteed amount available for annual withdrawal during your lifetime. The Maximum WB for Life Amount is equal to 4% or 5% of the current Lifetime Income Base depending upon the age of the Contract Owner on the date of the first withdrawal under the WB Plan or most recent Step-Up Date. If your Contract is co-owned, the age of the oldest co-owner will be used to determine the Maximum WB for Life Amount. (You should be aware that the Maximum WB for Life Amount is not a guaranteed amount. Certain actions you take could reduce the value of your Maximum WB for Life Amount to zero.)

You and Your:
Under this optional living benefit rider, the terms "you" and "your" refer to the oldest Owner or the surviving spouse of the oldest Owner as described under " Death of the Covered Person Under the AB Plan" and "Death of the Covered Person Under the WB Plan." In the case of a non-natural owner, these terms refer to the oldest annuitant.

We also use the following acronyms when discussing the features of Secured Returns for Life Plus:

WB Plan	Guaranteed Minimum Withdrawal Benefit Plan

AB Plan	Guaranteed Minimum Accumulation Benefit Plan

GLB Amount	Guaranteed Living Benefit Amount

RGLB Amount	Remaining Guaranteed Living Benefit Amount

Maximum WB Amount	Maximum Guaranteed Minimum Withdrawal Benefit Amount

Maximum WB for Life Amount	Maximum Guaranteed Minimum Withdrawal Benefit for Life Amount

Secured Returns for Life Plus may not be appropriate for all investors. Before purchasing Secured Returns for Life Plus, you should carefully consider the following:

Secured Returns for Life Plus may be appropriate for investors who:

●	want to protect their initial Purchase Payment from market declines (subsequent purchase payments may not be fully protected).
●	want the option of receiving a steady stream of income for life beginning on your first Account Anniversary after your 59th birthday.
●	are not prepared to decide at issue between participation in the AB Plan and participation in WB Plan.

Secured Returns for Life Plus may be inappropriate for investors who:

●	want multiple owners.
●	want the flexibility to invest in funds other than the "Designated Funds."
●	want the flexibility to withdraw more than a fixed amount each year.

You may combine your Secured Returns for Life Plus rider with any optional death benefit rider other than the EEB Premier Plus rider. Upon annuitization, Secured Returns for Life Plus and any elected optional death benefit rider automatically terminate.

Secured Returns for Life Plus guarantees a return of your initial Purchase Payment regardless of the investment performance of the underlying funds, provided that you comply with certain requirements. The amount guaranteed can be greater than or less than your Account Value. The guaranteed amount can be paid out under a Guaranteed Minimum Accumulation Benefit ("AB") Plan, which provides for a return of your guaranteed amount on the AB Plan Maturity Date, or a Guaranteed Minimum Withdrawal Benefit ("WB") Plan, which provides for a return of your guaranteed amount through periodic withdrawals or, if you meet certain conditions, payments for life.

In addition, Secured Returns for Life Plus includes a bonus feature (called the "Plus 5 Program") that may increase the guaranteed amount under the WB Plan provided no withdrawals are taken during an Account Year. These bonuses will not increase your guaranteed amount under the AB Plan. But we will keep track of any bonuses while you are in the AB Plan and apply them to the WB Plan, if and when you transfer into the WB Plan. The bonuses under the Plus 5 Program are discussed further under "Plus 5 Program."

If you elect Secured Returns for Life Plus, you are automatically enrolled in the AB Plan. At any time, you may elect instead to receive your benefit under the WB Plan, provided that you make the election prior to the earliest of the date your AB Plan matures, Contract's maximum Annuity Commencement Date (the first day of the month following the youngest Annuitant's 95th birthday), and the date you annuitize. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

Designated Funds

To participate in Secured Returns for Life Plus, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the RGLB amount is reduced to zero and the Lifetime Income Base is zero. The only Funds, dollar-cost averaging program options, and asset allocation models that currently qualify as "Designated Funds" are as follows:

Asset Allocation Models	Funds
Conservative Asset Allocation	Fidelity VIP Freedom 2010 Portfolio Service - Class 2
Conservative Moderate Asset Allocation	Fidelity VIP Freedom 2015 Portfolio Service - Class 2
Moderate Asset Allocation	Fidelity VIP Freedom 2020 Portfolio Service - Class 2
Moderate Aggressive Asset Allocation	Fidelity VIP Balanced Portfolio - Service Class 2
Sun Capital Balanced Return Model	MFS®/Sun Life Total Return Series - S Class
Build Your Portfolio	Oppenheimer Balanced Fund/VA - Service Shares

Dollar-Cost Averaging Program Options
6-Month DCA Guarantee Option
12-Month DCA Guarantee Option

One of the asset allocation models that qualifies as a Designated Fund is the portfolio model that applies to our "build your portfolio" program. That portfolio model and the "build your portfolio" program are described in "BUILD YOUR PORTFOLIO" and in "APPENDIX I -- BUILD YOUR PORTFOLIO."

We reserve the right to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change in the Designated Funds, your Account Value will remain in the previously available Designated Funds. However, any future transfers or Purchase Payments you make may only be allocated to the Designated Funds then available.

Guaranteed Minimum Accumulation Benefit ("AB") Plan

Under its terms, the AB Plan matures on the AB Plan Maturity Date. On that date, we will credit your Account Value with any excess of your GLB amount over your Account Value after adjusting for any Contract charges or credits. Any such amount will be allocated on a pro rata basis to all Designated Funds in which you are invested at that time.

Your GLB amount and your Bonus Base are equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for step-ups (described under "Step -Up") and partial withdrawals. If you make one or more subsequent Purchase Payments during the 10-year period, the period will not restart. Rather, the percentage of guaranteed return for each subsequent Purchase Payment after the second Account Anniversary will be reduced depending upon the Account Year in which it was made, as follows:

Account Year in which Purchase Payment was made	Percentage added to the GLB amount and to the Bonus Base
1-2	100%
3-5	85%
6-8	70%
9-10	60%

Note that the timing and amount of subsequent Purchase Payments and withdrawals may significantly affect the total Secured Returns for Life Plus Benefit. In particular, Purchase Payments made after the second Account Year may significantly reduce the value of this Benefit to you.

If your Account Value is greater than your GLB amount on the AB Plan Maturity Date, we will credit your Account Value with an amount equal to the charges you paid for Secured Returns for Life Plus. (See "Refund of Secured Returns for Life Plus Charges Under the AB Plan.") For examples of how we calculate benefits under the AB Plan, see "Appendix H - Secured Returns for Life Plus Benefit Examples."

Guaranteed Minimum Withdrawal Benefit ("WB") Plan

Under the terms of the WB Plan, you are guaranteed a return of your RGLB amount even if your Account Value becomes zero. Each Account Year during which the WB Plan is in effect, you can withdraw up to your Maximum WB Amount until your RGLB amount has been depleted. Once the RGLB amount is reduced to zero, your GLB Base is permanently set to zero as well. However, if you exceed your Maximum WB Amount in any one Account Year, your RGLB and future guaranteed withdrawals will be reduced in the manner described under "Withdrawals Under the Secured Returns for Life Plus Benefit."

The WB Plan also guarantees that, if you have chosen the WB Plan and if you are age 60 or older, you can withdraw up to your Maximum WB for Life Amount every Account Year that you are alive, even if your Account Value has been depleted. If you are younger than age 60, you may withdraw up to your Maximum WB for Life Amount every Account Year after your first Account Anniversary following your 59th birthday. If you exceed your Maximum WB for Life Amount in any one Account Year, the amount of your subsequent guaranteed lifetime withdrawals will be reduced in the manner discussed under "Withdrawals Under the Secured Returns for Life Plus Benefit."

Your Maximum WB Amount is a set dollar amount equal to 5% of your GLB Base. On the day you elect to participate in the WB Plan, we set your RGLB amount to equal your GLB amount as described under "Guaranteed Minimum Accumulation Benefit ("AB") Plan" plus any accrued bonuses. Your GLB Base is also set equal to the RGLB amount on the date you elect to participate in the WB Plan. This value is used to determine your Maximum WB Amount as discussed further below.

To calculate your Maximum WB for Life Amount, we must first determine your Lifetime Income Base. The Lifetime Income Base is an amount equal to the RGLB amount on:

●	the date you elected to participate in the WB Plan if you are age 60 or older on that date, or

●	your first Account Anniversary after your 59th birthday, if you are 59 or younger on the date you elect to participate in the WB Plan.

The Maximum WB for Life Amount will then be calculated, based upon your age on the date of the first withdrawal under the WB Plan, as follows:

Your Age on Date of First Withdrawal under WB Plan	Maximum WB for Life Amount
65 or older	5% of the Lifetime Income Base
64 or younger	4% of the Lifetime Income Base

You are not required to make any withdrawals after you have elected the WB Plan; however, each time you make a withdrawal, we determine whether the withdrawal has exceeded the Maximum WB Amount, the Maximum WB for Life Amount, or both. If you have exceeded the Maximum WB Amount or the Maximum WB for Life Amount, we determine the new maximum amount(s) for future withdrawals. In any one Account Year, withdrawals in excess of your Maximum WB Amount or your Maximum WB for Life Amount may reduce or eliminate your future guaranteed withdrawals, possibly reducing the guaranteed minimum withdrawal benefit to an amount less than the sum of your Purchase Payments. (See "Withdrawals Under the Secured Returns for Life Plus Benefit.")

Provided your RGLB amount and Account Value have not been reduced to zero, any Purchase Payment made after you have elected the WB Plan, and before your fourth Account Anniversary, will increase your RGLB amount, your GLB Base, your Bonus Base, and your Lifetime Income Base each by 100% of such Purchase Payment. Therefore, your Maximum WB Amount will equal 5% of your new GLB Base. Your Maximum WB for Life Amount will equal 4% or 5% of your new Lifetime Income Base, depending upon your age on the date of your first withdrawal under the WB Plan as shown in the above chart or your most recent "Step-Up Date," described under "Step-Up." Under the WB Plan, after your fourth Account Anniversary, you may not make any additional Purchase Payments unless your benefit under the rider has been cancelled, terminated, or revoked. After the fourth Account Anniversary, any Purchase Payments submitted by an Owner while participating in the WB Plan will be treated as "Not in Good Order" and returned to the Owner, unless the Owner instructs us to terminate his participation in the rider.

For examples of how we calculate benefits under the WB Plan, see "Appendix H - Secured Returns for Life Plus Benefit Examples."

     Plus 5 Program

The Plus 5 Program gives you the opportunity to increase your Secured Returns for Life Plus benefit if you defer taking withdrawals. That is to say, if you have selected the Benefit and you do not take any withdrawals in the early Account Years, you will be able to take larger withdrawals in the later Account Years. Under Secured Returns for Life Plus, the Plus 5 Program is automatically available to you during your first 10 Account Years (the "Plus 5 Period"). However, if you are 70 or older on the Issue Date, the Plus 5 Period ends on your 80th birthday. Under the Plus 5 Program, if you do not take any withdrawals during any one or more Account Years, we will automatically calculate a bonus based upon your initial Purchase Payment (the "Bonus Base") and adjusted for additional Purchase Payments, step-ups, and partial withdrawals. Although we calculate the amount of your bonus each year regardless of whether you are participating in the AB Plan or the WB Plan, you can benefit from any bonus amount only if you choose to participate in the WB Plan, as follows:

●
Assume you are participating in the AB Plan. Under this Plan, you only have the potential for increasing the amount of your withdrawals in later Account Years. For each year you do not take a withdrawal during the Plus 5 Period, we will calculate a bonus equal to 5% of your Bonus Base and add it to an existing accrued bonus amount. The bonuses you earn will accumulate but will not increase your Account Value, your GLB amount, or any guarantee payments you receive under the AB Plan. If you choose to switch to the WB Plan, that potential for larger withdrawals will be realized. When you switch to the WB Plan, we will set your RGLB amount to equal your GLB amount plus any bonuses accumulated under your Contract while you were participating in the AB Plan.

●
Assume you are participating in the WB Plan. Under this Plan, the potential for larger withdrawals will be realized. Each year you do not take a withdrawal during the Plus 5 Period, we will not only calculate a bonus equal to 5% of your Bonus Base, but we will add that bonus to your RGLB amount on your Account Anniversary. In this way, your withdrawals under the WB Plan will be larger in the later years than they would have been without the Plus 5 Program. Each time we add a bonus to the RGLB amount, we will also recalculate your GLB Base and Lifetime Income Base as described below.

After the addition of any bonus, your new GLB Base will be the greater of:

●	your GLB Base prior to the addition of the amount of any bonus, and

●	your RGLB amount after the addition of any applicable bonus.

If your age is within our age limitations, we will calculate a new Lifetime Income Base. Your new Lifetime Income Base will be equal to the greater of:

●	your Lifetime Income Base prior to the addition of the bonus amount, and

●	the lesser of:

●	your RGLB amount after the addition of the bonus amount, and

●	your previous Lifetime Income Base plus the addition of any bonus amount.

While you are participating in the AB Plan during the Plus 5 Period, any bonuses that apply to your Contract will only accumulate and will not increase your GLB amount or any guarantee payments you receive under the AB Plan. However, for each Account Year that you do not take a withdrawal during the Plus 5 Period, the bonus will be calculated and added to the existing accrued bonus amount. Before taking a withdrawal during the Plus 5 Period, you should carefully consider the negative effect this will have on your Plus 5 bonuses.

When and if you elect to participate in the WB Plan, your RGLB amount is set equal to your GLB amount plus any bonuses accumulated under your Contract while you were participating in the AB Plan. Your accrued bonus amount will then be set at zero. Any future bonus amounts, if applicable, while you are participating in the WB Plan, will be added each year, as described above.

Bonuses under the Plus 5 Program do not increase your Account Value; you can benefit from any such bonus only if you choose the WB Plan.

Cost of the Secured Returns for Life Plus Benefit

Unlike other Contract charges, the charge for Secured Returns for Life Plus will not be calculated as a percentage of average daily net assets as described under "Variable Accumulation Unit Value." Instead, the charge for the Benefit will be made as a specific deduction from the Account Value, taken on the last valuation day of the Account Quarter. The charge per year for Secured Returns for Life Plus is currently equal to 0.50% of your Account Value . The quarterly charge will be determined by multiplying the Account Value at the end of the Account Quarter by 0.00125. (See "Appendix H - Secured Returns for Life Plus Benefit Examples.") The specific amount of the quarterly charge will be reflected on your quarterly account statement. The maximum charge you can pay for Secured Returns for Life Plus in any one Account Year is equal to 0.50% of the highest Account Value at any point in that Account Year.

We will continue to deduct this charge until:

●	you annuitize or

●	under the provisions of Secured Returns for Life Plus;

●	your benefit matures;

●	your benefit is revoked (see "Revocation of the Secured Returns for Life Plus Benefit"); or

●	your RGLB amount and your Lifetime Income Base are both reduced to zero under the WB Plan.

Cancellation of the Benefit (caused by a transfer out of the Designated Funds, a Purchase Payment allocation to a non-Designated Fund, or an assignment) will not terminate the charge, until the 7th Account Anniversary. (See "Cancellation of the Secured Returns for Life Plus Benefit.")

Withdrawals Under the Secured Returns for Life Plus Benefit

All withdrawals under Secured Returns for Life Plus are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge.") In addition, any withdrawals you take under Secured Returns for Life Plus will reduce the value of your benefit under the rider. Such withdrawals affect your benefit differently depending upon whether you are participating in the AB Plan or the WB Plan. In either case, however, a withdrawal may reduce the value of the Benefit by an amount greater than the amount of the withdrawal.

Assume you are participating in the AB Plan. Any withdrawals you make will reduce the dollar value of your benefit under this rider proportionally to the amount withdrawn. For example, after a partial withdrawal, the new GLB amount will equal

old GLB amount	X	Account Value immediately after partial withdrawal Account Value immediately before partial withdrawal

Therefore, on your AB Maturity Date, instead of crediting your Account Value with the full amount of your benefit, we will reduce the amount we credit proportionally to the amount withdrawn. We will also proportionally reduce your Bonus Base and any accrued bonuses using a similar calculation. (See "Appendix H - Secured Returns for Life Plus Benefit Examples.") However, as discussed in detail under "Plus 5 Program," even though the Bonus Base and accrued bonuses are calculated while you are in the AB Plan, you can benefit from any bonus amount only if you choose to participate in the WB Plan.

Assume you are participating in the WB Plan and you want to receive the full amount of your guaranteed benefit over a period of years. To maximize your guaranteed benefit, you may withdraw no more than a specified amount each year. In other words, each year, you may withdraw no more than your Maximum WB Amount. Your guaranteed benefit amount (the RGLB amount) will be reduced dollar for dollar, but your Maximum WB Amount will remain unchanged. In other words, you will be able to take the same maximum amount each year until your guaranteed benefit amount is completely withdrawn.

If, however, in any one Account Year, you withdraw more than the current Maximum WB Amount, the dollar value of your guaranteed benefits will be reduced and the amount of each future annual guaranteed withdrawal will be less. Here is how we calculate the benefit reduction. Your new RGLB amount will be the lesser of:

●	your previous RGLB amount, reduced dollar for dollar by the amount of the withdrawal, and

●	your Account Value after the withdrawal.

Your new GLB Base will be the lesser of:

●	your previous GLB Base reduced dollar for dollar by the amount of the excess withdrawal, and

●	your Account Value after the withdrawal.

Your new Bonus Base will be the lesser of:

●	your previous Bonus Base reduced dollar for dollar by the amount of the excess withdrawal, and

●	your Account Value after the withdrawal.

Your new Maximum WB Amount will be 5% of your new reduced GLB Base. Going forward, this will be the maximum amount that you can withdraw annually without further reducing your benefit.

The Maximum WB Amount is not cumulative. If you withdraw less than the Maximum WB Amount in any one Account Year, you cannot add that unused portion to withdrawals made in future years to increase the Maximum WB Amount.

Assume you are participating in the WB Plan and, instead, you want to receive a guaranteed annual amount for the rest of your life. To maximize your guaranteed benefit, you may withdraw no more than a specified amount each year. Under this scenario, you may withdraw no more than your Maximum WB for Life Amount. Your guaranteed benefit amount (the RGLB amount) will be reduced dollar for dollar, but your Maximum WB for Life Amount will remain unchanged. In other words, you will be able to take the same maximum amount each year as long as you are alive, subject to the other terms and conditions described herein.

If, however, in any one Account Year, you withdraw more than the current Maximum WB for Life Amount, the dollar value of your guaranteed benefits will be reduced and the amount of each future annual guaranteed withdrawal will be less. Here is how we calculate the benefit reduction. Your new Lifetime Income Base will be the lesser of

●	your previous Lifetime Income Base reduced dollar for dollar by the amount of the excess withdrawal, and

●	the Account Value after the withdrawal.

A new Maximum WB for Life Amount will be determined based upon your age on the date of the first withdrawal under the WB Plan (or your age on the most recent "Step-Up Date," if later) as follows:

Your Age on the later of Date of First Withdrawal under WB Plan or Most Recent Step-Up Date	New Maximum WB for Life Amount
65 or older	5% of the new Lifetime Income Base
64 or younger	4% of the new Lifetime Income Base

The Maximum WB for Life Amount is not cumulative. That is to say, the unused portion in any Account Year cannot be applied in future years to increase the Maximum WB for Life Amount.

In general when participating in the WB Plan, you should keep the following in mind:

●	A withdrawal in excess of the Maximum WB Amount or the Maximum WB for Life Amount might reduce or eliminate your Secured Returns for Life Plus Benefits.

●
If your Account Value drops to zero and, in the same year, you withdraw more than your Maximum WB Amount or your Maximum WB for Life Amount, your benefits under Secured Returns for Life Plus will terminate.

●
If your Account Value drops to zero but you did not, in the same year, withdraw more than your Maximum WB Amount or your Maximum WB for Life Amount, your benefits under Secured Returns for Life Plus will continue. However, no subsequent Purchase Payment will be accepted, no death benefit or annuity benefits will be payable, and all benefits under your Contract, except the right to continue annual withdrawals under this rider, will terminate. You will have two choices:

(1)
You could choose to receive the Maximum WB for Life Amount, if any, until you die. In that case, after your death, your beneficiary receives the Maximum WB Amount until the RGLB amount, if any, is reduced to zero; or

(2)	You (or your beneficiary if you have died) could choose to receive the Maximum WB Amount until the RGLB amount, if any, is reduced to zero.

If you do not make a choice, we will default you to option 1.

For examples showing how withdrawals affect your benefits under the WB Plan, see "Appendix H - Secured Returns for Life Plus Benefit Examples."

Annuitization Under the WB Plan

Under the WB Plan, if your Account Value is greater than zero on the maximum Annuity Commencement Date, you may annuitize your Contract rather than receiving periodic payments under the WB plan. If no prior election to annuitize is on file with the Company, on the maximum Annuity Commencement Date you may elect to:

●	annuitize the Contract as described under "THE INCOME PHASE - ANNUITY PROVISIONS";

●	surrender your Contract;

●	receive the Maximum WB Amount each year until the RGLB amount is reduced to zero; or

●	receive the Maximum WB for Life Amount each year until an Owner dies and, thereafter, allow the beneficiary to receive the Maximum WB Amount until the RGLB amount, if any, is reduced to zero.

Regardless of whether you elect to annuitize, surrender or receive payments under the WB plan, all other Contract benefits, including the Death Benefit, will terminate on the Annuity Commencement Date. If you fail to make an election, we may automatically annuitize your Contract and provide a life annuity with 120 monthly payments certain.

Cancellation of the Secured Returns for Life Plus Benefit

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If, however, you transfer some or all of your Account Value out of the Designated Funds, the Secured Returns for Life Plus benefits will be automatically cancelled. Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns for Life Plus benefits will be cancelled.

An assignment of ownership of the Contract will also cancel Secured Returns for Life Plus.

Once Secured Returns for Life Plus has been cancelled, it cannot be reinstated. After cancellation of the benefits, you will continue to pay the annual charge for Secured Returns for Life Plus until your 7th Account Anniversary.

Revocation of the Secured Returns for Life Plus Benefit

Anytime after your 7th Account Anniversary, you may revoke Secured Returns for Life Plus. Once revoked, Secured Returns for Life Plus may not be reinstated. After Secured Returns for Life Plus has been revoked, all benefits and charges will end.

Step-Up

On or after your first Account Anniversary, you may elect to increase your guaranteed amount to your then current Account Value. Currently, this step-up election may be made on any day after your first Account Anniversary. (We reserve the right to require step-up elections to occur only within 30 days following the first or any subsequent Account Anniversary.)

If you are participating in the AB Plan, on the day we receive your step-up election notice in good order (the "Step-Up Date"), we will increase your GLB amount and Bonus Base to an amount equal to your Account Value on the Step-Up Date, if eligible. If you elect to step-up, at least 1 full year from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up if:

●	your current Account Value is greater than the current GLB amount, and

●	your Account Value is $5,000,000 or less on your Step-Up Date.

If you are participating in the WB Plan on the Step-Up Date, we will step up your GLB Base, your Bonus Base, your RGLB amount, and your Lifetime Income Base to an amount equal to your Account Value on the Step-Up Date, if eligible. If you elect to step-up, at least 1 full year from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up if:

●	your current Account Value is greater than the current GLB Base and the current Lifetime Income Base, and

●	your Account Value is $5,000,000 or less on your Step-Up Date.

For purposes of determining the above $5,000,000 limits, we reserve the right to aggregate your Account Value with the account values of all other Sun Life variable annuity contracts you own.

If you are in the AB Plan, your Step-Up Date must be at least 10 years prior to your maximum Annuity Commencement Date. If you have selected an Annuity Commencement Date that is prior to the maximum Annuity Commencement Date but is less than 10 years after your Step-Up Date, we will automatically extend your Annuity Commencement Date to equal your AB Plan Maturity Date.

Without a step-up, your benefit under the AB Plan will "mature" on the 10th Account Anniversary (the date we credit your Account with any excess of your GLB amount over your Account Value or refund your Secured Returns for Life Plus Rider charge, i.e. the "AB Plan Maturity Date"). If you elect to step-up your GLB amount, the term of your benefit under the AB Plan will change. After you make a step-up election, your benefit under the AB Plan will mature 10 years from the Step-Up Date, unless you elect the WB Plan any time before the AB Plan matures. (See "Appendix H - Secured Returns for Life Plus Benefit Examples.") Accrued bonus amounts after step-up under the AB Plan will be equal to the greater of:

●	the accrued bonus amount before step-up less the difference between the GLB amount after and before step-up, and

●	zero.

Thus, a step-up while the AB Plan is in effect will cause a reduction in the amount of any accrued bonuses.

Following your step-up election, the rider fee will be changed to an amount equal to the Secured Returns for Life Plus fee charged on newly issued Contracts at that time. This fee may be higher than your current fee as set forth under "Cost of the Secured Returns for Life Plus Benefit." If we are no longer issuing new Contracts with the Secured Returns for Life Plus Rider, then the rider fee after the step-up will be set by us, based upon current market conditions at the time of the step-up.

If you have been receiving benefits under the WB Plan, a step-up will change your Maximum WB Amount and your Maximum WB for Life Amount. Your Step-Up Date must be a date prior to your maximum Annuity Commencement Date. After the step-up, your Maximum WB Amount will be 5% of the new GLB Base, and your Maximum WB for Life Amount will be 4% or 5% of your new Lifetime Income Base depending upon your age. If you are 65 or older on the Step-Up Date and your Maximum WB for Life Amount has been equal to 4% of your GLB Base, your Maximum WB for Life Amount will be increased to 5% of your GLB Base. Note that, if you step-up in a particular Account Year, any withdrawals previously made in that Account Year are applied against your new Maximum WB Amount and your new Maximum WB for Life Amount. (See "Appendix H - Secured Returns for Life Plus Benefit Examples.")

If your benefit is under the AB Plan, at the time of step-up, you can still change to the WB Plan at a later date, subject to the applicable age restrictions described under "Guaranteed Minimum Withdrawal Benefit ('WB') Plan". (See "Appendix H - Secured Returns for Life Plus Benefit Examples.")

Subsequent Purchase Payments After a Step-Up

Under the WB Plan, any subsequent Purchase Payment will increase, on a dollar for dollar basis, the RGLB amount, the GLB Base, the Bonus Base, and the Lifetime Income Base, if applicable. After your fourth Account Anniversary, if you are participating in the WB Plan, subsequent Purchase Payments are not allowed.

Under the AB Plan, after your step-up election, any subsequent Purchase Payment will increase the GLB amount and the Bonus Base under your AB Plan by a specified percentage of the subsequent Purchase Payment. The percentage guaranteed depends upon the "Step-Up Year" in which the Payment was made. (A "Step-Up Year" is the 365-day period (366, if a leap year) commencing on your Step-Up Date.) The example below illustrates how we determine the percentage guaranteed after a subsequent Purchase Payment:

Assume you purchased a Contract on July 1, 2005, and elected to step-up your Contract on October 1, 2010. Under the AB Plan that you have elected, your benefit matures on October 1, 2020. For any subsequent Purchase Payments you make, your GLB amount and your Bonus Base would increase by the following percentages of such Purchase Payments:

Step-Up Year	Payments Made Between	Percentage Added to the GLB amount and the Bonus Base
1	10/02/10 - 10/01/11	100%
2	10/02/11 - 10/01/12	100%
3	10/02/12 - 10/01/13	85%
4	10/02/13 - 10/01/14	85%
5	10/02/14 - 10/01/15	85%
6	10/02/15 - 10/01/16	70%
7	10/02/16 - 10/01/17	70%
8	10/02/17 - 10/01/18	70%
9	10/02/18 - 10/01/19	60%
10	10/02/19 - 10/01/20	60%

Thus, only 70% of a subsequent Purchase Payment made on October 2, 2015 would be guaranteed, whereas 85% of a subsequent Purchase Payment made on October 1, 2015 would be guaranteed. It may be to your disadvantage to make any such Purchase Payments that increase the GLB amount by less that 100% of the payment.

Renewal of the Secured Returns for Life Plus Benefit

If you elect to participate in the AB Plan and you remain in the Plan until it matures, you may elect to renew your participation in Secured Returns for Life Plus, provided that we are still offering the Benefit to new Owners. Upon renewal, the annual charge for participation in the Benefit will be extended under the terms and conditions applicable to new Owners at that time. If renewal in the Secured Returns for Life Plus Benefit is not available, or is available but you make no election to renew your participation in the Benefit, all further benefits under Secured Returns for Life Plus will be discontinued. We reserve the right to stop offering the Secured Returns for Life Plus Benefit to new Owners. If we do so, renewals will no longer be available.

Once you elect to participate in the WB Plan, you may not renew your participation in Secured Returns for Life Plus.

Refund of Secured Returns for Life Plus Charges Under the AB Plan

If your Contract remains in the AB Plan until the AB Plan Maturity Date, and the Account Value is greater than or equal to the GLB amount, then we will refund the charges you have paid for Secured Return for Life Plus ("Refund Amount") by crediting the Refund Amount to your Account Value. The Refund Amount will be allocated on a pro rata basis to the Designated Funds in which you are invested on such AB Plan Maturity Date. No refund of the Secured Returns for Life Plus rider charges will be made if you change from the AB Plan to the WB Plan.

Death of the Covered Person Under the AB Plan

If you die while participating in the AB Plan, all benefits and charges under Secured Returns for Life Plus will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary and elects to continue the Contract. In that case, your surviving spouse has three options under the Contract (assuming that the rider is available to new Owners at the time of election and the surviving spouse meets certain eligibility requirements).

(1)
Your spouse can automatically continue in the AB Plan even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") The charges under Secured Returns for Life Plus will be assessed against the enhanced Account Value. The GLB amount, however, will not be reset.

(2)
Your surviving spouse can elect to switch to the WB Plan; however, such election must be made prior to the earliest of annuitization, the maximum Annuity Commencement Date, and the scheduled AB Plan Maturity Date. The same WB Plan benefits will apply, except the surviving spouse will not be entitled to receive lifetime withdrawal benefits under the original optional living benefit rider.

(3)
Your surviving spouse can elect to participate in a new Secured Returns for Life Plus rider on the original Contract and, thus, be eligible to receive lifetime withdrawal benefits. If the surviving spouse makes such election: (a) the rider charge will be equal to the rider charge on newly issued Contracts; (b) the GLB amount and the Bonus Base will be equal to the Account Value after the death benefit has been credited; and (c) the spouse will be enrolled in the AB Plan. If the spouse elects to switch to the WB Plan, the GLB Base and the RGLB amount will be the GLB amount on the date the spouse elected to participate in the WB Plan. The Lifetime Income Base will be the RGLB amount on:

●	the date the surviving spouse elected to participate in the WB Plan, if the spouse is age 60 or older on that date, or

●	the Account Anniversary after the surviving spouse reaches age 59, if the spouse is 59 or younger on the date of the WB Plan Election.

If the Contract is not continued by your surviving spouse following your death while participating in the AB Plan, your Beneficiary may elect any available option under the Death Benefit provisions of the Contract.

Death of the Covered Person Under the WB Plan

If you die while participating in the WB Plan, your Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract or, alternatively, to receive the Maximum WB Amount on an annual basis until the RGLB amount has been reduced to zero. If your surviving spouse is the sole Beneficiary and elects to continue the Contract, your spouse has two additional options under the Contract:

(1)
Your surviving spouse can automatically continue to participate in the WB Plan, but lifetime withdrawal benefits will not be available to your spouse. All other benefits under the WB Plan will continue, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") The charges under Secured Returns for Life Plus will be assessed against the enhanced Account Value. The RGLB amount, however, will not be reset.

(2)
Your surviving spouse can elect to participate in a new Secured Returns for Life Plus rider on the original contract (subject to the terms and conditions described under " Death of the Covered Person Under the AB Plan") and, thus, be eligible to receive lifetime withdrawal benefits.

Certain Tax Considerations

Certain tax considerations may be important to you in connection with a living benefit rider, such as Secured Returns for Life Plus. For a discussion of some of these considerations, please refer to "TAX ISSUES UNDER OPTIONAL LIVING BENEFIT RIDERS" and "TAX CONSIDERATIONS - Impact of Optional Death Benefit and Optional Living Benefit Riders."

OPTIONAL LIVING BENEFIT RIDER: Income ON DemandSM BENEFIT

On or before the Issue Date, you may elect to participate in an optional living benefit rider known as the Income ON Demand Benefit (the "Income ON Demand Benefit" or "Income ON Demand Rider"). To describe how the Income ON Demand Benefit works, we use the following definitions:

Income ON Demand Coverage Date:	Your Issue Date if you are at least age 55 at issue, otherwise the first Account Anniversary following your 55th birthday.

Annual Income Amount:	The amount added to your Stored Income Balance on each Account Anniversary beginning on the Income ON Demand Coverage Date; it is equal to 5% of your Income Benefit Base on the date of crediting.

Stored Income Balance:	The amount you may withdraw at any time after age 59 ½ without reducing the Benefit.

Income Benefit Base:	The amount used to calculate your Annual Income Amount and your cost for the Income ON Demand Benefit.

You and Your:
Except as specifically noted under "Joint Life Coverage," the terms "you" and "your" refer to the oldest Participant or the surviving spouse of the oldest Participant, as described under " Death of the Covered Person Under the Income ON Demand Benefit." In the case of a non-natural Participant, these terms refer to the oldest annuitant.

The Income ON Demand Benefit may not be appropriate for all investors. Before purchasing the Income ON Demand Benefit, you should carefully consider the following:

The Income ON Demand Benefit may be appropriate for investors who:

●	want a steady stream of income for life beginning at age 59½.
●	want the flexibility to store income for later years, rather than having to take a specified percentage every year.
●	want to start accruing benefits by storing income as early as age 55 and who can wait until age 59½ to begin receiving that income.

The Income ON Demand Benefit may be inappropriate for investors who:

●
anticipate the need for excess withdrawals (i.e., withdrawals in excess of those permitted annually under the terms of the Income ON Demand Benefit) or early withdrawals (i.e., withdrawals prior to age 59½).

●	want the flexibility to invest in funds other than the "Designated Funds."
●	are significantly younger than 55 on the Issue Date, because the Income ON Demand Benefit does not begin to accrue lifetime benefits until you are age 55.
●	are invested in contributory plans, because the Income ON Demand Benefit prohibits any Purchase Payments after the first Account Anniversary.

You may elect to participate in the Income ON Demand Benefit, provided that:

●	the rider is available for sale both in the state where the Contract is sold, and in the state where the Owner resides;

●
neither the oldest Participant nor the oldest Annuitant has attained age 86 on or before the date we receive your application in good order (in the case of a non-natural Participant, the oldest Annuitant has not attained age 86 on or before that date);

●	you limit the allocation of your Purchase Payments and Account Value to the investment options, known as "Designated Funds," that we make available with the Income ON Demand Benefit;

●	you do not elect the EEB Premier Plus Optional Death Benefit rider; and

●	you do not elect any other optional living benefit rider available under your Contract.

The Income ON Demand Benefit allows you to withdraw a guaranteed amount each year, beginning at age 59½, until the death of any Participant if single-life coverage is elected (or until the death of both the Participant and the Participant's spouse if joint-life coverage is elected), regardless of the investment performance of the Funds, provided that you comply with certain requirements. The amount you can withdraw, in any one year, is based on 5% of your Income Benefit Base. Any amount that you do not withdraw in a given year will be stored in the Stored Income Balance and can be used for later withdrawals. The amount you can withdraw each year can be increased or decreased as described under "Determining Your Stored Income Balance."

In addition, if you make no withdrawals during the first 10 Account Years, regardless of your age on the Issue Date, we will credit to your Account Value an amount equal to the excess, if any, of your total Purchase Payments over your then Account Value. If you are participating in the Income ON Demand Benefit, you may not make Purchase Payments after the first year following your Issue Date.

You also have the option of choosing between single-life coverage and joint-life coverage. These options are described in greater detail under "Joint-Life Coverage."

Determining Your Income Benefit Base

On the Issue Date, we set your Income Benefit Base equal to your initial Purchase Payment. Thereafter, your Income Benefit Base is:

●	decreased following any withdrawals you take prior to becoming age 59½;

●	decreased following any withdrawals you take after becoming age 59½, if such withdrawal is in excess of the Stored Income Balance at the time of the withdrawal;

●	increased by any step-ups as described under "Step-Up Under the Income ON Demand Benefit";

●
increased to the extent you exercise your one-time option to use any amount of your Stored Income Balance to increase your Income Benefit Base, as described under "How the Income ON Demand Benefit Works"; and

●	increased by any subsequent Purchase Payments you make during the first year following the Issue Date.

Determining Your Stored Income Balance

On the Income ON Demand Coverage Date, your Stored Income Balance will equal your Annual Income Amount (i.e., 5% of your Income Benefit Base on that Date). After the initial Stored Income Balance has been set, your Stored Income Balance

●	increases by 5% of any subsequent Purchase Payments you make during the first year following the Issue Date,

●	increases on each Account Anniversary by the amount of your Annual Income Amount determined on that Anniversary,

●	decreases by the amount of any withdrawals you take, and

●	decreases by the amount you use in exercising your "one-time" option to increase your Income Benefit Base (described under "How the Income ON Demand Benefit Works").

How the Income ON Demand Benefit Works

Under the terms of the Income ON Demand Benefit, you can take withdrawals up to the amount of your Stored Income Balance at any time, subject to the terms and conditions discussed below. If your Account Value is reduced to zero, as long as your Income Benefit Base is greater than zero, you will receive an amount equal to your Annual Income Amount every year of your life unless you choose to cancel the Rider. Although your Stored Income Balance will begin accumulating on the Income ON Demand Coverage Date, you may not begin withdrawing your Stored Income Balance until you are (or, for joint-life coverage, the youngest Participant is) at least age 59½ without reducing your Income Benefit Base. You can continue to withdraw your Stored Income Balance until your Annuity Commencement Date.

Note that the timing and amount of your withdrawals may significantly decrease your total Income ON Demand Benefit, as described further under "Withdrawals Under the Income ON Demand Benefit" and "Tenth-Year Credit." Note also that investing in any Funds, other than the "Designated Funds," will cancel the Income ON Demand Benefit as described under "Cancellation of the Income ON Demand Benefit."

Your Stored Income Balance can be used in two ways. You can withdraw all or a portion of your Stored Income Balance through partial withdrawals, or you can use all or a portion of your Stored Income Balance to effect a "one-time" increase of your Income Benefit Base.

Withdrawals from your Stored Income Balance can be taken at any time after age 59½ without affecting your Income Benefit Base. If, at any time prior to your Annuity Commencement Date, you make a withdrawal that does not exceed your Stored Income Balance:

●	your Stored Income Balance will be decreased by the amount withdrawn in that Account Year, and

●	the withdrawal will not be subject to surrender charges.

You also have the option to use all or a portion of your Stored Income Balance to increase your Income Benefit Base. This option allows you to increase your future Annual Income Amount. This option may be exercised only once and must occur prior to your Annuity Commencement Date and prior to the later of your tenth Account Anniversary and the Account Anniversary following your 65th birthday. If you choose to use any portion of your Stored Income Balance to increase your Income Benefit Base:

●	your Stored Income Balance will be decreased by the amount used;

●	the amount of Stored Income Balance used will be added to your Income Benefit Base; and

●	your Annual Income Amount will be reset on your next Account Anniversary to equal 5% of the then Income Benefit Base.

After you exercise this "one-time" option, your new Annual Income Amount will be added to your Stored Income Balance on each Account Anniversary, unless and until there is another occurrence (as noted in this section) that changes your Annual Income Amount.

Here is an example of how the Income ON Demand Benefit works.

Assume that you are age 60 when your Contract is issued with an initial Purchase Payment of $100,000. Assume you elected to participate in the Income ON Demand Benefit. Your Income Benefit Base is equal to your initial Purchase Payment on your Issue Date. Your Annual Income Amount is $5,000 (5% of your Income Benefit Base). Therefore, $5,000 will be added each year to your Stored Income Balance.

Year	Annual Income Amount		Stored Income Balance
	(Amount Added to Stored Income Balance)		(Cumulative Balance if No Withdrawals Taken)

1	$5,000	→	$5,000
2	$5,000	→	$10,000
3	$5,000	→	$15,000
4	$5,000	→	$20,000
5	$5,000	→	$25,000
6	$5,000	→	$30,000
7	$5,000	→	$35,000
8	$5,000	→	$40,000
9	$5,000	→	$45,000
10	$5,000	→	$50,000

Assume that, immediately prior to your tenth Account Anniversary, you decide to use the full amount of your Stored Income Balance ($50,000) to increase your Income Benefit Base. Your Income Benefit Base will be increased to $150,000. Your Annual Income Amount will be $7,500 (5% of your Income Benefit Base). Therefore $7,500 will be added each year to your Stored Income Balance.

Year	Annual Income Amount		Stored Income Balance
	(Amount Added to Stored Income Balance)		(Cumulative Balance if No Withdrawals Taken)

11	$7,500	→	$7,500
12	$7,500	→	$15,000
13	$7,500	→	$22,500
14	$7,500	→	$30,000
15	$7,500	→	$37,500

Assume instead that you decide to take a lump sum withdrawal of $50,000, thus depleting your Stored Income Balance. Your Income Benefit Base will remain at $100,000. Your Annual Income Amount remains at $5,000 (5% of your Income Benefit Base). Therefore $5,000 will be added each year to your Stored Income Balance.

Year	Annual Income Amount		Stored Income Balance
	(Amount Added to Stored Income Balance)		(Cumulative Balance if No Additional Withdrawals)

11	$5,000	→	$5,000
12	$5,000	→	$10,000
13	$5,000	→	$15,000
14	$5,000	→	$20,000
15	$5,000	→	$25,000

Withdrawals Under the Income ON Demand Benefit

     Withdrawals After Age 59½

Starting at age 59½, you may take annual withdrawals up to your Stored Income Balance without affecting your Income ON Demand Benefit. These withdrawals will reduce your Stored Income Balance dollar for dollar, but will not change your Income Benefit Base. Withdrawals taken after you reach age 59½ are subject to withdrawal charges only to the extent they are in excess of the greatest of:

●	the free withdrawal amount permitted under your Contract,

●	your Stored Income Balance, or

●	your yearly Required Minimum Distribution Amount (subject to conditions discussed under "Tax Issues Under the Income ON Demand Benefit").

Here is an example of a partial withdrawal that does not exceed your Stored Income Balance.

Using the facts of the first example, assume that, immediately prior to your tenth Account Anniversary, you decide to take a lump sum withdrawal of $30,000 from the $50,000 in your Stored Income Balance, thus reducing your Stored Income Balance to $20,000. Your Income Benefit Base will remain at $100,000. Your Annual Income Amount will remain at $5,000 (5% of your Income Benefit Base). Therefore $5,000 will be added each year to your Stored Income Balance.

Year	Annual Income Amount		Stored Income Balance
	(Amount Added to Stored Income Balance)		(Cumulative Balance if No Additional Withdrawals)

11	$5,000	→	$25,000
12	$5,000	→	$30,000
13	$5,000	→	$35,000
14	$5,000	→	$40,000
15	$5,000	→	$45,000

     Excess Withdrawals

If you take a withdrawal that exceeds your Stored Income Balance (or your Required Minimum Distribution Amount, if higher), your Income Benefit Base will be reset to equal the lesser of:

●
the Income Benefit Base prior to the withdrawal reduced dollar for dollar by the amount of the withdrawal in excess of the Stored Income Balance (or your yearly Required Minimum Distribution Amount, if higher), and

●	the Account Value after the withdrawal.

Your Annual Income Amount will be recalculated based on the reduced Income Benefit Base. Here is an example of a withdrawal that exceeds your Stored Income Balance, thus reducing future Annual Income Amounts even if the market has performed well.

Using the facts of the first example, assume that, immediately prior to your tenth Account Anniversary, you decide to take a lump sum payment of $60,000 thus exceeding your Stored Income Balance of $50,000. Assume also that your Account Value immediately prior to the withdrawal is $120,000. Your Income Benefit Base will be reset to the lesser of (a) your old Income Benefit Base reduced by the excess of your withdrawal over the Stored Income Balance [$100,000 - ($60,000 - $50,000) = $90,000)] or (b) your new Account Value after the withdrawal ($120,000 - $60,000 = $60,000) or $60,000. Your new Annual Income Amount will be $3,000 (5% of your Income Benefit Base). Therefore $3,000 will be added each year to your Stored Income Balance.

Year	Annual Income Amount		Stored Income Balance
	(Amount Added to Stored Income Balance)		(Cumulative Balance if No Additional Withdrawals)

11	$3,000	→	$3,000
12	$3,000	→	$6,000
13	$3,000	→	$9,000
14	$3,000	→	$12,000
15	$3,000	→	$15,000

Excess withdrawals taken in a down market could even more severely reduce your Income ON Demand Benefit. Here is an example of an excess withdrawal taken after the investment performance of the underlying funds has reduced your Account Value:

Using the facts of the preceding example, assume that your Account Value immediately prior to the withdrawal is $80,000. Your Income Benefit Base will be reset to equal the lesser of (a) your previous Income Benefit Base reduced by the excess of your withdrawal over the Stored Income Balance [$100,000 - ($60,000 - $50,000) = $90,000)] and (b) your Account Value immediately after the withdrawal ($80,000 - $60,000 = $20,000) or $20,000. Your new Annual Income Amount will be $1,000 (5% of your Income Benefit Base). Therefore, only $1,000 will be added each year to your Stored Income Balance.

Year	Annual Income Amount		Stored Income Balance
	(Amount Added to Stored Income Balance)		(Cumulative Balance if No Additional Withdrawals)

11	$1,000	→	$2,000
12	$1,000	→	$3,000
13	$1,000	→	$4,000
14	$1,000	→	$5,000
15	$1,000	→	$6,000

     Withdrawals Prior to Age 59½ (Early Withdrawals)

All withdrawals taken before age 59½, including any "free withdrawal amounts," will be treated as excess withdrawals and the Income Benefit Base will be reset to equal the lesser of:

●	the Income Benefit Base prior to the withdrawal reduced dollar for dollar by the amount of the withdrawal, and

●	the Account Value after the withdrawal.

In addition, withdrawals prior to age 59½ will also be subject to withdrawal charges, to the extent such withdrawals are in excess of the "free withdrawal amount" permitted under your Contract. Early withdrawals could severely reduce (or even exhaust) your Income ON Demand Benefit. Here is an example of an early withdrawal taken after the investment performance of the underlying funds has reduced your Account Value.

Assume that you are age 50 when your Contract is issued with an initial Purchase Payment of $100,000 and that you elected to participate in the Income ON Demand Benefit. Your Income Benefit Base is set equal to your initial Purchase Payment on your Issue Date ($100,000), but benefits under the Income ON Demand Benefit do not begin to accrue until the first Account Anniversary after your 55th birthday (your Income ON Demand Coverage Date). Assume also that poor investment performance of your underlying funds has reduced your Account Value to $85,000 by the end of your second Account Year. At that time, you decide to withdraw $5,000, further reducing your Account Value to $80,000. Your Income Benefit Base will be reset to $80,000 which is the lesser of (1) your previous Income Benefit Base reduced by the full amount of the early withdrawal ($100,000 - $5,000 = $95,000) and (2) your Account Value immediately after the withdrawal ($85,000 - $5,000 = $80,000). Assuming you take no additional withdrawals prior to your Income ON Demand Coverage Date, your Annual Income Amount will be $4,000 (5% of your Income Benefit Base.)

Year	Annual Income Amount		Stored Income Balance
	(Amount Added to Stored Income Balance)		(Cumulative Balance if No Withdrawals Taken)

1	$0	→	$0
2	$0	→	$0
3	$0	→	$0
4	$0	→	$0
5	$0	→	$0
6	$4,000	→	$4,000
7	$4,000	→	$8,000
8	$4,000	→	$12,000
9	$4,000	→	$16,000
10	$4,000	→	$20,000

In addition to reducing your Income ON Demand Benefit, any withdrawal before age 59½ could have adverse tax consequences. You should consult a qualified tax professional for more information.

     Depleting Your Account Value

If your Account Value is reduced to zero as a result of an "excess withdrawal" or an "early withdrawal" (as described above), your Stored Income Balance and your Income Benefit Base will both be reduced to zero. Therefore, your Contract, as well as your Income ON Demand Benefit, will end.

If, on the other hand, your Account Value is reduced to zero through any combination of poor investment performance of the underlying funds, Contract charges, and withdrawals other than excess or early withdrawals, your Income Benefit Base will not be reduced. Your Contract will therefore end, but the Income ON Demand Benefit will continue. That is to say, regardless of your age on the day the Account Value is reduced to zero, you will be entitled to receive annual payments. These payments will be equal to 5% of the amount of your Income Benefit Base, as determined on the day your Account Value is reduced to zero and increased (if you choose) by any remaining Stored Income Balance as described below. These payments will begin on the first Account Anniversary after you reach age 59½ and continue for as long as you live. If you elected joint-life coverage, the payments will continue until the death of both you and your spouse as described under "Death of the Covered Person Under the Income ON Demand Benefit." If you have any remaining Stored Income Balance on the day your Account Value is reduced to zero, you will be notified that, before you begin to receive your "annual lifetime payments," you must deplete your Stored Income Balance by:

(a)	taking a lump sum withdrawal of your remaining Stored Income Balance,

(b)
using the remaining amount of your Stored Income Balance to increase your Income Benefit Base (and thus the amount of your "annual lifetime payments"), if you have not already exercised this one-time option as described under "How the Income ON Demand Benefit Works," or

(c)	using a combination of (a) and (b).

Because the Contract has ended, a lump sum withdrawal will not be subject to any withdrawal charges. You should be aware, however, that a lump sum withdrawal could be subject to certain tax consequences. You should consult a qualified tax professional for more information.

Cost of the Income ON Demand Benefit

If you elect the Income ON Demand Benefit Rider, we will deduct a quarterly fee from your Account Value ("Income ON Demand Fee"). The Income ON Demand Fee will be taken as a specific deduction from your Account Value on the last valuation day of each Account Quarter. The Fee will be a percentage of your Income Benefit Base. This percentage rate will equal 0.1625% of your Income Benefit Base on the last day of the Account Quarter, if you elected single-life coverage (0.2125% for joint-life coverage). The maximum Income ON Demand Fee you can pay in any one Account Year is equal to 0.65% of the highest Income ON Demand Benefit Base at any point in that Account Year, if you elected single-life coverage (0.85% for joint-life coverage).

Your Income ON Demand Fee will not change during an Account Year, unless you take one of three specific actions:

●	If you make an additional Purchase Payment during your first Account Year, you will increase your Income Benefit Base and thus your Income ON Demand Fee.

●	If you take advantage of the one-time option to use all or a portion of your Stored Income Balance to increase your Income Benefit Base and thus your Income ON Demand Fee.

●	If you make a withdrawal prior to age 59½ or a withdrawal in excess of your Stored Income Balance, you will decrease your Income Benefit Base and thus your Income ON Demand Fee.

The investment performance of the underlying funds will not affect your Income ON Demand Fee during an Account Year. However, as stated under "Step-Up Under the Income ON Demand Benefit," favorable investment performance may cause the Income Benefit Base to increase on an Account Anniversary. That would also increase your Income ON Demand Fee.

We will continue to deduct the Income ON Demand Fee until you annuitize your Contract, your Account Value reduces to zero, or your Income ON Demand Benefit is cancelled as described under "Cancellation of the Income ON Demand Benefit".

Tenth-Year Credit

If you make no withdrawals during your first ten Account Years, on your tenth Account Anniversary, we will credit your Account Value with an amount equal to the excess, if any, of your total Purchase Payments over your then Account Value. Your Income Benefit Base will not change. This tenth-year credit will be allocated on a pro rata basis to all Designated Funds in which you are invested at the time.

Step-Up Under the Income ON Demand Benefit

Regardless of your age on the Issue Date, on each Account Anniversary prior to your maximum Annuity Commencement Date, you have the opportunity to step-up your Income Benefit Base, provided that you satisfy certain requirements. First, you must meet eligibility requirements:

●
Your Account Value less your Stored Income Balance must equal no more than $5,000,000. (For purposes of determining the $5,000,000 limit, we reserve the right, in our sole discretion, to aggregate your Account Value with the account values of all other variable annuity contracts you own issued by Sun Life Assurance Company of Canada (U.S.) or its affiliates.)

●
Your Account Value less your Stored Income Balance must be greater than your current Income Benefit Base. (If you have not yet reached your Income ON Demand Coverage Date and therefore do not yet have a Stored Income Balance, your Account Value must only be greater than your current Income Benefit Base.)

If you satisfy the eligibility requirements, we then consider whether market conditions have caused us to increase the percentage rate used to calculate the Income ON Demand Fee on newly issued Contracts. If we are no longer issuing Contracts with the Income ON Demand rider then the percentage rate we use to calculate your Income ON Demand Fee will be set based upon current market conditions at that time.

●
If we have not had to increase the percentage rate as described above, the percentage rate we use to calculate your Income ON Demand Fee will remain unchanged and we will automatically step-up your Income Benefit Base.

●
If we have had to increase the percentage rate as described above, we offer you the opportunity to step-up at the higher percentage rate. In this case, your written consent is required to accept the higher percentage rate used to calculate your Income ON Demand Fee and step-up your Income ON Demand Benefit.

If you are 55 or older at the time of step-up, the step-up will increase your Income Benefit Base to an amount equal to your Account Value less your Stored Income Balance. If you are younger than 55 at the time of step-up, the step-up will increase your Income Benefit Base to an amount equal to your Account Value. After the step-up, your Annual Income Amount will be 5% of your new Income Benefit Base.

Designated Funds

To participate in the Income ON Demand Benefit, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the Income ON Demand Benefit. (The term of the Income ON Demand Benefit is for life, unless your Income Benefit Base is reduced to zero or your Income ON Demand Benefit is terminated or cancelled as described under "Cancellation of the Income ON Demand Benefit," "Depleting Your Account Value," and "Annuitization Under the Income ON Demand Benefit.") The only Funds, dollar-cost averaging program options, and asset allocation models that currently qualify as "Designated Funds" are as follows:

Asset Allocation Models	Funds
Conservative Asset Allocation	Fidelity VIP Freedom 2010 Portfolio Service - Class 2
Conservative Moderate Asset Allocation	Fidelity VIP Freedom 2015 Portfolio Service - Class 2
Moderate Asset Allocation	Fidelity VIP Freedom 2020 Portfolio Service - Class 2
Moderate Aggressive Asset Allocation	Fidelity VIP Balanced Portfolio - Service Class 2
Sun Capital Balanced Return Model	MFS®/Sun Life Total Return Series - S Class
Build Your Portfolio	Oppenheimer Balanced Fund/VA - Service Shares

Dollar-Cost Averaging Program Options
6-Month DCA Guarantee Option
12-Month DCA Guarantee Option

One of the asset allocation models that qualifies as a Designated Fund is the portfolio model that applies to our "build your portfolio" program. That portfolio model and the "build your portfolio" program are described in "BUILD YOUR PORTFOLIO" and in "APPENDIX I -- BUILD YOUR PORTFOLIO."

We reserve the right, in our sole discretion, to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change in the Designated Funds, your Account Value will remain in the previously available Designated Funds. However, any future transfers or Purchase Payments you make may only be allocated to the Designated Funds then available.

Joint-Life Coverage

On the Issue Date, you have the option of electing the Income ON Demand Benefit with single-life coverage or, for a higher Income ON Demand Fee, with joint-life coverage. Once you make the election, you cannot switch between joint-life and single-life coverage, regardless of any change in life events.

Joint-life coverage is available only if the Participant and the sole beneficiary are spouses on the Issue Date. Joint-life coverage can be elected on an individually-owned Contract or on a jointly-owned Contract. Whereas single-life coverage provides an Annual Income Amount only until any Participant dies, joint-life coverage provides an Annual Income Amount for as long as either the Participant or the Participant's spouse is alive. However, under joint-life coverage, if the person who was your spouse on the Issue Date is no longer the sole beneficiary (or no longer your spouse), the Income ON Demand Benefit will continue, based upon only your life and only for as long as you live. We will make no adjustments to your Account Value or to your Income ON Demand Benefit, and you will continue to pay the Income ON Demand Fee associated with the joint-life coverage.

If you have elected joint-life coverage, your Annual Income Amount will be calculated and begin accumulating on the Account Anniversary following the 55th birthday of the younger spouse, or on the Issue Date if both spouses are at least age 55 on that date. If withdrawals of the Stored Income Balance are taken before the first Account Anniversary following the younger spouse attaining age 59½, the withdrawal will be considered an "early withdrawal," such that the Income Benefit Base will be reduced. If one spouse is significantly younger than the other spouse, you should carefully consider whether joint-life coverage is an appropriate choice in light of the possibly long waiting period before the benefit begins to store income and in light of the higher fee for joint-life coverage.

Joint-life coverage may not be available on all Contracts.

Cancellation of the Income ON Demand Benefit

Should you decide that the Income ON Demand Benefit is no longer appropriate for you, you may cancel the Income ON Demand Benefit at any time. Upon cancellation, all benefits and charges under the Income ON Demand Rider shall cease. Once cancelled, the Rider cannot be reinstated.

Although transfers among the Designated Funds are permitted as described under "Transfer Privilege," the Income ON Demand Rider will be cancelled automatically:

●	if any Purchase Payment is allocated to an investment option other than a Designated Fund; or

●	if any portion of Account Value maintained in a Designated Fund is transferred into an investment option other than a Designated Fund.

A change of ownership of the Contract will also cancel the Benefit.

Death of the Covered Person Under the Income ON Demand Benefit

If you selected single-life coverage, the Rider terminates on the death of any Participant and the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract. Alternately, the Beneficiary may elect to receive the Stored Income Balance. If your surviving spouse is the sole Beneficiary and elects to continue the Contract, your spouse has the additional option of electing to participate in a new Income ON Demand Benefit Rider on the original Contract (assuming that at the time of election the Income ON Demand Benefit is available to new Participants and your surviving spouse meets certain eligibility requirements). If the surviving spouse makes such election:

●	the new Account Value will be the greater of the Stored Income Balance on the original Contract or the Death Benefit;

●	the new Income ON Demand Fee will be set by us based on market conditions at the time and may be higher than the current Income ON Demand Fee;

●	the new Income Benefit Base will be equal to the Account Value after any Death Benefit has been credited; and

●	the new Stored Income Balance will be reset to zero.

If you purchased joint-life coverage and one of the Participants dies, the Income ON Demand Benefit will continue, provided that the surviving spouse, as the sole beneficiary, continues the Contract. In such case:

●	the new Account Value will be equal to the Death Benefit;

●	the Stored Income Balance will remain unchanged; and

●	the Income Benefit Base will remain unchanged until the next Account Anniversary when a step-up could apply due to an increase in Account Value. See "Step-Up Under the Income ON Demand Benefit."

At the death of the surviving spouse, the Contract, including the Income ON Demand Benefit, terminates.

If you purchased joint life coverage and the deceased Participant's surviving spouse does not continue the Contract, your Beneficiary may elect any available option under the Death Benefit provisions of the Contract.

Annuitization Under the Income ON Demand Benefit

Under the terms of the Income ON Demand Benefit, if your Account Value is greater than zero on your maximum Annuity Commencement Date, you may elect to:

(1)	surrender your Contract and receive your Cash Surrender Value,

(2)	annuitize your Account Value under one of the then currently available Annuity Options, or

(3)
(a) receive any remaining Stored Income Balance in a single sum and (b) annuitize your remaining Account Value as a single-life annuity (or a joint-life annuity, if joint-life coverage was elected at issue and still eligible) with an annualized annuity payment of not less than 5% of your then current Income Benefit Base.

If you make no election, we will default your choice to option 3.

If your Account Value has been reduced to zero (other than as a result of an "early withdrawal" or an "excess withdrawal"), and your Income Benefit Base is greater than zero on or before your maximum Annuity Commencement Date, you will receive your full Annual Income Amount until you die. For a more complete discussion of this, see "Depleting Your Account Value."

Certain Tax Considerations

Certain tax considerations may be important to you in connection with a living benefit rider, such as Income ON Demand. For a discussion of some of these considerations, please refer to "TAX ISSUES UNDER OPTIONAL LIVING BENEFIT RIDERS" and "TAX CONSIDERATIONS - Impact of Optional Death Benefit and Optional Living Benefit Riders."

OPTIONAL LIVING BENEFIT RIDER: RETIREMENT ASSET PROTECTORSM

On or before the Issue Date, you may elect to participate in an optional living benefit rider known as the Retirement Asset Protector Rider. To describe how the Retirement Asset Protector Rider works, we use the following definitions:

Retirement Asset Protector Benefit Base:
An amount equal to the sum of all Purchase Payments made during the first year following your Issue Date, decreased by any partial withdrawals taken and increased by any step-ups as described under "Step-Up Under the Retirement Asset Protector Rider."

GMAB Maturity Date:
The date when the Retirement Asset Protector Rider matures. If you are younger than 85 on the Issue Date, your GMAB Maturity Date is the later of your 10th Account Anniversary or 10 years from the date of your most recent step-up. (See "Step-Up Under the Retirement Asset Protector Rider.") If you are 85 on the Issue Date, your GMAB Maturity Date is your maximum Annuity Commencement Date.

You and Your:
Under the Retirement Asset Protector Rider, the terms "you" and "your" refer to the oldest Participant or the surviving spouse of the oldest Participant as described under "Death of the Covered Person Under the Retirement Asset Protector Rider." In the case of a non-natural Participant, these terms refer to the oldest annuitant.

The Retirement Asset Protector Rider is designed for long-term investors. It provides them with the security of knowing that their investments will be protected during down markets or, if that guarantee is not needed, that their Retirement Asset Protector Fees will be refunded. The Retirement Asset Protector Rider guarantees a return of the greater of:

●	the excess of your Retirement Asset Protector Benefit Base over your Account Value or
●	your total fees paid for the Retirement Asset Protector Rider ("Retirement Asset Protector Fees"),

regardless of the investment performance of the Funds, provided that you have reached the GMAB Maturity Date.

The Retirement Asset Protector Rider may be appropriate for investors who:

●	want to protect their principal and who can afford to wait at least 10 years before withdrawing from their investment.
●	want a refund of their fees if the guarantee is not needed.

The Retirement Asset Protector Rider may be inappropriate for investors who:

●	want lifetime income guarantees.
●	want the flexibility to invest in funds other than the "Designated Funds."
●	are invested in contributory plans, because the Retirement Asset Protector Benefit prohibits any Purchase Payments after the first Account Anniversary.

You may elect to participate in the Retirement Asset Protector Rider, if:

●	the rider is available for sale both in the state where the Contract is sold, and in the state where the Owner resides;

●
neither the oldest Participant nor the oldest Annuitant has attained age 86 on or before the date we receive your application in good order (in the case of a non-natural Participant, the oldest Annuitant has not reached age 86 on or before that date);

●	you limit the allocation of your Purchase Payments and Account Value to the investment options, known as "Designated Funds," that we make available with the Retirement Asset Protector Rider;

●	you do not elect the EEB Premier Plus Optional Death Benefit Rider; and

●	you do not elect any other optional living benefit rider available under your Contract.

If you are participating in the Retirement Asset Protector Rider, you may not make Purchase Payments after the first year following your Issue Date.

Cost of the Retirement Asset Protector Rider

If you elect the Retirement Asset Protector Rider, we will deduct a quarterly fee from your Account Value ("Retirement Asset Protector Fee"). The Retirement Asset Protector Fee will be taken as a specific deduction from your Account Value on the last valuation day of each Account Quarter. The Fee will be a percentage of your Retirement Asset Protector Benefit Base. This percentage rate will equal 0.0875% of your Retirement Asset Protector Benefit Base on the last day of the Account Quarter. The maximum Retirement Asset Protector Fee you can pay in any one Account Year is equal to 0.35% of the highest Retirement Asset Protector Benefit Base at any point in that Account Year.

Your Retirement Asset Protector Fee will not change, unless you take one of these specific actions:

●	If you made an additional Purchase Payment during your first Account Year, you will increase your Retirement Asset Protector Benefit Base and thus your Retirement Asset Protector Fee.

●	If you make a partial withdrawal, you will decrease your Retirement Asset Protector Benefit Base and thus your Retirement Asset Protector Fee.

●	If you elect a "step-up" of your Retirement Asset Protector Benefit Base, your Retirement Asset Protector Fee will increase.

The investment performance of the underlying funds will not affect your Retirement Asset Protector Fee unless you elect a step-up of your Retirement Asset Protector Benefit Base.

We will continue to deduct the Retirement Asset Protector Fee until:

●	you annuitize your Contract;

●	the Retirement Asset Protector Rider matures on the GMAB Maturity Date;

●	your Retirement Asset Protector Rider is cancelled as described under "Cancellation of the Retirement Asset Protector Rider;" or

●	your Account Value is reduced to zero.

How the Retirement Asset Protector Rider Works

On the GMAB Maturity Date, we will credit your Account Value with an amount equal to the greater of (a) any excess of your Retirement Asset Protector Benefit Base over your Account Value after adjusting for any Contract charges and (b) the total amount of Retirement Asset Protector Fees paid between the Issue Date and the GMAB Maturity Date. To determine the value of (b), we multiply

●	the sum of the value of the Retirement Asset Protector Benefit Base on the last day of each Account Quarter since the Issue Date times

●	one quarter of the annual Retirement Asset Protector Fee (0.35% ÷ 4).

The greater of the two amounts will be allocated on a pro rata basis to all Designated Funds in which you are invested at that time. Here is an example of how we calculate benefits under the Retirement Asset Protector Rider:

●
Assume that you purchased a Contract on January 2, 2007 with an initial Purchase Payment of $100,000 and you selected the Retirement Asset Protector Rider. Your Retirement Asset Protector Benefit Base equals your Purchase Payment amount of $100,000.

●	Assume you make an additional Purchase Payment of $50,000 on February 2, 2007, thus increasing your Retirement Asset Protector Benefit Base to $150,000.
●	Assume you make no withdrawals or additional Purchase Payments prior to the GMAB Maturity Date on January 2, 2017.
●
Assume that, because of poor investment performance, your Account Value on January 2, 2017 is $140,000. The excess of your Retirement Asset Protector Benefit Base over your Account Value is $10,000 ($150,000 - $140,000). The total amount of Retirement Asset Protector Fees paid is equal to the sum of the value of the Retirement Asset Protector Benefit Bases on the last day of each Account Quarter since the Inception Date ($150,000 x 40) times one quarter of the annual Retirement Asset Protector Fee (0.35% ÷ 4). In this case, the total amount of rider fees paid is $5,250. Therefore, we will credit $10,000 to your Account Value.

●
Assume instead that, because of better investment performance, your Account Value on January 2, 2017, is $155,000. Because your Account Value is greater than your Retirement Asset Protector Benefit Base, your Account Value will be credited with the total amount of Retirement Asset Protector Fees paid. In this case, the amount will be $5,250.

Withdrawals Under the Retirement Asset Protector Rider

All withdrawals you take, including any free withdrawal amounts or Required Minimum Distribution Amounts, will reduce the dollar value of the Retirement Asset Protector Benefit Base proportionally to the amount withdrawn. For example, after a partial withdrawal, the new Retirement Asset Protector Benefit Base will equal:

Retirement Asset Protector Benefit Base immediately before partial withdrawal	X	Account Value immediately after partial withdrawal Account Value immediately before partial withdrawal

Taking withdrawals may reduce the value of your Retirement Asset Protector Rider by an amount greater than the amount of the withdrawal. Here is an example of how we handle withdrawals under the Retirement Asset Protector Rider:

●
Assume that you purchased a Contract on January 2, 2007 with an initial Purchase Payment of $100,000 and you selected the Retirement Asset Protector Rider. Your Retirement Asset Protector Benefit Base equals your Purchase Payment amount of $100,000.

●
Assume that, on March 10, 2009, your Account Value is $80,000. Assume further that you take a withdrawal of $10,000 on that date, thus reducing your Account Value to $70,000. Your Retirement Asset Protector Benefit Base is reduced proportionally to the amount withdrawn. Therefore your new Retirement Asset Protector Benefit Base is $100,000 x ($70,000 ÷ $80,000), or $87,500.

●	Assume you make no additional withdrawals prior to the GMAB Maturity Date on January 2, 2017.
●
Assume that, because of investment performance, your Account Value on January 2, 2017 is $80,000. The excess of your Retirement Asset Protector Benefit Base over your Account Value is $7,500 ($87,500 - $80,000). The total amount of Retirement Asset Protector Fees paid is equal to the sum of the value of your Retirement Asset Protector Benefit Bases on the last day of each Account Quarter since the Issue Date [($100,000 x 8) + ($87,500 x 32)] times one quarter of your annual Retirement Asset Protector Fee (0.35% ÷ 4). In this case, the total amount of rider fees paid is $3,150. Therefore, we will credit $7,500 to your Account Value.

Step-Up Under the Retirement Asset Protector Rider

On or after your first Account Anniversary, you may elect to increase your Retirement Asset Protector Benefit Base to your then current Account Value. The step-up election may be made on any day on or after your first Account Anniversary. (We reserve the right, in our sole discretion, to require step-up elections to occur only on Account Anniversaries.)

If you are participating in the Retirement Asset Protector Rider, on the day we receive your step-up election notice in good order (the "Step-Up Date"), we will increase your Retirement Asset Protector Benefit Base to an amount equal to your Account Value, if eligible. If you elect to step-up, at least 1 full year from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up if:

●	your current Account Value is greater than the current Retirement Asset Protector Benefit Base, and

●	your Account Value is $5,000,000 or less on your Step-Up Date.

For purposes of determining the $5,000,000 limit, we reserve the right, in our sole discretion, to aggregate your Account Value with the account values of all other variable annuity contracts you own that have been issued by Sun Life Assurance Company of Canada (U.S.) or its affiliates.

Under the Retirement Asset Protector Rider, your Step-Up Date must be at least 10 years prior to your maximum Annuity Commencement Date. If you have selected an Annuity Commencement Date that is prior to the maximum Annuity Commencement Date but is less than 10 years after your Step-Up Date, then we will automatically extend your Annuity Commencement Date to equal your GMAB Maturity Date.

Without a step-up, your benefit under the Retirement Asset Protector Rider will "mature" on your 10th Account Anniversary. If you elect to step-up your Retirement Asset Protector Benefit Base, your benefit under the Retirement Asset Protector Rider will mature 10 years from the most recent Step-Up Date. In either case, on the day your Retirement Asset Protector Rider matures (the "GMAB Maturity Date"), we will credit the greater of:

●	any excess of your Retirement Asset Protector Benefit Base over your Account Value, or

●	the total amount of fees you paid for the Retirement Asset Protector Rider.

●
Assume that you purchased a Contract on January 2, 2007 with an initial Purchase Payment of $100,000 and you selected the Retirement Asset Protector Rider. Assume further that your Retirement Asset Protector Fees remain constant until the GMAB Maturity Date. Your Retirement Asset Protector Benefit Base equals your Purchase Payment amount of $100,000.

●
Assume that, on January 2, 2008, your Account Value is $118,000. Because your Account Value is greater than your Retirement Asset Protector Benefit Base, you elect to step-up to a new ten-year period with a new Retirement Asset Protector Benefit Base of $118,000. Your new GMAB Maturity Date will be January 2, 2018.

●	Assume you make no withdrawals prior to the GMAB Maturity Date on January 2, 2018.
●
Assume that your Account Value on January 2, 2018 is $112,000. The excess of your Retirement Asset Protector Benefit Base over your Account Value is $6,000 ($118,000 - $112,000). The total amount of Retirement Asset Protector Fees paid is equal to the sum of the value of your Retirement Asset Protector Benefit Bases on the last day of each Account Quarter since the Issue Date [($100,000 x 4) + ($118,000 x 40)] times one quarter of your annual Retirement Asset Protector Fee (0.35% ÷ 4). In this case, the total amount of rider fees paid is $4,480. Therefore, we will credit $6,000 to your Account Value.

We reserve the right to discontinue offering the step-up provision of the Retirement Asset Protector Rider if we determine that, based upon market conditions at the time of the step-up, we can no longer offer the Retirement Asset Protector Rider to new Contracts at the current percentage rate used to calculate the Retirement Asset Protector Fee as set forth under "Cost of the Retirement Asset Protector Rider." In that case, we will send notification that the step-up provision under your Contract has been discontinued unless you elect to begin a new step-up provision at the higher percentage rate. Your written consent is required to accept the higher percentage rate and continue to step-up.

Renewal of the Retirement Asset Protector Rider

If you elect to participate in the Retirement Asset Protector Rider and you remain in the Rider until it matures, you may elect to renew your participation in the Retirement Asset Protector Rider, provided that we are still offering the Retirement Asset Protector Rider to new Participants. Upon renewal, the annual charge for participation in the Retirement Asset Protector Rider will be extended under the terms and conditions applicable to new Participants at that time. We reserve the right, in our sole discretion, to stop offering the Retirement Asset Protector Rider to new Participants, in which case renewals will no longer be available.

Designated Funds

To participate in the Retirement Asset Protector Rider, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the GMAB Maturity Date. Your application package contains a list of the only Funds, Guarantee Period dollar cost averaging programs, and asset allocation models that currently qualify as "Designated Funds." The only Funds, dollar-cost averaging program options, and asset allocation models that currently qualify as "Designated Funds" are as follows:

Asset Allocation Models	Funds
Conservative Asset Allocation	Fidelity VIP Freedom 2010 Portfolio Service - Class 2
Conservative Moderate Asset Allocation	Fidelity VIP Freedom 2015 Portfolio Service - Class 2
Moderate Asset Allocation	Fidelity VIP Freedom 2020 Portfolio Service - Class 2
Moderate Aggressive Asset Allocation	Fidelity VIP Balanced Portfolio - Service Class 2
Sun Capital Balanced Return Model	MFS®/Sun Life Total Return Series - S Class
Build Your Portfolio	Oppenheimer Balanced Fund/VA - Service Shares

Dollar-Cost Averaging Program Options
6-Month DCA Guarantee Option
12-Month DCA Guarantee Option

One of the asset allocation models that qualifies as a Designated Fund is the portfolio model that applies to our "build your portfolio" program. That portfolio model and the "build your portfolio" program are described in "BUILD YOUR PORTFOLIO" and in "APPENDIX I -- BUILD YOUR PORTFOLIO."

We reserve the right, in our sole discretion, to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change in the Designated Funds, your Account Value will remain in the previously available Designated Funds. However, any future transfers or Purchase Payments you make may only be allocated to the Designated Funds then available.

Cancellation of the Retirement Asset Protector Rider

You may cancel the Retirement Asset Protector Rider at any time. Upon cancellation, all benefits and charges under the Rider shall cease. Once cancelled, the Rider cannot be reinstated.

Although transfers among the Designated Funds are permitted as described under "Transfer Privilege," the Retirement Asset Protector Rider will be cancelled automatically:

●	if any Purchase Payment is allocated to an investment option other than a Designated Fund; or

●	if any portion of Account Value maintained in a Designated Fund is transferred into any investment option other than a Designated Fund.

A change of ownership of the Contract will also cancel the Benefit.

Death of the Covered Person Under the Retirement Asset Protector Rider

If the Covered Person dies while participating in the Retirement Asset Protector Rider, all benefits and charges under the Rider will automatically terminate when we receive Due Proof of Death, unless the surviving spouse is the sole Beneficiary and elects to continue the Contract. The surviving spouse has two options under the Contract (assuming that the rider is available to new Participants at the time of such election and the surviving spouse meets certain eligibility requirements).

(1)
The spouse can automatically continue in the Retirement Asset Protector Rider even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") The GMAB Maturity Date does not change.

(2)
The surviving spouse can elect to participate in a new Retirement Asset Protector Rider on the original Contract. The Retirement Asset Protector Fee may be higher than your current fee. The Retirement Asset Protector Fee will be set by us based upon market conditions at the time of election. The Retirement Asset Protector Benefit Base will be equal to the Account Value after the death benefit has been credited. The new GMAB Maturity Date will be 10 years after the Retirement Asset Protector Rider has been re-elected.

Certain Tax Considerations

Certain tax considerations may be important to you in connection with a living benefit rider, such as Retirement Asset Protector. For a discussion of some of these considerations, please refer to "TAX ISSUES UNDER OPTIONAL LIVING BENEFIT RIDERS" and "TAX CONSIDERATIONS - Impact of Optional Death Benefit and Optional Living Benefit Riders."

BUILD YOUR PORTFOLIO

Among the choices of "Designated Funds" is a selection of funds ("portfolio model") that you design yourself using certain broad guidelines that we provide. To "build your portfolio," you pick funds from each of five asset classes: cash and short-term bond funds; intermediate and long-term bond funds; core equity funds; growth equity funds; and specialty funds. Altogether you must choose at least three funds but no more than 18 funds for your portfolio model. The amount you may invest in each asset class is determined by a percentage range that we provide for each asset class. The sum of the percentages you invest in the five asset classes altogether must total 100%. A chart showing the Funds available in each asset class and the percentage range assigned to each asset class is included in Appendix I.

You may transfer funds within the asset classes as long as your allocations remain within the percentage ranges we have established, and you adhere to the transfer provisions of your Contract. (See "Transfer Privilege," Short-Term Trading," and "Funds' Shareholder Trading Policies.") Withdrawals out of your portfolio model will be taken pro-rata from each of your selected Funds. Any additional Purchase Payments will be allocated proportionally to your current Fund selection. At any time you can change your Fund selection by providing new allocation instructions. (Under the terms of the living benefit riders, however, there are certain limits on the times when you can make additional Purchase Payments.) Your new instructions will change your existing allocations accordingly. Your portfolio will be rebalanced quarterly to maintain your percentage allocations in line with the performance of the Funds over the prior quarter.

If at any time, a fund is closed to new business, no new payments or transfers into the fund will be permitted. However, portfolio rebalancing of the fund will continue. To make a payment into your portfolio model after a fund within the model has been closed, you must redesign your portfolio model without the closed fund. Your entire Account Value will then be reallocated to your new portfolio model.

TAX ISSUES UNDER OPTIONAL LIVING BENEFIT RIDERS

If your Contract is a Non-Qualified Contract, it is possible that the election of an optional living benefit rider might increase the taxable portion of any withdrawal you make from the Contract.

If your Contract is a Qualified Contract, the retirement plan governing that Qualified Contract may be subject to certain Required Minimum Distribution ("RMD") provisions imposed by the Internal Revenue Code (the "Code") and IRS regulations (collectively, the "Federal Tax Laws"). These RMD provisions require that a yearly amount be distributed from the retirement plan beginning generally in the calendar year in which you attain age 70½. Your failure to withdraw your yearly RMD amount from your retirement plan could result in adverse tax treatment. Because for certain retirement plans we do not know what assets are held by the plan, we assume for all plans that the Qualified Contract is the only asset and we determine a yearly RMD amount for only this Contract ("Yearly RMD Amount").

Please refer to "Tax Considerations - Impact of Optional Death Benefit and Optional Living Benefit Riders" for more information regarding these and other tax issues that you should consider before electing to participate in an optional living benefit rider.

Tax Issues Under the Secured Returns for Life Plus Benefit

When you elect to participate in the WB Plan, we will inform you that you may withdraw annual amounts up to your Yearly RMD Amount without reducing your guaranteed withdrawal benefit. To assist you in complying with the RMD requirements, each year, we will notify you in early January of your calculated Yearly RMD Amount and inform you that you may withdraw annual amounts up to your Yearly RMD Amount without reducing your guaranteed withdrawal benefit.

In the event that your Yearly RMD Amount attributable to your Contract is greater than the maximum withdrawal amount permitted each year under the WB Plan, we are currently waiving withdrawal provisions under Secured Returns for Life Plus as follows. If you withdraw all or a portion of your Qualified Contract's Yearly RMD Amount from the Contract while participating in the WB Plan, we reduce your Account Value and your RGLB amount, dollar for dollar, by the amount of the withdrawal. We will not, however, penalize you if the current Federal Tax Laws require you to withdraw from your Contract an amount greater than either your Maximum WB Amount, or your Maximum WB for Life Amount. In other words, we will not reduce your GLB Base, Lifetime Income Base, or Bonus Base, if a Yearly RMD Amount exceeds either your Maximum WB Amount or your Maximum WB for Life Amount, provided that:

●
you withdraw your Qualified Contract's first Yearly RMD Amount in the calendar year you attain age 70½ rather than postponing the withdrawal of that Amount until the first quarter of the next calendar year, and

●	you do not make any withdrawal from your Qualified Contract that would result in you receiving, in any Account Year, more than one calendar year's Yearly RMD Amount.

If there is any change to the current Code or IRS rules governing the timing or determination of RMD amounts (including, but not limited to, amendments to the current IRS regulations or the issuance of IRS guidance), then we reserve the right to reduce GLB Base, Lifetime Income Base, Bonus Base, or all of these amounts, per the terms of the rider regarding excess withdrawals, when a Yearly RMD Amount withdrawn from your Contract exceeds either your Maximum WB Amount or your Maximum WB for Life Amount.

If you withdraw all or a portion of your Qualified Contract's Yearly RMD Amount from the Contract while participating in the AB Plan, we reduce your Account Value by the amount of the withdrawal and your GLB amount, Bonus Base and any accrued bonus amounts proportionally (see "Withdrawals Under the Optional Living Benefit Rider").

Tax Issues Under the Income ON Demand Benefit

When you elect to participate in the Income ON Demand Benefit, you may withdraw annual amounts up to the Yearly RMD Amount without affecting your Income ON Demand Benefit, subject to the conditions stated below. In the event that your Yearly RMD Amount attributable to your Contract is greater than your Stored Income Balance, we are currently waiving the withdrawal provisions under the Income ON Demand Benefit as follows. If you withdraw all or a portion of your Qualified Contract's Yearly RMD Amount from the Contract while participating in the Income ON Demand Benefit, we reduce your Account Value and your Stored Income Balance, dollar for dollar, by the amount of the withdrawal to a value not less than zero. We will not, however, penalize you if the current Federal Tax Laws require you to withdraw from your Contract an amount greater than your Stored Income Balance. In other words, if a Yearly RMD Amount exceeds your Stored Income Balance, we will reduce your Stored Income Balance, but we will not reduce your Income Benefit Base, provided that:

●
you withdraw your Qualified Contract's first Yearly RMD Amount in the calendar year you attain age 70½ rather than postponing the withdrawal of that Amount until the first quarter of the next calendar year, and

●	you do not make any withdrawal from your Qualified Contract that would result in you receiving, in any Account Year, more than one calendar year's Yearly RMD Amount.

If there is any change to the current Code or IRS rules governing the timing or determination of RMD Amounts (including, but not limited to, amendments to the current IRS regulations or the issuance of IRS guidance), we reserve the right, in our sole discretion, to reduce your Stored Income Balance and your Income Benefit Base, or both of these amounts, per the terms of the Income ON Demand Rider regarding excess withdrawals (see "Withdrawals Under the Income ON Demand Benefit"), when a Yearly RMD Amount withdrawn from your Contract exceeds your Stored Income Balance.

Tax Issues Under the Retirement Asset Protector Rider

If you withdraw all or a portion of your retirement plan's Yearly RMD Amount from the your Qualified Contract while participating in the Retirement Asset Protector Rider, we reduce your Account Value by the amount of the withdrawal and your Retirement Asset Protector Benefit Base proportionally (see "Withdrawals Under the Retirement Asset Protector Rider").

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we may pay a death benefit to the designated Beneficiary(ies), using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we may pay the death benefit to the surviving Participant, if any, or, if there is no Participant, in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If the Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive Due Proof of Death of the Covered Person in an acceptable form, if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general, if you were 85 or younger on your Open Date, the death benefit will be the greatest of the following amounts:

(1)	your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	the amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)
your total Adjusted Purchase Payments (Purchase Payments x (Account Value after withdrawal ÷ Account Value before withdrawal)) as of the Death Benefit Date. See "Calculating the Death Benefit." Because of the way that Adjusted Purchase Payments are computed, a withdrawal may cause the basic death benefit to decrease by more than the amount of the withdrawal.

If you were 86 or older on your Open Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Riders

Subject to availability in your state, you may enhance the "basic death benefit" by electing one of the following optional death benefit riders. You must make your election on or before the Issue Date. You will pay a charge for the optionadeath benefit rider you elect. (For a description of these charges, see "Charges for Optional Death Benefit Riders.") The riders are available only if you are younger than 80 on the Open Date. The optional death benefit election may not be changed after the Contract's Issue Date. The death benefit under all optional death benefit riders will be adjusted for all partial withdrawals as described in this Prospectus under the heading "Calculating the Death Benefit." For examples of how the death benefit is calculated under the optional death benefit riders, see Appendix C.

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may affect the value of these optional benefits to you. Please refer to "Impact of Optional Death Benefit and Optional Living Benefit Riders" under "TAX CONSIDERATIONS" for more information regarding tax issues that you should consider before electing these optional benefits.

     Maximum Anniversary Account Value ("MAV") Rider

Under this rider, the death benefit will be the greater of:

●	the amount payable under the basic death benefit (above), or

●
your Highest Account Value on any Account Anniversary before the Covered Person's 81st birthday, adjusted for any subsequent Purchase Payments and partial withdrawals made between that Account Anniversary and the Death Benefit Date.

In determining the Highest Account Value, on the second and each subsequent Account Anniversary, the current Account Value is compared to the previous Highest Account Value, adjusted for any Purchase Payments and partial withdrawals made during the Account Year ending on that Account Anniversary. If the current Account Value exceeds the adjusted Highest Account Value, the current Account Value will become the new Highest Account Anniversary Value.

     5% Premium Roll-Up ("5% Roll-Up") Rider

Under this rider, the death benefit will be the greater of:

●	the amount payable under the basic death benefit (above), or

●	the sum of your total Purchase Payments plus interest accruals, adjusted for partial withdrawals.

Under this rider, interest accrues at a rate of 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:

●	the first day of the month following your 80th birthday, or

●	the day the death benefit amount under this rider equals twice the sum of your Adjusted Purchase Payments.

     Earnings Enhancement Benefit Premier ("EEB Premier") Rider

If you elect this EEB Premier Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier amount." Calculated as of the Death Benefit Date, the "EEB Premier amount" is determined as follows:

●
If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap. The cap is 100% of (a) the Adjusted Purchase Payments made prior to your death minus (b) any Purchase Payments made within the twelve months prior to your death but not within your first Account Year.

●
If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap. The cap is 40% of (a) the Adjusted Purchase Payments made prior to your death minus (b) any Purchase Payments made in the twelve months prior to your death but not within your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals, whether before or after your 85th birthday, will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with MAV ("EEB Premier with MAV") Rider

If you elect this EEB Premier with MAV Rider, your death benefit will be the amount payable under the MAV Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is as follows:

●
If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap. The cap is 100% of (a) the Adjusted Purchase Payments made prior to your death minus (b) any Purchase Payments made in the twelve months prior to your death but not within your first Account Year.

●
If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap. The cap is 40% of (a) the Adjusted Purchase Payments made prior to your death minus (b) any Purchase Payments made in the twelve months prior to your death but not within your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals, whether before or after your 85th birthday, will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with 5% Roll-Up ("EEB Premier with 5% Roll-Up") Rider

If you elect this EEB Premier with 5% Roll-Up Rider, your death benefit will be the amount payable under the 5% Roll-Up Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is determined as follows:

●
If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap. The cap is 100% of (a) the Adjusted Purchase Payments made prior to your death minus (b) any Purchase Payments made in the twelve months prior to your death but not within your first Account Year.

●
If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap. The cap is 40% of (a) the Adjusted Purchase Payments made prior to your death minus (b) any Purchase Payments made in the twelve months prior to your death but not within your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals, whether before or after your 85th birthday, will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier Plus ("EEB Premier Plus") Rider

If you elect this EEB Premier Plus Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier Plus amount." Calculated as of the Death Benefit Date, the "EEB Premier Plus amount" is determined as follows:

●
If you are 69 or younger on your Open Date, the "EEB Premier Plus amount" will be 75% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap. The cap is 150% of (a) the Adjusted Purchase Payments made prior to your death minus (b) any Purchase Payments made within the 12 months prior to your death but not within your first Account Year.

●
If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier Plus amount" will be 35% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap. The cap is 60% of (a) the Adjusted Purchase Payments made prior to your death minus (b) any Purchase Payments made in the twelve months prior to your death but not within your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier Plus amount" will be locked in. Partial withdrawals, whether before or after your 85th birthday, will proportionally reduce the "EEB Premier Plus amount."

Spousal Continuance

If you are the Covered Person and your spouse is the sole Beneficiary, upon your death, your spouse may elect to continue the Contract as the Participant and Covered Person, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit riders you have selected (subject to the optional death benefit rider age restriction), will continue as if your surviving spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your surviving spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the surviving spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. Because of the way these adjustments are computed, a withdrawal may cause the basic death benefit to decrease by more than the amount of the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under any of the optional death benefit riders, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the Money Market Sub-Account (without the application of a Market Value Adjustment). If a surviving spouse, as the named Beneficiary, elects to continue the Contract after the Covered Person's death, the surviving spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Annuity Mailing Address an election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until a written election is submitted to the Company or a distribution is required by law.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death, or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Participant, if any, or the estate of the deceased Participant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance."

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Participant is not a natural person, these distribution rules apply upon the death or removal of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

THE INCOME PHASE -- ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described under "Annuity Options," and you cannot change the Annuity Option selected. (Also, a Beneficiary receiving payments after the Annuitant's death under Option B, Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain, may elect to receive the discounted value of the remaining payments in a single sum, as discussed under "Annuity Options.") You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

Selection of Annuitant(s)

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:

●	The earliest possible Annuity Commencement Date is the first day of the second month following your Issue Date.

●
The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 95th birthday ("maximum Annuity Commencement Date"). If there is a Co-Annuitant, the Annuity Commencement Date applies to the younger of the Annuitant and Co-Annuitant.

●	The Annuity Commencement Date must always be the first day of a calendar month.

You may change the Annuity Commencement Date by sending us written notice, in a form acceptable to us, with the following additional limitations:

●	We must receive your notice, in good order, at least 30 days before the current Annuity Commencement Date.

●	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70½ (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70½).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, at our discretion.

     Annuity Option A - Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B - Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 5 to 30 years, as you elect. The longer the period you elect, the smaller your monthly payments will be. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive, in one sum, at any time, some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described above for the payments to a Beneficiary under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax. The 5, 6, 7, 8, and 9-year period certain options are not available if your Contract has been issued within the past 7 years unless (a) you or your Beneficiary are selecting this Annuity Option to be used as the method of payment for the death benefit and (b) your Beneficiary's life expectancy on the date of the first payment exceeds the selected period.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:

●	We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

●	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

●	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for annuitization units which have annual insurance charges of 1.60% of your average daily net assets, regardless of your age on the Issue Date. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. Any such exchanges may be subject to any restrictions or other policies that the Funds have adopted to protect the Funds from short-term trading or other practices that are potentially harmful to the Fund (the "Funds' Shareholder Trading Policies"). The applicability of the Funds' Shareholder Trading Policies is the same during the Income Phase as during the Accumulation Phase, and this is discussed in this prospectus under "Funds' Shareholder Trading Policies." For the reasons discussed there, you should review and comply with each Fund's Shareholder Trading Policies, which are disclosed in the Funds' current prospectuses.

To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the Fund prospectus(es) for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $50 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of: (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually); and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract. We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions -- Modification").

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Covered Person's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Participant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Covered Person prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership will not change the Covered Person named when the Contract is issued. This means that all death benefits and surrender charge waivers will continue to be based on the Covered Person and not the Owner. The amount payable on the death of the new Owner will be the Surrender Value.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, according to the voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee (that is the Annuitant or Beneficiary entitled to receive benefits) is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.

Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and under the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights to persons who may have such rights under plans, other than rights afforded under the Investment Company Act of 1940, or any duty to inquire as to the instructions received by Owners, Participants or others, or the authority of any such persons to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Reports to Owners

We will send you, by regular U.S. mail, confirmation of all Purchase Payments (including any interest credited), withdrawals, (including any withdrawal charges, negative market value adjustments, and federal taxes on withdrawals), minimum distributions, death benefit payments, transfers (excluding dollar-cost averaging transfers) and living benefit credits or refunds. Such confirmations will be sent within two business days after the transaction occurs.

In addition, within 5 business days after each Account Quarter, we will send you a statement showing your current Account Value, death benefit value, and investment allocation by asset class. Each quarterly statement will detail transactions that occurred during the last Account Quarter including Purchase Payments, annuity payments, transfers (including dollar-cost averaging transfers), partial withdrawals, systematic withdrawals, minimum distributions, portfolio rebalancing, asset reallocations, interest credited on fixed accounts, step-ups credited on living benefits, and annual contract fees assessed.

We will also send you annual and semi-annual reports of the funds in which you are invested, including a list of investments held by each portfolio as of the current date of the report.

It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contract. We may add or delete Funds or other investment companies as variable investment options under the Contract. We may also substitute for the shares held in any Sub-Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (1) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (2) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (3) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (4) provides additional Variable Account and/or fixed accumulation options; or (5) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

Discontinuance of New Participants

We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts or Sub-Accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address, as shown on the cover of this Prospectus, within 10 days or longer if allowed by your state after it was delivered to you. State law may also allow you to return the Contract to your sales representative. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value. If applicable state law requires, we will return the full amount of any Purchase Payment(s) we received.

If you are establishing an Individual Retirement Annuity ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Issue Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. Federal Income Tax Considerations

The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations affecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations."

      Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract. As a general rule, regardless of whether you own a Qualified or a Non-Qualified Contract, the amount of your tax liability on earnings and distributions will depend upon the specific tax rules applicable to your Contract and your particular circumstances.

      Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

      Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract. If you withdraw your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date (a "full surrender"), the taxable portion will equal the amount you receive less the "investment in the contract" (i.e., the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includable in income).

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals, including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59½, to distributions pursuant to the death or disability of the owner, to distributions that are a part of a series of substantially equal periodic payments made not less frequently than annually for life or life expectancy, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a contract owner are not life insurance benefits and will generally be includable in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the investment in the contract is not affected by the owner's or annuitant's death, i.e., the investment in the contract must still be determined by reference to the Owner's investment in the Contract. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

      Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59½, except in certain circumstances.

If you receive a distribution for a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity, a governmental Code Section 457 plan or an individual retirement annuity "IRA" and roll over some or all that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includible in your income. An eligible rollover distribution from a qualified plan, tax-sheltered annuity or governmental Section 457 plan will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan, governmental Section 457 plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:

●	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

●	any required minimum distribution; or

●	any hardship distribution.

Only you or your surviving spouse Beneficiary may elect to roll over a distribution to an eligible retirement plan. However, a non-surviving-spouse Beneficiary may able to directly transfer a distribution to a so-called inherited IRA that will be subject to the IRS distribution rules applicable to beneficiaries.

      Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your surviving spouse Beneficiary may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) an IRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

      Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for the mutual fund series underlying non-qualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund available as an investment option under the Contract complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

      Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

      Qualified Retirement Plans

"Qualified Contracts" are Contracts used with plans that receive tax-deferral treatment pursuant to specific provisions of the Code. Annuity contracts also receive tax-deferral treatment. It is not necessary that you purchase an annuity contract to receive the tax-deferral treatment available through a Qualified Contract. If you purchase this annuity Contract as a Qualified Contract, you do not receive additional tax-deferral. Therefore, if you purchase this annuity Contract as a Qualified Contract, you should do so for reasons other than obtaining tax deferral.

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

      Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Code requirements are similar for qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans.

      Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax-deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59½, has a severance from employment with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

      Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

      Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If you convert a traditional Individual Retirement Annuity Contract into a Roth IRA Contract or your Individual Retirement Account that holds a Contract is converted to a Roth Individual Retirement Account, the fair market value of the Contract is included in taxable income. Under IRS regulations and Revenue Procedure 2006-13, fair market value may exceed the Contract's account balance. Thus, you should consult with a qualified tax professional prior to any conversion.

The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

      Impact of Optional Death Benefit and Optional Living Benefit Riders

Qualified Contracts. If your Contract is a traditional IRA annuity or a 403(b) TSA annuity, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70½ or, for non-IRAs, the date of retirement instead of age 70½ if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the Contract's value as of 12/31 of the prior calendar year by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations. For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account's trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract's value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account's RMD calculations.

Effective with the 2006 distribution calendar year, the actuarial present value as of 12/31 of any additional benefits that are provided under your Contract (such as optional death and living benefits) will be added to the Contract's Account Value as of 12/31 in order to calculate the RMD amount. There are two exceptions to the requirement that the actuarial present value of an additional benefit must be added to the Account Value for RMD calculation purposes. First, if the only additional benefit provided under a Contract is a return of premium death benefit (i.e., a benefit under which the final payment does not exceed the amount of purchase payments made less prior distributions), then the additional benefit is disregarded and the RMD calculation uses only the 12/31 Account Value. Second, if (1) the Contract provides only for additional benefits that are each reduced on a proportional basis in the event of distributions, with or without a return of premium death benefit that is not reduced in amount proportionately in the event of distributions and (2) the actuarial present value of all the Contract's additional benefits is no more than 20% of the 12/31 Account Value, then the additional benefits are disregarded and the RMD calculation uses only the 12/31 Account Value. When we notify you of the RMD amount for a distribution calendar year, we will inform you if the calculation included the actuarial present value of additional benefits. Because of the above requirements, your initial or renewal election of an optional rider could cause your RMD amount to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional rider, you should consult with a qualified tax professional as to the possible effect of that rider on your yearly RMD amounts.

You may take an RMD amount calculated for a particular IRA annuity from that annuity or from another IRA account or IRA annuity of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan, may need to be used as a source of funds for the RMDs.

If you are subject to the RMD requirements while you are enrolled in the AB Plan under any optional living benefit rider, any RMD amount that you take from the Contract will reduce the amount of the benefit under the AB Plan. This reduction could significantly reduce the value of the optional living benefit to you.

If you are subject to the RMD requirements while you are enrolled in the WB Plan under any optional living benefit rider, and any RMD amount that you take from the Contract ever exceeds the maximum amount that you may withdraw under the terms of the WB Plan, the additional withdrawal amount will reduce the amount of the benefit available under the WB Plan. This reduction could significantly reduce the value of the optional living benefit to you.

Participants in 403(b) plans who are under age 59½, are subject to withdrawal restrictions under the Internal Revenue Code that may prevent them from being able to make any withdrawals under the WB Plan while they remain under age 59½.

Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional living benefit rider, you should consult with a qualified tax professional as to the possible effect of RMD distributions on the benefits that might otherwise be available under any optional living benefit.

If your Contract is a traditional Individual Retirement Annuity or is held by your traditional Individual Retirement Account and you might convert in the future to a Roth IRA (see "Roth Individual Retirement Arrangements"), then your initial or renewal election of an optional rider could cause your taxable income upon conversion to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional living benefit or death benefit, you should consult with a qualified tax professional as to the possible effect of that benefit on conversion taxable income.

Non-Qualified Contracts. We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and you information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity's cash value (determined without regard to surrender charges) exceeds the investment in the contract. There is no definition of "cash value" in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider. If this were to occur, election of an optional rider could cause any withdrawal, including a withdrawal under the WB Plan of any optional living benefit rider, to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional rider (or, if applicable, prior to renewing your participation in the optional living benefit rider), you should consult with a qualified tax professional as to the meaning of "cash value."

Puerto Rico Tax Considerations

The Contract offered by this Prospectus is considered a non-qualified annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"). Under the current provisions of the 1994 Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amount received during the taxable year or the portion of the amount received equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income as a return of premium. After an amount equal to the aggregate premiums or other consideration paid for the annuity has been excluded from gross income, all of the subsequent annuity payments are considered to be taxable income.

When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant's aggregate premiums or other consideration paid.

The provisions of the 1994 Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. We currently offer the Contract in Puerto Rico in connection with Individual Retirement Arrangements that qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code. See the applicable text of this Prospectus under the heading "Federal Tax Status" dealing with such Arrangements and their RMD requirements. We may make Contracts available for use with other retirement plans that similarly qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code.

As a result of IRS Revenue Ruling 2004-75, as amplified by Revenue Ruling 2004-97, we will treat Contract distributions and withdrawals occurring on or after January 1, 2005 as U.S.-source income that is subject to U.S. income tax withholding and reporting. Under "TAX CONSIDERATIONS," see "Pre-Distribution Taxation of Contracts," "Distributions and Withdrawals from Non-Qualified Contracts," "Withholding" and "Non-Qualified Contracts." You should consult a qualified tax professional for advice regarding the effect of Revenue Ruling 2004-75 on your U.S. and Puerto Rico income tax situation.

For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax professional.

ADMINISTRATION OF THE CONTRACT

We perform certain administrative functions relating to the Contract, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contract; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACT

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents ("the Selling Agents") in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms ("the Selling Broker-Dealers") registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

The Company (or its affiliates, for purposes of this section only, collectively, "the Company"), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent. This compensation is not paid directly by the Contract Owner or the separate account. The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 7.50% of Purchase Payments, and 1.25% annually of the Participant's Account Value. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by NASD rules and other applicable laws and regulations.

The Company also pays compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of Purchase Payments and/or a percentage of Contract Value and/or may be a fixed dollar amount.

In addition to the compensation described above, the Company may make additional cash payments, in certain circumstances referred to as "override" compensations, or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company's products on the Selling Broker-Dealers' preferred or recommended list, access to the Selling Broker-Dealers' registered representatives for purposes of promoting sales of the Company's products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer's actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts (in most cases not to exceed 0.25% of aggregate sales and 0.10% of assets attributable to the Selling-Broker-Dealer, and/or may be a fixed dollar amount. Broker-dealers receiving these additional payments may pass on some or all of the payments to the Selling Agent.

In addition to selling our variable contracts (including the Contract), some Selling Broker-Dealers or their affiliates may have other business relationships with the Company. Those other business relationships may include, for example, reinsurance agreements pursuant to which an affiliate of the Selling Broker-Dealer provides reinsurance to the Company relative to some or all of the Policies or other variable policies issued by the Company or its affiliates. The potential profits for a Selling Broker-Dealer or its affiliate associated with such reinsurance arrangements could indirectly provide incentives to the Selling Broker-Dealer and its Selling Agents to recommend products for which they provide reinsurance over similar products which do not result in potential reinsurance profits to the Selling Broker-Dealer or its affiliate. The operation of an individual contract is not impacted by whether the policy is subject to a reinsurance arrangement between the Company and an affiliate of the Selling Broker-Dealer.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates." During 2004, 2005, and 2006, approximately $3,622,354, $3,910,993, and $5,282,440, respectively, in commissions were paid to but not retained by Clarendon in connection with the distribution of the Contracts.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements.

You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2006 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

Sun Life Assurance Company of Canada (U.S.)
Advertising and Sales Literature
Tax-Deferred Accumulation
Calculations
Example of Variable Accumulation Unit Value Calculation
Example of Variable Annuity Unit Calculation
Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contract and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated May 1, 2007 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (800) 752-7215.

To: Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Please send me a Statement of Additional Information for
Sun Life Financial Masters Choice Variable and Fixed Annuity
Sun Life of Canada (U.S.) Variable Account F.

Name        ________________________________________________

Address   _________________________________________________

                  _________________________________________________

City           ______________________   State ______   Zip ___________

Telephone _________________________________________________

APPENDIX A -
GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

ACCOUNT QUARTER: A three-month period, with the first Account Quarter beginning on your Issue Date.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days (366, if a leap year) from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Issue Date is on March 12, the first Account Year is determined from the Issue Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant (and while the Covered Person and all Owners are still alive) during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

ADJUSTED PURCHASE PAYMENTS: Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit."

*ANNUITANT: The person or persons to whom the first annuity payment is made. If either Annuitant dies prior to the Annuity Commencement Date, the surviving Annuitant will become the sole Annuitant.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the "designated beneficiary" for purposes of Section 72(s) of the Code in the event of the Participant's death. Notwithstanding the foregoing, if there is more than one Participant of a Non-Qualified Contract, the surviving Participant will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

COMPANY ("WE," "US," "SUN LIFE (U.S.)"): Sun Life Assurance Company of Canada (U.S.).

CONTRACT: Any Individual Contract, Group Contract, or Certificate issued under a Group Contract.

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract and whose medically necessary stay in a hospital or nursing facility may allow the Participant to be eligible for a waiver of the withdrawal charge. The Participant/Owner is the Covered Person unless there is a non-natural Owner, such as a trust, in which case the Annuitant is the Covered Person.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until such time as a written election is received by the Company or a distribution is required by law.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other information or documentation required by the Company that is necessary to make payment (e.g. taxpayer identification numbers, beneficiary names and addresses, state inheritance tax waivers, etc.).

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GROUP CONTRACT: A Contract issued by the Company on a group basis.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

ISSUE DATE: The date the Contract becomes effective which is the date we apply your initial Net Purchase Payment to your Account and issue your Contract. This is called the "Date of Coverage" in the Contract.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax.

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

OPEN DATE: The date your Application is received by the Company in good order.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

*PARTICIPANT: In the case of an Individual Contract, the owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are two Participants, the death benefit is paid upon the death of either Participant.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

RENEWAL DATE: The last day of a Guarantee Period.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund.

SURRENDER VALUE: The amount payable on full surrender of your Contract.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

YOU and YOUR: The terms "you" and "your" refer to "Owner," "Participant," and/or "Covered Person" as those terms are identified in the Contract.

*You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B -
WITHDRAWALS, WITHDRAWAL CHARGES & MARKET VALUE ADJUSTMENT

Part 1: Variable Account (the Market Value Adjustment does not apply to the Variable Account)

Withdrawal Charge Calculation:

Full Withdrawal:

Assume a Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents three examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.

						Payment
		Hypothetical		Cumulative	Free	Subject to	Withdrawal	Withdrawal
	Account	Account	Annual	Annual	Withdrawal	Withdrawal	Charge	Charge
	Year	Value	Earnings	Earnings	Amount	Charge	Percentage	Amount

(a)	1	$41,000	$1,000	$ 1,000	$ 6,000	$35,000	8.00%	$2,800
	2	$45,100	$4,100	$ 5,100	$ 6,000	$39,100	8.00%	$3,128
	3	$49,600	$4,500	$ 9,600	$ 9,600	$40,000	7.00%	$2,800
(b)	4	$52,100	$2,500	$12,100	$12,100	$40,000	6.00%	$2,400
	5	$57,300	$5,200	$17,300	$17,300	$40,000	5.00%	$2,000
	6	$63,000	$5,700	$23,000	$23,000	$40,000	4.00%	$1,600
	7	$66,200	$3,200	$26,200	$26,200	$40,000	3.00%	$1,200
(c)	8	$72,800	$6,600	$32,800	$32,800	$ 0	0.00%	$ 0

(a)
The free withdrawal amount in any year is equal to the greater of (1) the Contract's earnings that were not previously withdrawn, and (2) 15% of any Purchase Payments made in the last 7 Account Years ("New Payments"). In Account Year 1, the free withdrawal amount is $6,000, which equals 15% of the Purchase Payment of $40,000. On a full withdrawal of $41,000, the amount subject to a withdrawal charge is $35,000, which equals the Account Value of $41,000 minus the free withdrawal amount of $6,000.

(b)
In Account Year 4, the free withdrawal amount is $12,100, which equals the prior Contract's cumulative earnings to date. On a full withdrawal of $52,100, the amount subject to a withdrawal charge is $40,000.

(c)
In Account Year 8, the free withdrawal amount is $32,800, which equals the Contract's cumulative earnings to date. On a full withdrawal of $72,800, the amount subject to a withdrawal charge is $0, since the New Payments equal $0.

Partial Withdrawal

Assume a single Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fourth Account Year, and there are a series of 4 partial withdrawals made during the fourth Account Year of $4,000, $9,000, $12,000, and $20,000.

					Remaining
	Hypothetical				Free	Amount of			Hypothetical
	Account				Withdrawal	Withdrawal			Account
	Value				Amount	Subject to	Withdrawal	Withdrawal	Value
Account	Before		Cumulative	Amount of	After	Withdrawal	Charge	Charge	After
Year	Withdrawal	Earnings	Earnings	Withdrawal	Withdrawal	Charge	Percentage	Amount	Withdrawal
1	$41,000	$1,000	$ 1,000	$ 0	$6,000	$ 0	8.00%	$ 0	$41,000
2	$45,100	$4,100	$ 5,100	$ 0	$6,000	$ 0	8.00%	$ 0	$45,100
3	$49,600	$4,500	$ 9,600	$ 0	$9,600	$ 0	7.00%	$ 0	$49,600
(a) 4	$50,100	$ 500	$10,100	$ 4,000	$6,100	$ 0	6.00%	$ 0	$46,100
(b) 4	$46,900	$ 800	$10,900	$ 9,000	$ 0	$ 2,100	6.00%	$ 126	$37,900
(c) 4	$38,500	$ 600	$11,500	$12,000	$ 0	$11,400	6.00%	$ 684	$26,500
(d) 4	$26,900	$ 400	$11,900	$20,000	$ 0	$19,600	6.00%	$1,176	$ 6,900

(a)
In Account Year 4, the free withdrawal amount is $10,100, which equals the Contract's cumulative earnings to date. The partial withdrawal amount of $4,000 is less than the free withdrawal amount, so there is no withdrawal charge.

(b)
Since a partial withdrawal of $4,000 was taken, the remaining free withdrawal amount in Account Year 4 is $10,900 - $4,000 = $6,900. Therefore, $6,900 of the $9,000 withdrawal is not subject to a withdrawal charge, and $2,100 is subject to a withdrawal charge. Of the $13,000 withdrawn to date, $10,900 has been from the free withdrawal amount and $2,100 has been from deposits.

(c)
Since $10,900 of the 2 prior Account Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account year 4 is $11,500 - $10,900 = $600. Therefore, $600 of the $12,000 withdrawal is not subject to a withdrawal charge, and $11,400 is subject to a withdrawal charge. Of the $25,000 withdrawn to date, $11,500 has been from the free withdrawal amount and $13,500 has been from deposits.

(d)
Since $11,500 of the 3 prior Account Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account Year 4 is $11,900 - $11,500 = $400. Therefore, $400 of the $20,000 withdrawal is not subject to a withdrawal charge, and $19,600 is subject to a withdrawal charge. Of the $45,000 withdrawn to date, $11,900 has been from the free withdrawal amount and $33,100 has been from deposits. Note that if the $6,900 hypothetical Account Value after withdrawal was withdrawn, it would all be from deposits and subject to a withdrawal charge. The withdrawal charge would be 6% of $6,900, which equals $414. The total Account Year 4 withdrawal charges would then be $2,400, which is the same amount that was assessed for a full liquidation in Account Year 4 in the example on the previous page.

Part 2 - Fixed Account - Examples of the Market Value Adjustment ("MVA")

The MVA Factor is:

[(1 + I) ÷ (1 + J + b)](N/12) - 1

These examples assume the following:

(1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.
(2)	The date of surrender is 2 years from the Expiration Date (N = 24).
(3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.
(4)	The interest earned in the current Account Year is $674.16.
(5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.
(6)	Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.

The MVA factor =	[(1 + I) ÷ (1 + J + b)](N/12) - 1
=	[(1 + .06) ÷ (1 + .08)](24/12) - 1
=	(.981 2) - 1
=	.963 - 1
=	-.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x (-.037) = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x (-.037)  =  -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.

The MVA factor =	[(1 + I) ÷ (1 + J + b)](N/12) - 1
=	[(1 + .06) ÷ (1 + .05)](24/12) - 1
=	(1.010 2) - 1
=	1.019 - 1
=	.019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C -
OPTIONAL DEATH BENEFIT EXAMPLES

CALCULATION OF 5% PREMIUM ROLL-UP OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts. No withdrawals are made. The Owner dies in the ninth Account Year. The Account Value on the Death Benefit Date is $135,000, and the value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $145,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-Up Value *	=	$145,000
The Death Benefit Amount would therefore	=	$145,000

* The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $100,000 = $200,000.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $150,000 just prior to a $30,000 withdrawal. The Account Value on the Death Benefit Date is $90,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$ 90,000
Cash Surrender Value*	=	$ 89,950
Total of Adjusted Purchase Payments**	=	$ 80,000
5% Premium Roll-Up Value***	=	$116,000
The Death Benefit Amount would therefore	=	$116,000

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

** Adjusted Purchase Payments can be calculated as follows: Purchase Payments x (Account Value after withdrawal ÷y Account Value before withdrawal) = $100,000 x ($120,000 ÷ $150,000) = $80,000.

*** The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $80,000 = $160,000.

CALCULATION OF EEB PREMIER OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 9. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

-- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the basic death benefit plus the EEB Premier amount = $135,000 + $15,750 = $150,750.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts and that the Account Value is $135,000 just prior to a $20,000 withdrawal. The Account Value on the Death Benefit Date is $115,000. In addition, this Contract was issued prior to the owner's 70th birthday and death occurs in year 9.

The Death Benefit Amount will be the greatest of:
Account Value	=	$115,000
Cash Surrender Value*	=	$115,000
Total of Adjusted Purchase Payments**	=	$ 85,185
The Death Benefit Amount would therefore	=	$115,000

-- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$29,815
45% of the above amount	=	$13,417
Cap of 100% of Adjusted Purchase Payments	=	$85,185
The lesser of the above two amounts = the EEB Premier amount	=	$13,417

The total Death Benefit would be the amount paid on the basic death benefit plus the EEB Premier amount = $115,000 + $13,417 = $128,417.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

** Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal ÷ Account Value before withdrawal) = $100,000 x ($115,000 ÷ $135,000) = $85,185.

CALCULATION OF EEB PREMIER PLUS OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 9. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

--PLUS --

The EEB Premier Plus amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
75% of the above amount	=	$ 26,250
Cap of 150% of Adjusted Purchase Payments	=	$150,000
The lesser of the above two amounts = the EEB Premier Plus amount	=	$ 26,250

The total Death Benefit would be the amount paid on the basic death benefit plus the EEB Premier Plus amount = $135,000 + $26,250 = $161,250.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

CALCULATION OF EEB PREMIER WITH MAV OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The Maximum Anniversary Value on the Death Benefit Date is $145,000. Assume death occurs in Account Year 9. In addition, this Contract was issued prior to the owner's 70th birthday. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
Maximum Anniversary Value	=	$145,000
The Death Benefit Amount would therefore	=	$145,000

--PLUS--

The EEB Premier amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB Premier amount = $145,000 + $15,750 = $160,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

CALCULATION OF EEB PREMIER WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $145,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 9. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-up Value	=	$145,000
The Death Benefit Amount would therefore	=	$145,000

--PLUS--

The EEB Premier amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the 5% Roll-Up Rider plus the EEB Premier amount = $145,000 + $15,750 = $160,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX D -
SECURED RETURNS FOR LIFE BENEFIT

The following information applies to your Contract if you elected to participate in the Secured Returns for Life Optional Living Benefit Rider and did not replace it with the Secured Returns for Life Plus rider, which was available for such replacements for a limited period of time beginning in April 2006. (The Secured Returns for Life Plus rider is described under "Optional Living Benefit Rider: Secured Returns for Life Plus" in the prospectus to which this Appendix is attached.) The Secured Returns for Life rider is no longer available for sale on new Contracts. Since we are no longer offering this rider to new Owners, renewals of Secured Returns for Life are no longer available.

Secured Returns for Life ("Secured Returns for Life" or "Benefit") guarantees a return of your initial Purchase Payment (adjusted for subsequent Purchase Payments and withdrawals) during the accumulation period, regardless of the investment performance of the underlying funds, provided that you comply with certain requirements. The amount guaranteed can be greater than or less than your Account Value. The guaranteed amount can be paid out under a Guaranteed Minimum Accumulation Benefit ("AB") Plan, which provides for a return of your guaranteed amount on the AB Plan Maturity Date, or a Guaranteed Minimum Withdrawal Benefit ("WB") Plan, which provides for a return of your guaranteed amount through periodic withdrawals or, if you meet certain conditions, payments for life. Upon annuitization, Secured Returns for Life and any elected optional death benefit rider automatically terminate. (You should note that the benefit does not, in all cases, guarantee payments "for Life." Certain actions you take may reduce, or even exhaust, your benefit.)

We use the following definitions to describe how Secured Returns for Life works:

AB Plan Maturity Date	The date when the AB Plan matures which is on the 10th Account Anniversary, or if you elect to "step-up" your guaranteed values under the rider, 10 years from the date of the most recent step-up.

Guaranteed Living Benefit Amount (the "GLB amount"):
The minimum amount guaranteed under the Contract while you are participating in the AB Plan. The GLB amount is initially equal to your initial Purchase Payment, which is adjusted for any subsequent Purchase Payments, step-ups, and partial withdrawals. The GLB amount is also used to set the GLB Base, Lifetime Income Base, and RGLB amount on the date you elect the WB Plan.

Guaranteed Living Benefit Base (the "GLB Base"):
A value equal to the RGLB amount on the date you elect to participate in the WB Plan. The GLB Base is adjusted later for any subsequent Purchase Payments, step-ups, and partial withdrawals. The GLB Base is used to establish the Maximum WB Amount.

Lifetime Income Base:
A value equal to the RGLB amount on the later of the date you elect to participate in the WB Plan if you are age 60 or older and the first Account Anniversary after your 59th birthday. The Lifetime Income Base is adjusted later for any subsequent Purchase Payments, step-ups, and partial withdrawals. The Lifetime Income Base is used to establish the Maximum WB for Life Amount.

Maximum WB Amount:	The maximum guaranteed amount available for annual withdrawal until your RGLB amount has been reduced to zero. The annual Maximum WB Amount is equal to 5% of the GLB Base.

Maximum WB For Life Amount:
The maximum guaranteed amount available for annual withdrawal during your lifetime. The Maximum WB for Life Amount is equal to 4% or 5% of the current Lifetime Income Base depending upon the age of the Contract Owner on the date of the first withdrawal under the WB Plan or most recent Step-Up Date. If your Contract is co-owned, the age of the oldest co-owner will be used to determine the Maximum WB for Life Amount. (You should be aware that the Maximum WB for Life Amount is not a guaranteed amount. Certain actions you take could reduce the value of your Maximum WB for Life Amount to zero.)

Remaining Guaranteed Living Benefit (the "RGLB amount"):
If you elect the WB Plan, the minimum amount guaranteed under the Plan. The RGLB amount equals the GLB amount on the date you choose to participate in the WB Plan. This amount will be adjusted for subsequent Purchase Payments, step-ups, and partial withdrawals.

To participate in Secured Returns for Life, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the GMAB Maturity Date. The only Funds, dollar-cost averaging program options, and asset allocation models that currently qualify as "Designated Funds" are as follows:

Asset Allocation Models	Funds
Conservative Asset Allocation	Fidelity VIP Freedom 2010 Portfolio Service - Class 2
Conservative Moderate Asset Allocation	Fidelity VIP Freedom 2015 Portfolio Service - Class 2
Moderate Asset Allocation	Fidelity VIP Freedom 2020 Portfolio Service - Class 2
Moderate Aggressive Asset Allocation	Fidelity VIP Balanced Portfolio - Service Class 2
Sun Capital Balanced Return Model	MFS®/Sun Life Total Return Series - S Class
Build Your Portfolio	Oppenheimer Balanced Fund/VA - Service Shares

Dollar-Cost Averaging Program Options
6-Month DCA Guarantee Option
12-Month DCA Guarantee Option

One of the asset allocation models that qualifies as a Designated Fund is the portfolio model that applies to our "build your portfolio" program. That portfolio model and the "build your portfolio" program are described in "BUILD YOUR PORTFOLIO" in the Prospectus to which this Appendix is attached.

We reserve the right, in our sole discretion, to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change in the Designated Funds, your Account Value will remain in the previously available Designated Funds. However, any future transfers or Purchase Payments you make may only be allocated to the Designated Funds then available.

When you elected to participate in Secured Returns for Life, you were automatically enrolled in the AB Plan. At any time, you may elect instead, to receive your benefit under the WB Plan, provided that you make the election prior to the earliest of the Contract's maximum Annuity Commencement Date (the first day of the month following the youngest Annuitant's 95th birthday), the date you annuitize, and the date your AB Plan matures. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

Guaranteed Minimum Accumulation Benefit ("AB") Plan

Under its terms, the AB Plan matures on the AB Plan Maturity Date. On that date, we will credit your Account Value with any excess of your GLB amount over your Account Value after adjusting for any Contract charges or credits. Any such amount will be allocated on a pro rata basis to all Designated Funds in which you are invested at that time.

Your GLB amount is equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for step-ups (described under "Step -Up") and partial withdrawals. If you make one or more subsequent Purchase Payments during the 10-year period, the period will not restart. Rather, the percentage of guaranteed return for each subsequent Purchase Payment after the second Account Anniversary will be reduced depending upon the Account Year in which it was made, as follows:
Account Year in which Purchase Payment was made	Percentage added to the GLB amount
1-2	100%
3-5	85%
6-8	70%
9-10	60%

Note that the timing and amount of subsequent Purchase Payments and withdrawals may significantly affect the total Secured Returns for Life Benefit.

If your Account Value is greater than your GLB amount on the AB Plan Maturity Date, we will credit your Account Value with an amount equal to the charges you paid for Secured Returns for Life. For examples of how we calculate benefits under the AB Plan, see Examples 1 through 3 in this Appendix.

If you die while participating in the AB Plan, all benefits and charges under Secured Returns for Life will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary and elects to continue the Contract. In that case, your surviving spouse has two options under the Contract.

●
Your spouse can automatically continue in the AB Plan even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT" in the Prospectus to which this Appendix is attached.) The charges under Secured Returns for Life will be assessed against the enhanced Account Value. The GLB amount, however, will not be reset.

●
Your surviving spouse can elect to switch to the WB Plan; however, such election must be made prior to the earliest of annuitization, the maximum Annuity Commencement Date, and the scheduled AB Plan Maturity Date. The same WB Plan benefits will apply, except the surviving spouse will not be entitled to receive lifetime withdrawal benefits under the original optional living benefit rider.

If the Contract is not continued by your surviving spouse following your death while participating in the AB Plan, your Beneficiary may elect any available option under the Death Benefit provisions of the Contract.

Guaranteed Minimum Withdrawal Benefit ("WB") Plan

Under the terms of the WB Plan, you are guaranteed a return of your RGLB amount, even if your Account Value becomes zero. Each Account Year, during which the WB Plan is in effect, you can withdraw up to your Maximum WB Amount until your RGLB amount has been depleted. Once the RGLB amount is reduced to zero, your GLB Base is permanently set to zero as well. However, if you exceed your Maximum WB Amount in any one Account Year, your RGLB and future guaranteed withdrawals will be reduced in the manner described under "Withdrawals Under Secured Returns for Life."

The WB Plan also guarantees that, if you have chosen the WB Plan and if you are age 60 or older, you can withdraw up to your Maximum WB for Life Amount every Account Year that you are alive, even if your Account Value has been depleted. If you are younger than age 60, you may withdraw up to your Maximum WB for Life Amount every Account Year after your first Account Anniversary following your 59th birthday. If you exceed your Maximum WB for Life Amount in any one Account Year, the amount of your subsequent guaranteed lifetime withdrawals will be reduced in the manner discussed under "Withdrawals Under Secured Returns for Life."

Your Maximum WB Amount is a set dollar amount equal to 5% of your GLB Base. On the day you elect to participate in the WB Plan, we set your RGLB amount to equal your GLB amount as described under Guaranteed Minimum Accumulation Benefit ("AB") Plan. Your GLB Base also is set equal to the RGLB amount on the date you elect to participate in the WB Plan. This value is used to determine your Maximum WB Amount as discussed further below.

To calculate your Maximum WB for Life Amount, we must first determine your Lifetime Income Base. The Lifetime Income Base is an amount equal to the RGLB amount on:

●	the date you elected to participate in the WB Plan if you are age 60 or older on that date, or

●	your first Account Anniversary after your 59th birthday, if you are 59 or younger on the date you elect to participate in the WB Plan.

The Maximum WB for Life Amount will then be calculated, based upon your age on the date of the first withdrawal under the WB Plan, as follows:

Your Age on Date of First Withdrawal under WB Plan	Maximum WB for Life Amount
65 or older	5% of the Lifetime Income Base
64 or younger	4% of the Lifetime Income Base

You are not required to make any withdrawals after you have elected the WB Plan; however, each time you make a withdrawal, we determine whether the withdrawal has exceeded the Maximum WB Amount, the Maximum WB for Life Amount, or both. If you have exceeded the Maximum WB Amount or the Maximum WB for Life Amount, we determine the new maximum amount(s) for future withdrawals. In any one Account Year, withdrawals in excess of your Maximum WB Amount or your Maximum WB for Life Amount may reduce or eliminate your future guaranteed withdrawals, possibly reducing the guaranteed minimum withdrawal benefit to an amount less than the sum of your Purchase Payments. (See "Withdrawals Under Secured Returns for Life.")

Provided your RGLB amount and Account Value have not been reduced to zero, any Purchase Payment made after you have elected the WB Plan, and before your fourth Account Anniversary, will increase your RGLB amount, your GLB Base, and your Lifetime Income Base each by 100% of such Purchase Payment. Therefore, your Maximum WB Amount will equal 5% of your new GLB Base. Your Maximum WB for Life Amount will equal 4% or 5% of your new Lifetime Income Base, depending upon your age on the date of your first withdrawals under the WB Plan as shown in the above chart or your most recent "Step-Up Date," described under "Step-Up."

Under the WB Plan, after your fourth Account Anniversary, you may not make any additional Purchase Payments unless your benefit under the rider has been cancelled, terminated, or revoked. For examples of how we calculate benefits under the WB Plan, see Examples 4, 5, and 6 in this Appendix.

If you die while participating in the WB Plan, your Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract or, alternatively, to receive the Maximum WB Amount on an annual basis until the RGLB amount has been reduced to zero. If your surviving spouse is the sole Beneficiary and elects to continue the Contract, your surviving spouse can automatically continue to participate in the WB Plan, but lifetime withdrawal benefits will not be available to your spouse. All other benefits under the WB Plan will continue, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT" in the Prospectus to which this Appendix is attached.) The charges under Secured Returns for Life will be assessed against the enhanced Account Value. The RGLB amount, however, will not be reset.

Cost of the Secured Returns for Life Benefit Rider

Unlike other Contract charges, the charge for Secured Returns for Life will not be calculated as a percentage of average daily net assets as described under "Variable Accumulation Unit Value." Instead, the charge for the Benefit will be made as a specific deduction from the Account Value, taken on the last valuation day of the Account Quarter. The charge per year for Secured Returns for Life is currently equal to 0.50% of your Account Value. The quarterly charge will be determined by multiplying the Account Value at the end of the Account Quarter by 0.00125. (See Example 7 in this Appendix.) The specific amount of the quarterly charge will be reflected on your quarterly account statement.

We will continue to deduct this charge until:

●	you annuitize; or

●	under the provisions of Secured Returns for Life;

●	your benefit matures;

●	your benefit is revoked; or

●	your RGLB amount and your Lifetime Income Base are both reduced to zero under the WB Plan.

Cancellation of the Benefit (caused by a transfer out of the Designated Funds, a Purchase Payment allocation to a non-Designated Fund, or an assignment) will not terminate the charge until the 7th Account Anniversary.

Withdrawals Under Secured Returns for Life

All withdrawals under Secured Returns for Life are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge" in the Prospectus to which this Appendix is attached.) In addition, any withdrawals you take under Secured Returns for Life will reduce the value of your benefit under the rider. Such withdrawals affect your benefit differently depending upon whether you are participating in the AB Plan or the WB Plan. In either case, however, a withdrawal may reduce the value of the Benefit by an amount greater than the amount withdrawn.

Assume you are participating in the AB Plan. Any withdrawals you make will reduce the dollar value of your benefits under this rider proportionally to the amount withdrawn. For example, after a partial withdrawal, the new GLB amount will equal

old GLB amount	X	Account Value immediately after partial withdrawal Account Value immediately before partial withdrawal

Therefore, on your AB Maturity Date, instead of crediting your Account Value with the full amount of your benefit, we will reduce the amount we credit proportionally to the amount withdrawn.

Assume you are participating in the WB Plan and you want to receive the full amount of your guaranteed benefit over a period of years. To maximize your guaranteed benefit, you may withdraw no more than a specified amount each year. In other words, each year, you may withdraw no more than your Maximum WB Amount. Your guaranteed benefit amount (the RGLB amount) will be reduced dollar for dollar, but your Maximum WB Amount will remain unchanged. In other words, you will be able to take the same maximum amount each year until your guaranteed benefit amount is completely withdrawn.

If, however, in any one Account Year, you withdraw more than the current Maximum WB Amount, the dollar value of your guaranteed benefits will be reduced and the amount of each future annual guaranteed withdrawal will be less. Here is how we calculate the benefit reduction. Your new RGLB amount will be the lesser of:

●	your previous RGLB amount, reduced dollar for dollar by the amount of the withdrawal, and

●	your Account Value after the withdrawal.

Your new GLB Base will be the lesser of:

●	your previous GLB Base reduced dollar for dollar by the amount of the excess withdrawal, and

●	your Account Value after the withdrawal.

Your new Maximum WB Amount will be 5% of your new reduced GLB Base. Going forward, this will be the maximum amount that you can withdraw annually without further reducing your benefit.

The Maximum WB Amount is not cumulative. If you withdraw less than the Maximum WB Amount in any one Account Year, you cannot add that unused portion to withdrawals made in future years to increase the Maximum WB Amount.

Assume you are participating in the WB Plan and, instead, you want to receive a guaranteed annual amount for the rest of your life. To maximize your guaranteed benefit, you may withdraw no more than a specified amount each year. Under this scenario, you may withdraw no more than your Maximum WB for Life Amount. Your guaranteed benefit amount (the RGLB amount) will be reduced dollar for dollar, but your Maximum WB for Life Amount will remain unchanged. In other words, you will be able to take the same maximum amount each year as long as you are alive, subject to the other terms and conditions described herein.

If, however, in any one Account Year, you withdraw more than the current Maximum WB for Life Amount, the dollar value of your guaranteed benefits will be reduced and the amount of each future annual guaranteed withdrawal will be less. Here is how we calculate the benefit reduction. Your new Lifetime Income Base will be the lesser of:

●	your previous Lifetime Income Base reduced dollar for dollar by the amount of the excess withdrawal, and

●	the Account Value after the withdrawal.

A new Maximum WB for Life Amount will be determined based upon your age on the date of the first withdrawal under the WB Plan (or your age on the most recent "Step-Up Date," if later) as follows:

Your Age on the later of Date of First Withdrawal under WB Plan or Most Recent Step-Up Date	New Maximum WB for Life Amount
65 or older	5% of the new Lifetime Income Base
64 or younger	4% of the new Lifetime Income Base

The Maximum WB for Life Amount is not cumulative. That is to say, the unused portion in any Account Year cannot be applied in future years to increase the Maximum WB for Life Amount.

In general when participating in the WB Plan, you should keep the following in mind:

● A withdrawal in excess of the Maximum WB Amount or the Maximum WB for Life Amount might reduce or eliminate your Secured Returns for Life Benefits.

●
If your Account Value drops to zero and, in the same year, you withdraw more than your Maximum WB Amount or your Maximum WB for Life Amount, your benefits under Secured Returns for Life will terminate.

●
If your Account Value drops to zero but you did not, in the same year, withdraw more than your Maximum WB Amount or your Maximum WB for Life Amount, your benefits under Secured Returns for Life will continue. However, no subsequent Purchase Payment will be accepted, no death benefit or annuity benefits will be payable, and all benefits under your Contract, except the right to continue annual withdrawals under this rider, will terminate. You will have two choices:

(1)
You could choose to receive the Maximum WB for Life Amount, if any, until an Owner dies. In that case, after the death of an Owner, your beneficiary receives the Maximum WB Amount until the RGLB amount, if any, is reduced to zero.

(2) You (or your beneficiary if an Owner has died) could choose to receive the Maximum WB Amount until the RGLB amount, if any, is reduced to zero.

If you do not make a choice, we will default you to option 1.

For examples showing how withdrawals affect your benefits under the WB Plan, see Examples 10, 11, and 12 in this Appendix.

Annuitization Under the WB Plan

Under the WB Plan, if your RGLB Amount and your Account Value are greater than zero on the maximum Annuity Commencement Date, you may annuitize your Contract rather than receiving periodic payments under the WB plan. If no prior election to annuitize is on file with the Company, on the maximum Annuity Commencement Date, you may elect to:

●	annuitize your Contract;

●	surrender your Contract;

●	receive the Maximum WB Amount each year until the RGLB amount is reduced to zero; or

●	receive the Maximum WB for Life Amount each year until an Owner dies and, thereafter, allow the beneficiary to receive the Maximum WB Amount until the RGLB amount, if any, is reduced to zero.

Regardless of whether you elect to annuitize, surrender or receive payments under the WB plan, all other Contract benefits, including the Death Benefit, will terminate on the Annuity Commencement Date. If you fail to make an election, we will automatically annuitize your Contract and provide a life annuity with 120 monthly payments certain.

Cancellation and Revocation of Secured Returns for Life

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If, however, you transfer some or all of your Account Value out of the Designated Funds, Secured Returns for Life will be automatically cancelled. Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, Secured Returns for Life will be cancelled. An assignment of ownership of the Contract will also cancel Secured Returns for Life.

Once Secured Returns for Life has been cancelled, it cannot be reinstated. After cancellation, you will continue to pay the annual charge for Secured Returns for Life until your 7th Account Anniversary.

Anytime after your 7th Account Anniversary, you may revoke Secured Returns for Life. Once revoked, Secured Returns for Life may not be reinstated. After Secured Returns for Life has been revoked, all benefits and charges will end.

Step-Up

On or after your third Account Anniversary, you may elect to increase your guaranteed amount to your then current Account Value ("step-up"). Currently, this step-up election may be made on any day after your third Account Anniversary. (We reserve the right to require step-up elections to occur only within 30 days following the third or any subsequent Account Anniversary.)

If you are participating in the AB Plan, on the day we receive your step-up election notice in good order (the "Step-Up Date"), we will increase your GLB amount to an amount equal to your Account Value on the Step-Up Date. If you elect to step-up, at least 3 full years from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up if:

●	your current Account Value is greater than the current GLB amount, and

●	your Account Value is $5,000,000 or less on your Step-Up Date.

If you are participating in the WB Plan on the Step-Up Date, we will step up your GLB Base, your RGLB amount, and your Lifetime Income Base to an amount equal to your Account Value on that date. If you elect to step-up, at least 3 full years from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up if:

●	your current Account Value is greater than the current GLB Base and the current Lifetime Income Base, and

●	your Account Value is $5,000,000 or less on your Step-Up Date.

For purposes of determining the above $5,000,000 limits, we reserve the right to aggregate your Account Value with the account values of all other Sun Life variable annuity contracts you own.

If you are in the AB Plan, your Step-Up Date must be at least 10 years prior to your maximum Annuity Commencement Date. If you have selected an Annuity Commencement Date that is prior to the maximum Annuity Commencement Date but is less than 10 years after your Step-Up Date, we will automatically extend your Annuity Commencement Date to equal your AB Plan Maturity Date.

Without a step-up, your benefit under the AB Plan will "mature" on the 10th Account Anniversary (the date we credit your Account with any excess of your GLB amount over your Account Value or refund your Secured Returns for Life Rider charge, i.e. the "AB Plan Maturity Date"). If you elect to step-up your GLB amount, the term of your benefit under the AB Plan will change. After you make a step-up election, your benefit under the AB Plan will mature 10 years from the Step-Up Date, unless you elect the WB Plan any time before the AB Plan matures. (See Examples 13, 14, and 15 in this Appendix.)

Following your step-up election, the rider fee will be changed to an amount that may be higher than your current fee as set forth above. The rider fee after the step-up will be set by us, based upon current market conditions, at the time of the step-up.

If you have been receiving benefits under the WB Plan, a step-up will change your Maximum WB Amount and your Maximum WB for Life Amount. Your Step-Up Date must be a date prior to your maximum Annuity Commencement Date. After the step-up, your Maximum WB Amount will be 5% of the new GLB Base, and your Maximum WB for Life Amount will be 4% or 5% of your new Lifetime Income Base depending upon your age. If you are 65 or older on the Step-Up Date and your Maximum WB for Life Amount has been equal to 4% of your GLB Base, your Maximum WB for Life Amount will be increased to 5% of your GLB Base. Note that, if you step-up in a particular Account Year, any withdrawals previously made in that Account Year are applied against your new Maximum WB Amount and your new Maximum WB for Life Amount. (See Example 14 in this Appendix.)

If your benefit is under the AB Plan, at the time of step-up, you can still change to the WB Plan at a later date, subject to the applicable age restrictions described under "Guaranteed Minimum Withdrawal Benefit ("WB") Plan." (See Examples 14 and 15 in this Appendix.)

Subsequent Purchase Payments After a Step-Up

Under the WB Plan, subsequent Purchase Payments after a step-up will increase, on a dollar for dollar basis, the RGLB amount, the GLB Base, and the Lifetime Income Base. After your fourth Account Anniversary, if you are participating in the WB Plan, subsequent Purchase Payments are not allowed.

Under the AB Plan, after your step-up election, any subsequent Purchase Payment will increase the GLB amount under your AB Plan by a specified percentage of the subsequent Purchase Payment. The percentage guaranteed depends upon the "Step-Up Year" in which the Payment was made. (A "Step-Up Year" is the 365-day period (366, if a leap year) commencing on your Step-Up Date.) The example below illustrates how we determine the percentage guaranteed after a subsequent Purchase Payment:

Assume you purchased a Contract on July 1, 2005, and elected to step-up your Contract on October 1, 2010. Under the AB Plan that you have elected, your benefit matures on October 1, 2020. For any subsequent Purchase Payments you make, your GLB amount would increase by the following percentages of such Purchase Payments:

Step-Up Year	Payments Made Between	Percentage Added to the GLB amount
1	10/02/10 - 10/01/11	100%
2	10/02/11 - 10/01/12	100%
3	10/02/12 - 10/01/13	85%
4	10/02/13 - 10/01/14	85%
5	10/02/14 - 10/01/15	85%
6	10/02/15 - 10/01/16	70%
7	10/02/16 - 10/01/17	70%
8	10/02/17 - 10/01/18	70%
9	10/02/18 - 10/01/19	60%
10	10/02/19 - 10/01/20	60%

Thus, only 70% of a subsequent Purchase Payment made on October 2, 2015, would be guaranteed whereas 85% of a subsequent Purchase Payment made on October 1, 2015, would be guaranteed. It may be disadvantageous for you to make any such Purchase Payments that increase the GLB amount by less than 100% of the payment.

Refund of Secured Returns for Life Charges Under the AB Plan

If your Contract remains in the AB Plan until the AB Plan Maturity Date, and the Account Value is greater than or equal to the GLB amount, then we will refund the charges you have paid for Secured Returns for Life ("Refund Amount") by crediting the Refund Amount to your Account Value. The Refund Amount will be allocated on a pro rata basis to the Designated Funds in which you are invested on such AB Plan Maturity Date. No refund of the Secured Returns for Life rider charges will be made if you change from the AB Plan to the WB Plan.

Certain Tax Considerations

Certain tax considerations may be important to you in connection with a living benefit rider, such as Secured Returns for Life. For a discussion of some of these considerations, please refer to "TAX ISSUES UNDER OPTIONAL LIVING BENEFIT RIDERS" and "TAX CONSIDERATIONS - Impact of Optional Death Benefit and Optional Living Benefit Riders" in the Prospectus to which this Appendix is attached.

In this connection, under "TAX ISSUES UNDER OPTIONAL LIVING BENEFIT RIDERS" you should refer to "Tax Issues Under Secured Returns for Life Plus," for a discussion of the treatment of RMD distributions under a living benefit rider. Although that discussion is phrased in terms of the Secured Returns for Life Plus rider, it also applies to the Secured Returns for Life rider.

ALL OF THE FOLLOWING EXAMPLES ARE BASED UPON THE ASSUMPTION THAT YOU PURCHASED A CONTRACT ON JANUARY 1, 2006 WITH AN INITIAL PURCHASE PAYMENT OF $100,000 AND YOU ELECTED SECURED RETURNS FOR LIFE. YOUR INITIAL GLB AMOUNT EQUALS YOUR PURCHASE PAYMENT AMOUNT OF $100,000.

EXAMPLE 1: Calculation of Benefits under AB Plan.

●	Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance.
●	Assume that on January 1, 2016, your Account Value is $85,000. Assume that your total rider charges to date are $4,625.
●	Because your Account Value is less than your GLB amount by $15,000 [$100,000 - $85,000], an amount equal to $15,000 will be deposited into your Contract.

EXAMPLE 2: Calculation of Benefits under AB Plan with Subsequent Purchase Payments.

●	Assume that you did not elect the WB Plan at any time and that your Designated Funds had low investment performance.
●	On June 1, 2010, you make an additional $80,000 Purchase Payment.
●
Because the subsequent Purchase Payment was made in the fifth Account Year, we guarantee the return of 85% of that Purchase Payment, or $68,000. On June 1, 2010, your GLB amount is $168,000 [$100,000 + ($80,000 x 85%)].

●	Assume that on January 1, 2016, your Account Value is $150,000. Assume that your total rider charges to date are $6,725.
●	Because your Account Value is less than your GLB amount by $18,000 [$168,000 - $150,000], an amount equal to $18,000 will be deposited into your Contract.

EXAMPLE 3: Calculation of Benefits under AB Plan with Subsequent Purchase Payment; Refund Applies.

●	Assume that you did not elect the WB Plan at any time and that your Designated Funds had low investment performance.
●	On June 1, 2010, you make an additional $80,000 Purchase Payment.
●
Because the subsequent Purchase Payment was made in the fifth Account Year, we guarantee the return of 85% of that Purchase Payment, or $68,000. On June 1, 2010, your GLB amount is $168,000 [$100,000 + ($80,000 x 85%)].

●	Assume that on January 1, 2016, your Account Value is $200,000. Assume that your total rider charges to date are $7,500.
●
Because your Account Value is greater than your GLB amount by $32,000 [$200,000 - $168,000], your Contract will be credited with an amount equal to the rider charges you have paid [$7,500], increasing your Account Value to $207,500.

EXAMPLE 4: Calculation of Benefits under WB Plan; Lifetime Withdrawals.

●	Assume you are age 60 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB for Life Amount annually.
●	On January 1, 2006:
●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 60].
●	On December 31, 2006, after your first systematic withdrawal of $4,000:
●	Your Account Value is reduced by the amount of the withdrawal [$4,000].
●	Your GLB amount, reduced by the amount of the withdrawal, is $96,000 [$100,000-$4,000].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is $100,000 because you did not withdraw more than your Maximum WB for Life Amount.
●
Assume you take only annual systematic withdrawals of $4,000 for a total of 20 years. Assume you make no subsequent Purchase Payments. Assume that, because of poor investment performance of your Designated Funds, your Account Value equals zero. On December 31, 2025:

●	Your Account Value equals zero.
●	Your GLB amount, reduced by the amount of the total withdrawal, is $20,000 [$100,000-($4,000 x 20)].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount in any Account Year.
●	Your Lifetime Income Base is still $100,000 because you did not withdraw more than your Maximum WB for Life Amount in any Account Year.
Even though your rights under the annuity Contract terminated when the Account Value became zero, we will continue to make payments to you. At this point, however, you must choose between:

(1) withdrawing the Maximum WB for Life Amount each year until an Owner dies or
(2) withdrawing your Maximum WB Amount each year until your GLB amount is reduced to zero.

●	Assume you elect to take annual payments of your Maximum WB for Life Amount. On December 31, 2030, when your GLB amount is reduced to zero:
●	Your Account Value equals zero.
●	Your GLB amount equals zero.
●	Your GLB Base equals zero because your GLB amount equals zero.
●	Your Lifetime Income Base is still $100,000 because you did not withdraw more than your Maximum WB for Life Amount in any Account Year.
You will continue to receive $4,000 per year as long as you are alive.

EXAMPLE 5: Calculation of Benefits under WB Plan; Early Withdrawals.

●	Assume you are age 56 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB Amount annually.
●	On January 1, 2006:
●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is zero because you have not passed your first Account Anniversary after your 59th birthday.
●	Your Maximum WB for Life Amount is zero [4% of your Lifetime Income Base].
●	On December 31, 2006, after your first systematic withdrawal of $5,000, your Maximum WB Amount:
●	Your Account Value is reduced by the amount of the withdrawal [$5,000].
●	Your GLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is zero because you have not passed your first Account Anniversary after your 59th birthday.
●
Assume you take only systematic withdrawals of $5,000 for a total of 3 years. Assume you make no subsequent Purchase Payments. On December 1, 2008, you celebrate your 59th birthday. On January 1, 2009:

●	Your Account Value has been reduced by the amount of the total withdrawals [$15,000].
●	Your GLB amount, reduced by the amount of the total withdrawal, is $85,000 [$100,000-($5,000 x 3)].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount in any Account Year.
●	Your Lifetime Income Base is set at $85,000 [an amount equal to the GLB amount on your first Account Anniversary after your 59th birthday].
●	Your Maximum WB for Life Amount is $3,400 [4% of your Lifetime Income Base because you are less than 65 years old].
●
Assume you elect to take only annual systematic withdraws of no more than your Maximum WB for Life Amount [$3,400] for an additional 20 years. Assume you make no subsequent Purchase Payments, and that your Account Value reduces to zero. On December 31, 2028:

●	Your Account Value equals zero.
●	Your GLB amount, reduced by the amount of the total withdrawals, is $17,000 [85,000 - ($3,400 x 20)].
●	Your GLB Base is still $100,000 because you did not withdraw more than the Maximum WB Amount in any Account Year.
●	Your Lifetime Income Base is still $85,000 because you did not withdraw more than the Maximum WB for Life Amount in any Account Year.

●	Assume you elect to take annual payments of your Maximum WB for Life Amount until your GLB amount is reduced to zero in 2033.
●	Your Account Value equals zero.
●	Your GLB amount equals zero.
●	Your GLB Base equals zero because your GLB amount equals zero.
●	Your Lifetime Income Base is still $85,000 because you did not withdraw more than your Maximum WB for Life Amount.
You will continue to receive $3,400 per year as long as you are alive.

EXAMPLE 6: Calculation of Benefits under WB Plan with Subsequent Purchase Payments; Lifetime Withdrawals.

●	Assume you are age 60 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB for Life Amount annually.
●	On January 1, 2006:
●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 60].
●	On December 31, 2006, after your first systematic withdrawal of $4,000:
●	Your Account Value is reduced by the amount of the withdrawal [$4,000].
●	Your GLB amount, reduced by the amount of the withdrawal, is $96,000 [$100,000-$4,000].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is $100,000 because you did not withdraw more than your Maximum WB for Life Amount.
●
Assume you take only annual systematic withdrawals of $4,000 for a total of 4 years. Assume you make a subsequent Purchase Payment of $50,000, in your 4th Account Year. Assume also that, immediately before the subsequent Purchase Payment, your Account Value was $80,000. On December 31, 2009:

●	Your Account Value equals $130,000 [$80,000 + $50,000].
●	Your GLB amount, reduced by the amount of the total withdrawals and increased by the subsequent Purchase Payment, is $134,000 [$100,000 - ($4,000 x 4) + $50,000].
●	Your GLB Base, increased by the subsequent Purchase Payment, is $150,000.
●	Your Maximum WB Amount is $7,500 [5% of your new GLB Base].
●	Your Lifetime Income Base, increased by the subsequent Purchase Payment, is $150,000.
●	Your Maximum WB for Life Amount is $6,000 [4% of your new Lifetime Income Base].

You may increase your annual systematic withdrawals to $6,000 without any effect on your future lifetime benefits.

●
Assume you elect to take only annual systematic withdraws of no more than your Maximum WB for Life Amount [$6,000] for an additional 20 years. Assume you make no subsequent Purchase Payments, and that your Account Value reduces to zero. On December 31, 2029:

●	Your Account Value equals zero.
●	Your GLB amount, reduced by the amount of the total withdrawals is $14,000 [$134,000 - ($6,000 x 20)].
●	Your GLB Base is still $150,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is $150,000 because you did not withdraw more than your Maximum WB for Life Amount in any Account Year.
Even though your rights under the annuity Contract terminated when the Account Value became zero, we will continue to make payments to you. At this point, however, you must choose between:

(1) withdrawing the Maximum WB for Life Amount each year until an Owner dies or
(2) withdrawing your Maximum WB Amount each year until your GLB amount is reduced to zero.

●	Assume you elect to take annual payments of your Maximum WB for Life Amount of $6,000 until your GLB amount is reduced to zero in 2032.
●	Your Account Value equals zero.
●	Your GLB amount equals zero.
●	Your GLB Base equals zero because your GLB amount equals zero.
●	Your Lifetime Income Base is still $150,000 because you did not withdraw more than your Maximum WB for Life Amount.
You will continue to receive $6,000 per year as long as you are alive.

EXAMPLE 7: Calculation of Explicit Rider Charges.

●
Assume that you did not elect the WB plan at any time. Assume that your Account Value increases at an annual rate of 5% per year throughout the next ten years. Also assume that you do not elect to step-up at any time.

●
On March 31, 2006, your Account Value before the charge for Secured Returns for Life is taken is $101,196.79. The charge deducted on March 31, 2006 is $126.50 ($101,196.79 x .00125). Therefore, your ending Account Value on March 31, 2006 is $101,070.29 ($101,196.79 - $126.50).

●
On June 30, 2006, your Account Value before the charge for Secured Returns for Life is taken is $102,307.23. The fee deducted on June 30, 2006 is $127.88 ($102,307.23 x .00125). Therefore, your ending Account Value on June 30, 2006 is $102,179.35 ($102,307.23 - $127.88).

●
On September 30, 2006, your Account Value before the charge for Secured Returns for Life is taken is $103,443.69. The fee deducted on September 30, 2006 is $129.30 ($103,443.69 x .00125). Therefore, your ending Account Value on September 30, 2006 is $103,314.39 ($103,443.69 - $129.30).

●
This pattern continues until the maturity date for your Benefit of January 1, 2016. On that date, your Account will be credited with a payment. If your current Account Value is less than your current GLB amount, then your Account will be credited with the difference between these two amounts. If your current Account Value is greater than your current GLB amount, then your Account will be credited with the sum of all of Secured Returns for Life charges that have been made. Note that if Secured Returns for Life was revoked or cancelled before the maturity date for your Benefit of January 1, 2016, then no Secured Returns for Life credit will be made to your Account.

EXAMPLE 8: Withdrawals under the AB Plan; low investment performance.

●	Assume that you did not elect the WB plan at any time.
●	Assume that on January 1, 2007, you withdraw 10% of your Account Value of $110,000 (or $11,000). Your Account Value is now $99,000.
●	On January 1, 2007, your GLB amount will be reset to $90,000. This equals the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $100,000 x [$99,000 ÷ $110,000].
●	Assume you make no more withdrawals or Purchase Payments and that your Account Value on January 1, 2016 is $87,000. Assume that your total rider charges to date are $4,710.
●	Since your Account Value is less than your GLB amount by $3,000, an amount equal to $3,000 will be deposited into your Contract ($90,000 - $87,000).

EXAMPLE 9: Withdrawals with Subsequent Purchase Payments under the AB Plan; low investment performance.

●	Assume that you did not elect the WB Plan at any time.
●	On June 1, 2010, you make an additional $80,000 Purchase Payment.
●	On June 1, 2010, your GLB amount is $168,000 [$100,000 + ($80,000 x 85%)].
●	Assume that, on June 1, 2012, you withdraw $40,000 and that your Account Value is $240,000 at this time. After the withdrawal, your Account Value is $200,000.
●	On June 1, 2012, your GLB amount is reset to $140,000. This equals the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $168,000 x [$200,000 ÷ $240,000].
●	Assume you make no more withdrawals or Purchase Payments and that your Account Value on January 1, 2016, is $125,000. Assume that your total rider charges to date are $7,200.
●	Since your Account Value is less than your GLB amount by $15,000, an amount equal to $15,000 will be deposited into your Contract ($140,000 - $125,000).

EXAMPLE 10: Withdrawals under WB Plan Exceeding Maximum WB for Life Amount; Poor Investment Performance.

●
Assume you are age 63 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB Amount annually. Assume that your Designated Funds have had poor investment performance, losing 2% a year over the course of the Contract. On January 1, 2006:

●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 63].
●	On December 31, 2006, after you take your first systematic withdrawal of $5,000, your Account Value is $93,000:
●	Your GLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●
Your Lifetime Income Base is reduced to $93,000 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$100,000 - ($5,000 - $4,000)] and (2) your new Account Value [$93,000]].

●	Your Maximum WB for Life Amount is $3,720 [4% of your new Lifetime Income Base].
●
Assume you make no subsequent Purchase Payments, but you take annual systematic withdrawals of $5,000 for a total of 16 years. Because of poor investment performance of your Designated Funds, your Account Value decreases to $3,330. In addition, because you have taken withdrawals in excess of the Maximum WB for Life Amount, your Lifetime Income Base is now $3,330. Your Maximum WB for Life Amount is now 4% or $3,330 or $133.

●	Assume you Designated Funds earn -2% in Account Year 17, and that you take another $5,000 withdrawal. On December 31, 2022:
●	Your Account Value is zero.
●	Your GLB amount is $15,000 [$100,000 - ($5,000 x 17)].
●	Your GLB Base is still $100,000 because you withdrew no more than the Maximum WB Amount.
●	Your Lifetime Income Base is zero [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$3,330 - ($5,000 - $133)] and (2) your new Account Value [$0]].
●	Your Maximum WB Amount is still $5,000 [5% of your GLB Base].
●	Your Maximum WB for Life Amount equals zero [4% of your new Lifetime Income Base].

Even though your Contract has terminated because your Account Value has reduced to zero, we will pay you the Maximum WB Amount of $5,000 per year for three more years, until your GLB amount is reduced to zero.

EXAMPLE 11: Withdrawals under WB Plan Exceeding Maximum WB for Life Amount; Positive Investment Performance.

●
Assume you are age 63 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB Amount annually. Assume that your Designated Funds have had positive investment performance, gaining 2% a year over the course of the Contract. On January 1, 2006:

●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 63].
●	On December 31, 2006, after you take your first systematic withdrawal of $5,000, your Account Value is $97,000:
●	Your GLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●
Your Lifetime Income Base is reduced to $97,000 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$100,000 - ($5,000 - $4,000)] and (2) your new Account Value [$97,000]].

●	Your Maximum WB for Life Amount is $3,880 [4% of your new Lifetime Income Base].
●
Assume you make no subsequent Purchase Payments, but you take annual systematic withdrawals of $5,000 for a total of 19 years. Your GLB amount has been reduced to $5,000 [$100,000 - ($5,000 x 19)]. Because of good investment performance of your Designated Funds, your Account Value is now $31,478. In addition, because you have taken withdrawals in excess of the Maximum WB for Life Amount, your Lifetime Income Base is also now $31,478. Your Maximum WB for Life Amount is now 4% of $31,478, or $1,259.

●	Assume your Designated Funds earn 2% in Account Year 20, and that you take another $5,000 withdrawal. On December 31, 2025:
●	Your Account Value is $27,108.
●	Your GLB amount is zero [$5,000 remaining - $5,000 withdrawal].
●	Your GLB Base is zero because your GLB amount is equal to zero.
●	Your Lifetime Income Base is $27,108 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$31,478 - ($5,000 - $1,259)] and (2) your new Account Value [$27,108]].
●	Your Maximum WB for Life Amount equals $1,084 [4% of your new Lifetime Income Base of $27,108].

Because your Lifetime Income Base is greater than zero, you may take annual withdrawals up to the Maximum WB for Life Amount until you die or annuitize. If your Account Value is reduced to zero by a withdrawal that does not exceed you Maximum WB for Life Amount, we will continue to pay your then current Maximum WB for Life Amount each year as long as you are alive. If your Account Value is reduced to zero by a withdrawal that exceeds your Maximum WB for Life Amount, your Lifetime Income Base will be reduced to zero, your Maximum WB for Life Amount will become zero, and no more benefits will be paid.

EXAMPLE 12: Withdrawals under WB Plan Exceeding Maximum WB Amount.

●
Assume you are age 63 at issue. Also assume that you elect the WB plan on January 1, 2006. Assume that your Designated Funds have had poor investment performance, losing 2% a year over the course of the Contract. On January 1, 2006:

●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 63].
●	On December 31, 2006, after you take a withdrawal of $6,000, your Account Value is $92,000:
●	Your GLB amount is reduced to $92,000 [the lesser of (1) your current GLB amount minus the withdrawal [$100,000-$6,000] and (2) your new Account Value [$92,000]].
●	Your GLB Base is reduced to $92,000 [the lesser of (1) your current GLB Base minus the excess withdrawal [$100,000 - ($6,000 - $5,000)] and (2) your new Account Value [$92,000]].
●	Your Maximum WB Amount is now $4,600 [5% of your GLB Base].
●
Your Lifetime Income Base is reduced to $92,000 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$100,000 - ($6,000 - $4,000)] and (2) your new Account Value [$92,000]].

●	Your Maximum WB for Life Amount is $3,680 [4% of your new Lifetime Income Base of $92,000].
●
Assume you make no subsequent Purchase Payments, but you take annual systematic withdrawals of $6,000 for a total of 13 years. Due to the of poor investment performance of your Designated Funds, your Account Value is now $7,609. Because you have taken withdrawals in excess of your Maximum WB Amount, your GLB amount is also now $7,609. Because you have taken withdrawals in excess of your Maximum WB Amount, your GLB Base is also now $7,609. Your Maximum WB Amount is 5% of $7,609, or $380. Because you have taken withdrawals in excess of your Maximum WB for Life Amount, your Lifetime Income Base is also now $7,609. Your Maximum WB for Life Amount is 4% of $7,609, or $304.

●	Assume your Designated Funds earn -2% in Account Year 14, and that you take another $6,000 withdrawal. On December 31, 2022:
●	Your Account Value is $1, 457 [$7,609 x (1 - 0.02) - $6,000].
●	Your GLB amount is $1,457 [the lesser of (1) your current GLB amount minus the withdrawal amount ($7,609 - $6,000) and (2) your new Account Value ($1,457)].
●	Your GLB Base is $1,457 [the lesser of (1) your current GLB Base minus the excess withdrawal [$7,609 - $6,000 - $380)] and (2) your new Account Value ($1,457)].
●	Your Maximum WB Amount equals $73 [5% of your new Lifetime Income Base].
●	Your Lifetime Income Base is $1,457 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$7,609 - ($6,000 - $304)] and (2) your new Account Value [$1,457]].
●	Your Maximum WB for Life Amount equals $58 [4% of your new Lifetime Income Base of $1,457].

Because your GLB Base is greater than zero, you may take annual withdrawals up to the Maximum WB Amount until your GLB amount becomes zero. Because your Lifetime Income Base is greater than zero, you may take annual withdrawals up to the Maximum WB for Life Amount until you die or annuitize. Any withdrawal you take that is greater than your Maximum WB Amount will reduce your GLB Base (and hence, give you a new, reduced Maximum WB Amount). Any withdrawal you take that is greater than your Maximum WB for Life Amount will reduce your Lifetime Income Base (and hence, give you a new, reduced Maximum WB for Life Amount).

If your Account Value is reduced to zero by a withdrawal that does not exceed your Maximum WB for Life Amount, you must choose between:

(1)	withdrawing the Maximum WB for Life Amount each year until an Owner dies, or
(2)	withdrawing your Maximum WB Amount each year until your GLB amount is reduced to zero.

If your Account Value is reduced to zero by a withdrawal that exceeds your Maximum WB for Life Amount but does not exceed your Maximum WB Amount, your Lifetime Income Base will become zero, but we will continue to pay your then current Maximum WB Amount each year until your GLB is reduced to zero.

If your Account Value is reduced to zero by a withdrawal that exceeds both your Maximum WB for Life Amount and your Maximum WB Amount, your Lifetime Income Base, your GLB amount, and your GLB Base will all be reduced to zero, your Maximum WB for Life Amount and your Maximum WB Amount will both become zero, and no more benefits will be paid.

EXAMPLE 13: Step-up elected under AB Plan.

●
Assume that you did not elect the WB plan at any time. Assume that your Account Value was $150,000 on January 1, 2009. Since this amount is greater than your GLB amount, you may step-up to a new 10-year period, with a new GLB amount of $150,000. Assume that you elect to step-up.

●
Your Maturity Date is reset to January 1, 2019 (ten years after the date of the step-up). Assume that on January 1, 2019, your Account Value is $130,000. Assume that your total rider charges to date are $8,875.

●	Since your Account Value is lower than your stepped-up GLB by $20,000, an amount equal to $20,000 will be deposited into your Contract ($150,000 - $130,000).

EXAMPLE 14: Step-up elected under WB Plan.

●
Assume you are age 65 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB Amount annually. Assume that your Designated Funds have had good investment performance, gaining 6% a year over the course of the Contract. On January 1, 2006:

●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base because you are age 65].
●	On December 31, 2006, after you take your first systematic withdrawal of $5,000, your Account Value is $101,000:
●	Your GLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 because you withdrew no more than your Maximum WB for Life Amount.
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base].
●	Assume you make no subsequent Purchase Payments, but you take systematic withdrawals of $5,000 for a total of 3 years. On December 31, 2008:
●	Your Account Value is $103,184.
●	Your GLB amount is $85,000 [$100,000 - ($5,000 x 3)].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is still $100,000 because you withdrew no more than your Maximum WB for Life Amount.
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base].

Because your Account Value is greater than your GLB amount, your GLB Base, and your Lifetime Income Base, you may step-up your GLB amount, your GLB Base, and your Lifetime Income Base each to an amount equal to your current Account Value. Assume you elect to step-up. On January 1, 2009*:

●	Your Account Value is $103,184.
●	Your GLB amount is $103,184.
●	Your GLB Base is $103,184.
●	Your Maximum WB Amount is $5,159 [5% of your new GLB Base].
●	Your Lifetime Income Base is $103,184.
●	Your Maximum WB for Life Amount is $5,159 [5% of your new Lifetime Income Base].
*
Note: Assume instead that you elected to step-up sometime in 2009 after your withdrawal of $5,000 was taken and that your Account Value at the time of the step-up was $103,184. Your new Maximum WB Amount and new Maximum WB for Life amount would apply so that you could withdraw an additional $159 without exceeding your maximum amounts.

EXAMPLE 15: Subsequent Purchase Payments after Step-up under the AB Plan; Refund Applies.

●
Assume that you did not elect the WB plan at any time. Assume that your Account Value was $150,000 on January 1, 2009. Since this amount is greater than your GLB amount, you may step-up to a new 10-year period, with a new GLB amount of $150,000. Assume that you elect to step-up. Your Maturity Date is reset to January 1, 2019 (ten years after the date of the step-up).

●	On June 1, 2010, you make an additional $80,000 Purchase Payment.
●
On June 1, 2010, your GLB amount is $230,000 [$150,000 + ($80,000 x 100%)]. Since it has been less than two years since the step-up was elected, the GLB amount is increased by 100% of the new Purchase Payment amount.

●	Assume that on January 1, 2019 (your Maturity Date), your Account Value is $280,000. Assume that your total rider charges to date are $13,850.
●	Because your Account Value is greater than the GLB amount of $230,000, your account will be credited with the amount of your rider charges, increasing your Account Value to $293,850.

APPENDIX E -
PREVIOUSLY AVAILABLE INVESTMENT OPTIONS

The current available variable investment options are those listed on page 1 of the prospectus.

If you purchased your Contract before February 2, 2004, you may make subsequent Purchase Payments and transfers into the following investment options that were available for investment prior to that date:

Large-Cap Equity Funds	Real Estate Equity Funds
MFS®/ Sun Life Capital Appreciation - S Class	Sun Capital Real Estate Fund® - Initial Class
MFS®/ Sun Life Strategic Value - S Class	Multi-Sector Bond Funds
International/Global Equity Funds	MFS®/ Sun Life Strategic Income - S Class
MFS®/ Sun Life Global Growth - S Class
Mid-Cap Equity Funds
MFS®/ Sun Life Mid Cap Growth - S Class
MFS®/ Sun Life Mid Cap Value - S Class

Massachusetts Financial Services Company advises the MFS®/Sun Life Funds. Sun Capital Advisers LLC advises the Sun Capital Funds.

If you purchased your Contract before March 5, 2007, you may make subsequent Purchase Payments and transfers into the following investment options that were available for investment prior to that date:

Large-Cap Equity Funds	Large-Cap Equity Funds (continued)
Columbia Marsico 21st Century Fund, Variable Series,	MFS®/ Sun Life Massachusetts Investors Trust
A Class*	MFS®/ Sun Life Research - S Class
Columbia Marsico Growth Fund, Variable Series,	MFS®/ Sun Life Strategic Growth - S Class
A Class*	Emerging Markets Equity Funds
MFS®/ Sun Life Capital Opportunities - S Class	MFS®/ Sun Life Emerging Markets Equity - S Class
MFS®/ Sun Life Emerging Growth - S Class	Small-Cap Equity Funds
MFS®/ Sun Life Massachusetts Investors Growth Stock -	MFS®/ Sun Life New Discovery - S Class
S Class	Oppenheimer Main Street Small Cap Fund/VA
- Service Shares

* Only available if you purchased your Contract through a Bank of America representative.

Columbia Management Advisors, LLC, advises the Columbia Funds (with Marsico Capital Management, LLC, sub-advising the Columbia Marsico Funds). Massachusetts Financial Services Company advises the MFS®/Sun Life Funds. OppenheimerFunds, Inc. advises the Oppenheimer Funds. Sun Capital Advisers LLC advises the Sun Capital Funds.

If you purchased your Contract from a Bank of America representative before April 22, 2007, you may make subsequent Purchase Payments and transfers into the following investment options that were available for investment prior to that date:

Mid-Cap Equity Funds	Small-Cap Equity Funds
Wanger Select	Wanger US Smaller Companies
Emerging Markets Equity Funds	Money Market Funds
Columbia Small Cap Value Fund, Variable Series -	Sun Capital Money Market Fund® - S Class
Class B

Columbia Management Advisors, LLC, advises the Columbia Funds. Columbia Wanger Asset Management, L.P. advises Wanger U.S. Smaller Companies and Wanger Select. Sun Capital Advisers LLC advises the Sun Capital Funds.

APPENDIX F -
SECURED RETURNS BENEFIT

The optional living benefit rider "Secured Returns Benefit" was available for all Contracts issued prior to September 7, 2004 and certain contracts issued after that date. The following information applies to your Contract if you elected to participate in the Secured Returns Benefit and did not replace it with the Secured Returns 2 rider, which was available for such replacements for a limited period of time. The Secured Returns Benefit rider is no longer available for sale on new Contracts. Since we are no longer offering this rider to new Owners, renewals of the Secured Returns Benefit are no longer available.

The Secured Returns Benefit ("Benefit") guarantees a return of your Purchase Payments (adjusted for subsequent Purchase Payments and withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain requirements. The amount guaranteed can be greater than or less than your Account Value.

Upon annuitization, the Benefit and any optional death benefit rider automatically terminate.

To participate in the Secured Returns Benefit, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until your guaranteed amount is reduced to zero. The only Funds and asset allocation models that currently qualify as "Designated Funds" are as follows:

Asset Allocation Models	Funds
Conservative Asset Allocation	Fidelity VIP Freedom 2010 Portfolio Service - Class 2
Conservative Moderate Asset Allocation	Fidelity VIP Freedom 2015 Portfolio Service - Class 2
Moderate Asset Allocation	Fidelity VIP Freedom 2020 Portfolio Service - Class 2
Moderate Aggressive Asset Allocation	Fidelity VIP Balanced Portfolio - Service Class 2
Sun Capital Balanced Return Model	MFS®/Sun Life Total Return Series - S Class
Oppenheimer Balanced Fund/VA - Service Shares

We reserve the right to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change, your Account Value will remain in the current Designated Funds, but future transfers or Purchase Payments may be allocated only to the Designated Funds then available.

If you elected to participate in the Secured Returns Benefit with the basic death benefit, we assess your Contract an annual charge of 0.40% of your average daily net assets. If you elected the Secured Returns Benefit with the EEB Premier rider, we assess your Contract an annual charge of 0.65% of your average daily net assets. We will continue to deduct this annual charge until you annuitize or your Secured Returns Benefit expires or is revoked. Cancellation of the Benefit (caused by a transfer out of the Designated Funds or a Purchase Payment allocation to a non-Designated Fund) may not terminate the annual charge.

Anytime after your 7th Account Anniversary, you may revoke the Secured Returns Benefit. Once revoked, the Benefit may not be reinstated. After the Benefit has been revoked, your insurance charges will be reduced by 0.40% of your average daily Account Value. If you elected the Benefit in combination with the EEB Premier rider, that optional death benefit rider will not be revoked and the charge of the rider (0.25% of your average daily Account Value) will continue.

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If however you transfer some or all of your Account Value out of the Designated Funds into another investment option offered under your Contract, the Secured Returns Benefit will be automatically cancelled. Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns Benefit will be cancelled.

Once the Benefit has been cancelled, it cannot be reinstated. After the cancellation of the Benefit, you will continue to pay the annual charge for the Benefit until your 7th Account Anniversary. After your 7th Account Anniversary, your insurance charges will be reduced by 0.40% of your average daily Account Value. If you elected the Benefit in combination with the EEB Premier rider, that optional death benefit rider will not be cancelled and the cost of such rider (0.25% of your average daily Account Value) will remain.

If you elected the Secured Returns Benefit, you may choose to receive your Secured Returns Benefit under one of two plans: the Guaranteed Minimum Accumulation Benefit ("AB") Plan or the Guaranteed Minimum Withdrawal Benefit ("WB") Plan. You are automatically enrolled in the AB Plan at the time you elect the Secured Returns Benefit. Any time prior to your 81st birthday, you may elect instead to receive your Secured Returns Benefit under the WB Plan. There is no waiting period for participation in the WB Plan, but you must make your election prior to your 10th Account Anniversary or annuitization, whichever is earlier. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

All withdrawals under the Secured Returns Benefit are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge" in the Prospectus to which this Appendix is attached.) In addition, if you have elected the Secured Returns Benefit, but have not yet elected to participate in the WB Plan, any withdrawals you make will reduce your GLB amount proportionally to the amount of Account Value withdrawn. For examples showing how withdrawals affect your benefits under the Secured Returns Benefit, see Examples 5 through 8 in this Appendix.

Under the terms of the Guaranteed Minimum Accumulation Benefit ("AB") Plan, on your 10th Account Anniversary, we will credit your Account Value with any excess of your Guaranteed Living Benefit Amount ("GLB amount") over your Account Value after the application of any other Contract transactions. Any such amount will be allocated on a pro rata basis to all Designated Funds in which you are invested at that time. Your GLB amount is equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for partial withdrawals. One or more subsequent Purchase Payments during the 10-year period will not restart the 10-year period. For each subsequent Purchase Payment after the second Account Anniversary, we will increase the GLB amount by less than 100% of the Purchase Payment depending upon the Account Year in which it was made, as follows:

Account Year in which Purchase Payment was made	Percentage Guaranteed
1-2	100%
3-5	85%
6-8	70%
9-10	60%

For examples of how we calculate benefits under the AB Plan, see Examples 1 and 2 in this Appendix. Note that the timing and amount of subsequent Purchase Payments may affect the total Secured Returns Benefit. In particular, it may be disadvantageous for you to make Purchase Payments that increase the GLB amount by less than 100% of the payment.

To calculate the GLB amount after a partial withdrawal under the AB Plan, we multiply the GLB amount immediately before the withdrawal by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See Examples 5 and 7 in this Appendix.)

If you die while the AB Plan is still in force, all benefits and charges under Secured Returns Benefit will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary. In that case, your surviving spouse may elect to continue the Contract. If such election is made, the same Secured Returns Benefit will apply. Your surviving spouse can elect the WB Plan at any time prior to the earliest of annuitization, the surviving spouse's 81st birthday, and your 10th Account Anniversary. If your surviving spouse does not elect the WB Plan, the AB Plan will continue. In such case, the benefits under AB Plan will be determined according to the original 10-year period. In all cases, the GLB amount will not reset upon your death.

If the Contract is not continued by your surviving spouse following your death while participating in the AB Plan, your Beneficiary may elect any available option under the Death Benefit provisions of the Contract.

Under the terms of the Guaranteed Minimum Withdrawal Benefit ("WB") Plan, you may withdraw up to a set dollar amount from your Account Value each year during which the WB Plan is in effect, until your remaining GLB amount equals zero. This set dollar amount, or "maximum WB amount," is equal to 7% of the GLB amount on the date you elect to participate in the WB Plan. You are not required to make any withdrawals after you have elected the WB Plan; however, if you withdraw more than the maximum WB amount in any Account Year, your remaining GLB amount and future guaranteed withdrawals will be reduced in the manner discussed further below. You should be aware that a withdrawal in excess of the maximum WB amount might significantly reduce your Secured Returns Benefits if your Account Value is less than the remaining GLB amount. In addition, the value you will receive upon a full withdrawal, or "surrender" of your Contract, will be your Contract's Surrender Value and not the remaining GLB amount. Any subsequent Purchase Payment made after you have elected the WB Plan, and before your fourth Account Anniversary, will increase your remaining GLB amount by 100% of such subsequent Purchase Payment. Your maximum WB amount will increase by 7% of such subsequent Purchase Payment. After your fourth Account Anniversary, you may not make any additional Purchase Payments if you have elected the WB Plan. For examples of how we calculate benefits under the WB Plan, see Examples 3 and 4 in this Appendix.

Once you have elected to participate in the WB Plan, withdrawals of no more than the maximum WB amount will reduce your remaining GLB amount dollar for dollar. If you are participating in the WB Plan and you withdraw, in any one Account Year, more than the current maximum WB amount, your remaining GLB amount will be reduced to equal the lesser of:

(a)	your previous remaining GLB amount reduced dollar for dollar by the amount of the withdrawal, or

(b)	your Account Value.

If (b), above, is less than (a), then your maximum WB amount will be reduced so that the new remaining GLB amount will expire on the same date it would have had the maximum WB amount been withdrawn every year thereafter. (See Example 6 in this Appendix.)

The maximum WB amount is not cumulative. That is to say, if you withdraw less than the maximum WB amount in any one Account Year, you cannot add that unused portion to withdrawals made in future years to exceed the maximum WB amount.

Under the WB Plan, your Secured Returns benefits will continue until your remaining GLB amount is reduced to zero, even if your Account Value drops to zero. If your Account Value drops to zero, no subsequent Purchase Payment will be accepted and no death benefit will be payable. We will however, continue to pay the maximum WB amount each Account Year while you are alive until your remaining GLB amount has been reduced to zero.

If you die while the WB Plan is in force and your surviving spouse, as the sole Beneficiary, elects to continue the Contract, the Secured Returns Benefit will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance " under "DEATH BENEFIT" in the Prospectus to which this Appendix is attached.) In all other situations, the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract, or in the alternative, to receive the maximum WB amount on an annual basis until the remaining GLB amount has been reduced to zero.

Certain tax considerations may be important to you in connection with a living benefit rider, such as Secured Returns. For a discussion of some of these considerations, please refer to "TAX ISSUES UNDER OPTIONAL LIVING BENEFIT RIDERS" and "TAX CONSIDERATIONS - Impact of Optional Death Benefit and Optional Living Benefit Riders" in the Prospectus to which this Appendix is attached.

In this connection, under "TAX ISSUES UNDER OPTIONAL LIVING BENEFIT RIDERS" you should refer to "Tax Issues Under Secured Returns for Life Plus," for a discussion of the treatment of RMD distributions under a living benefit rider. Although that discussion is phrased in terms of the Secured Returns for Life Plus rider, it also applies to the Secured Returns rider. (You may simply disregard any references in that discussion to Secured Returns for Life Plus features that are not also features of Secured Returns.)

ALL OF THE FOLLOWING EXAMPLES ARE BASED UPON THE ASSUMPTION YOU SELECTED THE SECURED RETURNS BENEFIT ON OR BEFORE YOUR ISSUE DATE.

Examples 1 through 4 demonstrate how we calculate your Secured Returns Benefit assuming you make no subsequent Purchase Payments and you make no withdrawals other than those satisfying the maximum WB amount under the WB Plan. Examples 1 and 2 show your benefit under the AB Plan, and Examples 3 and 4 show your benefit under the WB Plan. Examples 5 through 8 demonstrate how withdrawals and subsequent Purchase Payments affect your Secured Returns Benefit. Examples 5 and 7 show how withdrawals affect your benefits under the AB Plan. Example 6 shows the effect of withdrawing more than the maximum WB amount under the WB Plan in any one Account Year. Examples 7 and 8 show the effects of making subsequent Purchase Payments.

EXAMPLE 1: Low investment performance; no WB election.

●
Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance.

●	Assume that on January 1, 2013, your Account Value is $85,000. On that date, your Account Value will be increased by $15,000 ($100,000 - $85,000).

EXAMPLE 2: High investment performance; no WB election

●
Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB plan at any time and that your Designated Funds have had high investment performance.

●	Assume that on January 1, 2013, your Account Value is $200,000. Because your Account Value is greater that the GLB amount of $100,000, your Account Value will not be increased.

EXAMPLE 3: Low investment performance; WB election

●
Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).

●	On December 31, 2003, your remaining GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.

●	On December 31, 2004, your remaining GLB amount will be $86,000 ($93,000 - $7,000). Assume that, on that date, your Account Value is $80,000. These withdrawals continue for seven more years.

●
On December 31, 2011, your remaining GLB amount will be $37,000 ($86,000 - ($7,000 x 7 years)). Assume that, on that date, your Account Value is $0. These withdrawals of $7,000 continue until the remaining GLB amount runs out in year 15, after the final withdrawal of $2,000 has been taken. At that time, the Benefit terminates.

EXAMPLE 4: High investment performance; WB election

●	Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).

●	On December 31, 2003, your remaining GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.

●	On December 31, 2004, your remaining GLB amount will be $86,000 ($93,000 - $7,000). Assume that, on that date, your Account Value is $90,000. These withdrawals continue for seven more years.

●	On December 31, 2011, your remaining GLB amount will be $37,000 ($86,000 - ($7,000 x 7 years)). Assume that, on that date, your Account Value is $50,000. These withdrawals continue for 5 more years.

●	On December 31, 2016, the remaining GLB amount equals $2,000 ($37,000 - ($7,000 x 5 years)). Assume the Account Value equals $30,000.

●
Assume that, on December 31, 2017, your withdraw the remaining $2,000 to exhaust the remaining GLB amount. The Secured Returns Benefit thus terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues.

EXAMPLE 5: Withdrawals under the AB Plan

●	Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Your GLB amount is $100,000.

●
Assume that on January 1, 2004, your Account Value is $110,000 and you withdraw 10% of your Account Value (or $11,000). Your GLB amount will be reset to $90,000, i.e., the previous GLB amount ($100,000) reduced proportional to the amount of Account Value withdrawn (10%), or $100,000 - (10% of $100,000).

●	Assume you make no more withdrawals or Purchase Payments and that your Account Value, on January 1, 2013, is $85,000. Your Account Value will be increased by $5,000 ($90,000 - $85,000).

EXAMPLE 6: Withdrawals under the WB Plan

●
Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB Plan at issue. Your maximum WB amount would be $7,000 (i.e., 7% of the $100,000).

●	Assume that, on January 1, 2004, your Account Value is $95,000. Assume that no withdrawals have been made. Your remaining GLB amount is still $100,000 and your maximum WB amount is still $7,000.

●
Assume that, on September 3, 2004, your Account Value is $93,000 and you withdraw $5,000. Your Account Value is thus reduced to $88,000, and your remaining GLB amount is reduced to $95,000. Your maximum WB amount is still $7,000; however, you can only withdraw $2,000 more this Account Year without exceeding your maximum WB amount for the Account Year.

●
Assume that, on January 4, 2005, your Account Value is $85,000 and you withdraw another $5,000. Your Account Value is thus reduced to $80,000. This is now a new Account Year, so the maximum WB amount has not yet been exceeded. Your remaining GLB amount is reduced to $90,000. Your maximum WB amount is still $7,000; however, you can only withdraw $2,000 more this Account Year without exceeding your maximum WB amount for the Account Year.

●
Assume that, on November 4, 2005, your Account Value is $79,000 and you withdraw another $5,000. Your Account Value is thus reduced to $74,000. Your total withdrawals for the current Account Year equal $10,000 ($5,000 + $5,000), a total of $3,000 in excess of your maximum WB amount. Your remaining GLB amount is thus reduced to $74,000; i.e., the lesser of your Account Value ($74,000) and your previous remaining GLB amount reduced dollar for dollar by the withdrawal ($90,000 - $5,000). Your maximum WB amount is reduced so that the date on which the remaining GLB amount expires will be the same date it would have expired had the maximum WB been withdrawn every year, i.e., ($90,000 - $2,000) ÷ $7000 = 12.57 years. Thus the maximum WB amount will become $5,887 ($74,000 ÷ 12.57).

EXAMPLE 7: Withdrawals with subsequent Purchase Payments under the AB Plan

●	Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB Plan at any time.

●	On June 1, 2007, you make a subsequent Purchase Payment of $100,000. Your GLB amount is now $185,000, i.e., ($100,000 x 100%) + ($100,000 x 85%).

●
Assume that, on June 1, 2009, your Account Value is $240,000 and you withdraw $40,000. Your Account Value is reduced to $200,000. Your GLB amount is reset to $154,167, i.e., the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $185,000 x ($200,000 ÷ $240,000). Assume you make no more withdrawals or subsequent Purchase Payments.

●	Assume that, on January 1, 2013, your Account Value is $125,000. On that date, your Account Value will be increased by $29,167 ($154,167 - $125,000).

EXAMPLE 8: Withdrawals with subsequent Purchase Payments under the WB Plan

●
Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).

●	On January 1, 2004, your remaining GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.

●
Assume that, on January 6, 2004, you make an additional Purchase Payment of $50,000. Your remaining GLB amount is reset to $143,000 ($93,000 + $50,000). Your maximum WB amount is reset to $10,500 ($7,000 + (7% x $50,000)). Assume you increase your annual withdrawals to equal the maximum WB amount of $10,500.

●
Assume that, on January 1, 2005, you withdraw the maximum WB amount of $10,500 and your remaining GLB amount is $132,500 ($143,000 - $10,500). Assume that no additional subsequent Purchase Payments are made and the maximum WB amount is withdrawn annually.

●
Assume that, on January 1, 2013, your Account Value equals $0. Your remaining GLB amount will be $48,500, i.e., ($132,500 - ($10,500 x 8 years). Withdrawals will continue until the remaining GLB amount is reduced to zero.

APPENDIX G -
SECURED RETURNS 2 BENEFIT

The following information applies to your Contract if you elected to participate in the optional living benefit rider Secured Returns 2 and did not replace it with the Secured Returns for Life Rider, which was available for such replacements for a limited period of time beginning in November 2005. The Secured Returns 2 rider is no longer available for sale on new Contracts. Since we are no longer offering this rider to new Owners, renewals of the Secured Returns 2 Benefit are no longer available.

The Secured Returns 2 Benefit ("Benefit" or "Secured Returns 2") guarantees a return of your Purchase Payments (adjusted for subsequent Purchase Payments and withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed can be greater than or less than your Account Value. All Benefits and charges under Secured Returns 2 terminate upon annuitization.

Secured Returns 2 is available only if you are age 84 or younger on the Open Date. If you choose to participate in the Benefit, you must make your election no later than your Issue Date. You may combine the Benefit with any optional death benefit rider other than the EEB Premier Plus rider. Upon annuitization, Secured Returns 2 and any elected optional death benefit rider automatically terminate.

To participate in Secured Returns 2, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the guaranteed amount is reduced to zero. The only Funds and asset allocation models that currently qualify as "Designated Funds" are as follows:

Asset Allocation Models	Funds
Conservative Asset Allocation	Fidelity VIP Freedom 2010 Portfolio Service - Class 2
Conservative Moderate Asset Allocation	Fidelity VIP Freedom 2015 Portfolio Service - Class 2
Moderate Asset Allocation	Fidelity VIP Freedom 2020 Portfolio Service - Class 2
Moderate Aggressive Asset Allocation	Fidelity VIP Balanced Portfolio - Service Class 2
Sun Capital Balanced Return Model	MFS®/Sun Life Total Return Series - S Class
Oppenheimer Balanced Fund/VA - Service Shares

We reserve the right to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change, your Account Value will remain in the current Designated Funds, but future transfers or Purchase Payments may be allocated only to the Designated Funds then available.

Unlike other Contract charges, the charge for Secured Returns 2 will not be calculated as a percentage of average daily net assets as described under "Variable Accumulation Unit Value." Instead, the charge for the Benefit will be made as a specific deduction from the Account Value, taken on the last valuation day of the Account Quarter. The charge per year is equal to 0.50% of your Account Value. The quarterly charge will be determined by multiplying the Account Value at the end of the Account Quarter by 0.00125. (See Example 12 in this Appendix.) The specific amount of the quarterly charge will be reflected on your quarterly account statement. We will continue to deduct this charge until you annuitize or your Secured Returns 2 Benefit expires or is revoked. Cancellation of the Benefit (caused by a transfer out of the Designated Funds or a Purchase Payment allocation to a non-Designated Fund) will not terminate the charge, until the 7th Account Anniversary. Anytime after your 7th Account Anniversary, you may revoke Secured Returns 2. Once revoked, Secured Returns 2 may not be reinstated. After Secured Returns 2 has been revoked, all benefits and charges will end.

Transfers among the Designated Funds are permitted as described under "Transfer Privilege" in the Prospectus to which this Appendix is attached. If however you transfer some or all of your Account Value out of the Designated Funds into another investment option offered under your Contract, the Secured Returns 2 Benefit will be automatically cancelled. Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns 2 Benefit will be cancelled. Once the Benefit has been cancelled, it cannot be reinstated. After the cancellation of the Benefit, you will continue to pay the annual charge for the Benefit until your 7th Account Anniversary.

If you elect Secured Returns 2, you may choose to receive your Benefit under one of two plans: the Guaranteed Minimum Accumulation Benefit ("AB") Plan or the Guaranteed Minimum Withdrawal Benefit ("WB") Plan.

If you elect Secured Returns 2, you are automatically enrolled in the AB Plan. After your first Account Anniversary, you may elect instead to receive your Benefit under the WB Plan, provided that you make the election prior to the earliest of your 81st birthday, the date you annuitize, and the date your AB Plan matures. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

All withdrawals under Secured Returns 2 are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge" in the Prospectus to which this Appendix is attached.) In addition, if you have elected Secured Returns 2, but have not yet elected to participate in the WB Plan, any withdrawals you make will reduce your Guaranteed Living Benefit Amount ("GLB amount") proportionally to the amount of Account Value withdrawn. For examples showing how withdrawals affect your benefits under Secured Returns 2, see Examples 6, 7, 8, 9 and 11 in this Appendix.

Under the terms of the Guaranteed Minimum Accumulation Benefit ("AB") Plan, on your 10th Account Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Any such amount will be allocated on a pro rata basis to all Designated Funds in which you are invested at that time. Your GLB amount is equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for partial withdrawals. One or more subsequent Purchase Payments during the 10-year period will not restart the 10-year period. For each subsequent Purchase Payment after the second Account Anniversary, we will increase the GLB amount by less than 100% of the Purchase Payment depending upon the Account Year in which it was made, as follows:

Account Year in which Purchase Payment was made	Percentage guaranteed
1-2	100%
3-5	85%
6-8	70%
9-10	60%

For examples of how we calculate benefits under the AB Plan, see Examples 1, 2, and 3 in this Appendix. Note that the timing and amount of subsequent Purchase Payments may affect the total Secured Returns 2 Benefit. In particular, it may be disadvantageous for you to make Purchase Payments that increase the GLB amount by less than 100% of the payment.

If your Contract remains in the AB Plan until it "matures" on the later of your 10th Account Anniversary or 10 years from your most recent Step-Up Date, and the Account Value is greater than or equal to the GLB amount on the "maturity date," then we will refund the charges you have paid for Secured Returns 2 ("Refund Amount") by crediting the Refund Amount to your Account Value. The Refund Amount will be allocated on a pro rata basis to the Designated Funds in which you are invested on such "maturity date." No refund of Secured Returns 2 charges will be made if you change from the AB Plan to the WB Plan.

To calculate the GLB amount after a partial withdrawal under the AB Plan, we multiply the GLB amount immediately before the withdrawal by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See Examples 6 and 9 in this Appendix.)

If you die while participating in the AB Plan, all benefits and charges under Secured Returns 2 will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary. In that case, your surviving spouse may elect to continue the Contract. If such election is made, the same Secured Returns 2 Benefit will apply. Your surviving spouse can elect the WB Plan at any time prior to the earliest of annuitization, the surviving spouse's 81st birthday, and the date the AB Plan is scheduled to "mature". If your surviving spouse does not elect the WB Plan, the AB Plan will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT" in the Prospectus to which this Appendix is attached.) In all cases, the GLB amount will not reset upon your death, but the charges under Secured Returns 2 will be assessed against the enhanced Account Value.

If the Contract is not continued by your surviving spouse following your death while participating in the AB Plan, your Beneficiary may elect any available option under the Death Benefit provisions of the Contract.

Under the terms of the Guaranteed Minimum Withdrawal Benefit ("WB") Plan, you may withdraw up to a set dollar amount from your Account Value each year during which the WB Plan is in effect, until your remaining GLB amount equals zero. Once the remaining GLB amount is reduced to zero, the Secured Returns 2 Benefit will expire and no new Purchase Payments will be accepted into the WB Plan. This set dollar amount, or "maximum WB amount," is equal to 7% of the remaining GLB amount on the date you elect to participate in the WB Plan. You are not required to make any withdrawals after you have elected the WB Plan; however, if you withdraw more than the maximum WB amount in any Account Year, your remaining GLB amount and future guaranteed withdrawals will be reduced in the manner discussed further below. You should be aware that a withdrawal in excess of the maximum WB amount might significantly reduce your Secured Returns 2 Benefits if your Account Value is less than your remaining GLB amount. In all cases, the value you will receive upon a full withdrawal, or "surrender" of your Contract, will be your Contract's Surrender Value and not the remaining GLB amount. Provided any remaining GLB amount is not reduced to zero, any subsequent Purchase Payment made after you have elected the WB Plan, and before your fourth Account Anniversary, will increase your remaining GLB amount by 100% of such subsequent Purchase Payment. Your maximum WB amount will increase by 7% of such subsequent Purchase Payment. After your fourth Account Anniversary, you may not make any additional Purchase Payments unless your WB Plan has expired.

Once you have elected to participate in the WB Plan, withdrawals of no more than the maximum WB amount will reduce the remaining GLB amount dollar for dollar. If you are participating in the WB Plan and you withdraw, in any one Account Year, more than the current maximum WB amount, the remaining GLB amount will be reduced to equal the lesser of:

(a)	your previous remaining GLB amount reduced dollar for dollar by the amount of the withdrawal, or

(b)	your Account Value.

If (b), above, is less than (a), then your maximum WB amount will be reduced so that the new remaining GLB amount will expire on the same date it would have had the maximum WB amount been withdrawn every year thereafter. (See Example 7 in this Appendix.)

The maximum WB amount is not cumulative. That is to say, if you withdraw less than the maximum WB amount in any one Account Year, you cannot add that unused portion to withdrawals made in future years to exceed the maximum WB amount.

Under the WB Plan, your Secured Returns 2 benefits will continue until your remaining GLB amount is reduced to zero, even if your Account Value drops to zero. If your Account Value drops to zero, no subsequent Purchase Payment will be accepted and no death benefit will be payable. We will however, continue to pay the maximum WB amount each Account Year while you are alive until your remaining GLB amount has been reduced to zero.

For examples of how we calculate benefits under the WB Plan, see Examples 4 and 5 in this Appendix.

If you die while participating in the WB Plan and your surviving spouse, as the sole Beneficiary, elects to continue the Contract, Secured Returns 2 will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT" in the Prospectus to which this Appendix is attached.) In such case, the remaining GLB amount will not reset upon your death, but the charges under Secured Returns 2 will be assessed against the enhanced Account Value. In all other situations, the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract, or in the alternative, to receive the maximum WB amount on an annual basis until the remaining GLB amount has been reduced to zero.

After your fifth Account Anniversary, you may elect to increase ("step-up") your GLB amount or remaining GLB amount to your then current Account Value. Currently, this step-up election may be made on any day after your fifth Account Anniversary. (We reserve the right to require step-up elections to occur only within 30 days following the fifth or any subsequent Account Anniversary.) On the day we receive your step-up election notice in good order (the "Step-Up Date"), we will increase your GLB or remaining GLB amount to an amount equal to your Account Value on the Step-Up Date. If you elect to step-up your GLB or remaining GLB amount, at least 5 full years from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up the GLB or remaining GLB amount if the current Account Value is greater than the current GLB or remaining GLB amount. If you are in the AB Plan, you must be less than age 85 on the Step-Up Date. If you are in the WB Plan, you must be less than age 81 on the Step-Up Date.

Following your step-up election, the rider fee may be changed to an amount that may be higher than your current Secured Returns 2 fee as discussed above. The rider fee after the step-up will be set by us, based upon current market conditions at the time of the step-up.

If you are participating in the AB Plan and you elect to step-up your GLB amount, the term of your benefit under the AB Plan will change. Without a step-up, your benefit under the AB Plan will "mature" on the 10th Account Anniversary (the date we credit your Account with any excess of your GLB amount over your Account Value or refund your Secured Returns 2 rider charges). After you make a step-up election, your benefit under the AB Plan will mature 10 years from the Step-Up Date. (See Example 2 in this Appendix.)

If you have been receiving benefits under the WB Plan, a step-up may change your "maximum WB amount." After the step up, your "maximum WB amount" will become the greater of the current "maximum WB amount" and 7% of your new remaining GLB amount. Note that, if you step-up in a particular Account Year, any withdrawals previously made in that Account Year are applied against your new "maximum WB amount." (See Example 8 in this Appendix.)

At the time of a step-up, if your benefit is under the AB Plan, you can still change to the WB Plan at a later date, subject to the applicable age restrictions described above.

Because Purchase Payments, under the WB Plan, are not allowed after your fourth Account Anniversary, you must be participating in the AB Plan to make any subsequent Purchase Payments after a Step-Up. After your step-up election, any subsequent Purchase Payment will increase the GLB amount under your AB Plan by a specified percentage of the subsequent Purchase Payment. The percentage guaranteed depends upon "Step-Up Year" in which the Payment was made. (A "Step-Up Year" is the 365-day period (366, if a leap year) commencing on your Step-Up Date.) The example below illustrates how we determine the percentage guaranteed after a subsequent Purchase Payment:

Assume you purchased a Contract on July 1, 2005, and elected to step-up your Contract on October 1, 2010. Under the AB Plan that you have elected, your benefit matures on October 1, 2020. For any subsequent Purchase Payments you make, your GLB amount will increase by the following percentages:

Step-Up Year	Payments Made Between	Percentage Guaranteed
1	10/02/10 - 10/01/11	100%
2	10/02/11 - 10/01/12	100%
3	10/02/12 - 10/01/13	85%
4	10/02/13 - 10/01/14	85%
5	10/02/14 - 10/01/15	85%
6	10/02/15 - 10/01/16	70%
7	10/02/16 - 10/01/17	70%
8	10/02/17 - 10/01/18	70%
9	10/02/18 - 10/01/19	60%
10	10/02/19 - 10/01/20	60%

Thus, a subsequent Purchase Payment made on October 2, 2015, will provide only a 70% guarantee whereas a subsequent Purchase Payment made on October 1, 2015, will provide an 85% guarantee. (See Example 10 in this Appendix.) It may be disadvantageous for you to make any such Purchase Payments that increase the GLB amount by less than 100% of the payment.

Certain tax considerations may be important to you in connection with a living benefit rider, such as Secured Returns 2. For a discussion of some of these considerations, please refer to "TAX ISSUES UNDER OPTIONAL LIVING BENEFIT RIDERS" and "TAX CONSIDERATIONS - Impact of Optional Death Benefit and Optional Living Benefit Riders" in the Prospectus to which this Appendix is attached.

In this connection, under "TAX ISSUES UNDER OPTIONAL LIVING BENEFIT RIDERS" you should refer to "Tax Issues Under Secured Returns for Life Plus," for a discussion of the treatment of RMD distributions under a living benefit rider. Although that discussion is phrased in terms of the Secured Returns for Life Plus rider, it also applies to the Secured Returns 2 rider. (You may simply disregard any references in that discussion to Secured Returns for Life Plus features that are not also features of Secured Returns 2.)

ALL OF THE FOLLOWING EXAMPLES ARE BASED UPON THE ASSUMPTION YOU ELECTED THE SECURED RETURNS 2 BENEFIT ON JANUARY 1, 2005 WITH AN INITIAL PURCHASE PAYMENT OF $100,000. YOUR INITIAL GLB AMOUNT EQUALS YOUR PURCHASE PAYMENT AMOUNT OF $100,000.

EXAMPLE 1: Low investment performance; no WB election.

●
Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance. Since your Account Value was below the GLB amount of $100,000 from January 1, 2010 through January 1, 2015, the step-up feature is not available.

●	Assume that on January 1, 2015, your Account Value is $85,000. Assume that your total rider charges to date are $4,625.

●	Since your Account Value is less than your GLB amount by $15,000, an amount equal to $15,000 will be deposited into your Contract ($100,000 - $85,000).

EXAMPLE 2: Low investment performance; no WB election; step-up elected.

●
Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance. However, assume that your Account Value was $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10 year period, with a new GLB amount of $150,000. Assume that you do elect to step-up.

●
Your new GMAB rider maturity date is now January 1, 2020 (ten years after the date of the step-up). Assume that on January 1, 2020, your Account Value is $130,000. Assume that your total rider charges to date are $10,125.

●	Since your Account Value is lower than your stepped-up GLB by $20,000, an amount equal to $20,000 will be deposited into your Contract ($150,000 - $130,000).

EXAMPLE 3: High investment performance; no WB election; refund applies.

●
Assume that you did not elect the WB plan at any time and that your Designated Funds have had high investment performance. Assume that your Account Value was $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10-year period, with a new GLB amount of $150,000. Assume that you do not elect to step-up.

●	Assume that on January 1, 2015, your Account Value is $200,000. Assume that your total rider charges to date are $7,500.

●	Because your Account Value is greater than the GLB amount of $100,000, your account will be credited with the amount of your rider charges, increasing your Account Value to $207,500.

EXAMPLE 4: Low investment performance; WB election.

●
Assume that you elect the WB plan at the beginning of the second Account Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 remaining GLB amount, or $7,000).

●	On December 31, 2006, your remaining GLB amount will be $93,000. Assume that, on this date, your Account Value is $91,000.

●
On December 31, 2007, your remaining GLB amount will be $86,000. Assume that, on this date, your Account Value is $80,000. The $7,000 withdrawals continue for seven more years. Assume that from January 1, 2010 through December 31, 2014, your Account Value is less than your remaining GLB amount. Therefore, the step-up feature is not available.

●	On December 31, 2014, your remaining GLB amount will be $37,000. Assume that, on this date, your Account Value is $0.

●	These withdrawals of $7,000 continue until the remaining GLB amount runs out in year 2020. At that time, Secured Returns 2 terminates.

EXAMPLE 5: High investment performance; WB election; step-up elected.

●
Assume that you elect the WB plan at the beginning of the second Account Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 remaining GLB amount, or $7,000).

●	On December 31, 2006, your remaining GLB amount will be $93,000. Assume that, on this date, your Account Value is $95,000.

●
On December 31, 2007, your remaining GLB amount will be $86,000. Assume that, on this date, your Account Value is $90,000. The $7,000 withdrawals continue for two more years. Assume that on January 1, 2010, your Account Value is $80,000 and your remaining GLB amount is $72,000. Since your Account Value is greater than your remaining GLB amount, you may step-up your remaining GLB amount to $80,000. Assume you elect to step-up. Your maximum WB amount is calculated as 7% of $80,000 = $5,600. However, since this is less than your current maximum WB amount of $7,000, your maximum WB amount will remain at $7,000.

●	Assume you continue to withdraw $7,000 per year for four more years. On December 31, 2013, your remaining GLB amount will be $52,000. Assume that, on this date, your Account Value is $56,000.

●	These $7,000 withdrawals continue. On December 31, 2020, the remaining GLB amount equals $3,000. Assume that, on this date, your Account Value equals $20,000.

●
Assume that you withdraw $3,000 on February 12, 2021. At this time, the remaining GLB amount is reduced to zero and Secured Returns 2 terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues.

EXAMPLE 6: Withdrawals under the AB Plan; low investment performance.

●	Assume that you did not elect the WB plan at any time.

●	Assume that on January 1, 2006, you withdraw 10% of your Account Value of $110,000 (or $11,000). Your Account Value is now $99,000.

●	On January 1, 2006, your GLB amount will be reset to $90,000 (the previous GLB amount reduced proportional to the amount of Account Value withdrawn).

●	Assume you make no more withdrawals or Purchase Payments and that your Account Value on January 1, 2015 is $87,000. Assume that your total rider charges to date are $4,710.

●	Since your Account Value is less than your GLB amount by $3,000, an amount equal to $3,000 will be deposited into your Contract ($90,000 - $87,000).

EXAMPLE 7: Withdrawals under the WB Plan; low investment performance.

●
Assume that you elect the WB plan at the beginning of your second Account Year. The maximum WB amount would be $7,000 (i.e., 7% of the $100,000 remaining GLB amount). However, assume no withdrawals are made. On July 1, 2006, assume that your Account Value is $95,000. The remaining GLB amount is still $100,000, and the maximum WB amount is still $7,000.

●	Assume that you make a withdrawal of $5,000 on September 3, 2006. Your remaining GLB amount is now $95,000. Assume that your Account Value is now $88,000.

●
Assume that you make another withdrawal of $5,000 on April 5, 2007. This is now a new Account Year, so the maximum WB amount has not been exceeded yet. Your remaining GLB amount is now $90,000. Assume that your Account Value is now $80,000.

●
Assume that you make another withdrawal of $5,000 on September 18, 2007. Your total withdrawals in the current Account Year are now $10,000 and exceed the WB maximum of $7,000. Assume that your Account Value is $79,000 just before the withdrawal and $74,000 just after the withdrawal.

●
Because your withdrawals exceeded the maximum WB amount, your remaining GLB amount is reduced to the lesser of your previous remaining GLB amount reduced dollar for dollar for the withdrawal ($90,000 - $5,000), and your current Account Value ($74,000). Therefore, your new remaining GLB amount is $74,000. Your maximum WB amount is reduced so that the date on which the remaining GLB expires will be the same date it would have expired had the maximum WB been withdrawn every year (i.e., ($90,000 - $2,000) ÷ $7,000 = 12.57 years). Thus the new maximum WB amount becomes $5,887 ($74,000 ÷ 12.57).

EXAMPLE 8: Withdrawals under the WB Plan; high investment performance; step-up elected.

●
Assume that you elect the WB plan at the beginning of your second Account Year. The maximum WB amount would be $7,000 (i.e., 7% of the $100,000 remaining GLB amount). However, assume you make no withdrawals. On February 1, 2010, assume that your Account Value is $124,000. Since your Account Value is greater than your remaining GLB amount, you may step-up your remaining GLB amount to $124,000. Assume that you do not step-up. Your remaining GLB amount is still $100,000, and the maximum WB amount is still $7,000.

●
Assume that on March 3, 2010, your Account Value is now $125,000. You now make a withdrawal of $5,000. Your remaining GLB amount is now $95,000. Your Account Value is now $120,000. Since your Account Value is greater than your remaining GLB amount, you may step-up your remaining GLB amount to $120,000. Assume that you do step-up. Your maximum WB amount is calculated as 7% of $120,000 = $8,400. Since this is greater than your current maximum WB amount of $7,000, your maximum WB amount increases to $8,400.

●
Assume that you wish to make another withdrawal on October 5, 2010. Because you have already withdrawn $5,000 in the current Account Year, you can withdraw $3,400 ($8,400 - $5,000) without exceeding your WB maximum. Assume that you withdraw this $3,400. Your remaining GLB amount is now $116,600 ($120,000 - $3,400). Assume that your Account Value is now $118,000.

●
On January 2, 2011 you begin a new Account Year. Therefore, you can withdraw $8,400 in this new Account Year without exceeding your WB maximum. Assume that you do withdraw $8,400 in this Account Year. On December 31, 2011, the remaining GLB amount equals $108,200. Assume that, on this date, your Account Value equals $110,000.

●	Assume that you continue to withdraw $8,400 each Account Year. On December 31, 2023, the remaining GLB amount equals $7,400. Assume that, on this date, your Account Value equals $30,000.

●
Assume that you withdraw $7,400 on March 12, 2024. At that time, the remaining GLB amount is reduced to zero and Secured Returns 2 terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues.

EXAMPLE 9: Withdrawals with Subsequent Purchase Payments under the AB Plan; low investment performance.

●	Assume that you did not elect the WB Plan at any time.

●	On June 1, 2010, you make an additional $80,000 Purchase Payment.

●	On June 1, 2010, your GLB amount is $168,000 [$100,000 + ($80,000 x 85%)].

●	Assume that, on June 1, 2011, you withdraw $40,000 and that your Account Value is $240,000 at this time. After the withdrawal, your Account Value is $200,000.

●
On June 1, 2011, your GLB amount is reset to $140,000. This equals the previous remaining GLB amount reduced proportional to the amount of Account Value withdrawn, or $168,000 x [1 - (40,000 ÷ 240,000)].

●	Assume you make no more withdrawals or Purchase Payments and that your Account Value on January 1, 2015, is $125,000. Assume that your total rider charges to date are $6,670.

●	Since your Account Value is less than your GLB amount by $15,000, an amount equal to $15,000 will be deposited into your Contract ($140,000 - $125,000).

EXAMPLE 10: Step-up and Subsequent Purchase Payments under the AB Plan; high investment performance; step-up elected; refund applies.

●
Assume that you did not elect the WB Plan at any time and that your Designated Funds had high investment performance. Assume that your Account Value is $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10-year period, with a new GLB amount of $150,000. Assume that you do elect to step-up.

●	On June 1, 2011, you make an additional $80,000 Purchase Payment.

●
On June 1, 2011, your GLB amount is $230,000 [$150,000 + ($80,000 x 100%)]. Since it has only been one year since the step-up was elected, the GLB amount is increased by 100% of the new Purchase Payment amount.

●
Your new AB Plan maturity date is now January 1, 2020 (ten years after the date of the step-up). Assume that on January 1, 2020 your Account Value is $280,000. Assume that your total rider charges to date are $15,130.

●	Because your Account Value is greater than the GLB amount of $230,000, your account will be credited with the amount of your rider charges, increasing your Account Value to $295,130.

EXAMPLE 11: Withdrawals with Subsequent Purchase Payments under the WB Plan.

●
Assume that you elect the WB plan at the beginning of the second Account Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 remaining GLB amount or $7,000).

●	On January 1, 2007, your remaining GLB amount will be $93,000. Assume that, on this date, your Account Value is $91,000.

●	On January 6, 2007, you make an additional Purchase Payment of $50,000.

●	Your remaining GLB amount is reset to $143,000 ($93,000 + $50,000).

●	Your maximum WB amount is reset to $10,500 [$7,000 + (7% x $50,000)].

●	Assume you increase your annual withdrawals to equal the maximum WB amount of $10,500.

●	On January 1, 2008, your remaining GLB amount is $132,500 ($143,000 - $10,500). Assume that you make no additional Purchase Payments and the maximum WB amount is withdrawn annually.

●
Assume that on January 1, 2016, your Account Value is $0. Your remaining GLB amount will be $48,500 [$132,500 - ($10,500 x 8 years)]. Withdrawals of $10,500 will continue until the remaining GLB amount runs out in year 2020. At that time, the Secured Returns 2 terminates.

EXAMPLE 12: Calculation of explicit rider charges.

●
Assume that you did not elect the WB plan at any time. Assume that your Account Value increases at an annual rate of 5% per year throughout the first ten years. Also assume that you do not elect to step-up at any time.

●
On March 31, 2005, your Account Value before the charge for Secured Returns 2 is taken is $101,196.79. The charge deducted on March 31, 2005 is $126.50 ($101,196.79 x .00125). Therefore, your ending Account Value on March 31, 2005 is $101,070.29 ($101,196.79 - $126.50).

●
On June 30, 2005, your Account Value before the charge for Secured Returns 2 is taken is $102,307.23. The fee deducted on June 30, 2005 is $127.88 ($102,307.23 x .00125). Therefore, your ending Account Value on June 30, 2005 is $102,179.35 ($102,307.23 - $127.88).

●
On September 30, 2005, your Account Value before the charge for Secured Returns 2 is taken is $103,443.69. The fee deducted on September 30, 2005 is $129.30 ($103,443.69 x .00125). Therefore, your ending Account Value on September 30, 2005 is $103,314.39 ($103,443.69 - $129.30).

●
This pattern continues until the maturity date for your Benefit of January 1, 2015. On that date, your Account will be credited with a payment. If your current Account Value is less than your current GLB amount, then your Account will be credited with the difference between these two amounts. If your current Account Value is greater than your current GLB amount, then your Account will be credited with the sum of all of Secured Returns 2 charges that have been made. Note that if Secured Returns 2 was revoked or cancelled before the maturity date for your Benefit of January 1, 2015, then no Secured Returns 2 credit will be made to your Account.

APPENDIX H -
SECURED RETURNS FOR LIFE PLUS BENEFIT EXAMPLES

All of the following examples are based upon the assumption that you purchased a Contract on January 1, 2007 with an initial Purchase Payment of $100,000 and you elected Secured Returns for Life Plus. Your initial GLB amount equals your Purchase Payment amount of $100,000.

EXAMPLE 1: Calculation of Benefits under AB Plan.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your third Account Year. Therefore, on January 1, 2010, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you remain in the AB plan until it "matures" on January 1, 2017. Assume that you have taken no withdrawals since your contract was issued. Your accrued bonus amount is $50,000 ($5,000 per year for ten years). Since your rider has "matured" in the AB plan, the accrued bonus amount becomes $0. Assume that your Account Value on January 1, 2017 is $88,000. Since your Account Value is less than your GLB amount by $12,000, an amount equal to $12,000 will be deposited into your Contract ($100,000 - $88,000).

●
If Secured Returns for Life Plus is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $100,000 at the cost and terms available to new Owners.

EXAMPLE 2: Calculation of Benefits under AB Plan with Subsequent Purchase Payments; Refund Applies.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on May 20, 2009, you make a Purchase Payment of $80,000. Since you are in your third Account Year, your GLB amount is increased by 85% of this Purchase Payment. Therefore, your new GLB amount is $168,000 (old GLB amount of $100,000 plus 85% of $80,000). Your new Bonus Base is also $168,000 (old Bonus Base of $100,000 plus 85% of $80,000). Your accrued bonus amount remains at $10,000.

●
Assume that you take no withdrawals in your third Account Year. Therefore, on January 1, 2010, your accrued bonus amount is $18,400, which equals $8,400 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $168,000.

●
Assume that you remain in the AB Plan until it "matures" on January 1, 2017. Assume that you have taken no withdrawals since your contract was issued. Your accrued bonus amount is $77,200 ($5,000 per year for two years plus $8,400 per year for eight years). Since your rider "matured" in the AB Plan, the accrued bonus amount becomes $0. Assume that your Account Value on January 1, 2017 is $200,000. Assume that the total rider charges you paid were $8,375.

●
Because your Account Value is greater than your GLB amount ($200,000 vs. $168,000), your Contract will be credited with an amount equal to the rider charges you have paid ($8,375), increasing your Account Value to $208,375.

●
If Secured Returns for Life Plus is still available to new Owners, you may elect to renew your participation in Secured Returns for Life Plus with a new GLB amount of $208,375 at the cost and terms available to new Owners.

EXAMPLE 3: Withdrawals under AB Plan.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on March 10, 2009 (in your third Account Year), your Account Value is $80,000. Also assume that you take a withdrawal of $10,000 on this date. Therefore, your ending Account Value on March 10, 2009 is $70,000. Your GLB amount, Bonus Base, and accrued bonus amount are reduced proportionally to the amount withdrawn. Therefore, your new GLB amount is $100,000 x ($70,000 ÷ $80,000) = $87,500. Your new Bonus Base is $100,000 x ($70,000 ÷ $80,000) = $87,500. Your new accrued bonus amount is $10,000 x ($70,000 ÷ $80,000) = $8,750.

●
Assume that you take no more withdrawals in your third Account Year. Therefore, on January 1, 2010, your GLB amount remains at $87,500, and your Bonus Base also remains at $87,500. Since you made a withdrawal in your third Account Year, you do not accrue a bonus amount in that Account Year. Therefore, your accrued bonus amount remains at $8,750.

●
Assume that you take no withdrawals in your fourth Account Year. Therefore, on January 1, 2011, your accrued bonus amount is $13,125, which equals $4,375 (5% of the Bonus Base) plus your previous accrued bonus amount of $8,750. Since no withdrawals were been taken, your GLB amount and your Bonus Base both remain at $87,500.

●
Assume that you remain in the AB plan until it "matures" on January 1, 2017. Assume that you take no more withdrawals from your contract. Your accrued bonus amount is $39,375 ($8,750 total for the first two years plus $4,375 per year for seven years). Since your rider has "matured" in the AB plan, the accrued bonus amount becomes $0. Assume that your Account Value on January 1, 2017 is $80,000. Since your Account Value is less than your GLB amount by $7,500, an amount equal to $7,500 will be deposited into your Contract ($87,500 - $80,000).

●
If Secured Returns for Life Plus is still available to new Owners, you may elect to renew your participation in Secured Returns for Life Plus with a new GLB amount of $87,500 at the cost and terms available to new Owners.

EXAMPLE 4: Step-up Elected under AB Plan.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your third Account Year. Therefore, on January 1, 2010, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on January 1, 2010 your Account Value is $118,000. Since you have reached your third Account Anniversary and since your Account Value is greater than your GLB amount, you may elect to step up to a new ten year period, with a new GLB amount of $118,000. Assume that you do elect to step up. Your GLB amount is now equal to $118,000. Also, your Bonus Base is now equal to $118,000. Your AB plan "maturity date" is now January 1, 2020. Since your new GLB amount of $118,000 is greater than the sum of your old GLB amount of $100,000 plus your old accrued bonus amount of $15,000, your new accrued bonus amount is set equal to $0.

●
Assume that you take no withdrawals in your fourth Account Year. Therefore, on January 1, 2011, your accrued bonus amount is $5,900, which equals $5,900 (5% of the Bonus Base) plus your previous accrued bonus amount of $0. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $118,000.

●
Assume that you remain in the AB plan until it "matures" on January 1, 2020. Assume that you have taken no withdrawals since your contract was issued. Your accrued bonus amount is $41,300 ($5,900 per year for seven years). Since your rider has "matured" in the AB plan, the accrued bonus amount becomes $0. Assume that your Account Value on January 1, 2020 is $112,000. Since your Account Value is less than your GLB amount by $6,000, an amount equal to $6,000 will be deposited into your Contract ($118,000 - $112,000).

●
If Secured Returns for Life Plus is still available to new Owners, you may elect to renew your participation in Secured Returns for Life Plus with a new GLB amount of $118,000 at the cost and terms available to new Owners.

EXAMPLE 5: Calculation of Benefits under WB Plan; Early Withdrawals.

●	Assume you are age 56 at issue. Also assume that you elect the WB plan on January 1, 2007, and that you choose to systematically withdraw the Maximum WB Amount annually.

●	On January 1, 2007:

●	Your GLB Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is zero because you have not passed your first Account Anniversary after your 59th birthday
●	Your Maximum WB for Life Amount is zero [4% of your Lifetime Income Base].
●	Your Bonus Base is $100,000 [the amount of your initial Purchase Payment]. Since you are taking withdrawals each Account Year, you do not receive any bonus credits.

●	On December 31, 2007, after your first systematic withdrawal of $5,000, your Maximum WB Amount:

●	Your Account Value is reduced by the amount of the withdrawal [$5,000].
●	Your RGLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is zero because you have not passed your first Account Anniversary after your 59th birthday.
●	Your Bonus Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.

●
Assume you take only systematic withdrawals of $5,000 for a total of 3 years. Assume you make no subsequent Purchase Payments. On December 1, 2009, you celebrate your 59th birthday. On January 1, 2010:

●	Your Account Value has been reduced by the amount of the total withdrawals [$15,000].
●	Your RGLB amount, reduced by the amount of the total withdrawal, is $85,000 [$100,000-($5,000 x 3)].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount in any Account Year.
●	Your Lifetime Income Base is set at $85,000 [an amount equal to the RGLB amount on your first Account Anniversary after your 59th birthday].
●	Your Maximum WB for Life Amount is $3,400 [4% of your Lifetime Income Base because you are less than 65 years old].
●	Your Bonus Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.

●
Assume you elect to take only annual systematic withdraws of no more than your Maximum WB for Life Amount [$3,400] for an additional 20 years. Assume you make no subsequent Purchase Payments, and that your Account Value reduces to zero. On December 31, 2029:

●	Your Account Value equals zero.
●	Your RGLB amount, reduced by the amount of the total withdrawals, is $17,000 [85,000 - ($3,400 x 20)]
●	Your GLB Base is still $100,000 because you did not withdraw more than the Maximum WB Amount in any Account Year.
●	Your Lifetime Income Base is still $85,000 because you did not withdraw more than the Maximum WB for Life Amount in any Account Year.
●	Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years.

Even though your rights under the annuity Contract terminated when the Account Value became zero, we will continue to make payments to you. At this point, however, you must choose between:

(1)	withdrawing the Maximum WB for Life Amount each year until you die or
(2)	withdrawing your Maximum WB Amount each year until your RGLB amount is reduced to zero.

●
Assume you elect to take annual payments of your Maximum WB for Life Amount. Therefore you will continue to receive $3,400 per year as long as you are alive. If you die before your RGLB amount is reduced to $0, your beneficiary will receive $5,000 per year (your Maximum WB Amount) until your RGLB amount is reduced to zero.

EXAMPLE 6: Calculation of Benefits under WB Plan with Subsequent Purchase Payments; Lifetime Withdrawals.

●	Assume you are age 60 at issue. Also assume that you elect the WB plan on January 1, 2007, and that you choose to systematically withdraw the Maximum WB for Life Amount annually.

●	On January 1, 2007:

●	Your GLB Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 60].
●	Your Bonus Base is $100,000 [the amount of your initial Purchase Payment]. Since you are taking withdrawals each Account Year, you do not receive any bonus credits.

●	On December 31, 2007, after your first systematic withdrawal of $4,000:

●	Your Account Value is reduced by the amount of the withdrawal [$4,000].
●	Your RGLB amount, reduced by the amount of the withdrawal, is $96,000 [$100,000-$4,000].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is $100,000 because you did not withdraw more than your Maximum WB for Life Amount.
●	Your Bonus Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.

●
Assume you take only annual systematic withdrawals of $4,000 for a total of 4 years. Assume you make a subsequent Purchase Payment of $50,000, in your 4th Account Year. Assume also that, immediately before the subsequent Purchase Payment, your Account Value was $80,000. On December 31, 2010:

●	Your RGLB amount, reduced by the amount of the total withdrawals and increased by the subsequent Purchase Payment, is $134,000 [$100,000 - ($4,000 x 4) + $50,000].
●	Your GLB Base, increased by the subsequent Purchase Payment, is $150,000.
●	Your Maximum WB Amount is $7,500 [5% of your new GLB Base]
●	Your Lifetime Income Base, increased by the subsequent Purchase Payment, is $150,000.
●	Your Maximum WB for Life Amount is $6,000 [4% of your new Lifetime Income Base]
●	Your GLB Base, increased by the subsequent Purchase Payment, is $150,000.

You may increase your annual systematic withdrawals to $6,000 without any effect on your future lifetime benefits.

●
Assume you elect to take only annual systematic withdraws of no more than your Maximum WB for Life Amount [$6,000] for an additional 20 years. Assume you make no subsequent Purchase Payments, and that your Account Value reduces to zero. On December 31, 2030:

●	Your Account Value equals zero.
●	Your RGLB amount, reduced by the amount of the total withdrawals is $14,000 [$134,000 - ($6,000 x 20)].
●	Your GLB Base is still $150,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is $150,000 because you did not withdraw more than your Maximum WB for Life Amount in any Account Year.
●	Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years.

Even though your rights under the annuity Contract terminated when the Account Value became zero, we will continue to make payments to you. At this point, however, you must choose between:

(1)	withdrawing the Maximum WB for Life Amount each year until you die or
(2)	withdrawing your Maximum WB Amount each year until your RGLB amount is reduced to zero.

●
Assume you elect to take annual payments of your Maximum WB for Life Amount of $6,000. Therefore, you will continue to receive $6,000 per year as long as you are alive. If you die before your RGLB amount is reduced to $0, your beneficiary will receive $6,000 per year (your Maximum WB Amount) until your RGLB amount is reduced to zero.

EXAMPLE 7: Withdrawals under WB Plan Exceeding Maximum WB Amount.

●
Assume you are age 63 at issue. Also assume that you elect the WB plan on January 1, 2007. Assume that your Designated Funds have had poor investment performance, losing 2% a year over the course of the Contract. On January 1, 2007:

●	Your GLB Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 63].
●	Your Bonus Base is $100,000 [the amount of your initial Purchase Payment]. Since you are taking withdrawals each Account Year, you do not receive any bonus credits.

●	On December 31, 2007, after you take a withdrawal of $6,000, your Account Value is $92,000:

●	Your RGLB amount is reduced to $92,000 [the lesser of (1) your current RGLB amount minus the withdrawal [$100,000-$6,000] and (2) your new Account Value [$92,000]].
●	Your GLB Base is reduced to $92,000 [the lesser of (1) your current GLB Base minus the excess withdrawal [$100,000 - ($6,000 - $5,000)] and (2) your new Account Value [$92,000]].
●	Your Maximum WB Amount is now $4,600 [5% of your GLB Base].
●
Your Lifetime Income Base is reduced to $92,000 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$100,000 - ($6,000 - $4,000)] and (2) your new Account Value [$92,000]].

●	Your Maximum WB for Life Amount is $3,680 [4% of your new Lifetime Income Base].
●	Your Bonus Base is reduced to $92,000 [the lesser of (1) your current Bonus Base minus the excess withdrawal [$100,000 - ($6,000 - $5,000)] and (2) your new Account Value [$92,000]].

●
Assume you make no subsequent Purchase Payments, but you take annual systematic withdrawals of $6,000 for a total of 13 years. Due to the of poor investment performance of your Designated Funds, your Account Value is now $7,609. Because you have taken withdrawals in excess of your Maximum WB Amount, your RGLB amount is also now $7,609. Because you have taken withdrawals in excess of your Maximum WB Amount, your GLB Base is also now $7,609. Your Maximum WB Amount is 5% of $7,609, or $380. Because you have taken withdrawals in excess of your Maximum WB for Life Amount, your Lifetime Income Base is also now $7,609. Your Maximum WB for Life Amount is 4% of $7,609, or $304. Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years.

●	Assume your fund earns -2% in Account Year 14, and that you take another $6,000 withdrawal. On December 31, 2020:

●	Your Account Value is $1,457.
●	Your RGLB amount is $1,457 [the lesser of (1) your current RGLB amount minus the withdrawal amount ($7,609 - $6,000) and (2) your new Account Value ($1,457)].
●	Your GLB Base is $1,457 [the lesser of (1) your current GLB Base minus the excess withdrawal [$7,609 - ($6,000 - $380)] and (2) your new Account Value [$1,457]].
●	Your Maximum WB Amount equals $73 [5% of your new Lifetime Income Base].
●	Your Lifetime Income Base is $1,457 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$7,609 - ($6,000 - $304)] and (2) your new Account Value [$1,457]].
●	Your Maximum WB for Life Amount equals $58 [4% of your new Lifetime Income Base].

Because your GLB Base is greater than zero, you may take annual withdrawals up to the Maximum WB Amount until your RGLB amount becomes zero. Because your Lifetime Income Base is greater than zero, you may take annual withdrawals up to the Maximum WB for Life Amount until you die or annuitize. Any withdrawal you take that is greater than your Maximum WB Amount will reduce your GLB Base (and hence, give you a new, reduced Maximum WB Amount). Any withdrawal you take that is greater than your Maximum WB for Life Amount will reduce your Lifetime Income Base (and hence, give you a new, reduced Maximum WB for Life Amount).

If your Account Value is reduced to zero by a withdrawal that does not exceed your Maximum WB for Life Amount, you must choose between:

(1)	withdrawing the Maximum WB for Life Amount each year until you die or
(2)	withdrawing your Maximum WB Amount each year until your RGLB amount is reduced to zero.

If your Account Value is reduced to zero by a withdrawal that exceeds your Maximum WB for Life Amount but does not exceed your Maximum WB Amount, your Lifetime Income Base will become zero, but we will continue to pay your then current Maximum WB Amount each year until your RGLB is reduced to zero.

If your Account Value is reduced to zero by a withdrawal that exceeds both your Maximum WB for Life Amount and your Maximum WB Amount, your Lifetime Income Base, your RGLB amount, and your GLB Base will all be reduced to zero, your Maximum WB for Life Amount and your Maximum WB Amount will both become zero, and no more benefits will be paid.

EXAMPLE 8: Step-up Elected under WB Plan.

●
Assume you are age 65 at issue. Also assume that you elect the WB plan on January 1, 2007, and that you choose to systematically withdraw the Maximum WB Amount annually. Assume that your Designated Funds have had good investment performance, gaining 6% a year over the course of the Contract. On January 1, 2007:

●	Your GLB Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base because you are age 65].
●	Your Bonus Base is $100,000 [the amount of your initial Purchase Payment]. Since you are taking withdrawals each Account Year, you do not receive any bonus credits.

●	On December 31, 2007, after you take your first systematic withdrawal of $5,000, your Account Value is $101,000:

●	Your RGLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 because you withdrew no more than your Maximum WB for Life Amount.
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base].
●	Your Bonus Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.

●	Assume you make no subsequent Purchase Payments, but you take systematic withdrawals of $5,000 for a total of 3 years. On December 31, 2009:

●	Your Account Value is $103,184.
●	Your RGLB amount is $85,000 [$100,000 - ($5,000 x 3)].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is still $100,000 because you withdrew no more than your Maximum WB for Life Amount.
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base].
●	Your Bonus Base is still $100,000 because you withdrew no more than your Maximum WB Amount.

Because your Account Value is greater than your RGLB amount, your GLB Base, and your Lifetime Income Base, you may step-up your RGLB amount, your GLB Base, your Bonus Base, and your Lifetime Income Base each to an amount equal to your current Account Value. Assume you elect to step-up. On January 1, 2010*:

●	Your Account Value is $103,184.
●	Your RGLB amount is $103,184.
●	Your GLB Base is $103,184.
●	Your Maximum WB Amount is $5,159 [5% of your new GLB Base].
●	Your Lifetime Income Base is $103,184.
●	Your Maximum WB for Life Amount is $5,159 [5% of your new Lifetime Income Base].
●	Your Bonus Base is $103,184.

*
Note: Assume instead that you elected to step-up sometime in 2010 after your withdrawal of $5,000 was taken and that your Account Value at the time of the step-up was $103,184. Your new Maximum WB Amount and new Maximum WB for Life amount of $5,159 would apply so that you could withdraw an additional $159 during the remainder of 2010 without exceeding your maximum amounts.

EXAMPLE 9: WB Election at Issue; Withdrawals Not Taken Immediately.

●
Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

●
Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2008, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $100,000, and
(ii)	your new RGLB amount of $105,000.
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of
(i)	your old LIB of $100,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250. Your Bonus Base remains at $100,000.

●
Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2009, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $110,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $105,000, and
(ii)	your new RGLB amount of $110,000.
Therefore, your GLB Base is now $110,000, and your new Maximum WB Amount is 5% of $110,000, or $5,500.
Your LIB will now become the greater of
(i)	your old LIB of $105,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $110,000, and
(b)	your old LIB of $105,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $110,000, and your new Maximum WB for Life Amount is 5% of $110,000, or $5,500. Your Bonus Base remains at $100,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $5,500 in your third Account Year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $110,000 - $5,500, or $104,500. Your GLB Base will remain at $110,000, so your Maximum WB Amount will remain at 5% of $110,000, or $5,500. Your LIB will also remain at $110,000, so your Maximum WB for Life Amount will remain at 5% of $110,000, or $5,500.

●
Assume that you remain alive and that you continue to make withdrawals of $5,500 until the RGLB amount runs out in year 2028. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your LIB is still $110,000. Therefore, you can continue to receive $5,500 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 10: WB Election at Issue; Subsequent Purchase Payments made; Withdrawals Not Taken immediately.

●
Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

●
Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2008, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $100,000, and
(ii)	your new RGLB amount of $105,000.
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of
(i)	your old LIB of $100,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250. Your Bonus Base remains at $100,000.

●
Assume that you make a Purchase Payment of $60,000 in your second Account Year. Your RGLB amount, GLB Base, LIB, and Bonus Base are all increased by the amount of the Purchase Payment. Therefore, your RGLB amount, GLB Base, and LIB are all now equal to $105,000 plus $60,000 = $165,000. Your Bonus Base is now equal to $100,000 plus $60,000 = $160,000.

●
Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2009, the RGLB amount will be increased by $8,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $173,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $165,000, and
(ii)	your new RGLB amount of $173,000.
Therefore, your GLB Base is now $173,000, and your new Maximum WB Amount is 5% of $173,000, or $8,650.
Your LIB will now become the greater of
(i)	your old LIB of $165,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $173,000, and
(b)	your old LIB of $165,000 plus the bonus amount of $8,000.
Therefore, your LIB is now $173,000, and your new Maximum WB for Life Amount is 5% of $173,000, or $8,650. Your Bonus Base remains at $160,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $8,650 in your third Account Year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $173,000 - $8,650, or $164,350. Your GLB Base will remain at $173,000, so your Maximum WB Amount will remain at 5% of $173,000, or $8,650. Your LIB will also remain at $173,000, so your Maximum WB for Life Amount will remain at 5% of $173,000, or $8,650. Your Bonus Base will remain at $160,000.

●
Assume that you remain alive and that you continue to make withdrawals of $8,650 until the RGLB amount runs out in year 2028. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years. Your LIB is still $173,000. Therefore, you can continue to receive $8,650 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 11: WB Election at Issue; Withdrawals Taken.

●
Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

●
Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2008, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $100,000, and
(ii)	your new RGLB amount of $105,000
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of
(i)	your old LIB of $100,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250. Your Bonus Base remains at $100,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $5,250 in your second Account Year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $105,000 - $5,250, or $99,750. Your GLB Base will remain at $105,000, so your Maximum WB Amount will remain at 5% of $105,000, or $5,250. Your LIB will also remain at $105,000, so your Maximum WB for Life Amount will remain at 5% of $105,000, or $5,250. Since your withdrawal did not exceed your Maximum WB Amount, your Bonus Base will remain at $100,000.

●
Assume that you take no withdrawals in your third Account Year. Therefore, on January 1, 2010, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $104,750. Your GLB Base will now become the greater of

(i)	your old GLB Base of $105,000, and
(ii)	your new RGLB amount of $104,750.
Therefore, your GLB Base remains at $105,000, and your Maximum WB Amount remains at 5% of $105,000, or $5,250.
Your LIB will now become the greater of
(i)	your old LIB of $105,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $104,750, and
(b)	your old LIB of $105,000 plus the bonus amount of $5,000.
Therefore, your LIB remains at $105,000, and your Maximum WB for Life Amount remains at 5% of $105,000, or $5,250.
Your Bonus Base remains at $100,000.

●
Assume that you take no withdrawals in your fourth Account Year. Therefore, on January 1, 2011, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $109,750. Your GLB Base will now become the greater of

(i)	your old GLB Base of $105,000, and
(ii)	your new RGLB amount of $109,750.
Therefore, your GLB Base is now $109,750, and your new Maximum WB Amount is 5% of $109,750, or $5,487.
Your LIB will now become the greater of
(i)	your old LIB of $105,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $109,750, and
(b)	your old LIB of $105,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $109,750, and your new Maximum WB for Life Amount is 5% of $109,750, or $5,487. Your Bonus Base remains at $100,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $5,487 in 2011. Also assume that you remain alive and continue to take annual withdrawals of $5,487 until the RGLB amount runs out in year 2030. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years. Your LIB is still $109,750. Therefore, you can continue to receive $5,487 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 12: WB Election at Issue; Excess Withdrawal Taken.

●
Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

●
Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2008, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $100,000, and
(ii)	your new RGLB amount of $105,000.
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of
(i)	your old LIB of $100,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250. Your Bonus Base remains at $100,000.

●
Assume that you take a withdrawal of $6,000 in your second Account Year. This withdrawal exceeds both your Maximum WB Amount and your Maximum WB for Life Amount of $5,250. Assume that your Account Value equals $90,000 after you make this withdrawal. Your RGLB amount will be reduced to the lesser of

(i)	your old RGLB amount of $105,000 minus the $6,000 withdrawal, and
(ii)	your Account Value of $90,000.
Therefore, your new RGLB amount is $90,000.
Your GLB Base will be reduced to the lesser of
(i)	your old GLB Base of $105,000 minus the $750 excess withdrawal, and
(ii)	your Account Value of $90,000.
Therefore, your new GLB Base is $90,000. Your new Maximum WB Amount is 5% of $90,000, or $4,500.
Your Bonus Base will be reduced to the lesser of
(i)	your old Bonus Base of $100,000 minus the $750 excess withdrawal, and
(ii)	your Account Value of $90,000.
Therefore, your new Bonus Base is $90,000.
Your LIB will be reduced to the lesser of
(i)	your old LIB of $105,000 minus the $750 excess withdrawal, and
(ii)	your Account Value of $90,000.
Therefore, your new LIB is $90,000. Your new Maximum WB for Life Amount is 5% of $90,000, or $4,500.

●
Assume that you take no withdrawals in your third Account Year. Therefore, on January 1, 2010, the RGLB amount will be increased by $4,500, which equals 5% of the Bonus Base. Your new RGLB amount is now $94,500. Your GLB Base will now become the greater of

(i)	your old GLB Base of $90,000, and
(ii)	your new RGLB amount of $94,500.
Therefore, your GLB Base is now $94,500, and your new Maximum WB Amount is 5% of $94,500, or $4,725.
Your LIB will now become the greater of
(i)	your old LIB of $90,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $94,500, and
(b)	your old LIB of $90,000 plus the bonus amount of $4,500.
Therefore, your LIB is now $94,500, and your new Maximum WB for Life Amount is 5% of $94,500, or $4,725. Your Bonus Base remains at $90,000.

●
Assume that you take no withdrawals in your fourth Account Year. Therefore, on January 1, 2011, the RGLB amount will be increased by $4,500, which equals 5% of the Bonus Base. Your new RGLB amount is now $99,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $94,500, and
(ii)	your new RGLB amount of $99,000.
Therefore, your GLB Base is now $99,000, and your new Maximum WB Amount is 5% of $99,000, or $4,950.
Your LIB will now become the greater of
(i)	your old LIB of $94,500, and
(ii)	the lesser of
(a)	your new RGLB amount of $99,000, and
(b)	your old LIB of $94,500 plus the bonus amount of $4,500.
Therefore, your LIB is now $99,000, and your new Maximum WB for Life Amount is 5% of $99,000, or $4,950. Your Bonus Base remains at $90,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $4,950 in 2011. Also assume that you remain alive and continue to take annual withdrawals of $4,950 until the RGLB amount runs out in year 2030. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years. Your LIB is still $99,000. Therefore, you can continue to receive $4,950 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 13: WB Election at Issue; Withdrawals Not Taken Immediately; Step-up elected.

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Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

●
Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2008, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $100,000, and
(ii)	your new RGLB amount of $105,000.
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of
(i)	your old LIB of $100,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250. Your Bonus Base remains at $100,000.

●
Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2009, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $110,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $105,000, and
(ii)	your new RGLB amount of $110,000.
Therefore, your GLB Base is now $110,000, and your new Maximum WB Amount is 5% of $110,000, or $5,500.
Your LIB will now become the greater of
(i)	your old LIB of $105,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $110,000, and
(b)	your old LIB of $105,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $110,000, and your new Maximum WB for Life Amount is 5% of $110,000, or $5,500. Your Bonus Base remains at $100,000.

●
Assume that you take no withdrawals in your third Account Year. Therefore, on January 1, 2010, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $115,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $110,000, and
(ii)	your new RGLB amount of $115,000.
Therefore, your GLB Base is now $115,000, and your new Maximum WB Amount is 5% of $115,000, or $5,750.
Your LIB will now become the greater of
(i)	your old LIB of $115,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $115,000, and
(b)	your old LIB of $110,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $115,000, and your new Maximum WB for Life Amount is 5% of $115,000, or $5,750. Your Bonus Base remains at $100,000.

●
Assume that on January 2, 2010 your Account Value is $118,000. Since you have reached your third Account Anniversary and since your Account Value is greater than both the GLB Base and the LIB, you may step up your WB plan guarantees. Assume that you do elect to step up. Your RGLB amount, your GLB Base, your LIB and your Bonus Base are all now equal to $118,000. Your new Maximum WB Amount is 5% of $118,000, or $5,900. Your new Maximum WB for Life Amount is 5% of $118,000, or $5,900.

●
Assume that you take no withdrawals in your fourth Account Year. Therefore, on January 1, 2011, the RGLB amount will be increased by $5,900, which equals 5% of the Bonus Base. Your new RGLB amount is now $123,900. Your GLB Base will now become the greater of

(i)	your old GLB Base of $118,000, and
(ii)	your new RGLB amount of $123,900.
Therefore, your GLB Base is now $123,900, and your new Maximum WB Amount is 5% of $123,900, or $6,195.
Your LIB will now become the greater of
(i)	your old LIB of $118,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $123,900, and
(b)	your old LIB of $118,000 plus the bonus amount of $5,900.
Therefore, your LIB is now $123,900, and your new Maximum WB for Life Amount is 5% of $123,900, or $6,195. Your Bonus Base remains at $118,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $6,195 in your fifth Account Year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $123,900 - $6,195, or $117,705. Your GLB Base will remain at $123,900, so your Maximum WB Amount will remain at 5% of $123,900, or $6,195. Your LIB will also remain at $123,900, so your Maximum WB for Life Amount will remain at 5% of $123,900, or $6,195. Your Bonus Base remains at $118,000.

●
Assume that you remain alive and that you continue to make withdrawals of $6,195 until the RGLB amount runs out in year 2030. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years. Your LIB is still $123,900. Therefore, you can continue to receive $6,195 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 14: Switch from AB to WB; No Withdrawals under the AB Plan.

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Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your third Account Year. Therefore, on January 1, 2010, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that while you are in your fourth Account Year, you switch to the WB plan. Assume that you have not taken any withdrawals yet. Your RGLB amount is now equal to your old GLB amount of $100,000 plus your accrued bonus amount of $15,000, for a total of $115,000. Your GLB Base and your LIB are both set equal to the RGLB amount at the time of conversion to the WB plan. Therefore, both the GLB Base and the LIB are equal to $115,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,750. Your Maximum WB for Life Amount equals 5% of your LIB, or $5,750. Your Bonus Base remains at $100,000. Since you have switched to the WB plan, your accrued bonus amount becomes $0.

●
Assume that you take no withdrawals in your fourth Account Year. Therefore, on January 1, 2011, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $120,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $115,000, and
(ii)	your new RGLB amount of $120,000.
Therefore, your GLB Base is now $120,000, and your new Maximum WB Amount is 5% of $120,000, or $6,000.
Your LIB will now become the greater of
(i)	your old LIB of $115,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $120,000, and
(b)	your old LIB of $115,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $120,000, and your new Maximum WB for Life Amount is 5% of $120,000, or $6,000. Your Bonus Base remains at $100,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $6,000 in your fifth Account Year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $120,000 - $6,000, or $114,000. Your GLB Base will remain at $120,000, so your Maximum WB Amount will remain at 5% of $120,000, or $6,000. Your LIB will also remain at $120,000, so your Maximum WB for Life Amount will remain at 5% of $120,000, or $6,000. Your Bonus Base remains at $100,000.

●
Assume that you remain alive and that you continue to make withdrawals of $6,000 until the RGLB amount runs out in year 2030. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years. Your LIB is still $120,000. Therefore, you can continue to receive $6,000 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 15: Switch from AB to WB; Withdrawals under the AB Plan.

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Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on March 10, 2009 (in your third Account Year), your Account Value is $80,000. Also assume that you take a withdrawal of $10,000 on this date. Therefore, your ending Account Value on March 10, 2009 is $70,000. Your GLB amount, Bonus Base, and accrued bonus amount are reduced proportionally to the amount withdrawn. Therefore, your new GLB amount is $100,000 x ($70,000 ÷ $80,000) = $87,500. Your new Bonus Base is $100,000 x ($70,000 ÷ $80,000) = $87,500. Your new accrued bonus amount is $10,000 x ($70,000 ÷ $80,000) = $8,750

●
Assume that while you are in your fourth Account Year, you switch to the WB plan. Your RGLB amount is now equal to your old GLB amount of $87,500 plus your accrued bonus amount of $8,750, for a total of $96,250. Your GLB Base and your LIB are both set equal to the RGLB amount at the time of conversion to the WB plan. Therefore, both the GLB Base and the LIB are equal to $96,250. Your Maximum WB Amount equals 5% of your GLB Base, or $4,812. Your Maximum WB for Life Amount equals 5% of your LIB, or $4,812. Your Bonus Base remains at $87,500. Since you have switched to the WB plan, your accrued bonus amount becomes $0.

●
Assume that you take no withdrawals in your fourth Account Year. Therefore, on January 1, 2011, the RGLB amount will be increased by $4,375, which equals 5% of the Bonus Base. Your new RGLB amount is now $100,625. Your GLB Base will now become the greater of

(i)	your old GLB Base of $96,250, and
(ii)	your new RGLB amount of $100,625.
Therefore, your GLB Base is now $100,625, and your new Maximum WB Amount is 5% of $100,625, or $5,031.
Your LIB will now become the greater of
(i)	your old LIB of $96,250, and
(ii)	the lesser of
(a)	your new RGLB amount of $100,625, and
(b)	your old LIB of $96,250 plus the bonus amount of $4,375.
Therefore, your LIB is now $100,625, and your new Maximum WB for Life Amount is 5% of $100,625, or $5,031. Your Bonus Base remains at $87,500

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $5,031 in your fifth Account Year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $100,625 - $5,031, or $95,594. Your GLB Base will remain at $100,625, so your Maximum WB Amount will remain at 5% of $100,625, or $5,031. Your LIB will also remain at $100,625, so your Maximum WB for Life Amount will remain at 5% of $100,625, or $5,031. Your Bonus Base remains at $87,500.

●
Assume that you remain alive and that you continue to make withdrawals of $5,031 until the RGLB amount runs out in year 2030. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years. Your LIB is still $100,625. Therefore, you can continue to receive $5,031 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 16: Switch from AB to WB; Step-up while in AB Plan.

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Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your third Account Year. Therefore, on January 1, 2010, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on January 2, 2010 your Account Value is $118,000. Since you have reached your third Account Anniversary and since your Account Value is greater than your GLB amount, you may elect to step up to a new ten year period, with a new GLB amount of $118,000. Assume that you do elect to step up. Your GLB amount is now equal to $118,000. Also, your Bonus Base is now equal to $118,000. Your AB plan "maturity date" is now January 2, 2020. Since your new GLB amount of $118,000 is greater than the sum of your old GLB amount of $100,000 plus your old accrued bonus amount of $15,000, your new accrued bonus amount is set equal to $0.

●
Assume that you take no withdrawals in your fourth Account Year. Therefore, on January 1, 2011, your accrued bonus amount is $5,900, which equals $5,900 (5% of the Bonus Base) plus your previous accrued bonus amount of $0. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $118,000.

●
Assume that while you are in your fifth Account Year, you switch to the WB plan. Assume that you have not taken any withdrawals yet. Your RGLB amount is now equal to your old GLB amount of $118,000 plus your accrued bonus amount of $5,900, for a total of $123,900. Your GLB Base and your LIB are both set equal to the RGLB amount at the time of conversion to the WB plan. Therefore, both the GLB Base and the LIB are equal to $123,900. Your Maximum WB Amount equals 5% of your GLB Base, or $6,195. Your Maximum WB for Life Amount equals 5% of your LIB, or $6,195. Your Bonus Base remains at $118,000. Since you have switched to the WB plan, your accrued bonus amount becomes $0.

●
Assume that you take no withdrawals in your fifth Account Year. Therefore, on January 1, 2012, the RGLB amount will be increased by $5,900, which equals 5% of the Bonus Base. Your new RGLB amount is now $129,800. Your GLB Base will now become the greater of

(i)	your old GLB Base of $123,900, and
(ii)	your new RGLB amount of $129,800.
Therefore, your GLB Base is now $129,800, and your new Maximum WB Amount is 5% of $129,800, or $6,490.
Your LIB will now become the greater of
(i)	your old LIB of $123,900, and
(ii)	the lesser of
(a)	your new RGLB amount of $129,800, and
(b)	your old LIB of $123,900 plus the bonus amount of $5,900.
Therefore, your LIB is now $129,800, and your new Maximum WB for Life Amount is 5% of $129,800, or $6,490. Your Bonus Base remains at $118,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $6,490 in your sixth Account Year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $129,800 - $6,490, or $123,310. Your GLB Base will remain at $129,800, so your Maximum WB Amount will remain at 5% of $129,800, or $6,490. Your LIB will also remain at $129,800, so your Maximum WB for Life Amount will remain at 5% of $129,800, or $6,490. Your Bonus Base remains at $118,000.

●
Assume that you remain alive and that you continue to make withdrawals of $6,490 until the RGLB amount runs out in year 2031. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years. Your LIB is still $129,800. Therefore, you can continue to receive $6,490 per year as long as you are alive. We will continue to charge the rider fee for as long as you are eligible to receive benefits under the WB Plan. The Owner can annuitize as long as there is a remaining Account Value, but if Account Value drops to zero, the Contract terminates.

EXAMPLE 17: Switch from AB to WB; Step-up while in AB Plan.

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Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your third Account Year. Therefore, on January 1, 2010, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on January 2, 2010 your Account Value is $112,000. Since you have reached your third Account Anniversary and since your Account Value is greater than your GLB amount, you may elect to step up to a new ten year period, with a new GLB amount of $112,000. Assume that you do elect to step up. Your GLB amount is now equal to $112,000. Also, your Bonus Base is now equal to $112,000. Your AB plan "maturity date" is now January 2, 2020. Since your new GLB amount of $112,000 is less than the sum of your old GLB amount of $100,000 plus your old accrued bonus amount of $15,000, your new accrued bonus amount is set equal to the sum of your old GLB amount of $100,000 plus your old accrued bonus amount of $15,000, less your new GLB amount of $112,000. Therefore, your new accrued bonus amount is $3,000.

●
Assume that you take no withdrawals in your fourth Account Year. Therefore, on January 1, 2011, your accrued bonus amount is $8,600, which equals $5,600 (5% of the Bonus Base) plus your previous accrued bonus amount of $3,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $112,000.

●
Assume that while you are in your fifth Account Year, you switch to the WB plan. Assume that you have not taken any withdrawals yet. Your RGLB amount is now equal to your old GLB amount of $112,000 plus your accrued bonus amount of $8,600, for a total of $120,600. Your GLB Base and your LIB are both set equal to the RGLB amount at the time of conversion to the WB plan. Therefore, both the GLB Base and the LIB are equal to $120,600. Your Maximum WB Amount equals 5% of your GLB Base, or $6,030. Your Maximum WB for Life Amount equals 5% of your LIB, or $6,030. Your Bonus Base remains at $112,000. Since you have switched to the WB plan, your accrued bonus amount becomes $0.

●
Assume that you take no withdrawals in your fifth Account Year. Therefore, on January 1, 2012, the RGLB amount will be increased by $5,600, which equals 5% of the Bonus Base. Your new RGLB amount is now $126,200. Your GLB Base will now become the greater of

(i)	your old GLB Base of $120,600, and
(ii)	your new RGLB amount of $126,200.
Therefore, your GLB Base is now $126,200, and your new Maximum WB Amount is 5% of $126,200, or $6,310.
Your LIB will now become the greater of
(i)	your old LIB of $120,600, and
(ii)	the lesser of
(a)	your new RGLB amount of $126,200, and
(b)	your old LIB of $120,600 plus the bonus amount of $5,600.
Therefore, your LIB is now $126,200, and your new Maximum WB for Life Amount is 5% of $126,200, or $6,310. Your Bonus Base remains at $112,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $6,310 in your sixth Account Year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $126,200 - $6,310, or $119,890. Your GLB Base will remain at $126,200, so your Maximum WB Amount will remain at 5% of $126,200, or $6,310. Your LIB will also remain at $126,200, so your Maximum WB for Life Amount will remain at 5% of $126,200, or $6,310. Your Bonus Base remains at $112,000.

●
Assume that you remain alive and that you continue to make withdrawals of $6,310 until the RGLB amount runs out in year 2031. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years. Your LIB is still $126,200. Therefore, you can continue to receive $6,310 per year as long as you are alive. We will continue to charge the rider fee for as long as you are eligible to receive benefits under the WB Plan. The Owner can annuitize as long as there is a remaining Account Value, but if the Account Value drops to zero, the Contract terminates.

EXAMPLE 18: Calculation of Explicit Rider Charges under AB Plan.

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Assume that you did not elect the WB plan at any time. Assume that your Account Value increases at an annual rate of 5% per year throughout the next ten years. Also assume that you do not elect to step-up at any time.

●
On March 31, 2007, your Account Value before the charge for Secured Returns for Life Plus is taken is $101,196.79. The charge deducted on March 31, 2007 is $126.50 ($101,196.79 x .00125). Therefore, your ending Account Value on March 31, 2007 is $101,070.29 ($101,196.79 - $126.50).

●
On June 30, 2007, your Account Value before the charge for Secured Returns for Life Plus is taken is $102,307.23. The fee deducted on June 30, 2007 is $127.88 ($102,307.23 x .00125). Therefore, your ending Account Value on June 30, 2007 is $102,179.35 ($102,307.23 - $127.88).

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On September 30, 2007, your Account Value before the charge for Secured Returns for Life Plus is taken is $103,443.69. The fee deducted on September 30, 2007 is $129.30 ($103,443.69 x .00125). Therefore, your ending Account Value on September 30, 2007 is $103,314.39 ($103,443.69 - $129.30).

●
This pattern continues until the maturity date for your Benefit of January 1, 2017. On that date, your Account will be credited with a payment. If your current Account Value is less than your current GLB amount, then your Account will be credited with the difference between these two amounts. If your current Account Value is greater than your current GLB amount, then your Account will be credited with the sum of all of Secured Returns for Life Plus charges that have been made. Note that if Secured Returns for Life Plus was revoked or cancelled before the maturity date for your Benefit of January 1, 2017, then no Secured Returns for Life Plus credit will be made to your Account.

●
If Secured Returns for Life Plus is still available to new Owners, you may elect to renew your participation in Secured Returns for Life Plus with a new GLB amount equal to the ending January 1, 2017 Account Value at the cost and terms available to new Owners.

EXAMPLE 19: One Year Step-up elected under AB Plan.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your Guaranteed Living Benefit amount ("GLB amount") at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on January 1, 2008 your Account Value is $118,000. Since your Account Value is greater than your GLB amount, you may elect to step up to a new ten year period, with a new GLB amount of $118,000. Assume that you do elect to step up. Your GLB amount is now equal to $118,000. Also, your Bonus Base is now equal to $118,000. Your AB plan Maturity Date is now January 1, 2018. Since your new GLB amount of $118,000 is greater than the sum of your old GLB amount of $100,000 plus your old accrued bonus amount of $5,000, your new accrued bonus amount is set equal to $0.

●
Assume that you remain in the AB plan until it "matures" on January 1, 2018. Assume that you have taken no withdrawals since your Contract was issued. Your accrued bonus amount is $53,100 ($5,900 per year for nine years). Since your rider has "matured" in the AB plan, the accrued bonus amount becomes $0. Assume that your Account Value on January 1, 2018 is $112,000. Since your Account Value is less than your GLB amount by $6,000, an amount equal to $6,000 will be deposited into your Contract ($118,000 - $112,000).

●
If Secured Returns for Life Plus is still available to new Owners, you may elect to renew your participation in Secured Returns for Life Plus with a new GLB amount of $118,000 at the cost and terms available to new Owners.

APPENDIX I -
BUILD YOUR PORTFOLIO

This Appendix sets forth the Funds and percentage limits that constitute the "build your portfolio" program. This program is more fully described under "BUILD YOUR PORTFOLIO" in the Prospectus. Briefly, if you comply with this program, the portfolio you build will satisfy the "Designated Funds" requirement under certain optional living benefit riders.

Cash and Short-Term Bond Funds	Intermediate and Long-Term Bond Funds	Core Equity Funds	Growth Equity Funds	Specialty Funds
15% to 60%	10% to 40%	20% to 50%	0% to 30%	0% to 10%

MFS®/Sun Life Money Market Series	PIMCO VIT Total Return Portfolio	Franklin Income Securities Fund	Franklin Small Cap Value Securities Fund	Franklin Strategic Income Securities Fund
PIMCO VIT Low Duration Portfolio	Sun Capital Investment Grade Bond Fund®	Oppenheimer Balanced Fund/VA	SCSM Oppenheimer Main Street Small Cap Fund	MFS®/Sun Life High Yield Series
Sun Capital Money Market Fund® ***	MFS®/Sun Life Government Securities Series	Fidelity® VIP Balanced Portfolio	MFS®/Sun Life Emerging Growth Series **	PIMCO VIT Emerging Markets Bond Portfolio
	MFS®/Sun Life Bond Series	Lord Abbett Series Fund All Value Portfolio	Oppenheimer Capital Appreciation Fund/VA	Sun Capital Real Estate Fund®
	PIMCO VIT Real Return Portfolio	Lord Abbett Series Fund Growth and Income Portfolio	Sun Capital® All Cap Fund	PIMCO VIT All Asset Portfolio
		MFS®/Sun Life Value Series	Lord Abbett Series Fund Growth Opportunities Portfolio	PIMCO VIT CommodityRealReturn Strategy Portfolio
		MFS®/Sun Life Total Return Series	Oppenheimer Main St. Small Cap Fund/VA **	Templeton Developing Markets Securities Fund
		Van Kampen LIT Comstock	MFS®/Sun Life New Discovery Series **	MFS®/Sun Life Emerging Markets Equity Series **
		Mutual Shares Securities Fund	MFS®/Sun Life Strategic Growth Series **	MFS®/Sun Life Strategic Income Series *
		Lord Abbett Series Fund Mid-Cap Value Portfolio	MFS®/Sun Life Mass Investors Growth Stock Series **
		MFS®/Sun Life Utilities Series	MFS®/Sun Life International Value Series
		MFS®/Sun Life Capital Opportunities Series **	Templeton Foreign Securities Fund
		MFS®/Sun Life Mass Investors Trust Series **	MFS®/Sun Life Research International Series
		MFS®/Sun Life Research Series **	Templeton Growth Securities Fund
		MFS®/Sun Life Core Equity Series	First Eagle Overseas Variable Fund
		SCSM Davis Venture Value Fund	Oppenheimer Global Securities Fund/VA
		Oppenheimer Main St. Fund®/VA	Columbia Marsico International Opportunities Fund, Variable Series
		Fidelity® VIP Freedom 2010 Portfolio	Fidelity® VIP Mid Cap Portfolio
		Fidelity® VIP Freedom 2015 Portfolio	Wanger U.S. Smaller Companies ***
		Fidelity® VIP Freedom 2020 Portfolio	Wanger Select, Variable Series ***
		MFS®/Sun Life Strategic Value Series *	Columbia Small Cap Value ***
		MFS®/Sun Life Mid Cap Value Series *	MFS®/Sun Life International Growth Series
SCSM FI Large Cap Growth Fund
Columbia Marsico Growth Fund, Variable Series ****
Columbia Marsico 21st Century Fund, Variable Series ****
MFS®/Sun Life Capital Appreciation Series *
MFS®/Sun Life Mid Cap Growth Series *
MFS®/Sun Life Global Growth Series *

* Only available if you purchased your Contract before February 2, 2004.
** Only available if you purchased your Contract before March 5, 2007.
*** Only available if you purchased your Contract through a Bank of America representative before April 22, 2007.
**** Only B Class shares available if you purchased your Contract on or after March 5, 2007. Only A Class shares available if you purchased your Contract through a Bank of America representative before March 5, 2007.

APPENDIX J -
CONDENSED FINANCIAL INFORMATION

The following information for SUN LIFE FINANCIAL MASTERS CHOICE should be read in conjunction with the Variable Account's Financial Statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown.

Fund	Price Level	Year	Accumulation Unit Value Beginning of Year	Accumulation Unit Value End of Year	Number of Accumulation Units End of Year

Columbia Marsico 21st Century Fund, Variable Series A Class	01	2006	11.3055	13.3554	3,985
Columbia Marsico 21st Century Fund, Variable Series A Class	01	2005	10.0000	11.3055	0

Columbia Marsico 21st Century Fund, Variable Series A Class	02	2006	11.2877	13.3074	0
Columbia Marsico 21st Century Fund, Variable Series A Class	02	2005	10.0000	11.2877	0

Columbia Marsico 21st Century Fund, Variable Series A Class	03	2006	11.2832	13.2954	0
Columbia Marsico 21st Century Fund, Variable Series A Class	03	2005	10.0000	11.2832	0

Columbia Marsico 21st Century Fund, Variable Series A Class	04	2006	11.2698	13.2595	0
Columbia Marsico 21st Century Fund, Variable Series A Class	04	2005	10.0000	11.2698	0

Columbia Marsico 21st Century Fund, Variable Series A Class	05	2006	11.2654	13.2475	0
Columbia Marsico 21st Century Fund, Variable Series A Class	05	2005	10.0000	11.2654	0

Columbia Marsico 21st Century Fund, Variable Series A Class	06	2006	11.2520	13.2116	0
Columbia Marsico 21st Century Fund, Variable Series A Class	06	2005	10.0000	11.2520	0

Columbia Marsico 21st Century Fund, Variable Series A Class	07	2006	11.2475	13.1996	0
Columbia Marsico 21st Century Fund, Variable Series A Class	07	2005	10.0000	11.2475	0

Columbia Marsico 21st Century Fund, Variable Series A Class	08	2006	11.2297	13.1519	0
Columbia Marsico 21st Century Fund, Variable Series A Class	08	2005	10.0000	11.2297	0

Columbia Marsico Growth Fund, Variable Series A Class	01	2006	10.9813	11.4935	4,522
Columbia Marsico Growth Fund, Variable Series A Class	01	2005	10.0000	10.9813	0

Columbia Marsico Growth Fund, Variable Series A Class	02	2006	10.9640	11.4522	0
Columbia Marsico Growth Fund, Variable Series A Class	02	2005	10.0000	10.9640	0

Columbia Marsico Growth Fund, Variable Series A Class	03	2006	10.9596	11.4418	0
Columbia Marsico Growth Fund, Variable Series A Class	03	2005	10.0000	10.9596	0

Columbia Marsico Growth Fund, Variable Series A Class	04	2006	10.9467	11.4109	6,472
Columbia Marsico Growth Fund, Variable Series A Class	04	2005	10.0000	10.9467	4,598

Columbia Marsico Growth Fund, Variable Series A Class	05	2006	10.9423	11.4006	0
Columbia Marsico Growth Fund, Variable Series A Class	05	2005	10.0000	10.9423	0

Columbia Marsico Growth Fund, Variable Series A Class	06	2006	10.9293	11.3697	0
Columbia Marsico Growth Fund, Variable Series A Class	06	2005	10.0000	10.9293	0

Columbia Marsico Growth Fund, Variable Series A Class	07	2006	10.9250	11.3594	0
Columbia Marsico Growth Fund, Variable Series A Class	07	2005	10.0000	10.9250	0

Columbia Marsico Growth Fund, Variable Series A Class	08	2006	10.9076	11.3183	0
Columbia Marsico Growth Fund, Variable Series A Class	08	2005	10.0000	10.9076	0

Columbia Marsico International Opp Fund, Variable Series B Class	01	2006	11.9712	14.5525	7,332
Columbia Marsico International Opp Fund, Variable Series B Class	01	2005	10.0000	11.9712	0

Columbia Marsico International Opp Fund, Variable Series B Class	02	2006	11.9523	14.5002	570
Columbia Marsico International Opp Fund, Variable Series B Class	02	2005	10.0000	11.9523	570

Columbia Marsico International Opp Fund, Variable Series B Class	03	2006	11.9476	14.4872	0
Columbia Marsico International Opp Fund, Variable Series B Class	03	2005	10.0000	11.9476	0

Columbia Marsico International Opp Fund, Variable Series B Class	04	2006	11.9335	14.4480	0
Columbia Marsico International Opp Fund, Variable Series B Class	04	2005	10.0000	11.9335	0

Columbia Marsico International Opp Fund, Variable Series B Class	05	2006	11.9287	14.4350	0
Columbia Marsico International Opp Fund, Variable Series B Class	05	2005	10.0000	11.9287	0

Columbia Marsico International Opp Fund, Variable Series B Class	06	2006	11.9146	14.3959	0
Columbia Marsico International Opp Fund, Variable Series B Class	06	2005	10.0000	11.9146	0

Columbia Marsico International Opp Fund, Variable Series B Class	07	2006	11.9099	14.3828	0
Columbia Marsico International Opp Fund, Variable Series B Class	07	2005	10.0000	11.9099	0

Columbia Marsico International Opp Fund, Variable Series B Class	08	2006	11.8909	14.3308	0
Columbia Marsico International Opp Fund, Variable Series B Class	08	2005	10.0000	11.8909	0

Columbia Small Cap Value Fund, Variable Series Class B	01	2006	10.6627	12.5560	0
Columbia Small Cap Value Fund, Variable Series Class B	01	2005	10.0000	10.6627	0

Columbia Small Cap Value Fund, Variable Series Class B	02	2006	10.6459	12.5109	546
Columbia Small Cap Value Fund, Variable Series Class B	02	2005	10.0000	10.6459	546

Columbia Small Cap Value Fund, Variable Series Class B	03	2006	10.6417	12.4996	0
Columbia Small Cap Value Fund, Variable Series Class B	03	2005	10.0000	10.6417	0

Columbia Small Cap Value Fund, Variable Series Class B	04	2006	10.6291	12.4658	0
Columbia Small Cap Value Fund, Variable Series Class B	04	2005	10.0000	10.6291	0

Columbia Small Cap Value Fund, Variable Series Class B	05	2006	10.6249	12.4546	0
Columbia Small Cap Value Fund, Variable Series Class B	05	2005	10.0000	10.6249	0

Columbia Small Cap Value Fund, Variable Series Class B	06	2006	10.6123	12.4208	0
Columbia Small Cap Value Fund, Variable Series Class B	06	2005	10.0000	10.6123	0

Columbia Small Cap Value Fund, Variable Series Class B	07	2006	10.6081	12.4096	0
Columbia Small Cap Value Fund, Variable Series Class B	07	2005	10.0000	10.6081	0

Columbia Small Cap Value Fund, Variable Series Class B	08	2006	10.5912	12.3646	0
Columbia Small Cap Value Fund, Variable Series Class B	08	2005	10.0000	10.5912	0

Fidelity® VIP Freedom 2010 Portfolio Service Class 2	01	2006	10.3184	11.1547	20,798
Fidelity® VIP Freedom 2010 Portfolio Service Class 2	01	2005	10.0000	10.3184	23,604

Fidelity® VIP Freedom 2010 Portfolio Service Class 2	02	2006	10.3150	11.1285	1,017
Fidelity® VIP Freedom 2010 Portfolio Service Class 2	02	2005	10.0000	10.3150	0

Fidelity® VIP Freedom 2010 Portfolio Service Class 2	03	2006	10.3141	11.1219	0
Fidelity® VIP Freedom 2010 Portfolio Service Class 2	03	2005	10.0000	10.3141	0

Fidelity® VIP Freedom 2010 Portfolio Service Class 2	04	2006	10.3115	11.1022	0
Fidelity® VIP Freedom 2010 Portfolio Service Class 2	04	2005	10.0000	10.3115	0

Fidelity® VIP Freedom 2010 Portfolio Service Class 2	05	2006	10.3107	11.0957	0
Fidelity® VIP Freedom 2010 Portfolio Service Class 2	05	2005	10.0000	10.3107	0

Fidelity® VIP Freedom 2010 Portfolio Service Class 2	06	2006	10.3081	11.0760	0
Fidelity® VIP Freedom 2010 Portfolio Service Class 2	06	2005	10.0000	10.3081	0

Fidelity® VIP Freedom 2010 Portfolio Service Class 2	07	2006	10.3072	11.0694	0
Fidelity® VIP Freedom 2010 Portfolio Service Class 2	07	2005	10.0000	10.3072	0

Fidelity® VIP Freedom 2010 Portfolio Service Class 2	08	2006	10.3038	11.0432	0
Fidelity® VIP Freedom 2010 Portfolio Service Class 2	08	2005	10.0000	10.3038	0

Fidelity® VIP Freedom 2015 Portfolio Service Class 2	01	2006	10.3936	11.3650	25,678
Fidelity® VIP Freedom 2015 Portfolio Service Class 2	01	2005	10.0000	10.3936	486

Fidelity® VIP Freedom 2015 Portfolio Service Class 2	02	2006	10.3902	11.3382	40,737
Fidelity® VIP Freedom 2015 Portfolio Service Class 2	02	2005	10.0000	10.3902	0

Fidelity® VIP Freedom 2015 Portfolio Service Class 2	03	2006	10.3893	11.3316	0
Fidelity® VIP Freedom 2015 Portfolio Service Class 2	03	2005	10.0000	10.3893	0

Fidelity® VIP Freedom 2015 Portfolio Service Class 2	04	2006	10.3867	11.3115	639
Fidelity® VIP Freedom 2015 Portfolio Service Class 2	04	2005	10.0000	10.3867	0

Fidelity® VIP Freedom 2015 Portfolio Service Class 2	05	2006	10.3858	11.3048	0
Fidelity® VIP Freedom 2015 Portfolio Service Class 2	05	2005	10.0000	10.3858	0

Fidelity® VIP Freedom 2015 Portfolio Service Class 2	06	2006	10.3832	11.2848	0
Fidelity® VIP Freedom 2015 Portfolio Service Class 2	06	2005	10.0000	10.3832	0

Fidelity® VIP Freedom 2015 Portfolio Service Class 2	07	2006	10.3824	11.2781	0
Fidelity® VIP Freedom 2015 Portfolio Service Class 2	07	2005	10.0000	10.3824	0

Fidelity® VIP Freedom 2015 Portfolio Service Class 2	08	2006	10.3789	11.2513	0
Fidelity® VIP Freedom 2015 Portfolio Service Class 2	08	2005	10.0000	10.3789	0

Fidelity® VIP Freedom 2020 Portfolio Service Class 2	01	2006	10.4346	11.4990	166,242
Fidelity® VIP Freedom 2020 Portfolio Service Class 2	01	2005	10.0000	10.4346	1,426

Fidelity® VIP Freedom 2020 Portfolio Service Class 2	02	2006	10.4311	11.4719	36,453
Fidelity® VIP Freedom 2020 Portfolio Service Class 2	02	2005	10.0000	10.4311	0

Fidelity® VIP Freedom 2020 Portfolio Service Class 2	03	2006	10.4302	11.4652	0
Fidelity® VIP Freedom 2020 Portfolio Service Class 2	03	2005	10.0000	10.4302	0

Fidelity® VIP Freedom 2020 Portfolio Service Class 2	04	2006	10.4276	11.4449	2,571
Fidelity® VIP Freedom 2020 Portfolio Service Class 2	04	2005	10.0000	10.4276	0

Fidelity® VIP Freedom 2020 Portfolio Service Class 2	05	2006	10.4267	11.4381	0
Fidelity® VIP Freedom 2020 Portfolio Service Class 2	05	2005	10.0000	10.4267	0

Fidelity® VIP Freedom 2020 Portfolio Service Class 2	06	2006	10.4241	11.4178	4,917
Fidelity® VIP Freedom 2020 Portfolio Service Class 2	06	2005	10.0000	10.4241	0

Fidelity® VIP Freedom 2020 Portfolio Service Class 2	07	2006	10.4232	11.4111	0
Fidelity® VIP Freedom 2020 Portfolio Service Class 2	07	2005	10.0000	10.4232	0

Fidelity® VIP Freedom 2020 Portfolio Service Class 2	08	2006	10.4197	11.3840	0
Fidelity® VIP Freedom 2020 Portfolio Service Class 2	08	2005	10.0000	10.4197	0

Franklin Small Cap Value Securities Fund, Class 2	01	2006	17.8718	20.6252	139,585
Franklin Small Cap Value Securities Fund, Class 2	01	2005	16.6555	17.8718	61,977
Franklin Small Cap Value Securities Fund, Class 2	01	2004	13.6440	16.6555	48,744
Franklin Small Cap Value Securities Fund, Class 2	01	2003	10.4678	13.6440	17,206
Franklin Small Cap Value Securities Fund, Class 2	01	2002	10.0000	10.4678	2,459

Franklin Small Cap Value Securities Fund, Class 2	02	2006	17.7488	20.4418	154,763
Franklin Small Cap Value Securities Fund, Class 2	02	2005	16.5743	17.7488	128,824
Franklin Small Cap Value Securities Fund, Class 2	02	2004	13.6052	16.5743	82,077
Franklin Small Cap Value Securities Fund, Class 2	02	2003	10.4592	13.6052	44,106
Franklin Small Cap Value Securities Fund, Class 2	02	2002	10.0000	10.4592	3,770

Franklin Small Cap Value Securities Fund, Class 2	03	2006	17.7182	20.3962	5,970
Franklin Small Cap Value Securities Fund, Class 2	03	2005	16.5541	17.7182	3,530
Franklin Small Cap Value Securities Fund, Class 2	03	2004	13.5955	16.5541	1,206
Franklin Small Cap Value Securities Fund, Class 2	03	2003	10.4570	13.5955	24
Franklin Small Cap Value Securities Fund, Class 2	03	2002	10.0000	10.4570	0

Franklin Small Cap Value Securities Fund, Class 2	04	2006	17.6264	20.2597	95,329
Franklin Small Cap Value Securities Fund, Class 2	04	2005	16.4935	17.6264	76,643
Franklin Small Cap Value Securities Fund, Class 2	04	2004	13.5664	16.4935	56,641
Franklin Small Cap Value Securities Fund, Class 2	04	2003	10.4506	13.5664	35,649
Franklin Small Cap Value Securities Fund, Class 2	04	2002	10.0000	10.4506	1,032

Franklin Small Cap Value Securities Fund, Class 2	05	2006	17.5960	20.2146	2,508
Franklin Small Cap Value Securities Fund, Class 2	05	2005	16.4733	17.5960	2,389
Franklin Small Cap Value Securities Fund, Class 2	05	2004	13.5567	16.4733	297
Franklin Small Cap Value Securities Fund, Class 2	05	2003	10.4484	13.5567	321
Franklin Small Cap Value Securities Fund, Class 2	05	2002	10.0000	10.4484	0

Franklin Small Cap Value Securities Fund, Class 2	06	2006	17.5047	20.0790	26,342
Franklin Small Cap Value Securities Fund, Class 2	06	2005	16.4128	17.5047	25,405
Franklin Small Cap Value Securities Fund, Class 2	06	2004	13.5276	16.4128	7,978
Franklin Small Cap Value Securities Fund, Class 2	06	2003	10.4419	13.5276	1,921
Franklin Small Cap Value Securities Fund, Class 2	06	2002	10.0000	10.4419	0

Franklin Small Cap Value Securities Fund, Class 2	07	2006	16.2846	18.6700	397
Franklin Small Cap Value Securities Fund, Class 2	07	2005	15.2767	16.2846	0
Franklin Small Cap Value Securities Fund, Class 2	07	2004	12.5977	15.2767	0
Franklin Small Cap Value Securities Fund, Class 2	07	2003	10.0000	12.5977	0

Franklin Small Cap Value Securities Fund, Class 2	08	2006	16.1971	18.5319	0
Franklin Small Cap Value Securities Fund, Class 2	08	2005	15.2256	16.1971	0
Franklin Small Cap Value Securities Fund, Class 2	08	2004	12.5813	15.2256	0
Franklin Small Cap Value Securities Fund, Class 2	08	2003	10.0000	12.5813	0

Lord Abbett Series Fund All Value Portfolio	01	2006	12.5156	14.1549	85,890
Lord Abbett Series Fund All Value Portfolio	01	2005	11.8619	12.5156	35,436
Lord Abbett Series Fund All Value Portfolio	01	2004	10.3919	11.8619	21,821
Lord Abbett Series Fund All Value Portfolio	01	2003	10.0000	10.3919	0

Lord Abbett Series Fund All Value Portfolio	02	2006	12.4634	14.0673	119,137
Lord Abbett Series Fund All Value Portfolio	02	2005	11.8363	12.4634	37,607
Lord Abbett Series Fund All Value Portfolio	02	2004	10.3906	11.8363	20,910
Lord Abbett Series Fund All Value Portfolio	02	2003	10.0000	10.3906	0

Lord Abbett Series Fund All Value Portfolio	03	2006	12.4503	14.0454	12,865
Lord Abbett Series Fund All Value Portfolio	03	2005	11.8299	12.4503	0
Lord Abbett Series Fund All Value Portfolio	03	2004	10.3903	11.8299	0
Lord Abbett Series Fund All Value Portfolio	03	2003	10.0000	10.3903	0

Lord Abbett Series Fund All Value Portfolio	04	2006	12.4112	13.9800	61,112
Lord Abbett Series Fund All Value Portfolio	04	2005	11.8106	12.4112	35,460
Lord Abbett Series Fund All Value Portfolio	04	2004	10.3893	11.8106	26,253
Lord Abbett Series Fund All Value Portfolio	04	2003	10.0000	10.3893	0

Lord Abbett Series Fund All Value Portfolio	05	2006	12.3983	13.9583	1,878
Lord Abbett Series Fund All Value Portfolio	05	2005	11.8043	12.3983	1,532
Lord Abbett Series Fund All Value Portfolio	05	2004	10.3890	11.8043	0
Lord Abbett Series Fund All Value Portfolio	05	2003	10.0000	10.3890	0

Lord Abbett Series Fund All Value Portfolio	06	2006	12.3592	13.8932	32,549
Lord Abbett Series Fund All Value Portfolio	06	2005	11.7851	12.3592	29,300
Lord Abbett Series Fund All Value Portfolio	06	2004	10.3880	11.7851	0
Lord Abbett Series Fund All Value Portfolio	06	2003	10.0000	10.3880	0

Lord Abbett Series Fund All Value Portfolio	07	2006	12.3462	13.8715	0
Lord Abbett Series Fund All Value Portfolio	07	2005	11.7786	12.3462	0
Lord Abbett Series Fund All Value Portfolio	07	2004	10.3876	11.7786	0
Lord Abbett Series Fund All Value Portfolio	07	2003	10.0000	10.3876	0

Lord Abbett Series Fund All Value Portfolio	08	2006	12.2943	13.7850	0
Lord Abbett Series Fund All Value Portfolio	08	2005	11.7530	12.2943	0
Lord Abbett Series Fund All Value Portfolio	08	2004	10.3863	11.7530	0
Lord Abbett Series Fund All Value Portfolio	08	2003	10.0000	10.3863	0

Lord Abbett Series Fund Growth and Income Portfolio	01	2006	15.6855	18.1472	1,893,699
Lord Abbett Series Fund Growth and Income Portfolio	01	2005	15.3995	15.6855	1,088,575
Lord Abbett Series Fund Growth and Income Portfolio	01	2004	13.8575	15.3995	715,233
Lord Abbett Series Fund Growth and Income Portfolio	01	2003	10.7218	13.8575	111,487
Lord Abbett Series Fund Growth and Income Portfolio	01	2002	10.0000	10.7218	925

Lord Abbett Series Fund Growth and Income Portfolio	02	2006	15.5775	17.9858	1,112,565
Lord Abbett Series Fund Growth and Income Portfolio	02	2005	15.3245	15.5775	715,720
Lord Abbett Series Fund Growth and Income Portfolio	02	2004	13.8180	15.3245	477,142
Lord Abbett Series Fund Growth and Income Portfolio	02	2003	10.7130	13.8180	147,754
Lord Abbett Series Fund Growth and Income Portfolio	02	2002	10.0000	10.7130	5,774

Lord Abbett Series Fund Growth and Income Portfolio	03	2006	15.5506	17.9458	93,567
Lord Abbett Series Fund Growth and Income Portfolio	03	2005	15.3058	15.5506	76,348
Lord Abbett Series Fund Growth and Income Portfolio	03	2004	13.8082	15.3058	68,193
Lord Abbett Series Fund Growth and Income Portfolio	03	2003	10.7108	13.8082	2,351
Lord Abbett Series Fund Growth and Income Portfolio	03	2002	10.0000	10.7108	0

Lord Abbett Series Fund Growth and Income Portfolio	04	2006	15.4700	17.8257	980,692
Lord Abbett Series Fund Growth and Income Portfolio	04	2005	15.2497	15.4700	853,531
Lord Abbett Series Fund Growth and Income Portfolio	04	2004	13.7786	15.2497	911,998
Lord Abbett Series Fund Growth and Income Portfolio	04	2003	10.7041	13.7786	274,749
Lord Abbett Series Fund Growth and Income Portfolio	04	2002	10.0000	10.7041	774

Lord Abbett Series Fund Growth and Income Portfolio	05	2006	15.4433	17.7859	28,701
Lord Abbett Series Fund Growth and Income Portfolio	05	2005	15.2311	15.4433	13,091
Lord Abbett Series Fund Growth and Income Portfolio	05	2004	13.7688	15.2311	4,610
Lord Abbett Series Fund Growth and Income Portfolio	05	2003	10.7019	13.7688	1,485
Lord Abbett Series Fund Growth and Income Portfolio	05	2002	10.0000	10.7019	0

Lord Abbett Series Fund Growth and Income Portfolio	06	2006	15.3631	17.6666	117,029
Lord Abbett Series Fund Growth and Income Portfolio	06	2005	15.1751	15.3631	116,460
Lord Abbett Series Fund Growth and Income Portfolio	06	2004	13.7393	15.1751	87,783
Lord Abbett Series Fund Growth and Income Portfolio	06	2003	10.6953	13.7393	49,496
Lord Abbett Series Fund Growth and Income Portfolio	06	2002	10.0000	10.6953	0

Lord Abbett Series Fund Growth and Income Portfolio	07	2006	13.3552	15.3497	115,849
Lord Abbett Series Fund Growth and Income Portfolio	07	2005	13.1984	13.3552	131,532
Lord Abbett Series Fund Growth and Income Portfolio	07	2004	11.9558	13.1984	192,793
Lord Abbett Series Fund Growth and Income Portfolio	07	2003	10.0000	11.9558	65,996

Lord Abbett Series Fund Growth and Income Portfolio	08	2006	13.2834	15.2361	7,562
Lord Abbett Series Fund Growth and Income Portfolio	08	2005	13.1543	13.2834	8,288
Lord Abbett Series Fund Growth and Income Portfolio	08	2004	11.9402	13.1543	12,145
Lord Abbett Series Fund Growth and Income Portfolio	08	2003	10.0000	11.9402	6,127

Lord Abbett Series Fund Growth Opportunities Portfolio	01	2006	11.5671	12.3122	577,514
Lord Abbett Series Fund Growth Opportunities Portfolio	01	2005	11.2068	11.5671	297,665
Lord Abbett Series Fund Growth Opportunities Portfolio	01	2004	10.2134	11.2068	114,490
Lord Abbett Series Fund Growth Opportunities Portfolio	01	2003	10.0000	10.2134	0

Lord Abbett Series Fund Growth Opportunities Portfolio	02	2006	11.5188	12.2360	303,247
Lord Abbett Series Fund Growth Opportunities Portfolio	02	2005	11.1826	11.5188	148,978
Lord Abbett Series Fund Growth Opportunities Portfolio	02	2004	10.2121	11.1826	46,846
Lord Abbett Series Fund Growth Opportunities Portfolio	02	2003	10.0000	10.2121	0

Lord Abbett Series Fund Growth Opportunities Portfolio	03	2006	11.5067	12.2170	31,526
Lord Abbett Series Fund Growth Opportunities Portfolio	03	2005	11.1766	11.5067	24,137
Lord Abbett Series Fund Growth Opportunities Portfolio	03	2004	10.2118	11.1766	13,217
Lord Abbett Series Fund Growth Opportunities Portfolio	03	2003	10.0000	10.2118	0

Lord Abbett Series Fund Growth Opportunities Portfolio	04	2006	11.4706	12.1601	237,915
Lord Abbett Series Fund Growth Opportunities Portfolio	04	2005	11.1584	11.4706	179,993
Lord Abbett Series Fund Growth Opportunities Portfolio	04	2004	10.2108	11.1584	131,123
Lord Abbett Series Fund Growth Opportunities Portfolio	04	2003	10.0000	10.2108	0

Lord Abbett Series Fund Growth Opportunities Portfolio	05	2006	11.4586	12.1412	9,125
Lord Abbett Series Fund Growth Opportunities Portfolio	05	2005	11.1524	11.4586	3,905
Lord Abbett Series Fund Growth Opportunities Portfolio	05	2004	10.2105	11.1524	756
Lord Abbett Series Fund Growth Opportunities Portfolio	05	2003	10.0000	10.2105	0

Lord Abbett Series Fund Growth Opportunities Portfolio	06	2006	11.4225	12.0845	34,310
Lord Abbett Series Fund Growth Opportunities Portfolio	06	2005	11.1342	11.4225	26,736
Lord Abbett Series Fund Growth Opportunities Portfolio	06	2004	10.2095	11.1342	11,897
Lord Abbett Series Fund Growth Opportunities Portfolio	06	2003	10.0000	10.2095	0

Lord Abbett Series Fund Growth Opportunities Portfolio	07	2006	11.4105	12.0657	19,388
Lord Abbett Series Fund Growth Opportunities Portfolio	07	2005	11.1282	11.4105	19,999
Lord Abbett Series Fund Growth Opportunities Portfolio	07	2004	10.2092	11.1282	23,374
Lord Abbett Series Fund Growth Opportunities Portfolio	07	2003	10.0000	10.2092	0

Lord Abbett Series Fund Growth Opportunities Portfolio	08	2006	11.3624	11.9904	676
Lord Abbett Series Fund Growth Opportunities Portfolio	08	2005	11.1039	11.3624	682
Lord Abbett Series Fund Growth Opportunities Portfolio	08	2004	10.2079	11.1039	721
Lord Abbett Series Fund Growth Opportunities Portfolio	08	2003	10.0000	10.2079	0

Lord Abbett Series Fund Mid Cap Value Portfolio	01	2006	17.1706	19.0113	434,744
Lord Abbett Series Fund Mid Cap Value Portfolio	01	2005	16.0827	17.1706	229,487
Lord Abbett Series Fund Mid Cap Value Portfolio	01	2004	13.1433	16.0827	213,352
Lord Abbett Series Fund Mid Cap Value Portfolio	01	2003	10.6793	13.1433	33,969
Lord Abbett Series Fund Mid Cap Value Portfolio	01	2002	10.0000	10.6793	4,566

Lord Abbett Series Fund Mid Cap Value Portfolio	02	2006	17.0524	18.8422	334,084
Lord Abbett Series Fund Mid Cap Value Portfolio	02	2005	16.0043	17.0524	211,641
Lord Abbett Series Fund Mid Cap Value Portfolio	02	2004	13.1059	16.0043	163,268
Lord Abbett Series Fund Mid Cap Value Portfolio	02	2003	10.6705	13.1059	31,838
Lord Abbett Series Fund Mid Cap Value Portfolio	02	2002	10.0000	10.6705	2,521

Lord Abbett Series Fund Mid Cap Value Portfolio	03	2006	17.0230	18.8003	26,152
Lord Abbett Series Fund Mid Cap Value Portfolio	03	2005	15.9848	17.0230	17,333
Lord Abbett Series Fund Mid Cap Value Portfolio	03	2004	13.0965	15.9848	19,701
Lord Abbett Series Fund Mid Cap Value Portfolio	03	2003	10.6684	13.0965	25
Lord Abbett Series Fund Mid Cap Value Portfolio	03	2002	10.0000	10.6684	0

Lord Abbett Series Fund Mid Cap Value Portfolio	04	2006	16.9348	18.6744	218,300
Lord Abbett Series Fund Mid Cap Value Portfolio	04	2005	15.9262	16.9348	161,089
Lord Abbett Series Fund Mid Cap Value Portfolio	04	2004	13.0685	15.9262	212,275
Lord Abbett Series Fund Mid Cap Value Portfolio	04	2003	10.6618	13.0685	46,465
Lord Abbett Series Fund Mid Cap Value Portfolio	04	2002	10.0000	10.6618	423

Lord Abbett Series Fund Mid Cap Value Portfolio	05	2006	16.9056	18.6328	3,204
Lord Abbett Series Fund Mid Cap Value Portfolio	05	2005	15.9068	16.9056	1,375
Lord Abbett Series Fund Mid Cap Value Portfolio	05	2004	13.0592	15.9068	968
Lord Abbett Series Fund Mid Cap Value Portfolio	05	2003	10.6596	13.0592	0
Lord Abbett Series Fund Mid Cap Value Portfolio	05	2002	10.0000	10.6596	0

Lord Abbett Series Fund Mid Cap Value Portfolio	06	2006	16.8178	18.5078	59,515
Lord Abbett Series Fund Mid Cap Value Portfolio	06	2005	15.8483	16.8178	62,375
Lord Abbett Series Fund Mid Cap Value Portfolio	06	2004	13.0312	15.8483	28,051
Lord Abbett Series Fund Mid Cap Value Portfolio	06	2003	10.6530	13.0312	10,231
Lord Abbett Series Fund Mid Cap Value Portfolio	06	2002	10.0000	10.6530	0

Lord Abbett Series Fund Mid Cap Value Portfolio	07	2006	15.6303	17.1921	6,745
Lord Abbett Series Fund Mid Cap Value Portfolio	07	2005	14.7367	15.6303	5,175
Lord Abbett Series Fund Mid Cap Value Portfolio	07	2004	12.1234	14.7367	32,520
Lord Abbett Series Fund Mid Cap Value Portfolio	07	2003	10.0000	12.1234	0

Lord Abbett Series Fund Mid Cap Value Portfolio	08	2006	15.5463	17.0649	66
Lord Abbett Series Fund Mid Cap Value Portfolio	08	2005	14.6874	15.5463	65
Lord Abbett Series Fund Mid Cap Value Portfolio	08	2004	12.1076	14.6874	1,077
Lord Abbett Series Fund Mid Cap Value Portfolio	08	2003	10.0000	12.1076	0

MFS®/Sun Life Bond Series S Class	01	2006	11.9717	12.3857	50,653
MFS®/Sun Life Bond Series S Class	01	2005	11.9448	11.9717	46,403
MFS®/Sun Life Bond Series S Class	01	2004	11.4330	11.9448	47,705
MFS®/Sun Life Bond Series S Class	01	2003	10.5907	11.4330	34,787
MFS®/Sun Life Bond Series S Class	01	2002	10.0000	10.5907	39

MFS®/Sun Life Bond Series S Class	02	2006	11.8892	12.2756	41,416
MFS®/Sun Life Bond Series S Class	02	2005	11.8866	11.8892	45,587
MFS®/Sun Life Bond Series S Class	02	2004	11.4005	11.8866	48,572
MFS®/Sun Life Bond Series S Class	02	2003	10.5820	11.4005	41,977
MFS®/Sun Life Bond Series S Class	02	2002	10.0000	10.5820	2,266

MFS®/Sun Life Bond Series S Class	03	2006	11.8687	12.2482	0
MFS®/Sun Life Bond Series S Class	03	2005	11.8721	11.8687	0
MFS®/Sun Life Bond Series S Class	03	2004	11.3923	11.8721	0
MFS®/Sun Life Bond Series S Class	03	2003	10.5798	11.3923	0
MFS®/Sun Life Bond Series S Class	03	2002	10.0000	10.5798	0

MFS®/Sun Life Bond Series S Class	04	2006	11.8072	12.1662	179,756
MFS®/Sun Life Bond Series S Class	04	2005	11.8285	11.8072	180,737
MFS®/Sun Life Bond Series S Class	04	2004	11.3679	11.8285	181,358
MFS®/Sun Life Bond Series S Class	04	2003	10.5733	11.3679	182,940
MFS®/Sun Life Bond Series S Class	04	2002	10.0000	10.5733	1,659

MFS®/Sun Life Bond Series S Class	05	2006	11.7868	12.1390	905
MFS®/Sun Life Bond Series S Class	05	2005	11.8141	11.7868	872
MFS®/Sun Life Bond Series S Class	05	2004	11.3598	11.8141	820
MFS®/Sun Life Bond Series S Class	05	2003	10.5711	11.3598	764
MFS®/Sun Life Bond Series S Class	05	2002	10.0000	10.5711	0

MFS®/Sun Life Bond Series S Class	06	2006	11.7256	12.0576	10,611
MFS®/Sun Life Bond Series S Class	06	2005	11.7707	11.7256	10,218
MFS®/Sun Life Bond Series S Class	06	2004	11.3355	11.7707	9,976
MF®S/Sun Life Bond Series S Class	06	2003	10.5646	11.3355	10,045
MFS®/Sun Life Bond Series S Class	06	2002	10.0000	10.5646	0

MFS®/Sun Life Bond Series S Class	07	2006	10.4904	10.7819	23,699
MFS®/Sun Life Bond Series S Class	07	2005	10.5361	10.4904	25,312
MFS®/Sun Life Bond Series S Class	07	2004	10.1517	10.5361	25,203
MFS®/Sun Life Bond Series S Class	07	2003	10.0000	10.1517	43,091

MFS®/Sun Life Bond Series S Class	08	2006	10.4340	10.7021	14,745
MFS®/Sun Life Bond Series S Class	08	2005	10.5008	10.4340	13,069
MFS®/Sun Life Bond Series S Class	08	2004	10.1385	10.5008	11,931
MFS®/Sun Life Bond Series S Class	08	2003	10.0000	10.1385	0

MFS®/Sun Life Capital Appreciation Series S Class	01	2006	14.5036	15.1745	9,630
MFS®/Sun Life Capital Appreciation Series S Class	01	2005	14.6088	14.5036	14,645
MFS®/Sun Life Capital Appreciation Series S Class	01	2004	13.3679	14.6088	17,852
MFS®/Sun Life Capital Appreciation Series S Class	01	2003	10.5577	13.3679	15,714
MFS®/Sun Life Capital Appreciation Series S Class	01	2002	10.0000	10.5577	0

MFS®/Sun Life Capital Appreciation Series S Class	02	2006	14.4037	15.0396	55,160
MFS®/Sun Life Capital Appreciation Series S Class	02	2005	14.5376	14.4037	56,841
MFS®/Sun Life Capital Appreciation Series S Class	02	2004	13.3298	14.5376	53,116
MFS®/Sun Life Capital Appreciation Series S Class	02	2003	10.5490	13.3298	29,622
MFS®/Sun Life Capital Appreciation Series S Class	02	2002	10.0000	10.5490	0

MFS®/Sun Life Capital Appreciation Series S Class	03	2006	14.3788	15.0060	0
MFS®/Sun Life Capital Appreciation Series S Class	03	2005	14.5199	14.3788	0
MFS®/Sun Life Capital Appreciation Series S Class	03	2004	13.3203	14.5199	0
MFS®/Sun Life Capital Appreciation Series S Class	03	2003	10.5468	13.3203	0
MFS®/Sun Life Capital Appreciation Series S Class	03	2002	10.0000	10.5468	0

MFS®/Sun Life Capital Appreciation Series S Class	04	2006	14.3043	14.9056	18,704
MFS®/Sun Life Capital Appreciation Series S Class	04	2005	14.4667	14.3043	16,178
MFS®/Sun Life Capital Appreciation Series S Class	04	2004	13.2918	14.4667	16,793
MFS®/Sun Life Capital Appreciation Series S Class	04	2003	10.5403	13.2918	16,496
MFS®/Sun Life Capital Appreciation Series S Class	04	2002	10.0000	10.5403	113

MFS®/Sun Life Capital Appreciation Series S Class	05	2006	14.2797	14.8723	646
MFS®/Sun Life Capital Appreciation Series S Class	05	2005	14.4490	14.2797	646
MFS®/Sun Life Capital Appreciation Series S Class	05	2004	13.2823	14.4490	647
MFS®/Sun Life Capital Appreciation Series S Class	05	2003	10.5381	13.2823	647
MFS®/Sun Life Capital Appreciation Series S Class	05	2002	10.0000	10.5381	0

MFS®/Sun Life Capital Appreciation Series S Class	06	2006	14.2055	14.7725	0
MFS®/Sun Life Capital Appreciation Series S Class	06	2005	14.3959	14.2055	0
MFS®/Sun Life Capital Appreciation Series S Class	06	2004	13.2538	14.3959	0
MFS®/Sun Life Capital Appreciation Series S Class	06	2003	10.5315	13.2538	0
MFS®/Sun Life Capital Appreciation Series S Class	06	2002	10.0000	10.5315	0

MFS®/Sun Life Capital Appreciation Series S Class	07	2006	12.0831	12.5590	0
MFS®/Sun Life Capital Appreciation Series S Class	07	2005	12.2513	12.0831	0
MFS®/Sun Life Capital Appreciation Series S Class	07	2004	11.2851	12.2513	0
MFS®/Sun Life Capital Appreciation Series S Class	07	2003	10.0000	11.2851	0

MFS®/Sun Life Capital Appreciation Series S Class	08	2006	12.0181	12.4660	0
MFS®/Sun Life Capital Appreciation Series S Class	08	2005	12.2103	12.0181	0
MFS®/Sun Life Capital Appreciation Series S Class	08	2004	11.2704	12.2103	0
MFS®/Sun Life Capital Appreciation Series S Class	08	2003	10.0000	11.2704	0

MFS®/Sun Life Capital Opportunities Series S Class	01	2006	14.8823	16.7398	29,371
MFS®/Sun Life Capital Opportunities Series S Class	01	2005	14.8903	14.8823	23,200
MFS®/Sun Life Capital Opportunities Series S Class	01	2004	13.4147	14.8903	26,074
MFS®/Sun Life Capital Opportunities Series S Class	01	2003	10.6233	13.4147	10,052
MFS®/Sun Life Capital Opportunities Series S Class	01	2002	10.0000	10.6233	0

MFS®/Sun Life Capital Opportunities Series S Class	02	2006	14.7799	16.5909	49,688
MFS®/Sun Life Capital Opportunities Series S Class	02	2005	14.8177	14.7799	50,125
MFS®/Sun Life Capital Opportunities Series S Class	02	2004	13.3765	14.8177	51,417
MFS®/Sun Life Capital Opportunities Series S Class	02	2003	10.6145	13.3765	34,662
MFS®/Sun Life Capital Opportunities Series S Class	02	2002	10.0000	10.6145	411

MFS®/Sun Life Capital Opportunities Series S Class	03	2006	14.7544	16.5539	0
MFS®/Sun Life Capital Opportunities Series S Class	03	2005	14.7996	14.7544	0
MFS®/Sun Life Capital Opportunities Series S Class	03	2004	13.3670	14.7996	0
MFS®/Sun Life Capital Opportunities Series S Class	03	2003	10.6123	13.3670	0
MFS®/Sun Life Capital Opportunities Series S Class	03	2002	10.0000	10.6123	0

MFS®/Sun Life Capital Opportunities Series S Class	04	2006	14.6779	16.4431	27,420
MFS®/Sun Life Capital Opportunities Series S Class	04	2005	14.7453	14.6779	26,979
MFS®/Sun Life Capital Opportunities Series S Class	04	2004	13.3383	14.7453	26,251
MFS®/Sun Life Capital Opportunities Series S Class	04	2003	10.6058	13.3383	9,450
MFS®/Sun Life Capital Opportunities Series S Class	04	2002	10.0000	10.6058	0

MFS®/Sun Life Capital Opportunities Series S Class	05	2006	14.6526	16.4064	654
MFS®/Sun Life Capital Opportunities Series S Class	05	2005	14.7273	14.6526	654
MFS®/Sun Life Capital Opportunities Series S Class	05	2004	13.3288	14.7273	655
MFS®/Sun Life Capital Opportunities Series S Class	05	2003	10.6036	13.3288	655
MFS®/Sun Life Capital Opportunities Series S Class	05	2002	10.0000	10.6036	0

MFS®/Sun Life Capital Opportunities Series S Class	06	2006	14.5765	16.2964	0
MFS®/Sun Life Capital Opportunities Series S Class	06	2005	14.6732	14.5765	0
MFS®/Sun Life Capital Opportunities Series S Class	06	2004	13.3002	14.6732	0
MFS®/Sun Life Capital Opportunities Series S Class	06	2003	10.5970	13.3002	0
MFS®/Sun Life Capital Opportunities Series S Class	06	2002	10.0000	10.5970	0

MFS®/Sun Life Capital Opportunities Series S Class	07	2006	12.7646	14.2634	0
MFS®/Sun Life Capital Opportunities Series S Class	07	2005	12.8558	12.7646	0
MFS®/Sun Life Capital Opportunities Series S Class	07	2004	11.6589	12.8558	0
MFS®/Sun Life Capital Opportunities Series S Class	07	2003	10.0000	11.6589	0

MFS®/Sun Life Capital Opportunities Series S Class	08	2006	12.6960	14.1578	0
MFS®/Sun Life Capital Opportunities Series S Class	08	2005	12.8128	12.6960	0
MFS®/Sun Life Capital Opportunities Series S Class	08	2004	11.6437	12.8128	0
MFS®/Sun Life Capital Opportunities Series S Class	08	2003	10.0000	11.6437	0

MFS®/Sun Life Emerging Growth Series S Class	01	2006	16.2236	17.2370	30,485
MFS®/Sun Life Emerging Growth Series S Class	01	2005	15.1012	16.2236	23,136
MFS®/Sun Life Emerging Growth Series S Class	01	2004	13.5516	15.1012	19,156
MFS®/Sun Life Emerging Growth Series S Class	01	2003	10.4752	13.5516	6,869
MFS®/Sun Life Emerging Growth Series S Class	01	2002	10.0000	10.4752	0

MFS®/Sun Life Emerging Growth Series S Class	02	2006	16.1119	17.0837	40,078
MFS®/Sun Life Emerging Growth Series S Class	02	2005	15.0277	16.1119	38,241
MFS®/Sun Life Emerging Growth Series S Class	02	2004	13.5130	15.0277	35,676
MFS®/Sun Life Emerging Growth Series S Class	02	2003	10.4666	13.5130	23,470
MFS®/Sun Life Emerging Growth Series S Class	02	2002	10.0000	10.4666	0

MFS®/Sun Life Emerging Growth Series S Class	03	2006	16.0841	17.0456	787
MFS®/Sun Life Emerging Growth Series S Class	03	2005	15.0093	16.0841	0
MFS®/Sun Life Emerging Growth Series S Class	03	2004	13.5034	15.0093	0
MFS®/Sun Life Emerging Growth Series S Class	03	2003	10.4644	13.5034	0
MFS®/Sun Life Emerging Growth Series S Class	03	2002	10.0000	10.4644	0

MFS®/Sun Life Emerging Growth Series S Class	04	2006	16.0007	16.9315	14,664
MFS®/Sun Life Emerging Growth Series S Class	04	2005	14.9543	16.0007	11,702
MFS®/Sun Life Emerging Growth Series S Class	04	2004	13.4745	14.9543	13,558
MFS®/Sun Life Emerging Growth Series S Class	04	2003	10.4579	13.4745	11,245
MFS®/Sun Life Emerging Growth Series S Class	04	2002	10.0000	10.4579	0

MFS®/Sun Life Emerging Growth Series S Class	05	2006	15.9731	16.8937	1,658
MFS®/Sun Life Emerging Growth Series S Class	05	2005	14.9360	15.9731	1,581
MFS®/Sun Life Emerging Growth Series S Class	05	2004	13.4649	14.9360	1,618
MFS®/Sun Life Emerging Growth Series S Class	05	2003	10.4558	13.4649	1,606
MFS®/Sun Life Emerging Growth Series S Class	05	2002	10.0000	10.4558	0

MFS®/Sun Life Emerging Growth Series S Class	06	2006	15.8902	16.7803	2,319
MFS®/Sun Life Emerging Growth Series S Class	06	2005	14.8811	15.8902	2,090
MFS®/Sun Life Emerging Growth Series S Class	06	2004	13.4360	14.8811	2,064
MFS®/Sun Life Emerging Growth Series S Class	06	2003	10.4493	13.4360	0
MFS®/Sun Life Emerging Growth Series S Class	06	2002	10.0000	10.4493	0

MFS®/Sun Life Emerging Growth Series S Class	07	2006	13.6287	14.3848	0
MFS®/Sun Life Emerging Growth Series S Class	07	2005	12.7698	13.6287	0
MFS®/Sun Life Emerging Growth Series S Class	07	2004	11.5356	12.7698	0
MFS®/Sun Life Emerging Growth Series S Class	07	2003	10.0000	11.5356	0

MFS®/Sun Life Emerging Growth Series S Class	08	2006	13.5554	14.2784	0
MFS®/Sun Life Emerging Growth Series S Class	08	2005	12.7270	13.5554	0
MFS®/Sun Life Emerging Growth Series S Class	08	2004	11.5206	12.7270	0
MFS®/Sun Life Emerging Growth Series S Class	08	2003	10.0000	11.5206	0

MFS®/Sun Life Emerging Markets Equity Series S Class	01	2006	11.2586	14.4277	53,892
MFS®/Sun Life Emerging Markets Equity Series S Class	01	2005	10.0000	11.2586	17,564

MFS®/Sun Life Emerging Markets Equity Series S Class	02	2006	11.2549	14.3938	20,360
MFS®/Sun Life Emerging Markets Equity Series S Class	02	2005	10.0000	11.2549	0

MFS®/Sun Life Emerging Markets Equity Series S Class	03	2006	11.2539	14.3853	3,168
MFS®/Sun Life Emerging Markets Equity Series S Class	03	2005	10.0000	11.2539	91

MFS®/Sun Life Emerging Markets Equity Series S Class	04	2006	11.2511	14.3598	23,859
MFS®/Sun Life Emerging Markets Equity Series S Class	04	2005	10.0000	11.2511	0

MFS®/Sun Life Emerging Markets Equity Series S Class	05	2006	11.2502	14.3514	149
MFS®/Sun Life Emerging Markets Equity Series S Class	05	2005	10.0000	11.2502	0

MFS®/Sun Life Emerging Markets Equity Series S Class	06	2006	11.2474	14.3259	119
MFS®/Sun Life Emerging Markets Equity Series S Class	06	2005	10.0000	11.2474	0

MFS®/Sun Life Emerging Markets Equity Series S Class	07	2006	11.2464	14.3174	0
MFS®/Sun Life Emerging Markets Equity Series S Class	07	2005	10.0000	11.2464	0

MFS®/Sun Life Emerging Markets Equity Series S Class	08	2006	11.2426	14.2835	0
MFS®/Sun Life Emerging Markets Equity Series S Class	08	2005	10.0000	11.2426	0

MFS®/Sun Life Global Growth Series S Class	01	2006	16.8954	19.5021	9,585
MFS®/Sun Life Global Growth Series S Class	01	2005	15.6067	16.8954	4,755
MFS®/Sun Life Global Growth Series S Class	01	2004	13.7083	15.6067	6,209
MFS®/Sun Life Global Growth Series S Class	01	2003	10.2834	13.7083	2,234
MFS®/Sun Life Global Growth Series S Class	01	2002	10.0000	10.2834	0

MFS®/Sun Life Global Growth Series S Class	02	2006	16.7791	19.3287	24,512
MFS®/Sun Life Global Growth Series S Class	02	2005	15.5307	16.7791	24,503
MFS®/Sun Life Global Growth Series S Class	02	2004	13.6693	15.5307	23,800
MFS®/Sun Life Global Growth Series S Class	02	2003	10.2749	13.6693	13,924
MFS®/Sun Life Global Growth Series S Class	02	2002	10.0000	10.2749	97

MFS®/Sun Life Global Growth Series S Class	03	2006	16.7501	19.2855	2,340
MFS®/Sun Life Global Growth Series S Class	03	2005	15.5117	16.7501	0
MFS®/Sun Life Global Growth Series S Class	03	2004	13.6595	15.5117	0
MFS®/Sun Life Global Growth Series S Class	03	2003	10.2728	13.6595	0
MFS®/Sun Life Global Growth Series S Class	03	2002	10.0000	10.2728	0

MFS®/Sun Life Global Growth Series S Class	04	2006	16.6633	19.1565	14,248
MFS®/Sun Life Global Growth Series S Class	04	2005	15.4548	16.6633	8,852
MFS®/Sun Life Global Growth Series S Class	04	2004	13.6303	15.4548	4,549
MFS®/Sun Life Global Growth Series S Class	04	2003	10.2664	13.6303	5,227
MFS®/Sun Life Global Growth Series S Class	04	2002	10.0000	10.2664	0

MFS®/Sun Life Global Growth Series S Class	05	2006	16.6346	19.1138	0
MFS®/Sun Life Global Growth Series S Class	05	2005	15.4360	16.6346	0
MFS®/Sun Life Global Growth Series S Class	05	2004	13.6206	15.4360	0
MFS®/Sun Life Global Growth Series S Class	05	2003	10.2643	13.6206	0
MFS®/Sun Life Global Growth Series S Class	05	2002	10.0000	10.2643	0

MFS®/Sun Life Global Growth Series S Class	06	2006	16.5482	18.9856	5,117
MFS®/Sun Life Global Growth Series S Class	06	2005	15.3793	16.5482	4,436
MFS®/Sun Life Global Growth Series S Class	06	2004	13.5913	15.3793	4,483
MFS®/Sun Life Global Growth Series S Class	06	2003	10.2579	13.5913	4,487
MFS®/Sun Life Global Growth Series S Class	06	2002	10.0000	10.2579	0

MFS®/Sun Life Global Growth Series S Class	07	2006	15.1016	17.3170	0
MFS®/Sun Life Global Growth Series S Class	07	2005	14.0420	15.1016	0
MFS®/Sun Life Global Growth Series S Class	07	2004	12.4159	14.0420	0
MFS®/Sun Life Global Growth Series S Class	07	2003	10.0000	12.4159	0

MFS®/Sun Life Global Growth Series S Class	08	2006	15.0205	17.1889	0
MFS®/Sun Life Global Growth Series S Class	08	2005	13.9950	15.0205	0
MFS®/Sun Life Global Growth Series S Class	08	2004	12.3997	13.9950	0
MFS®/Sun Life Global Growth Series S Class	08	2003	10.0000	12.3997	0

MF®S/Sun Life Government Securities Series S Class	01	2006	10.5879	10.8081	2,050,015
MFS®/Sun Life Government Securities Series S Class	01	2005	10.5213	10.5879	1,149,249
MFS®/Sun Life Government Securities Series S Class	01	2004	10.3000	10.5213	600,878
MFS®/Sun Life Government Securities Series S Class	01	2003	10.2493	10.3000	190,478
MF®S/Sun Life Government Securities Series S Class	01	2002	10.0000	10.2493	4,265

MFS®/Sun Life Government Securities Series S Class	02	2006	10.5150	10.7120	1,161,393
MFS®/Sun Life Government Securities Series S Class	02	2005	10.4700	10.5150	736,263
MFS®/Sun Life Government Securities Series S Class	02	2004	10.2706	10.4700	402,013
MFS®/Sun Life Government Securities Series S Class	02	2003	10.2409	10.2706	169,944
MFS®/Sun Life Government Securities Series S Class	02	2002	10.0000	10.2409	3,211

MFS®/Sun Life Government Securities Series S Class	03	2006	10.4968	10.6881	99,463
MFS®/Sun Life Government Securities Series S Class	03	2005	10.4572	10.4968	77,300
MFS®/Sun Life Government Securities Series S Class	03	2004	10.2633	10.4572	47,262
MFS®/Sun Life Government Securities Series S Class	03	2003	10.2388	10.2633	9,421
MFS®/Sun Life Government Securities Series S Class	03	2002	10.0000	10.2388	0

MFS®/Sun Life Government Securities Series S Class	04	2006	10.4424	10.6165	1,181,722
MFS®/Sun Life Government Securities Series S Class	04	2005	10.4189	10.4424	958,421
MFS®/Sun Life Government Securities Series S Class	04	2004	10.2413	10.4189	814,674
MFS®/Sun Life Government Securities Series S Class	04	2003	10.2324	10.2413	489,262
MFS®/Sun Life Government Securities Series S Class	04	2002	10.0000	10.2324	22,929

MFS®/Sun Life Government Securities Series S Class	05	2006	10.4244	10.5928	27,946
MFS®/Sun Life Government Securities Series S Class	05	2005	10.4061	10.4244	9,804
MFS®/Sun Life Government Securities Series S Class	05	2004	10.2340	10.4061	2,219
MFS®/Sun Life Government Securities Series S Class	05	2003	10.2303	10.2340	339
MFS®/Sun Life Government Securities Series S Class	05	2002	10.0000	10.2303	0

MFS®/Sun Life Government Securities Series S Class	06	2006	10.3702	10.5217	150,995
MFS®/Sun Life Government Securities Series S Class	06	2005	10.3679	10.3702	134,831
MFS®/Sun Life Government Securities Series S Class	06	2004	10.2120	10.3679	131,200
MFS®/Sun Life Government Securities Series S Class	06	2003	10.2240	10.2120	107,360
MFS®/Sun Life Government Securities Series S Class	06	2002	10.0000	10.2240	0

MFS®/Sun Life Government Securities Series S Class	07	2006	10.0145	10.1556	168,675
MFS®/Sun Life Government Securities Series S Class	07	2005	10.0173	10.0145	167,270
MFS®/Sun Life Government Securities Series S Class	07	2004	9.8718	10.0173	162,865
MFS®/Sun Life Government Securities Series S Class	07	2003	10.0000	9.8718	107,021

MFS®/Sun Life Government Securities Series S Class	08	2006	9.9606	10.0804	13,951
MFS®/Sun Life Government Securities Series S Class	08	2005	9.9837	9.9606	13,147
MFS®/Sun Life Government Securities Series S Class	08	2004	9.8589	9.9837	14,284
MFS®/Sun Life Government Securities Series S Class	08	2003	10.0000	9.8589	10,934

MFS®/Sun Life High Yield Series S Class	01	2006	13.6546	14.8236	485,034
MFS®/Sun Life High Yield Series S Class	01	2005	13.5782	13.6546	312,136
MFS®/Sun Life High Yield Series S Class	01	2004	12.5853	13.5782	210,411
MFS®/Sun Life High Yield Series S Class	01	2003	10.5253	12.5853	112,274
MFS®/Sun Life High Yield Series S Class	01	2002	10.0000	10.5253	5,609

MFS®/Sun Life High Yield Series S Class	02	2006	13.5606	14.6919	324,672
MFS®/Sun Life High Yield Series S Class	02	2005	13.5120	13.5606	229,349
MFS®/Sun Life High Yield Series S Class	02	2004	12.5495	13.5120	170,684
MFS®/Sun Life High Yield Series S Class	02	2003	10.5166	12.5495	86,973
MFS®/Sun Life High Yield Series S Class	02	2002	10.0000	10.5166	10,804

MFS®/Sun Life High Yield Series S Class	03	2006	13.5372	14.6591	22,092
MFS®/Sun Life High Yield Series S Class	03	2005	13.4955	13.5372	18,269
MFS®/Sun Life High Yield Series S Class	03	2004	12.5405	13.4955	9,860
MFS®/Sun Life High Yield Series S Class	03	2003	10.5145	12.5405	671
MFS®/Sun Life High Yield Series S Class	03	2002	10.0000	10.5145	0

MFS®/Sun Life High Yield Series S Class	04	2006	13.4670	14.5610	288,822
MFS®/Sun Life High Yield Series S Class	04	2005	13.4461	13.4670	249,703
MFS®/Sun Life High Yield Series S Class	04	2004	12.5137	13.4461	230,500
MFS®/Sun Life High Yield Series S Class	04	2003	10.5080	12.5137	173,956
MFS®/Sun Life High Yield Series S Class	04	2002	10.0000	10.5080	0

MFS®/Sun Life High Yield Series S Class	05	2006	13.4438	14.5285	8,889
MFS®/Sun Life High Yield Series S Class	05	2005	13.4297	13.4438	3,803
MFS®/Sun Life High Yield Series S Class	05	2004	12.5048	13.4297	717
MFS®/Sun Life High Yield Series S Class	05	2003	10.5058	12.5048	279
MFS®/Sun Life High Yield Series S Class	05	2002	10.0000	10.5058	0

MF®S/Sun Life High Yield Series S Class	06	2006	13.3740	14.4310	48,629
MFS®/Sun Life High Yield Series S Class	06	2005	13.3803	13.3740	78,578
MFS®/Sun Life High Yield Series S Class	06	2004	12.4780	13.3803	46,424
MFS®/Sun Life High Yield Series S Class	06	2003	10.4993	12.4780	37,408
MFS®/Sun Life High Yield Series S Class	06	2002	10.0000	10.4993	0

MFS®/Sun Life High Yield Series S Class	07	2006	11.7031	12.6216	36,561
MFS®/Sun Life High Yield Series S Class	07	2005	11.7146	11.7031	39,139
MFS®/Sun Life High Yield Series S Class	07	2004	10.9301	11.7146	38,257
MFS®/Sun Life High Yield Series S Class	07	2003	10.0000	10.9301	21,591

MFS®/Sun Life High Yield Series S Class	08	2006	11.6402	12.5282	2,467
MFS®/Sun Life High Yield Series S Class	08	2005	11.6754	11.6402	2,488
MFS®/Sun Life High Yield Series S Class	08	2004	10.9159	11.6754	2,810
MFS®/Sun Life High Yield Series S Class	08	2003	10.0000	10.9159	1,778

MFS®/Sun Life Massachusetts Investors Growth Series S Class	01	2006	13.7749	14.5971	140,397
MFS®/Sun Life Massachusetts Investors Growth Series S Class	01	2005	13.4059	13.7749	142,563
MFS®/Sun Life Massachusetts Investors Growth Series S Class	01	2004	12.4270	13.4059	140,340
MFS®/Sun Life Massachusetts Investors Growth Series S Class	01	2003	10.2543	12.4270	74,561
MFS®/Sun Life Massachusetts Investors Growth Series S Class	01	2002	10.0000	10.2543	14,784

MFS®/Sun Life Massachusetts Investors Growth Series S Class	02	2006	13.6801	14.4673	137,933
MFS®/Sun Life Massachusetts Investors Growth Series S Class	02	2005	13.3405	13.6801	108,240
MFS®/Sun Life Massachusetts Investors Growth Series S Class	02	2004	12.3917	13.3405	102,531
MFS®/Sun Life Massachusetts Investors Growth Series S Class	02	2003	10.2459	12.3917	77,046
MFS®/Sun Life Massachusetts Investors Growth Series S Class	02	2002	10.0000	10.2459	1,040

MFS®/Sun Life Massachusetts Investors Growth Series S Class	03	2006	13.6565	14.4350	0
MFS®/Sun Life Massachusetts Investors Growth Series S Class	03	2005	13.3243	13.6565	0
MFS®/Sun Life Massachusetts Investors Growth Series S Class	03	2004	12.3828	13.3243	0
MFS®/Sun Life Massachusetts Investors Growth Series S Class	03	2003	10.2438	12.3828	0
MFS®/Sun Life Massachusetts Investors Growth Series S Class	03	2002	10.0000	10.2438	0

MFS®/Sun Life Massachusetts Investors Growth Series S Class	04	2006	13.5857	14.3384	201,237
MFS®/Sun Life Massachusetts Investors Growth Series S Class	04	2005	13.2754	13.5857	220,578
MFS®/Sun Life Massachusetts Investors Growth Series S Class	04	2004	12.3563	13.2754	227,164
MFS®/Sun Life Massachusetts Investors Growth Series S Class	04	2003	10.2374	12.3563	197,338
MFS®/Sun Life Massachusetts Investors Growth Series S Class	04	2002	10.0000	10.2374	4,149

MFS®/Sun Life Massachusetts Investors Growth Series S Class	05	2006	13.5623	14.3064	0
MFS®/Sun Life Massachusetts Investors Growth Series S Class	05	2005	13.2592	13.5623	0
MFS®/Sun Life Massachusetts Investors Growth Series S Class	05	2004	12.3475	13.2592	0
MFS®/Sun Life Massachusetts Investors Growth Series S Class	05	2003	10.2353	12.3475	0
MFS®/Sun Life Massachusetts Investors Growth Series S Class	05	2002	10.0000	10.2353	0

MFS®/Sun Life Massachusetts Investors Growth Series S Class	06	2006	13.4918	14.2104	14,785
MFS®/Sun Life Massachusetts Investors Growth Series S Class	06	2005	13.2105	13.4918	15,002
MFS®/Sun Life Massachusetts Investors Growth Series S Class	06	2004	12.3210	13.2105	15,246
MFS®/Sun Life Massachusetts Investors Growth Series S Class	06	2003	10.2290	12.3210	10,001
MFS®/Sun Life Massachusetts Investors Growth Series S Class	06	2002	10.0000	10.2290	0

MFS®/Sun Life Massachusetts Investors Growth Series S Class	07	2006	12.1490	12.7895	18,140
MFS®/Sun Life Massachusetts Investors Growth Series S Class	07	2005	11.9017	12.1490	22,808
MFS®/Sun Life Massachusetts Investors Growth Series S Class	07	2004	11.1060	11.9017	24,608
MFS®/Sun Life Massachusetts Investors Growth Series S Class	07	2003	10.0000	11.1060	40,190

MFS®/Sun Life Massachusetts Investors Growth Series S Class	08	2006	12.0836	12.6948	12,405
MFS®/Sun Life Massachusetts Investors Growth Series S Class	08	2005	11.8618	12.0836	11,776
MFS®/Sun Life Massachusetts Investors Growth Series S Class	08	2004	11.0915	11.8618	11,649
MFS®/Sun Life Massachusetts Investors Growth Series S Class	08	2003	10.0000	11.0915	0

MFS®/Sun Life Massachusetts Investors Trust Series S Class	01	2006	14.7513	16.4504	1,790,221
MFS®/Sun Life Massachusetts Investors Trust Series S Class	01	2005	13.9199	14.7513	973,782
MFS®/Sun Life Massachusetts Investors Trust Series S Class	01	2004	12.6284	13.9199	103,072
MFS®/Sun Life Massachusetts Investors Trust Series S Class	01	2003	10.4542	12.6284	65,549
MFS®/Sun Life Massachusetts Investors Trust Series S Class	01	2002	10.0000	10.4542	14,888

MFS®/Sun Life Massachusetts Investors Trust Series S Class	02	2006	14.6498	16.3041	976,069
MFS®/Sun Life Massachusetts Investors Trust Series S Class	02	2005	13.8521	14.6498	533,794
MFS®/Sun Life Massachusetts Investors Trust Series S Class	02	2004	12.5925	13.8521	60,367
MFS®/Sun Life Massachusetts Investors Trust Series S Class	02	2003	10.4456	12.5925	45,112
MFS®/Sun Life Massachusetts Investors Trust Series S Class	02	2002	10.0000	10.4456	1,805

MFS®/Sun Life Massachusetts Investors Trust Series S Class	03	2006	14.6245	16.2677	87,434
MFS®/Sun Life Massachusetts Investors Trust Series S Class	03	2005	13.8352	14.6245	73,486
MFS®/Sun Life Massachusetts Investors Trust Series S Class	03	2004	12.5835	13.8352	1,442
MFS®/Sun Life Massachusetts Investors Trust Series S Class	03	2003	10.4434	12.5835	0
MFS®/Sun Life Massachusetts Investors Trust Series S Class	03	2002	10.0000	10.4434	0

MFS®/Sun Life Massachusetts Investors Trust Series S Class	04	2006	14.5487	16.1589	714,102
MFS®/Sun Life Massachusetts Investors Trust Series S Class	04	2005	13.7844	14.5487	564,936
MFS®/Sun Life Massachusetts Investors Trust Series S Class	04	2004	12.5566	13.7844	44,842
MFS®/Sun Life Massachusetts Investors Trust Series S Class	04	2003	10.4369	12.5566	56,882
MFS®/Sun Life Massachusetts Investors Trust Series S Class	04	2002	10.0000	10.4369	42

MFS®/Sun Life Massachusetts Investors Trust Series S Class	05	2006	14.5236	16.1228	26,875
MFS®/Sun Life Massachusetts Investors Trust Series S Class	05	2005	13.7676	14.5236	10,439
MFS®/Sun Life Massachusetts Investors Trust Series S Class	05	2004	12.5476	13.7676	936
MFS®/Sun Life Massachusetts Investors Trust Series S Class	05	2003	10.4348	12.5476	938
MFS®/Sun Life Massachusetts Investors Trust Series S Class	05	2002	10.0000	10.4348	0

MFS®/Sun Life Massachusetts Investors Trust Series S Class	06	2006	14.4482	16.0146	58,835
MFS®/Sun Life Massachusetts Investors Trust Series S Class	06	2005	13.7170	14.4482	49,804
MFS®/Sun Life Massachusetts Investors Trust Series S Class	06	2004	12.5207	13.7170	6,523
MFS®/Sun Life Massachusetts Investors Trust Series S Class	06	2003	10.4283	12.5207	5,875
MFS®/Sun Life Massachusetts Investors Trust Series S Class	06	2002	10.0000	10.4283	625

MFS®/Sun Life Massachusetts Investors Trust Series S Class	07	2006	13.1218	14.5370	77,190
MFS®/Sun Life Massachusetts Investors Trust Series S Class	07	2005	12.4641	13.1218	81,074
MFS®/Sun Life Massachusetts Investors Trust Series S Class	07	2004	11.3828	12.4641	0
MFS®/Sun Life Massachusetts Investors Trust Series S Class	07	2003	10.0000	11.3828	0

MFS®/Sun Life Massachusetts Investors Trust Series S Class	08	2006	13.0512	14.4294	3,104
MFS®/Sun Life Massachusetts Investors Trust Series S Class	08	2005	12.4224	13.0512	3,291
MFS®/Sun Life Massachusetts Investors Trust Series S Class	08	2004	11.3680	12.4224	0
MFS®/Sun Life Massachusetts Investors Trust Series S Class	08	2003	10.0000	11.3680	0

MFS®/Sun Life Mid Cap Growth Series S Class	01	2006	16.5272	16.6626	43,914
MFS®/Sun Life Mid Cap Growth Series S Class	01	2005	16.2999	16.5272	47,774
MFS®/Sun Life Mid Cap Growth Series S Class	01	2004	14.4582	16.2999	47,910
MFS®/Sun Life Mid Cap Growth Series S Class	01	2003	10.6719	14.4582	30,919
MFS®/Sun Life Mid Cap Growth Series S Class	01	2002	10.0000	10.6719	30

MFS®/Sun Life Mid Cap Growth Series S Class	02	2006	16.4134	16.5144	69,576
MFS®/Sun Life Mid Cap Growth Series S Class	02	2005	16.2205	16.4134	73,643
MFS®/Sun Life Mid Cap Growth Series S Class	02	2004	14.4170	16.2205	84,132
MFS®/Sun Life Mid Cap Growth Series S Class	02	2003	10.6631	14.4170	60,849
MFS®/Sun Life Mid Cap Growth Series S Class	02	2002	10.0000	10.6631	909

MFS®/Sun Life Mid Cap Growth Series S Class	03	2006	16.3851	16.4776	2,214
MFS®/Sun Life Mid Cap Growth Series S Class	03	2005	16.2007	16.3851	2,202
MFS®/Sun Life Mid Cap Growth Series S Class	03	2004	14.4068	16.2007	2,254
MFS®/Sun Life Mid Cap Growth Series S Class	03	2003	10.6609	14.4068	948
MFS®/Sun Life Mid Cap Growth Series S Class	03	2002	10.0000	10.6609	0

MFS®/Sun Life Mid Cap Growth Series S Class	04	2006	16.3002	16.3672	92,352
MFS®/Sun Life Mid Cap Growth Series S Class	04	2005	16.1413	16.3002	104,525
MFS®/Sun Life Mid Cap Growth Series S Class	04	2004	14.3759	16.1413	116,668
MFS®/Sun Life Mid Cap Growth Series S Class	04	2003	10.6543	14.3759	107,920
MFS®/Sun Life Mid Cap Growth Series S Class	04	2002	10.0000	10.6543	81

MFS®/Sun Life Mid Cap Growth Series S Class	05	2006	16.2720	16.3307	1,140
MFS®/Sun Life Mid Cap Growth Series S Class	05	2005	16.1216	16.2720	1,107
MFS®/Sun Life Mid Cap Growth Series S Class	05	2004	14.3657	16.1216	1,101
MFS®/Sun Life Mid Cap Growth Series S Class	05	2003	10.6521	14.3657	1,091
MFS®/Sun Life Mid Cap Growth Series S Class	05	2002	10.0000	10.6521	0

MFS®/Sun Life Mid Cap Growth Series S Class	06	2006	16.1876	16.2212	7,220
MFS®/Sun Life Mid Cap Growth Series S Class	06	2005	16.0624	16.1876	10,816
MFS®/Sun Life Mid Cap Growth Series S Class	06	2004	14.3349	16.0624	13,304
MFS®/Sun Life Mid Cap Growth Series S Class	06	2003	10.6455	14.3349	12,382
MFS®/Sun Life Mid Cap Growth Series S Class	06	2002	10.0000	10.6455	0

MFS®/Sun Life Mid Cap Growth Series S Class	07	2006	13.7570	13.7785	12,652
MFS®/Sun Life Mid Cap Growth Series S Class	07	2005	13.6575	13.7570	13,856
MFS®/Sun Life Mid Cap Growth Series S Class	07	2004	12.1949	13.6575	14,194
MFS®/Sun Life Mid Cap Growth Series S Class	07	2003	10.0000	12.1949	19,317

MFS®/Sun Life Mid Cap Growth Series S Class	08	2006	13.6830	13.6765	1,189
MFS®/Sun Life Mid Cap Growth Series S Class	08	2005	13.6118	13.6830	1,197
MFS®/Sun Life Mid Cap Growth Series S Class	08	2004	12.1790	13.6118	1,537
MFS®/Sun Life Mid Cap Growth Series S Class	08	2003	10.0000	12.1790	1,576

MFS®/Sun Life Mid Cap Value Series S Class	01	2006	17.2058	18.8431	39,061
MFS®/Sun Life Mid Cap Value Series S Class	01	2005	16.2386	17.2058	49,731
MFS®/Sun Life Mid Cap Value Series S Class	01	2004	13.5205	16.2386	51,916
MFS®/Sun Life Mid Cap Value Series S Class	01	2003	10.3904	13.5205	40,512
MFS®/Sun Life Mid Cap Value Series S Class	01	2002	10.0000	10.3904	717

MFS®/Sun Life Mid Cap Value Series S Class	02	2006	17.0873	18.6755	64,710
MFS®/Sun Life Mid Cap Value Series S Class	02	2005	16.1595	17.0873	70,088
MFS®/Sun Life Mid Cap Value Series S Class	02	2004	13.4821	16.1595	74,680
MFS®/Sun Life Mid Cap Value Series S Class	02	2003	10.3819	13.4821	53,721
MFS®/Sun Life Mid Cap Value Series S Class	02	2002	10.0000	10.3819	1,488

MFS®/Sun Life Mid Cap Value Series S Class	03	2006	17.0578	18.6339	1,979
MFS®/Sun Life Mid Cap Value Series S Class	03	2005	16.1398	17.0578	2,120
MFS®/Sun Life Mid Cap Value Series S Class	03	2004	13.4725	16.1398	2,273
MFS®/Sun Life Mid Cap Value Series S Class	03	2003	10.3798	13.4725	1,070
MFS®/Sun Life Mid Cap Value Series S Class	03	2002	10.0000	10.3798	0

MFS®/Sun Life Mid Cap Value Series S Class	04	2006	16.9695	18.5092	71,532
MFS®/Sun Life Mid Cap Value Series S Class	04	2005	16.0806	16.9695	88,343
MFS®/Sun Life Mid Cap Value Series S Class	04	2004	13.4436	16.0806	98,971
MFS®/Sun Life Mid Cap Value Series S Class	04	2003	10.3733	13.4436	88,992
MFS®/Sun Life Mid Cap Value Series S Class	04	2002	10.0000	10.3733	499

MFS®/Sun Life Mid Cap Value Series S Class	05	2006	16.9402	18.4679	492
MFS®/Sun Life Mid Cap Value Series S Class	05	2005	16.0610	16.9402	498
MFS®/Sun Life Mid Cap Value Series S Class	05	2004	13.4340	16.0610	515
MFS®/Sun Life Mid Cap Value Series S Class	05	2003	10.3712	13.4340	538
MFS®/Sun Life Mid Cap Value Series S Class	05	2002	10.0000	10.3712	0

MFS®/Sun Life Mid Cap Value Series S Class	06	2006	16.8522	18.3440	7,695
MFS®/Sun Life Mid Cap Value Series S Class	06	2005	16.0019	16.8522	8,853
MFS®/Sun Life Mid Cap Value Series S Class	06	2004	13.4052	16.0019	10,727
MFS®/Sun Life Mid Cap Value Series S Class	06	2003	10.3648	13.4052	12,180
MFS®/Sun Life Mid Cap Value Series S Class	06	2002	10.0000	10.3648	0

MFS®/Sun Life Mid Cap Value Series S Class	07	2006	15.4788	16.8404	10,464
MFS®/Sun Life Mid Cap Value Series S Class	07	2005	14.7053	15.4788	12,341
MFS®/Sun Life Mid Cap Value Series S Class	07	2004	12.3253	14.7053	13,242
MFS®/Sun Life Mid Cap Value Series S Class	07	2003	10.0000	12.3253	20,001

MFS®/Sun Life Mid Cap Value Series S Class	08	2006	15.3956	16.7158	984
MFS®/Sun Life Mid Cap Value Series S Class	08	2005	14.6561	15.3956	1,066
MFS®/Sun Life Mid Cap Value Series S Class	08	2004	12.3093	14.6561	1,434
MFS®/Sun Life Mid Cap Value Series S Class	08	2003	10.0000	12.3093	1,640

MFS®/Sun Life Money Market Series S Class	01	2006	9.9125	10.2027	1,261,879
MFS®/Sun Life Money Market Series S Class	01	2005	9.8062	9.9125	736,782
MFS®/Sun Life Money Market Series S Class	01	2004	9.8840	9.8062	458,923
MFS®/Sun Life Money Market Series S Class	01	2003	9.9815	9.8840	162,013
MFS®/Sun Life Money Market Series S Class	01	2002	10.0000	9.9815	158

MFS®/Sun Life Money Market Series S Class	02	2006	9.8442	10.1120	747,158
MFS®/Sun Life Money Market Series S Class	02	2005	9.7584	9.8442	514,546
MFS®/Sun Life Money Market Series S Class	02	2004	9.8559	9.7584	327,727
MFS®/Sun Life Money Market Series S Class	02	2003	9.9733	9.8559	139,404
MFS®/Sun Life Money Market Series S Class	02	2002	10.0000	9.9733	60,075

MFS®/Sun Life Money Market Series S Class	03	2006	9.8272	10.0894	59,426
MFS®/Sun Life Money Market Series S Class	03	2005	9.7465	9.8272	50,349
MFS®/Sun Life Money Market Series S Class	03	2004	9.8488	9.7465	32,075
MFS®/Sun Life Money Market Series S Class	03	2003	9.9713	9.8488	6,682
MFS®/Sun Life Money Market Series S Class	03	2002	10.0000	9.9713	0

MFS®/Sun Life Money Market Series S Class	04	2006	9.7763	10.0219	586,217
MFS®/Sun Life Money Market Series S Class	04	2005	9.7107	9.7763	430,439
MFS®/Sun Life Money Market Series S Class	04	2004	9.8277	9.7107	358,347
MFS®/Sun Life Money Market Series S Class	04	2003	9.9651	9.8277	131,767
MFS®/Sun Life Money Market Series S Class	04	2002	10.0000	9.9651	2,180

MFS®/Sun Life Money Market Series S Class	05	2006	9.7594	9.9995	20,742
MFS®/Sun Life Money Market Series S Class	05	2005	9.6989	9.7594	11,469
MFS®/Sun Life Money Market Series S Class	05	2004	9.8207	9.6989	1,651
MFS®/Sun Life Money Market Series S Class	05	2003	9.9631	9.8207	441
MFS®/Sun Life Money Market Series S Class	05	2002	10.0000	9.9631	0

MFS®/Sun Life Money Market Series S Class	06	2006	9.7087	9.9324	79,021
MFS®/Sun Life Money Market Series S Class	06	2005	9.6632	9.7087	64,160
MFS®/Sun Life Money Market Series S Class	06	2004	9.7996	9.6632	64,868
MFS®/Sun Life Money Market Series S Class	06	2003	9.9569	9.7996	32,285
MFS®/Sun Life Money Market Series S Class	06	2002	10.0000	9.9569	1,329

MFS®/Sun Life Money Market Series S Class	07	2006	9.7901	10.0106	85,948
MFS®/Sun Life Money Market Series S Class	07	2005	9.7493	9.7901	84,569
MFS®/Sun Life Money Market Series S Class	07	2004	9.8920	9.7493	82,420
MFS®/Sun Life Money Market Series S Class	07	2003	10.0000	9.8920	26,486

MFS®/Sun Life Money Market Series S Class	08	2006	9.7375	9.9365	6,166
MFS®/Sun Life Money Market Series S Class	08	2005	9.7166	9.7375	5,881
MFS®/Sun Life Money Market Series S Class	08	2004	9.8791	9.7166	6,361
MFS®/Sun Life Money Market Series S Class	08	2003	10.0000	9.8791	2,704

MFS®/Sun Life New Discovery Series S Class	01	2006	15.0204	16.7291	783,030
MFS®/Sun Life New Discovery Series S Class	01	2005	14.5064	15.0204	444,535
MFS®/Sun Life New Discovery Series S Class	01	2004	13.7157	14.5064	171,789
MFS®/Sun Life New Discovery Series S Class	01	2003	10.2977	13.7157	9,140
MFS®/Sun Life New Discovery Series S Class	01	2002	10.0000	10.2977	1,687

MFS®/Sun Life New Discovery Series S Class	02	2006	14.9170	16.5803	439,449
MFS®/Sun Life New Discovery Series S Class	02	2005	14.4357	14.9170	263,155
MFS®/Sun Life New Discovery Series S Class	02	2004	13.6766	14.4357	118,338
MFS®/Sun Life New Discovery Series S Class	02	2003	10.2893	13.6766	39,406
MFS®/Sun Life New Discovery Series S Class	02	2002	10.0000	10.2893	49

MFS®/Sun Life New Discovery Series S Class	03	2006	14.8912	16.5433	39,120
MFS®/Sun Life New Discovery Series S Class	03	2005	14.4181	14.8912	31,949
MFS®/Sun Life New Discovery Series S Class	03	2004	13.6669	14.4181	17,956
MFS®/Sun Life New Discovery Series S Class	03	2003	10.2872	13.6669	0
MFS®/Sun Life New Discovery Series S Class	03	2002	10.0000	10.2872	0

MFS®/Sun Life New Discovery Series S Class	04	2006	14.8141	16.4326	318,390
MFS®/Sun Life New Discovery Series S Class	04	2005	14.3652	14.8141	261,344
MFS®/Sun Life New Discovery Series S Class	04	2004	13.6377	14.3652	201,468
MFS®/Sun Life New Discovery Series S Class	04	2003	10.2808	13.6377	27,936
MFS®/Sun Life New Discovery Series S Class	04	2002	10.0000	10.2808	84

MFS®/Sun Life New Discovery Series S Class	05	2006	14.7885	16.3959	11,851
MFS®/Sun Life New Discovery Series S Class	05	2005	14.3477	14.7885	4,731
MFS®/Sun Life New Discovery Series S Class	05	2004	13.6279	14.3477	1,710
MFS®/Sun Life New Discovery Series S Class	05	2003	10.2787	13.6279	608
MFS®/Sun Life New Discovery Series S Class	05	2002	10.0000	10.2787	0

MFS®/Sun Life New Discovery Series S Class	06	2006	14.7118	16.2860	31,912
MFS®/Sun Life New Discovery Series S Class	06	2005	14.2950	14.7118	29,818
MFS®/Sun Life New Discovery Series S Class	06	2004	13.5987	14.2950	14,677
MFS®/Sun Life New Discovery Series S Class	06	2003	10.2723	13.5987	3,873
MFS®/Sun Life New Discovery Series S Class	06	2002	10.0000	10.2723	0

MFS®/Sun Life New Discovery Series S Class	07	2006	13.3339	14.7531	32,918
MFS®/Sun Life New Discovery Series S Class	07	2005	12.9627	13.3339	35,659
MFS®/Sun Life New Discovery Series S Class	07	2004	12.3377	12.9627	40,294
MFS®/Sun Life New Discovery Series S Class	07	2003	10.0000	12.3377	0

MFS®/Sun Life New Discovery Series S Class	08	2006	13.2622	14.6439	1,333
MFS®/Sun Life New Discovery Series S Class	08	2005	12.9193	13.2622	1,467
MFS®/Sun Life New Discovery Series S Class	08	2004	12.3216	12.9193	1,484
MFS®/Sun Life New Discovery Series S Class	08	2003	10.0000	12.3216	0

MFS®/Sun Life Research International Series S Class	01	2006	18.2257	22.8806	506,431
MFS®/Sun Life Research International Series S Class	01	2005	15.8998	18.2257	291,030
MFS®/Sun Life Research International Series S Class	01	2004	13.3250	15.8998	136,925
MFS®/Sun Life Research International Series S Class	01	2003	10.1249	13.3250	30,416
MFS®/Sun Life Research International Series S Class	01	2002	10.0000	10.1249	0

MFS®/Sun Life Research International Series S Class	02	2006	18.1002	22.6771	269,353
MFS®/Sun Life Research International Series S Class	02	2005	15.8223	18.1002	148,668
MFS®/Sun Life Research International Series S Class	02	2004	13.2870	15.8223	79,630
MFS®/Sun Life Research International Series S Class	02	2003	10.1166	13.2870	40,920
MFS®/Sun Life Research International Series S Class	02	2002	10.0000	10.1166	34

MFS®/Sun Life Research International Series S Class	03	2006	18.0689	22.6265	40,066
MFS®/Sun Life Research International Series S Class	03	2005	15.8030	18.0689	25,474
MFS®/Sun Life Research International Series S Class	03	2004	13.2776	15.8030	21,218
MFS®/Sun Life Research International Series S Class	03	2003	10.1145	13.2776	871
MFS®/Sun Life Research International Series S Class	03	2002	10.0000	10.1145	0

MFS®/Sun Life Research International Series S Class	04	2006	17.9754	22.4751	330,652
MFS®/Sun Life Research International Series S Class	04	2005	15.7451	17.9754	301,188
MFS®/Sun Life Research International Series S Class	04	2004	13.2491	15.7451	285,579
MFS®/Sun Life Research International Series S Class	04	2003	10.1083	13.2491	160,802
MFS®/Sun Life Research International Series S Class	04	2002	10.0000	10.1083	44

MFS®/Sun Life Research International Series S Class	05	2006	17.9443	22.4250	4,571
MFS®/Sun Life Research International Series S Class	05	2005	15.7259	17.9443	1,918
MFS®/Sun Life Research International Series S Class	05	2004	13.2397	15.7259	1,825
MFS®/Sun Life Research International Series S Class	05	2003	10.1062	13.2397	1,219
MFS®/Sun Life Research International Series S Class	05	2002	10.0000	10.1062	0

MFS®/Sun Life Research International Series S Class	06	2006	17.8512	22.2746	17,464
MFS®/Sun Life Research International Series S Class	06	2005	15.6681	17.8512	16,394
MFS®/Sun Life Research International Series S Class	06	2004	13.2113	15.6681	11,488
MFS®/Sun Life Research International Series S Class	06	2003	10.0999	13.2113	5,162
MFS®/Sun Life Research International Series S Class	06	2002	10.0000	10.0999	0

MFS®/Sun Life Research International Series S Class	07	2006	17.0310	21.2404	19,917
MFS®/Sun Life Research International Series S Class	07	2005	14.9558	17.0310	25,469
MFS®/Sun Life Research International Series S Class	07	2004	12.6172	14.9558	35,451
MFS®/Sun Life Research International Series S Class	07	2003	10.0000	12.6172	37,057

MFS®/Sun Life Research International Series S Class	08	2006	16.9395	21.0832	7,770
MFS®/Sun Life Research International Series S Class	08	2005	14.9058	16.9395	8,720
MFS®/Sun Life Research International Series S Class	08	2004	12.6007	14.9058	9,571
MFS®/Sun Life Research International Series S Class	08	2003	10.0000	12.6007	0

MFS®/Sun Life Research Series S Class	01	2006	15.5695	16.9450	17,808
MFS®/Sun Life Research Series S Class	01	2005	14.6525	15.5695	13,837
MFS®/Sun Life Research Series S Class	01	2004	12.8559	14.6525	9,544
MFS®/Sun Life Research Series S Class	01	2003	10.4243	12.8559	4,276
MFS®/Sun Life Research Series S Class	01	2002	10.0000	10.4243	196

MFS®/Sun Life Research Series S Class	02	2006	15.4624	16.7943	37,950
MFS®/Sun Life Research Series S Class	02	2005	14.5811	15.4624	33,905
MFS®/Sun Life Research Series S Class	02	2004	12.8193	14.5811	33,722
MFS®/Sun Life Research Series S Class	02	2003	10.4157	12.8193	22,416
MFS®/Sun Life Research Series S Class	02	2002	10.0000	10.4157	0

MFS®/Sun Life Research Series S Class	03	2006	15.4357	16.7568	1,813
MFS®/Sun Life Research Series S Class	03	2005	14.5633	15.4357	0
MFS®/Sun Life Research Series S Class	03	2004	12.8101	14.5633	0
MFS®/Sun Life Research Series S Class	03	2003	10.4136	12.8101	0
MFS®/Sun Life Research Series S Class	03	2002	10.0000	10.4136	0

MFS®/Sun Life Research Series S Class	04	2006	15.3557	16.6446	18,124
MFS®/Sun Life Research Series S Class	04	2005	14.5099	15.3557	17,778
MFS®/Sun Life Research Series S Class	04	2004	12.7827	14.5099	15,553
MFS®/Sun Life Research Series S Class	04	2003	10.4071	12.7827	14,829
MFS®/Sun Life Research Series S Class	04	2002	10.0000	10.4071	585

MFS®/Sun Life Research Series S Class	05	2006	15.3292	16.6075	1,370
MFS®/Sun Life Research Series S Class	05	2005	14.4922	15.3292	1,370
MFS®/Sun Life Research Series S Class	05	2004	12.7736	14.4922	1,370
MFS®/Sun Life Research Series S Class	05	2003	10.4050	12.7736	1,371
MFS®/Sun Life Research Series S Class	05	2002	10.0000	10.4050	0

MFS®/Sun Life Research Series S Class	06	2006	15.2496	16.4961	10,994
MFS®/Sun Life Research Series S Class	06	2005	14.4389	15.2496	14,033
MFS®/Sun Life Research Series S Class	06	2004	12.7462	14.4389	5,823
MFS®/Sun Life Research Series S Class	06	2003	10.3986	12.7462	3,050
MFS®/Sun Life Research Series S Class	06	2002	10.0000	10.3986	0

MFS®/Sun Life Research Series S Class	07	2006	13.7803	14.8992	1,652
MFS®/Sun Life Research Series S Class	07	2005	13.0544	13.7803	0
MFS®/Sun Life Research Series S Class	07	2004	11.5299	13.0544	0
MFS®/Sun Life Research Series S Class	07	2003	10.0000	11.5299	0

MFS®/Sun Life Research Series S Class	08	2006	13.7063	14.7889	0
MFS®/Sun Life Research Series S Class	08	2005	13.0107	13.7063	0
MFS®/Sun Life Research Series S Class	08	2004	11.5149	13.0107	0
MFS®/Sun Life Research Series S Class	08	2003	10.0000	11.5149	0

MFS®/Sun Life Strategic Growth Series S Class	01	2006	14.6434	15.3667	83,866
MFS®/Sun Life Strategic Growth Series S Class	01	2005	14.6713	14.6434	92,859
MFS®/Sun Life Strategic Growth Series S Class	01	2004	13.9541	14.6713	90,120
MFS®/Sun Life Strategic Growth Series S Class	01	2003	11.1336	13.9541	46,446
MFS®/Sun Life Strategic Growth Series S Class	01	2002	10.0000	11.1336	0

MFS®/Sun Life Strategic Growth Series S Class	02	2006	14.5426	15.2300	109,467
MFS®/Sun Life Strategic Growth Series S Class	02	2005	14.5998	14.5426	113,059
MFS®/Sun Life Strategic Growth Series S Class	02	2004	13.9144	14.5998	121,079
MFS®/Sun Life Strategic Growth Series S Class	02	2003	11.1244	13.9144	79,849
MFS®/Sun Life Strategic Growth Series S Class	02	2002	10.0000	11.1244	867

MFS®/Sun Life Strategic Growth Series S Class	03	2006	14.5175	15.1961	5,095
MFS®/Sun Life Strategic Growth Series S Class	03	2005	14.5820	14.5175	5,119
MFS®/Sun Life Strategic Growth Series S Class	03	2004	13.9045	14.5820	5,234
MFS®/Sun Life Strategic Growth Series S Class	03	2003	11.1221	13.9045	1,864
MFS®/Sun Life Strategic Growth Series S Class	03	2002	10.0000	11.1221	0

MFS®/Sun Life Strategic Growth Series S Class	04	2006	14.4423	15.0944	157,144
MFS®/Sun Life Strategic Growth Series S Class	04	2005	14.5285	14.4423	162,506
MFS®/Sun Life Strategic Growth Series S Class	04	2004	13.8747	14.5285	176,435
MFS®/Sun Life Strategic Growth Series S Class	04	2003	11.1152	13.8747	137,648
MFS®/Sun Life Strategic Growth Series S Class	04	2002	10.0000	11.1152	0

MFS®/Sun Life Strategic Growth Series S Class	05	2006	14.4173	15.0607	897
MFS®/Sun Life Strategic Growth Series S Class	05	2005	14.5108	14.4173	853
MFS®/Sun Life Strategic Growth Series S Class	05	2004	13.8648	14.5108	833
MFS®/Sun Life Strategic Growth Series S Class	05	2003	11.1130	13.8648	775
MFS®/Sun Life Strategic Growth Series S Class	05	2002	10.0000	11.1130	0

MFS®/Sun Life Strategic Growth Series S Class	06	2006	14.3425	14.9596	28,662
MFS®/Sun Life Strategic Growth Series S Class	06	2005	14.4575	14.3425	41,545
MFS®/Sun Life Strategic Growth Series S Class	06	2004	13.8351	14.4575	39,416
MFS®/Sun Life Strategic Growth Series S Class	06	2003	11.1061	13.8351	33,194
MFS®/Sun Life Strategic Growth Series S Class	06	2002	10.0000	11.1061	0

MFS®/Sun Life Strategic Growth Series S Class	07	2006	11.7927	12.2939	30,169
MFS®/Sun Life Strategic Growth Series S Class	07	2005	11.8933	11.7927	33,268
MFS®/Sun Life Strategic Growth Series S Class	07	2004	11.3871	11.8933	33,958
MFS®/Sun Life Strategic Growth Series S Class	07	2003	10.0000	11.3871	43,133

MFS®/Sun Life Strategic Growth Series S Class	08	2006	11.7293	12.2028	3,047
MFS®/Sun Life Strategic Growth Series S Class	08	2005	11.8535	11.7293	3,101
MFS®/Sun Life Strategic Growth Series S Class	08	2004	11.3723	11.8535	3,848
MFS®/Sun Life Strategic Growth Series S Class	08	2003	10.0000	11.3723	3,775

MFS®/Sun Life Strategic Income Series S Class	01	2006	12.3674	12.9879	24,206
MFS®/Sun Life Strategic Income Series S Class	01	2005	12.3378	12.3674	24,619
MFS®/Sun Life Strategic Income Series S Class	01	2004	11.5990	12.3378	29,387
MFS®/Sun Life Strategic Income Series S Class	01	2003	10.4535	11.5990	21,940
MFS®/Sun Life Strategic Income Series S Class	01	2002	10.0000	10.4535	963

MFS®/Sun Life Strategic Income Series S Class	02	2006	12.2823	12.8724	14,856
MFS®/Sun Life Strategic Income Series S Class	02	2005	12.2777	12.2823	17,406
MFS®/Sun Life Strategic Income Series S Class	02	2004	11.5660	12.2777	26,132
MFS®/Sun Life Strategic Income Series S Class	02	2003	10.4449	11.5660	20,870
MFS®/Sun Life Strategic Income Series S Class	02	2002	10.0000	10.4449	1,273

MFS®/Sun Life Strategic Income Series S Class	03	2006	12.2611	12.8437	1,449
MFS®/Sun Life Strategic Income Series S Class	03	2005	12.2627	12.2611	1,511
MFS®/Sun Life Strategic Income Series S Class	03	2004	11.5578	12.2627	1,576
MFS®/Sun Life Strategic Income Series S Class	03	2003	10.4427	11.5578	1,256
MFS®/Sun Life Strategic Income Series S Class	03	2002	10.0000	10.4427	0

MFS®/Sun Life Strategic Income Series S Class	04	2006	12.1976	12.7577	14,304
MFS®/Sun Life Strategic Income Series S Class	04	2005	12.2178	12.1976	22,074
MFS®/Sun Life Strategic Income Series S Class	04	2004	11.5330	12.2178	21,852
MFS®/Sun Life Strategic Income Series S Class	04	2003	10.4363	11.5330	30,378
MFS®/Sun Life Strategic Income Series S Class	04	2002	10.0000	10.4363	420

MFS®/Sun Life Strategic Income Series S Class	05	2006	12.1765	12.7293	433
MFS®/Sun Life Strategic Income Series S Class	05	2005	12.2029	12.1765	421
MFS®/Sun Life Strategic Income Series S Class	05	2004	11.5248	12.2029	397
MFS®/Sun Life Strategic Income Series S Class	05	2003	10.4341	11.5248	376
MFS®/Sun Life Strategic Income Series S Class	05	2002	10.0000	10.4341	0

MFS®/Sun Life Strategic Income Series S Class	06	2006	12.1133	12.6439	0
MFS®/Sun Life Strategic Income Series S Class	06	2005	12.1580	12.1133	4,864
MFS®/Sun Life Strategic Income Series S Class	06	2004	11.5001	12.1580	4,470
MFS®/Sun Life Strategic Income Series S Class	06	2003	10.4277	11.5001	3,200
MFS®/Sun Life Strategic Income Series S Class	06	2002	10.0000	10.4277	0

MFS®/Sun Life Strategic Income Series S Class	07	2006	10.9730	11.4478	0
MFS®/Sun Life Strategic Income Series S Class	07	2005	11.0191	10.9730	0
MFS®/Sun Life Strategic Income Series S Class	07	2004	10.4281	11.0191	0
MFS®/Sun Life Strategic Income Series S Class	07	2003	10.0000	10.4281	0

MFS®/Sun Life Strategic Income Series S Class	08	2006	10.9139	11.3630	0
MFS®/Sun Life Strategic Income Series S Class	08	2005	10.9822	10.9139	0
MFS®/Sun Life Strategic Income Series S Class	08	2004	10.4145	10.9822	0
MFS®/Sun Life Strategic Income Series S Class	08	2003	10.0000	10.4145	0

MFS®/Sun Life Strategic Value Series S Class	01	2006	15.5144	17.4367	5,329
MFS®/Sun Life Strategic Value Series S Class	01	2005	15.8403	15.5144	10,072
MFS®/Sun Life Strategic Value Series S Class	01	2004	13.6348	15.8403	11,583
MFS®/Sun Life Strategic Value Series S Class	01	2003	10.8816	13.6348	10,713
MFS®/Sun Life Strategic Value Series S Class	01	2002	10.0000	10.8816	186

MFS®/Sun Life Strategic Value Series S Class	02	2006	15.4076	17.2816	57,895
MFS®/Sun Life Strategic Value Series S Class	02	2005	15.7631	15.4076	63,130
MFS®/Sun Life Strategic Value Series S Class	02	2004	13.5960	15.7631	63,810
MFS®/Sun Life Strategic Value Series S Class	02	2003	10.8727	13.5960	52,783
MFS®/Sun Life Strategic Value Series S Class	02	2002	10.0000	10.8727	1,435

MFS®/Sun Life Strategic Value Series S Class	03	2006	15.3810	17.2431	0
MFS®/Sun Life Strategic Value Series S Class	03	2005	15.7439	15.3810	0
MFS®/Sun Life Strategic Value Series S Class	03	2004	13.5863	15.7439	0
MFS®/Sun Life Strategic Value Series S Class	03	2003	10.8704	13.5863	0
MFS®/Sun Life Strategic Value Series S Class	03	2002	10.0000	10.8704	0

MFS®/Sun Life Strategic Value Series S Class	04	2006	15.3014	17.1277	16,690
MFS®/Sun Life Strategic Value Series S Class	04	2005	15.6862	15.3014	22,230
MFS®/Sun Life Strategic Value Series S Class	04	2004	13.5572	15.6862	24,427
MFS®/Sun Life Strategic Value Series S Class	04	2003	10.8637	13.5572	17,664
MFS®/Sun Life Strategic Value Series S Class	04	2002	10.0000	10.8637	92

MFS®/Sun Life Strategic Value Series S Class	05	2006	15.2749	17.0895	0
MFS®/Sun Life Strategic Value Series S Class	05	2005	15.6670	15.2749	0
MFS®/Sun Life Strategic Value Series S Class	05	2004	13.5475	15.6670	0
MFS®/Sun Life Strategic Value Series S Class	05	2003	10.8615	13.5475	0
MFS®/Sun Life Strategic Value Series S Class	05	2002	10.0000	10.8615	0

MFS®/Sun Life Strategic Value Series S Class	06	2006	15.1956	16.9748	0
MFS®/Sun Life Strategic Value Series S Class	06	2005	15.6094	15.1956	16,514
MFS®/Sun Life Strategic Value Series S Class	06	2004	13.5185	15.6094	11,206
MFS®/Sun Life Strategic Value Series S Class	06	2003	10.8547	13.5185	11,193
MFS®/Sun Life Strategic Value Series S Class	06	2002	10.0000	10.8547	0

MFS®/Sun Life Strategic Value Series S Class	07	2006	13.1919	14.7290	2,034
MFS®/Sun Life Strategic Value Series S Class	07	2005	13.5581	13.1919	0
MFS®/Sun Life Strategic Value Series S Class	07	2004	11.7479	13.5581	0
MFS®/Sun Life Strategic Value Series S Class	07	2003	10.0000	11.7479	0

MFS®/Sun Life Strategic Value Series S Class	08	2006	13.1210	14.6200	0
MFS®/Sun Life Strategic Value Series S Class	08	2005	13.5127	13.1210	0
MFS®/Sun Life Strategic Value Series S Class	08	2004	11.7326	13.5127	0
MFS®/Sun Life Strategic Value Series S Class	08	2003	10.0000	11.7326	0

MFS®/Sun Life Total Return Series S Class	01	2006	13.4957	14.8995	6,025,603
MFS®/Sun Life Total Return Series S Class	01	2005	13.3058	13.4957	4,933,959
MFS®/Sun Life Total Return Series S Class	01	2004	12.1359	13.3058	1,412,573
MFS®/Sun Life Total Return Series S Class	01	2003	10.5296	12.1359	212,931
MFS®/Sun Life Total Return Series S Class	01	2002	10.0000	10.5296	34,122

MFS®/Sun Life Total Return Series S Class	02	2006	13.4028	14.7670	2,575,663
MFS®/Sun Life Total Return Series S Class	02	2005	13.2409	13.4028	2,217,231
MFS®/Sun Life Total Return Series S Class	02	2004	12.1013	13.2409	847,311
MFS®/Sun Life Total Return Series S Class	02	2003	10.5209	12.1013	273,228
MFS®/Sun Life Total Return Series S Class	02	2002	10.0000	10.5209	17,667

MFS®/Sun Life Total Return Series S Class	03	2006	13.3797	14.7340	206,828
MFS®/Sun Life Total Return Series S Class	03	2005	13.2247	13.3797	182,015
MFS®/Sun Life Total Return Series S Class	03	2004	12.0927	13.2247	85,595
MFS®/Sun Life Total Return Series S Class	03	2003	10.5188	12.0927	37,431
MFS®/Sun Life Total Return Series S Class	03	2002	10.0000	10.5188	0

MFS®/Sun Life Total Return Series S Class	04	2006	13.3104	14.6355	2,094,251
MFS®/Sun Life Total Return Series S Class	04	2005	13.1763	13.3104	2,443,924
MFS®/Sun Life Total Return Series S Class	04	2004	12.0668	13.1763	2,272,251
MFS®/Sun Life Total Return Series S Class	04	2003	10.5123	12.0668	582,004
MFS®/Sun Life Total Return Series S Class	04	2002	10.0000	10.5123	841

MFS®/Sun Life Total Return Series S Class	05	2006	13.2874	14.6028	100,056
MFS®/Sun Life Total Return Series S Class	05	2005	13.1602	13.2874	55,107
MFS®/Sun Life Total Return Series S Class	05	2004	12.0582	13.1602	1,614
MFS®/Sun Life Total Return Series S Class	05	2003	10.5101	12.0582	0
MFS®/Sun Life Total Return Series S Class	05	2002	10.0000	10.5101	0

MFS®/Sun Life Total Return Series S Class	06	2006	13.2184	14.5048	262,617
MFS®/Sun Life Total Return Series S Class	06	2005	13.1118	13.2184	272,890
MFS®/Sun Life Total Return Series S Class	06	2004	12.0323	13.1118	256,318
MFS®/Sun Life Total Return Series S Class	06	2003	10.5036	12.0323	83,182
MFS®/Sun Life Total Return Series S Class	06	2002	10.0000	10.5036	0

MFS®/Sun Life Total Return Series S Class	07	2006	12.0811	13.2501	132,168
MFS®/Sun Life Total Return Series S Class	07	2005	11.9898	12.0811	137,742
MFS®/Sun Life Total Return Series S Class	07	2004	11.0084	11.9898	146,611
MFS®/Sun Life Total Return Series S Class	07	2003	10.0000	11.0084	165,166

MFS®/Sun Life Total Return Series S Class	08	2006	12.0162	13.1521	24,972
MFS®/Sun Life Total Return Series S Class	08	2005	11.9497	12.0162	25,462
MFS®/Sun Life Total Return Series S Class	08	2004	10.9940	11.9497	25,974
MFS®/Sun Life Total Return Series S Class	08	2003	10.0000	10.9940	18,232

MFS®/Sun Life Utilities Series S Class	01	2006	22.0157	28.6611	96,891
MFS®/Sun Life Utilities Series S Class	01	2005	19.0781	22.0157	42,022
MFS®/Sun Life Utilities Series S Class	01	2004	14.8750	19.0781	16,802
MFS®/Sun Life Utilities Series S Class	01	2003	11.0847	14.8750	7,556
MFS®/Sun Life Utilities Series S Class	01	2002	10.0000	11.0847	1,341

MFS®/Sun Life Utilities Series S Class	02	2006	21.8642	28.4064	123,446
MFS®/Sun Life Utilities Series S Class	02	2005	18.9851	21.8642	42,643
MFS®/Sun Life Utilities Series S Class	02	2004	14.8327	18.9851	26,174
MFS®/Sun Life Utilities Series S Class	02	2003	11.0756	14.8327	14,117
MFS®/Sun Life Utilities Series S Class	02	2002	10.0000	11.0756	0

MFS®/Sun Life Utilities Series S Class	03	2006	21.8265	28.3430	22,078
MFS®/Sun Life Utilities Series S Class	03	2005	18.9620	21.8265	1,854
MFS®/Sun Life Utilities Series S Class	03	2004	14.8222	18.9620	278
MFS®/Sun Life Utilities Series S Class	03	2003	11.0733	14.8222	0
MFS®/Sun Life Utilities Series S Class	03	2002	10.0000	11.0733	0

MFS®/Sun Life Utilities Series S Class	04	2006	21.7135	28.1534	199,476
MFS®/Sun Life Utilities Series S Class	04	2005	18.8925	21.7135	157,514
MFS®/Sun Life Utilities Series S Class	04	2004	14.7904	18.8925	100,484
MFS®/Sun Life Utilities Series S Class	04	2003	11.0664	14.7904	30,898
MFS®/Sun Life Utilities Series S Class	04	2002	10.0000	11.0664	0

MFS®/Sun Life Utilities Series S Class	05	2006	21.6760	28.0907	943
MFS®/Sun Life Utilities Series S Class	05	2005	18.8695	21.6760	942
MFS®/Sun Life Utilities Series S Class	05	2004	14.7799	18.8695	0
MFS®/Sun Life Utilities Series S Class	05	2003	11.0642	14.7799	0
MFS®/Sun Life Utilities Series S Class	05	2002	10.0000	11.0642	0

MFS®/Sun Life Utilities Series S Class	06	2006	21.5635	27.9023	13,625
MFS®/Sun Life Utilities Series S Class	06	2005	18.8002	21.5635	15,927
MFS®/Sun Life Utilities Series S Class	06	2004	14.7482	18.8002	0
MFS®/Sun Life Utilities Series S Class	06	2003	11.0573	14.7482	386
MFS®/Sun Life Utilities Series S Class	06	2002	10.0000	11.0573	0

MFS®/Sun Life Utilities Series S Class	07	2006	17.5275	22.6684	5,993
MFS®/Sun Life Utilities Series S Class	07	2005	15.2892	17.5275	0
MFS®/Sun Life Utilities Series S Class	07	2004	12.0001	15.2892	0
MFS®/Sun Life Utilities Series S Class	07	2003	10.0000	12.0001	0

MFS®/Sun Life Utilities Series S Class	08	2006	17.4333	22.5007	0
MFS®/Sun Life Utilities Series S Class	08	2005	15.2380	17.4333	0
MFS®/Sun Life Utilities Series S Class	08	2004	11.9844	15.2380	0
MFS®/Sun Life Utilities Series S Class	08	2003	10.0000	11.9844	0

MFS®/Sun Life Value Series S Class	01	2006	15.4123	18.3461	168,985
MFS®/Sun Life Value Series S Class	01	2005	14.6909	15.4123	142,727
MFS®/Sun Life Value Series S Class	01	2004	12.9296	14.6909	93,920
MFS®/Sun Life Value Series S Class	01	2003	10.4779	12.9296	43,120
MFS®/Sun Life Value Series S Class	01	2002	10.0000	10.4779	4,405

MFS®/Sun Life Value Series S Class	02	2006	15.3062	18.1829	131,233
MFS®/Sun Life Value Series S Class	02	2005	14.6193	15.3062	98,869
MFS®/Sun Life Value Series S Class	02	2004	12.8928	14.6193	82,647
MFS®/Sun Life Value Series S Class	02	2003	10.4693	12.8928	45,595
MFS®/Sun Life Value Series S Class	02	2002	10.0000	10.4693	991

MFS®/Sun Life Value Series S Class	03	2006	15.2798	18.1424	14,268
MFS®/Sun Life Value Series S Class	03	2005	14.6015	15.2798	4,063
MFS®/Sun Life Value Series S Class	03	2004	12.8836	14.6015	1,293
MFS®/Sun Life Value Series S Class	03	2003	10.4671	12.8836	0
MFS®/Sun Life Value Series S Class	03	2002	10.0000	10.4671	0

MFS®/Sun Life Value Series S Class	04	2006	15.2006	18.0210	304,698
MFS®/Sun Life Value Series S Class	04	2005	14.5480	15.2006	287,047
MFS®/Sun Life Value Series S Class	04	2004	12.8560	14.5480	249,612
MFS®/Sun Life Value Series S Class	04	2003	10.4606	12.8560	209,851
MFS®/Sun Life Value Series S Class	04	2002	10.0000	10.4606	9,946

MFS®/Sun Life Value Series S Class	05	2006	15.1744	17.9808	859
MFS®/Sun Life Value Series S Class	05	2005	14.5302	15.1744	1,144
MFS®/Sun Life Value Series S Class	05	2004	12.8469	14.5302	0
MFS®/Sun Life Value Series S Class	05	2003	10.4585	12.8469	0
MFS®/Sun Life Value Series S Class	05	2002	10.0000	10.4585	0

MFS®/Sun Life Value Series S Class	06	2006	15.0956	17.8602	11,917
MFS®/Sun Life Value Series S Class	06	2005	14.4768	15.0956	16,416
MFS®/Sun Life Value Series S Class	06	2004	12.8193	14.4768	13,840
MFS®/Sun Life Value Series S Class	06	2003	10.4520	12.8193	10,977
MFS®/Sun Life Value Series S Class	06	2002	10.0000	10.4520	624

MFS®/Sun Life Value Series S Class	07	2006	14.0351	16.5970	14,131
MFS®/Sun Life Value Series S Class	07	2005	13.4666	14.0351	19,694
MFS®/Sun Life Value Series S Class	07	2004	11.9309	13.4666	21,549
MFS®/Sun Life Value Series S Class	07	2003	10.0000	11.9309	39,111

MFS®/Sun Life Value Series S Class	08	2006	13.9597	16.4742	9,663
MFS®/Sun Life Value Series S Class	08	2005	13.4216	13.9597	10,168
MFS®/Sun Life Value Series S Class	08	2004	11.9153	13.4216	10,202
MFS®/Sun Life Value Series S Class	08	2003	10.0000	11.9153	0

Mutual Shares Securities Fund, Class 2	01	2006	15.1817	17.7302	282,775
Mutual Shares Securities Fund, Class 2	01	2005	13.9197	15.1817	117,812
Mutual Shares Securities Fund, Class 2	01	2004	12.5282	13.9197	74,113
Mutual Shares Securities Fund, Class 2	01	2003	10.1476	12.5282	35,452
Mutual Shares Securities Fund, Class 2	01	2002	10.0000	10.1476	988

Mutual Shares Securities Fund, Class 2	02	2006	15.0772	17.5726	258,909
Mutual Shares Securities Fund, Class 2	02	2005	13.8519	15.0772	167,655
Mutual Shares Securities Fund, Class 2	02	2004	12.4925	13.8519	118,278
Mutual Shares Securities Fund, Class 2	02	2003	10.1392	12.4925	63,486
Mutual Shares Securities Fund, Class 2	02	2002	10.0000	10.1392	443

Mutual Shares Securities Fund, Class 2	03	2006	15.0512	17.5334	4,644
Mutual Shares Securities Fund, Class 2	03	2005	13.8350	15.0512	2,330
Mutual Shares Securities Fund, Class 2	03	2004	12.4836	13.8350	65
Mutual Shares Securities Fund, Class 2	03	2003	10.1371	12.4836	26
Mutual Shares Securities Fund, Class 2	03	2002	10.0000	10.1371	0

Mutual Shares Securities Fund, Class 2	04	2006	14.9732	17.4161	146,902
Mutual Shares Securities Fund, Class 2	04	2005	13.7843	14.9732	103,178
Mutual Shares Securities Fund, Class 2	04	2004	12.4569	13.7843	69,496
Mutual Shares Securities Fund, Class 2	04	2003	10.1309	12.4569	32,555
Mutual Shares Securities Fund, Class 2	04	2002	10.0000	10.1309	3,974

Mutual Shares Securities Fund, Class 2	05	2006	14.9474	17.3772	4,656
Mutual Shares Securities Fund, Class 2	05	2005	13.7674	14.9474	3,872
Mutual Shares Securities Fund, Class 2	05	2004	12.4480	13.7674	961
Mutual Shares Securities Fund, Class 2	05	2003	10.1288	12.4480	963
Mutual Shares Securities Fund, Class 2	05	2002	10.0000	10.1288	0

Mutual Shares Securities Fund, Class 2	06	2006	14.8698	17.2607	31,666
Mutual Shares Securities Fund, Class 2	06	2005	13.7168	14.8698	41,600
Mutual Shares Securities Fund, Class 2	06	2004	12.4213	13.7168	9,746
Mutual Shares Securities Fund, Class 2	06	2003	10.1225	12.4213	7,896
Mutual Shares Securities Fund, Class 2	06	2002	10.0000	10.1225	0

Mutual Shares Securities Fund, Class 2	07	2006	14.0279	16.2751	0
Mutual Shares Securities Fund, Class 2	07	2005	12.9468	14.0279	0
Mutual Shares Securities Fund, Class 2	07	2004	11.7300	12.9468	0
Mutual Shares Securities Fund, Class 2	07	2003	10.0000	11.7300	0

Mutual Shares Securities Fund, Class 2	08	2006	13.9524	16.1546	0
Mutual Shares Securities Fund, Class 2	08	2005	12.9035	13.9524	0
Mutual Shares Securities Fund, Class 2	08	2004	11.7147	12.9035	0
Mutual Shares Securities Fund, Class 2	08	2003	10.0000	11.7147	0

Oppenheimer Capital Appreciation Fund/VA, Service Shares	01	2006	15.2052	16.1528	209,310
Oppenheimer Capital Appreciation Fund/VA, Service Shares	01	2005	14.6981	15.2052	194,205
Oppenheimer Capital Appreciation Fund/VA, Service Shares	01	2004	13.9752	14.6981	173,395
Oppenheimer Capital Appreciation Fund/VA, Service Shares	01	2003	10.8397	13.9752	66,406
Oppenheimer Capital Appreciation Fund/VA, Service Shares	01	2002	10.0000	10.8397	2,156

Oppenheimer Capital Appreciation Fund/VA, Service Shares	02	2006	15.1006	16.0092	195,095
Oppenheimer Capital Appreciation Fund/VA, Service Shares	02	2005	14.6265	15.1006	175,692
Oppenheimer Capital Appreciation Fund/VA, Service Shares	02	2004	13.9354	14.6265	154,529
Oppenheimer Capital Appreciation Fund/VA, Service Shares	02	2003	10.8308	13.9354	87,266
Oppenheimer Capital Appreciation Fund/VA, Service Shares	02	2002	10.0000	10.8308	837

Oppenheimer Capital Appreciation Fund/VA, Service Shares	03	2006	15.0745	15.9734	6,585
Oppenheimer Capital Appreciation Fund/VA, Service Shares	03	2005	14.6086	15.0745	8,136
Oppenheimer Capital Appreciation Fund/VA, Service Shares	03	2004	13.9255	14.6086	5,421
Oppenheimer Capital Appreciation Fund/VA, Service Shares	03	2003	10.8286	13.9255	1,783
Oppenheimer Capital Appreciation Fund/VA, Service Shares	03	2002	10.0000	10.8286	0

Oppenheimer Capital Appreciation Fund/VA, Service Shares	04	2006	14.9964	15.8665	249,870
Oppenheimer Capital Appreciation Fund/VA, Service Shares	04	2005	14.5550	14.9964	216,339
Oppenheimer Capital Appreciation Fund/VA, Service Shares	04	2004	13.8957	14.5550	212,271
Oppenheimer Capital Appreciation Fund/VA, Service Shares	04	2003	10.8219	13.8957	161,182
Oppenheimer Capital Appreciation Fund/VA, Service Shares	04	2002	10.0000	10.8219	1,526

Oppenheimer Capital Appreciation Fund/VA, Service Shares	05	2006	14.9705	15.8311	2,715
Oppenheimer Capital Appreciation Fund/VA, Service Shares	05	2005	14.5373	14.9705	2,703
Oppenheimer Capital Appreciation Fund/VA, Service Shares	05	2004	13.8858	14.5373	1,801
Oppenheimer Capital Appreciation Fund/VA, Service Shares	05	2003	10.8197	13.8858	1,780
Oppenheimer Capital Appreciation Fund/VA, Service Shares	05	2002	10.0000	10.8197	0

Oppenheimer Capital Appreciation Fund/VA, Service Shares	06	2006	14.8928	15.7249	36,223
Oppenheimer Capital Appreciation Fund/VA, Service Shares	06	2005	14.4838	14.8928	40,714
Oppenheimer Capital Appreciation Fund/VA, Service Shares	06	2004	13.8560	14.4838	38,391
Oppenheimer Capital Appreciation Fund/VA, Service Shares	06	2003	10.8129	13.8560	34,450
Oppenheimer Capital Appreciation Fund/VA, Service Shares	06	2002	10.0000	10.8129	0

Oppenheimer Capital Appreciation Fund/VA, Service Shares	07	2006	12.7532	13.4589	29,242
Oppenheimer Capital Appreciation Fund/VA, Service Shares	07	2005	12.4093	12.7532	33,077
Oppenheimer Capital Appreciation Fund/VA, Service Shares	07	2004	11.8774	12.4093	33,684
Oppenheimer Capital Appreciation Fund/VA, Service Shares	07	2003	10.0000	11.8774	43,623

Oppenheimer Capital Appreciation Fund/VA, Service Shares	08	2006	12.6846	13.3592	3,135
Oppenheimer Capital Appreciation Fund/VA, Service Shares	08	2005	12.3678	12.6846	3,284
Oppenheimer Capital Appreciation Fund/VA, Service Shares	08	2004	11.8620	12.3678	3,964
Oppenheimer Capital Appreciation Fund/VA, Service Shares	08	2003	10.0000	11.8620	4,044

Oppenheimer Global Securities Fund/VA, Service Shares	01	2006	13.8444	16.0296	174,355
Oppenheimer Global Securities Fund/VA, Service Shares	01	2005	12.3035	13.8444	56,351
Oppenheimer Global Securities Fund/VA, Service Shares	01	2004	10.4916	12.3035	33,914
Oppenheimer Global Securities Fund/VA, Service Shares	01	2003	10.0000	10.4916	0

Oppenheimer Global Securities Fund/VA, Service Shares	02	2006	13.7867	15.9304	109,917
Oppenheimer Global Securities Fund/VA, Service Shares	02	2005	12.2769	13.7867	36,013
Oppenheimer Global Securities Fund/VA, Service Shares	02	2004	10.4903	12.2769	16,550
Oppenheimer Global Securities Fund/VA, Service Shares	02	2003	10.0000	10.4903	0

Oppenheimer Global Securities Fund/VA, Service Shares	03	2006	13.7722	15.9057	7,574
Oppenheimer Global Securities Fund/VA, Service Shares	03	2005	12.2703	13.7722	73
Oppenheimer Global Securities Fund/VA, Service Shares	03	2004	10.4900	12.2703	0
Oppenheimer Global Securities Fund/VA, Service Shares	03	2003	10.0000	10.4900	0

Oppenheimer Global Securities Fund/VA, Service Shares	04	2006	13.7290	15.8317	123,234
Oppenheimer Global Securities Fund/VA, Service Shares	04	2005	12.2504	13.7290	70,656
Oppenheimer Global Securities Fund/VA, Service Shares	04	2004	10.4890	12.2504	53,593
Oppenheimer Global Securities Fund/VA, Service Shares	04	2003	10.0000	10.4890	0

Oppenheimer Global Securities Fund/VA, Service Shares	05	2006	13.7146	15.8071	625
Oppenheimer Global Securities Fund/VA, Service Shares	05	2005	12.2438	13.7146	642
Oppenheimer Global Securities Fund/VA, Service Shares	05	2004	10.4886	12.2438	0
Oppenheimer Global Securities Fund/VA, Service Shares	05	2003	10.0000	10.4886	0

Oppenheimer Global Securities Fund/VA, Service Shares	06	2006	13.6715	15.7333	40,241
Oppenheimer Global Securities Fund/VA, Service Shares	06	2005	12.2238	13.6715	32,459
Oppenheimer Global Securities Fund/VA, Service Shares	06	2004	10.4876	12.2238	6,196
Oppenheimer Global Securities Fund/VA, Service Shares	06	2003	10.0000	10.4876	0

Oppenheimer Global Securities Fund/VA, Service Shares	07	2006	13.6571	15.7088	0
Oppenheimer Global Securities Fund/VA, Service Shares	07	2005	12.2172	13.6571	0
Oppenheimer Global Securities Fund/VA, Service Shares	07	2004	10.4873	12.2172	0
Oppenheimer Global Securities Fund/VA, Service Shares	07	2003	10.0000	10.4873	0

Oppenheimer Global Securities Fund/VA, Service Shares	08	2006	13.5996	15.6109	0
Oppenheimer Global Securities Fund/VA, Service Shares	08	2005	12.1906	13.5996	0
Oppenheimer Global Securities Fund/VA, Service Shares	08	2004	10.4859	12.1906	0
Oppenheimer Global Securities Fund/VA, Service Shares	08	2003	10.0000	10.4859	0

Oppenheimer Main St. Fund ®/VA, Service Shares	01	2006	14.2212	16.1003	3,696,473
Oppenheimer Main St. Fund ®/VA, Service Shares	01	2005	13.6326	14.2212	1,956,570
Oppenheimer Main St. Fund ®/VA, Service Shares	01	2004	12.6617	13.6326	725,813
Oppenheimer Main St. Fund ®/VA, Service Shares	01	2003	10.1511	12.6617	56,196
Oppenheimer Main St. Fund ®/VA, Service Shares	01	2002	10.0000	10.1511	1,243

Oppenheimer Main St. Fund ®/VA, Service Shares	02	2006	14.1233	15.9571	1,983,596
Oppenheimer Main St. Fund ®/VA, Service Shares	02	2005	13.5662	14.1233	1,119,136
Oppenheimer Main St. Fund ®/VA, Service Shares	02	2004	12.6257	13.5662	462,516
Oppenheimer Main St. Fund ®/VA, Service Shares	02	2003	10.1428	12.6257	77,943
Oppenheimer Main St. Fund ®/VA, Service Shares	02	2002	10.0000	10.1428	479

Oppenheimer Main St. Fund ®/VA, Service Shares	03	2006	14.0989	15.9215	194,143
Oppenheimer Main St. Fund ®/VA, Service Shares	03	2005	13.5496	14.0989	157,532
Oppenheimer Main St. Fund ®/VA, Service Shares	03	2004	12.6167	13.5496	91,789
Oppenheimer Main St. Fund ®/VA, Service Shares	03	2003	10.1407	12.6167	9,685
Oppenheimer Main St. Fund ®/VA, Service Shares	03	2002	10.0000	10.1407	9,659

Oppenheimer Main St. Fund ®/VA, Service Shares	04	2006	14.0259	15.8150	1,526,522
Oppenheimer Main St. Fund ®/VA, Service Shares	04	2005	13.5000	14.0259	1,219,978
Oppenheimer Main St. Fund ®/VA, Service Shares	04	2004	12.5897	13.5000	898,322
Oppenheimer Main St. Fund ®/VA, Service Shares	04	2003	10.1344	12.5897	53,950
Oppenheimer Main St. Fund ®/VA, Service Shares	04	2002	10.0000	10.1344	289

Oppenheimer Main St. Fund ®/VA, Service Shares	05	2006	14.0017	15.7797	58,224
Oppenheimer Main St. Fund ®/VA, Service Shares	05	2005	13.4835	14.0017	22,063
Oppenheimer Main St. Fund ®/VA, Service Shares	05	2004	12.5807	13.4835	5,268
Oppenheimer Main St. Fund ®/VA, Service Shares	05	2003	10.1323	12.5807	0
Oppenheimer Main St. Fund ®/VA, Service Shares	05	2002	10.0000	10.1323	0

Oppenheimer Main St. Fund ®/VA, Service Shares	06	2006	13.9290	15.6738	127,303
Oppenheimer Main St. Fund ®/VA, Service Shares	06	2005	13.4339	13.9290	128,133
Oppenheimer Main St. Fund ®/VA, Service Shares	06	2004	12.5537	13.4339	78,360
Oppenheimer Main St. Fund ®/VA, Service Shares	06	2003	10.1261	12.5537	14,798
Oppenheimer Main St. Fund ®/VA, Service Shares	06	2002	10.0000	10.1261	0

Oppenheimer Main St. Fund ®/VA, Service Shares	07	2006	12.9652	14.5819	158,946
Oppenheimer Main St. Fund ®/VA, Service Shares	07	2005	12.5108	12.9652	172,396
Oppenheimer Main St. Fund ®/VA, Service Shares	07	2004	11.6970	12.5108	192,804
Oppenheimer Main St. Fund ®/VA, Service Shares	07	2003	10.0000	11.6970	0

Oppenheimer Main St. Fund ®/VA, Service Shares	08	2006	12.8955	14.4740	6,713
Oppenheimer Main St. Fund ®/VA, Service Shares	08	2005	12.4689	12.8955	7,148
Oppenheimer Main St. Fund ®/VA, Service Shares	08	2004	11.6818	12.4689	7,645
Oppenheimer Main St. Fund ®/VA, Service Shares	08	2003	10.0000	11.6818	0

Oppenheimer Main St. Small Cap Fund/VA, Service Shares	01	2006	18.3436	20.7493	67,800
Oppenheimer Main St. Small Cap Fund/VA, Service Shares	01	2005	16.9475	18.3436	40,980
Oppenheimer Main St. Small Cap Fund/VA, Service Shares	01	2004	14.4152	16.9475	31,118
Oppenheimer Main St. Small Cap Fund/VA, Service Shares	01	2003	10.1303	14.4152	10,230
Oppenheimer Main St. Small Cap Fund/VA, Service Shares	01	2002	10.0000	10.1303	720

Oppenheimer Main St. Small Cap Fund/VA, Service Shares	02	2006	18.2174	20.5648	108,919
Oppenheimer Main St. Small Cap Fund/VA, Service Shares	02	2005	16.8649	18.2174	69,957
Oppenheimer Main St. Small Cap Fund/VA, Service Shares	02	2004	14.3742	16.8649	70,464
Oppenheimer Main St. Small Cap Fund/VA, Service Shares	02	2003	10.1220	14.3742	28,106
Oppenheimer Main St. Small Cap Fund/VA, Service Shares	02	2002	10.0000	10.1220	906

Oppenheimer Main St. Small Cap Fund/VA, Service Shares	03	2006	18.1860	20.5189	4,647
Oppenheimer Main St. Small Cap Fund/VA, Service Shares	03	2005	16.8444	18.1860	1,257
Oppenheimer Main St. Small Cap Fund/VA, Service Shares	03	2004	14.3639	16.8444	56
Oppenheimer Main St. Small Cap Fund/VA, Service Shares	03	2003	10.1199	14.3639	22
Oppenheimer Main St. Small Cap Fund/VA, Service Shares	03	2002	10.0000	10.1199	0

Oppenheimer Main St. Small Cap Fund/VA, Service Shares	04	2006	18.0918	20.3817	69,561
Oppenheimer Main St. Small Cap Fund/VA, Service Shares	04	2005	16.7826	18.0918	51,426
Oppenheimer Main St. Small Cap Fund/VA, Service Shares	04	2004	14.3332	16.7826	41,293
Oppenheimer Main St. Small Cap Fund/VA, Service Shares	04	2003	10.1136	14.3332	24,300
Oppenheimer Main St. Small Cap Fund/VA, Service Shares	04	2002	10.0000	10.1136	714

Oppenheimer Main St. Small Cap Fund/VA, Service Shares	05	2006	18.0606	20.3362	985
Oppenheimer Main St. Small Cap Fund/VA, Service Shares	05	2005	16.7622	18.0606	987
Oppenheimer Main St. Small Cap Fund/VA, Service Shares	05	2004	14.3230	16.7622	898
Oppenheimer Main St. Small Cap Fund/VA, Service Shares	05	2003	10.1115	14.3230	908
Oppenheimer Main St. Small Cap Fund/VA, Service Shares	05	2002	10.0000	10.1115	0

Oppenheimer Main St. Small Cap Fund/VA, Service Shares	06	2006	17.9669	20.1998	16,244
Oppenheimer Main St. Small Cap Fund/VA, Service Shares	06	2005	16.7006	17.9669	15,019
Oppenheimer Main St. Small Cap Fund/VA, Service Shares	06	2004	14.2923	16.7006	5,066
Oppenheimer Main St. Small Cap Fund/VA, Service Shares	06	2003	10.1053	14.2923	3,441
Oppenheimer Main St. Small Cap Fund/VA, Service Shares	06	2002	10.0000	10.1053	0

Oppenheimer Main St. Small Cap Fund/VA, Service Shares	07	2006	16.4646	18.5015	215
Oppenheimer Main St. Small Cap Fund/VA, Service Shares	07	2005	15.3121	16.4646	215
Oppenheimer Main St. Small Cap Fund/VA, Service Shares	07	2004	13.1107	15.3121	0
Oppenheimer Main St. Small Cap Fund/VA, Service Shares	07	2003	10.0000	13.1107	0

Oppenheimer Main St. Small Cap Fund/VA, Service Shares	08	2006	16.3762	18.3646	0
Oppenheimer Main St. Small Cap Fund/VA, Service Shares	08	2005	15.2608	16.3762	0
Oppenheimer Main St. Small Cap Fund/VA, Service Shares	08	2004	13.0936	15.2608	0
Oppenheimer Main St. Small Cap Fund/VA, Service Shares	08	2003	10.0000	13.0936	0

PIMCO Emerging Markets Bond Portfolio, Admin. Class	01	2006	18.2643	19.6898	25,055
PIMCO Emerging Markets Bond Portfolio, Admin. Class	01	2005	16.7114	18.2643	17,828
PIMCO Emerging Markets Bond Portfolio, Admin. Class	01	2004	15.1091	16.7114	6,436
PIMCO Emerging Markets Bond Portfolio, Admin. Class	01	2003	10.0000	15.1091	0

PIMCO Emerging Markets Bond Portfolio, Admin. Class	02	2006	18.1442	19.5208	14,798
PIMCO Emerging Markets Bond Portfolio, Admin. Class	02	2005	16.6352	18.1442	11,229
PIMCO Emerging Markets Bond Portfolio, Admin. Class	02	2004	15.0708	16.6352	2,387
PIMCO Emerging Markets Bond Portfolio, Admin. Class	02	2003	10.0000	15.0708	0

PIMCO Emerging Markets Bond Portfolio, Admin. Class	03	2006	18.1143	19.4787	533
PIMCO Emerging Markets Bond Portfolio, Admin. Class	03	2005	16.6162	18.1143	1,186
PIMCO Emerging Markets Bond Portfolio, Admin. Class	03	2004	15.0612	16.6162	0
PIMCO Emerging Markets Bond Portfolio, Admin. Class	03	2003	10.0000	15.0612	0

PIMCO Emerging Markets Bond Portfolio, Admin. Class	04	2006	18.0247	19.3529	14,536
PIMCO Emerging Markets Bond Portfolio, Admin. Class	04	2005	16.5592	18.0247	12,935
PIMCO Emerging Markets Bond Portfolio, Admin. Class	04	2004	15.0325	16.5592	5,076
PIMCO Emerging Markets Bond Portfolio, Admin. Class	04	2003	10.0000	15.0325	0

PIMCO Emerging Markets Bond Portfolio, Admin. Class	05	2006	17.9950	19.3113	164
PIMCO Emerging Markets Bond Portfolio, Admin. Class	05	2005	16.5403	17.9950	119
PIMCO Emerging Markets Bond Portfolio, Admin. Class	05	2004	15.0230	16.5403	0
PIMCO Emerging Markets Bond Portfolio, Admin. Class	05	2003	10.0000	15.0230	0

PIMCO Emerging Markets Bond Portfolio, Admin. Class	06	2006	17.9058	19.1862	7,107
PIMCO Emerging Markets Bond Portfolio, Admin. Class	06	2005	16.4833	17.9058	7,263
PIMCO Emerging Markets Bond Portfolio, Admin. Class	06	2004	14.9943	16.4833	3,658
PIMCO Emerging Markets Bond Portfolio, Admin. Class	06	2003	10.0000	14.9943	0

PIMCO Emerging Markets Bond Portfolio, Admin. Class	07	2006	12.6972	13.5983	257
PIMCO Emerging Markets Bond Portfolio, Admin. Class	07	2005	11.6945	12.6972	258
PIMCO Emerging Markets Bond Portfolio, Admin. Class	07	2004	10.6435	11.6945	0
PIMCO Emerging Markets Bond Portfolio, Admin. Class	07	2003	10.0000	10.6435	0

PIMCO Emerging Markets Bond Portfolio, Admin. Class	08	2006	12.6289	13.4976	0
PIMCO Emerging Markets Bond Portfolio, Admin. Class	08	2005	11.6554	12.6289	0
PIMCO Emerging Markets Bond Portfolio, Admin. Class	08	2004	10.6296	11.6554	0
PIMCO Emerging Markets Bond Portfolio, Admin. Class	08	2003	10.0000	10.6296	0

PIMCO Low Duration Portfolio, Admin. Class	01	2006	10.0215	10.2798	5,331,571
PIMCO Low Duration Portfolio, Admin. Class	01	2005	10.0564	10.0215	2,464,311
PIMCO Low Duration Portfolio, Admin. Class	01	2004	10.0092	10.0564	937,912
PIMCO Low Duration Portfolio, Admin. Class	01	2003	10.0000	10.0092	0

PIMCO Low Duration Portfolio, Admin. Class	02	2006	9.9796	10.2162	2,970,626
PIMCO Low Duration Portfolio, Admin. Class	02	2005	10.0346	9.9796	1,571,202
PIMCO Low Duration Portfolio, Admin. Class	02	2004	10.0079	10.0346	585,060
PIMCO Low Duration Portfolio, Admin. Class	02	2003	10.0000	10.0079	0

PIMCO Low Duration Portfolio, Admin. Class	03	2006	9.9692	10.2004	241,116
PIMCO Low Duration Portfolio, Admin. Class	03	2005	10.0292	9.9692	164,857
PIMCO Low Duration Portfolio, Admin. Class	03	2004	10.0076	10.0292	78,149
PIMCO Low Duration Portfolio, Admin. Class	03	2003	10.0000	10.0076	0

PIMCO Low Duration Portfolio, Admin. Class	04	2006	9.9379	10.1528	2,129,602
PIMCO Low Duration Portfolio, Admin. Class	04	2005	10.0129	9.9379	1,415,401
PIMCO Low Duration Portfolio, Admin. Class	04	2004	10.0066	10.0129	1,076,642
PIMCO Low Duration Portfolio, Admin. Class	04	2003	10.0000	10.0066	0

PIMCO Low Duration Portfolio, Admin. Class	05	2006	9.9275	10.1371	82,168
PIMCO Low Duration Portfolio, Admin. Class	05	2005	10.0075	9.9275	28,528
PIMCO Low Duration Portfolio, Admin. Class	05	2004	10.0063	10.0075	6,459
PIMCO Low Duration Portfolio, Admin. Class	05	2003	10.0000	10.0063	0

PIMCO Low Duration Portfolio, Admin. Class	06	2006	9.8962	10.0897	204,351
PIMCO Low Duration Portfolio, Admin. Class	06	2005	9.9912	9.8962	134,562
PIMCO Low Duration Portfolio, Admin. Class	06	2004	10.0054	9.9912	97,495
PIMCO Low Duration Portfolio, Admin. Class	06	2003	10.0000	10.0054	0

PIMCO Low Duration Portfolio, Admin. Class	07	2006	9.8858	10.0740	235,761
PIMCO Low Duration Portfolio, Admin. Class	07	2005	9.9858	9.8858	228,474
PIMCO Low Duration Portfolio, Admin. Class	07	2004	10.0050	9.9858	245,436
PIMCO Low Duration Portfolio, Admin. Class	07	2003	10.0000	10.0050	0

PIMCO Low Duration Portfolio, Admin. Class	08	2006	9.8442	10.0111	11,320
PIMCO Low Duration Portfolio, Admin. Class	08	2005	9.9640	9.8442	10,658
PIMCO Low Duration Portfolio, Admin. Class	08	2004	10.0037	9.9640	11,313
PIMCO Low Duration Portfolio, Admin. Class	08	2003	10.0000	10.0037	0

PIMCO Real Return Portfolio, Admin. Class	01	2006	12.2602	12.1816	227,779
PIMCO Real Return Portfolio, Admin. Class	01	2005	12.1721	12.2602	138,070
PIMCO Real Return Portfolio, Admin. Class	01	2004	11.3287	12.1721	81,890
PIMCO Real Return Portfolio, Admin. Class	01	2003	10.5497	11.3287	49,281
PIMCO Real Return Portfolio, Admin. Class	01	2002	10.0000	10.5497	1,999

PIMCO Real Return Portfolio, Admin. Class	02	2006	12.1757	12.0732	211,966
PIMCO Real Return Portfolio, Admin. Class	02	2005	12.1128	12.1757	183,010
PIMCO Real Return Portfolio, Admin. Class	02	2004	11.2965	12.1128	152,598
PIMCO Real Return Portfolio, Admin. Class	02	2003	10.5410	11.2965	83,685
PIMCO Real Return Portfolio, Admin. Class	02	2002	10.0000	10.5410	0

PIMCO Real Return Portfolio, Admin. Class	03	2006	12.1547	12.0463	9,753
PIMCO Real Return Portfolio, Admin. Class	03	2005	12.0980	12.1547	4,245
PIMCO Real Return Portfolio, Admin. Class	03	2004	11.2884	12.0980	70
PIMCO Real Return Portfolio, Admin. Class	03	2003	10.5388	11.2884	27
PIMCO Real Return Portfolio, Admin. Class	03	2002	10.0000	10.5388	0

PIMCO Real Return Portfolio, Admin. Class	04	2006	12.0917	11.9656	136,156
PIMCO Real Return Portfolio, Admin. Class	04	2005	12.0536	12.0917	131,411
PIMCO Real Return Portfolio, Admin. Class	04	2004	11.2642	12.0536	102,967
PIMCO Real Return Portfolio, Admin. Class	04	2003	10.5323	11.2642	123,264
PIMCO Real Return Portfolio, Admin. Class	04	2002	10.0000	10.5323	8,184

PIMCO Real Return Portfolio, Admin. Class	05	2006	12.0708	11.9389	5,380
PIMCO Real Return Portfolio, Admin. Class	05	2005	12.0389	12.0708	3,718
PIMCO Real Return Portfolio, Admin. Class	05	2004	11.2562	12.0389	1,612
PIMCO Real Return Portfolio, Admin. Class	05	2003	10.5301	11.2562	1,545
PIMCO Real Return Portfolio, Admin. Class	05	2002	10.0000	10.5301	0

PIMCO Real Return Portfolio, Admin. Class	06	2006	12.0081	11.8588	6,588
PIMCO Real Return Portfolio, Admin. Class	06	2005	11.9947	12.0081	6,286
PIMCO Real Return Portfolio, Admin. Class	06	2004	11.2320	11.9947	7,731
PIMCO Real Return Portfolio, Admin. Class	06	2003	10.5236	11.2320	6,737
PIMCO Real Return Portfolio, Admin. Class	06	2002	10.0000	10.5236	0

PIMCO Real Return Portfolio, Admin. Class	07	2006	10.8798	10.7390	1,466
PIMCO Real Return Portfolio, Admin. Class	07	2005	10.8731	10.8798	82
PIMCO Real Return Portfolio, Admin. Class	07	2004	10.1871	10.8731	0
PIMCO Real Return Portfolio, Admin. Class	07	2003	10.0000	10.1871	0

PIMCO Real Return Portfolio, Admin. Class	08	2006	10.8213	10.6595	0
PIMCO Real Return Portfolio, Admin. Class	08	2005	10.8367	10.8213	0
PIMCO Real Return Portfolio, Admin. Class	08	2004	10.1738	10.8367	0
PIMCO Real Return Portfolio, Admin. Class	08	2003	10.0000	10.1738	0

PIMCO Total Return Portfolio, Admin. Class	01	2006	11.2677	11.5441	462,724
PIMCO Total Return Portfolio, Admin. Class	01	2005	11.1480	11.2677	340,572
PIMCO Total Return Portfolio, Admin. Class	01	2004	10.7739	11.1480	293,934
PIMCO Total Return Portfolio, Admin. Class	01	2003	10.3969	10.7739	164,307
PIMCO Total Return Portfolio, Admin. Class	01	2002	10.0000	10.3969	16,499

PIMCO Total Return Portfolio, Admin. Class	02	2006	11.1901	11.4414	496,998
PIMCO Total Return Portfolio, Admin. Class	02	2005	11.0936	11.1901	400,256
PIMCO Total Return Portfolio, Admin. Class	02	2004	10.7432	11.0936	345,067
PIMCO Total Return Portfolio, Admin. Class	02	2003	10.3883	10.7432	218,300
PIMCO Total Return Portfolio, Admin. Class	02	2002	10.0000	10.3883	4,432

PIMCO Total Return Portfolio, Admin. Class	03	2006	11.1708	11.4159	18,422
PIMCO Total Return Portfolio, Admin. Class	03	2005	11.0801	11.1708	12,933
PIMCO Total Return Portfolio, Admin. Class	03	2004	10.7356	11.0801	12,530
PIMCO Total Return Portfolio, Admin. Class	03	2003	10.3862	10.7356	2,224
PIMCO Total Return Portfolio, Admin. Class	03	2002	10.0000	10.3862	0

PIMCO Total Return Portfolio, Admin. Class	04	2006	11.1129	11.3395	470,487
PIMCO Total Return Portfolio, Admin. Class	04	2005	11.0394	11.1129	419,983
PIMCO Total Return Portfolio, Admin. Class	04	2004	10.7126	11.0394	375,047
PIMCO Total Return Portfolio, Admin. Class	04	2003	10.3798	10.7126	371,835
PIMCO Total Return Portfolio, Admin. Class	04	2002	10.0000	10.3798	37,233

PIMCO Total Return Portfolio, Admin. Class	05	2006	11.0937	11.3142	6,163
PIMCO Total Return Portfolio, Admin. Class	05	2005	11.0260	11.0937	3,862
PIMCO Total Return Portfolio, Admin. Class	05	2004	10.7050	11.0260	660
PIMCO Total Return Portfolio, Admin. Class	05	2003	10.3776	10.7050	650
PIMCO Total Return Portfolio, Admin. Class	05	2002	10.0000	10.3776	0

PIMCO Total Return Portfolio, Admin. Class	06	2006	11.0360	11.2382	78,046
PIMCO Total Return Portfolio, Admin. Class	06	2005	10.9854	11.0360	114,056
PIMCO Total Return Portfolio, Admin. Class	06	2004	10.6820	10.9854	84,624
PIMCO Total Return Portfolio, Admin. Class	06	2003	10.3712	10.6820	75,691
PIMCO Total Return Portfolio, Admin. Class	06	2002	10.0000	10.3712	0

PIMCO Total Return Portfolio, Admin. Class	07	2006	10.3096	10.4931	37,611
PIMCO Total Return Portfolio, Admin. Class	07	2005	10.2675	10.3096	38,619
PIMCO Total Return Portfolio, Admin. Class	07	2004	9.9890	10.2675	37,692
PIMCO Total Return Portfolio, Admin. Class	07	2003	10.0000	9.9890	49,422

PIMCO Total Return Portfolio, Admin. Class	08	2006	10.2542	10.4154	4,032
PIMCO Total Return Portfolio, Admin. Class	08	2005	10.2331	10.2542	3,835
PIMCO Total Return Portfolio, Admin. Class	08	2004	9.9760	10.2331	4,432
PIMCO Total Return Portfolio, Admin. Class	08	2003	10.0000	9.9760	4,599

PIMCO VIT All Asset Portfolio, Admin. Class	01	2006	10.2235	10.5558	4,189
PIMCO VIT All Asset Portfolio, Admin. Class	01	2005	10.0000	10.2235	246

PIMCO VIT All Asset Portfolio, Admin. Class	02	2006	10.2201	10.5309	2,221
PIMCO VIT All Asset Portfolio, Admin. Class	02	2005	10.0000	10.2201	0

PIMCO VIT All Asset Portfolio, Admin. Class	03	2006	10.2193	10.5247	0
PIMCO VIT All Asset Portfolio, Admin. Class	03	2005	10.0000	10.2193	0

PIMCO VIT All Asset Portfolio, Admin. Class	04	2006	10.2167	10.5061	8,702
PIMCO VIT All Asset Portfolio, Admin. Class	04	2005	10.0000	10.2167	7,735

PIMCO VIT All Asset Portfolio, Admin. Class	05	2006	10.2159	10.4999	0
PIMCO VIT All Asset Portfolio, Admin. Class	05	2005	10.0000	10.2159	0

PIMCO VIT All Asset Portfolio, Admin. Class	06	2006	10.2133	10.4813	1,457
PIMCO VIT All Asset Portfolio, Admin. Class	06	2005	10.0000	10.2133	0

PIMCO VIT All Asset Portfolio, Admin. Class	07	2006	10.2124	10.4750	0
PIMCO VIT All Asset Portfolio, Admin. Class	07	2005	10.0000	10.2124	0

PIMCO VIT All Asset Portfolio, Admin. Class	08	2006	10.2090	10.4502	0
PIMCO VIT All Asset Portfolio, Admin. Class	08	2005	10.0000	10.2090	0

PIMCO VIT CommodityRealReturn Strategy Portfolio, Admin. Class	01	2006	10.3019	9.8482	42,107
PIMCO VIT CommodityRealReturn Strategy Portfolio, Admin. Class	01	2005	10.0000	10.3019	5,314

PIMCO VIT CommodityRealReturn Strategy Portfolio, Admin. Class	02	2006	10.2984	9.8250	28,084
PIMCO VIT CommodityRealReturn Strategy Portfolio, Admin. Class	02	2005	10.0000	10.2984	824

PIMCO VIT CommodityRealReturn Strategy Portfolio, Admin. Class	03	2006	10.2976	9.8192	291
PIMCO VIT CommodityRealReturn Strategy Portfolio, Admin. Class	03	2005	10.0000	10.2976	0

PIMCO VIT CommodityRealReturn Strategy Portfolio, Admin. Class	04	2006	10.2950	9.8018	26,568
PIMCO VIT CommodityRealReturn Strategy Portfolio, Admin. Class	04	2005	10.0000	10.2950	4,281

PIMCO VIT CommodityRealReturn Strategy Portfolio, Admin. Class	05	2006	10.2941	9.7960	0
PIMCO VIT CommodityRealReturn Strategy Portfolio, Admin. Class	05	2005	10.0000	10.2941	0

PIMCO VIT CommodityRealReturn Strategy Portfolio, Admin. Class	06	2006	10.2916	9.7787	2,683
PIMCO VIT CommodityRealReturn Strategy Portfolio, Admin. Class	06	2005	10.0000	10.2916	0

PIMCO VIT CommodityRealReturn Strategy Portfolio, Admin. Class	07	2006	10.2907	9.7728	0
PIMCO VIT CommodityRealReturn Strategy Portfolio, Admin. Class	07	2005	10.0000	10.2907	0

PIMCO VIT CommodityRealReturn Strategy Portfolio, Admin. Class	08	2006	10.2872	9.7497	0
PIMCO VIT CommodityRealReturn Strategy Portfolio, Admin. Class	08	2005	10.0000	10.2872	0

SCSM FI Large Cap Growth Fund S Class	01	2006	10.0000	9.8904	590

SCSM FI Large Cap Growth Fund S Class	02	2006	10.0000	9.8771	10,903

SCSM FI Large Cap Growth Fund S Class	03	2006	10.0000	9.8737	0

SCSM FI Large Cap Growth Fund S Class	04	2006	10.0000	9.8637	0

SCSM FI Large Cap Growth Fund S Class	05	2006	10.0000	9.8604	0

SCSM FI Large Cap Growth Fund S Class	06	2006	10.0000	9.8504	0

SCSM FI Large Cap Growth Fund S Class	07	2006	10.0000	9.8471	0

SCSM FI Large Cap Growth Fund S Class	08	2006	10.0000	9.8337	0

Sun Capital® All Cap Fund S Class	01	2006	10.9131	12.8953	29,795
Sun Capital® All Cap Fund S Class	01	2005	11.1711	10.9131	9,001
Sun Capital® All Cap Fund S Class	01	2004	10.0000	11.1711	10,659

Sun Capital® All Cap Fund S Class	02	2006	10.8709	12.8194	56,172
Sun Capital® All Cap Fund S Class	02	2005	11.1505	10.8709	5,373
Sun Capital® All Cap Fund S Class	02	2004	10.0000	11.1505	4,032

Sun Capital® All Cap Fund S Class	03	2006	10.8604	12.8006	0
Sun Capital® All Cap Fund S Class	03	2005	11.1453	10.8604	0
Sun Capital® All Cap Fund S Class	03	2003	10.0000	10.0000	0

Sun Capital® All Cap Fund S Class	04	2006	10.8288	12.7439	4,767
Sun Capital® All Cap Fund S Class	04	2005	11.1298	10.8288	3,909
Sun Capital® All Cap Fund S Class	04	2004	10.0000	11.1298	461

Sun Capital® All Cap Fund S Class	05	2006	10.8183	12.7251	1,742
Sun Capital® All Cap Fund S Class	05	2005	11.1247	10.8183	1,742
Sun Capital® All Cap Fund S Class	05	2004	10.0000	11.1247	0

Sun Capital® All Cap Fund S Class	06	2006	10.7868	12.6687	6,959
Sun Capital® All Cap Fund S Class	06	2005	11.1091	10.7868	3,713
Sun Capital® All Cap Fund S Class	06	2004	10.0000	11.1091	791

Sun Capital® All Cap Fund S Class	07	2006	10.7762	12.6499	0
Sun Capital® All Cap Fund S Class	07	2005	11.1040	10.7762	0
Sun Capital® All Cap Fund S Class	07	2004	10.0000	11.1040	0

Sun Capital® All Cap Fund S Class	08	2006	10.7343	12.5750	0
Sun Capital® All Cap Fund S Class	08	2005	11.0833	10.7343	0
Sun Capital® All Cap Fund S Class	08	2004	10.0000	11.0833	0

Sun Capital Investment Grade Bond Fund® S Class	01	2006	10.4082	10.7962	45,029
Sun Capital Investment Grade Bond Fund® S Class	01	2005	10.3705	10.4082	12,361
Sun Capital Investment Grade Bond Fund® S Class	01	2003	10.0000	10.0000	0

Sun Capital Investment Grade Bond Fund® S Class	02	2006	10.3680	10.7327	46,670
Sun Capital Investment Grade Bond Fund® S Class	02	2005	10.3513	10.3680	8,219
Sun Capital Investment Grade Bond Fund® S Class	02	2004	10.0000	10.3513	2,168
Sun Capital Investment Grade Bond Fund® S Class	02	2003	10.0000	10.0000	0

Sun Capital Investment Grade Bond Fund® S Class	03	2006	10.3579	10.7169	2,423
Sun Capital Investment Grade Bond Fund® S Class	03	2005	10.3465	10.3579	0
Sun Capital Investment Grade Bond Fund® S Class	03	2004	10.0000	10.3465	0

Sun Capital Investment Grade Bond Fund® S Class	04	2006	10.3278	10.6695	29,573
Sun Capital Investment Grade Bond Fund® S Class	04	2005	10.3321	10.3278	29,712
Sun Capital Investment Grade Bond Fund® S Class	04	2004	10.0000	10.3321	8,435

Sun Capital Investment Grade Bond Fund® S Class	05	2006	10.3178	10.6537	0
Sun Capital Investment Grade Bond Fund® S Class	05	2005	10.3273	10.3178	0
Sun Capital Investment Grade Bond Fund® S Class	05	2004	10.0000	10.3273	0

Sun Capital Investment Grade Bond Fund® S Class	06	2006	10.2877	10.6065	0
Sun Capital Investment Grade Bond Fund® S Class	06	2005	10.3129	10.2877	0
Sun Capital Investment Grade Bond Fund® S Class	06	2004	10.0000	10.3129	0

Sun Capital Investment Grade Bond Fund® S Class	07	2006	10.2777	10.5907	0
Sun Capital Investment Grade Bond Fund® S Class	07	2005	10.3081	10.2777	0
Sun Capital Investment Grade Bond Fund® S Class	07	2004	10.0000	10.3081	0

Sun Capital Investment Grade Bond Fund® S Class	08	2006	10.2376	10.5280	0
Sun Capital Investment Grade Bond Fund® S Class	08	2005	10.2889	10.2376	0
Sun Capital Investment Grade Bond Fund® S Class	08	2004	10.0000	10.2889	0

Sun Capital Money Market Fund® S Class	01	2006	10.0861	10.3820	7,240
Sun Capital Money Market Fund® S Class	01	2005	10.0000	10.0861	6,096

Sun Capital Money Market Fund® S Class	02	2006	10.0702	10.3447	960
Sun Capital Money Market Fund® S Class	02	2005	10.0000	10.0702	0

Sun Capital Money Market Fund® S Class	03	2006	10.0662	10.3354	2,722
Sun Capital Money Market Fund® S Class	03	2005	10.0000	10.0662	1,030

Sun Capital Money Market Fund® S Class	04	2006	10.0543	10.3074	1,783
Sun Capital Money Market Fund® S Class	04	2005	10.0000	10.0543	0

Sun Capital Money Market Fund® S Class	05	2006	10.0503	10.2981	0
Sun Capital Money Market Fund® S Class	05	2005	10.0000	10.0503	0

Sun Capital Money Market Fund® S Class	06	2006	10.0384	10.2702	0
Sun Capital Money Market Fund® S Class	06	2005	10.0000	10.0384	0

Sun Capital Money Market Fund® S Class	07	2006	10.0344	10.2609	0
Sun Capital Money Market Fund® S Class	07	2005	10.0000	10.0344	0

Sun Capital Money Market Fund® S Class	08	2006	10.0184	10.2237	0
Sun Capital Money Market Fund® S Class	08	2005	10.0000	10.0184	0

Sun Capital Real Estate Fund®	01	2006	19.2576	26.4012	38,527
Sun Capital Real Estate Fund®	01	2005	17.7992	19.2576	60,040
Sun Capital Real Estate Fund®	01	2004	13.5339	17.7992	61,081
Sun Capital Real Estate Fund®	01	2003	10.0914	13.5339	44,914
Sun Capital Real Estate Fund®	01	2002	10.0000	10.0914	723

Sun Capital Real Estate Fund®	02	2006	19.1250	26.1665	53,596
Sun Capital Real Estate Fund®	02	2005	17.7124	19.1250	63,001
Sun Capital Real Estate Fund®	02	2004	13.4954	17.7124	66,310
Sun Capital Real Estate Fund®	02	2003	10.0831	13.4954	51,696
Sun Capital Real Estate Fund®	02	2002	10.0000	10.0831	57

Sun Capital Real Estate Fund®	03	2006	19.0921	26.1082	3,670
Sun Capital Real Estate Fund®	03	2005	17.6908	19.0921	4,940
Sun Capital Real Estate Fund®	03	2004	13.4858	17.6908	5,141
Sun Capital Real Estate Fund®	03	2003	10.0810	13.4858	946
Sun Capital Real Estate Fund®	03	2002	10.0000	10.0810	0

Sun Capital Real Estate Fund®	04	2006	18.9932	25.9335	67,123
Sun Capital Real Estate Fund®	04	2005	17.6260	18.9932	89,097
Sun Capital Real Estate Fund®	04	2004	13.4569	17.6260	107,272
Sun Capital Real Estate Fund®	04	2003	10.0748	13.4569	106,542
Sun Capital Real Estate Fund®	04	2002	10.0000	10.0748	3,381

Sun Capital Real Estate Fund®	05	2006	18.9604	25.8757	633
Sun Capital Real Estate Fund®	05	2005	17.6045	18.9604	759
Sun Capital Real Estate Fund®	05	2004	13.4473	17.6045	791
Sun Capital Real Estate Fund®	05	2003	10.0727	13.4473	914
Sun Capital Real Estate Fund®	05	2002	10.0000	10.0727	0

Sun Capital Real Estate Fund®	06	2006	18.8620	25.7022	9,234
Sun Capital Real Estate Fund®	06	2005	17.5398	18.8620	27,035
Sun Capital Real Estate Fund®	06	2004	13.4185	17.5398	24,749
Sun Capital Real Estate Fund®	06	2003	10.0664	13.4185	27,121
Sun Capital Real Estate Fund®	06	2002	10.0000	10.0664	0

Sun Capital Real Estate Fund®	07	2006	17.1045	23.2955	17,291
Sun Capital Real Estate Fund®	07	2005	15.9136	17.1045	19,530
Sun Capital Real Estate Fund®	07	2004	12.1806	15.9136	22,881
Sun Capital Real Estate Fund®	07	2003	10.0000	12.1806	21,278

Sun Capital Real Estate Fund®	08	2006	17.0126	23.1232	1,145
Sun Capital Real Estate Fund®	08	2005	15.8604	17.0126	1,538
Sun Capital Real Estate Fund®	08	2004	12.1648	15.8604	1,927
Sun Capital Real Estate Fund®	08	2003	10.0000	12.1648	1,969

Sun Capital Real Estate Fund® S Class	01	2006	13.4409	18.3844	649,491
Sun Capital Real Estate Fund® S Class	01	2005	12.4576	13.4409	392,041
Sun Capital Real Estate Fund® S Class	01	2004	10.0000	12.4576	140,564

Sun Capital Real Estate Fund® S Class	02	2006	13.3890	18.2763	337,414
Sun Capital Real Estate Fund® S Class	02	2005	12.4346	13.3890	199,856
Sun Capital Real Estate Fund® S Class	02	2004	10.0000	12.4346	58,334

Sun Capital Real Estate Fund® S Class	03	2006	13.3760	18.2494	38,697
Sun Capital Real Estate Fund® S Class	03	2005	12.4289	13.3760	28,933
Sun Capital Real Estate Fund® S Class	03	2004	10.0000	12.4289	16,443

Sun Capital Real Estate Fund® S Class	04	2006	13.3371	18.1687	316,024
Sun Capital Real Estate Fund® S Class	04	2005	12.4116	13.3371	273,030
Sun Capital Real Estate Fund® S Class	04	2004	10.0000	12.4116	199,136

Sun Capital Real Estate Fund® S Class	05	2006	13.3242	18.1419	9,661
Sun Capital Real Estate Fund® S Class	05	2005	12.4058	13.3242	4,859
Sun Capital Real Estate Fund® S Class	05	2004	10.0000	12.4058	1,074

Sun Capital Real Estate Fund® S Class	06	2006	13.2853	18.0614	36,492
Sun Capital Real Estate Fund® S Class	06	2005	12.3885	13.2853	35,999
Sun Capital Real Estate Fund® S Class	06	2004	10.0000	12.3885	12,205

Sun Capital Real Estate Fund® S Class	07	2006	13.2724	18.0347	13,922
Sun Capital Real Estate Fund® S Class	07	2005	12.3828	13.2724	18,319
Sun Capital Real Estate Fund® S Class	07	2004	10.0000	12.3828	21,000

Sun Capital Real Estate Fund® S Class	08	2006	13.2207	17.9279	400
Sun Capital Real Estate Fund® S Class	08	2005	12.3597	13.2207	523
Sun Capital Real Estate Fund® S Class	08	2004	10.0000	12.3597	580

Templeton Developing Markets Securities Fund, Class 2	01	2006	11.2121	14.1681	69,938
Templeton Developing Markets Securities Fund, Class 2	01	2005	10.0000	11.2121	8,195

Templeton Developing Markets Securities Fund, Class 2	02	2006	11.2083	14.1348	65,476
Templeton Developing Markets Securities Fund, Class 2	02	2005	10.0000	11.2083	6,620

Templeton Developing Markets Securities Fund, Class 2	03	2006	11.2074	14.1265	3,109
Templeton Developing Markets Securities Fund, Class 2	03	2005	10.0000	11.2074	1,914

Templeton Developing Markets Securities Fund, Class 2	04	2006	11.2046	14.1015	3,149
Templeton Developing Markets Securities Fund, Class 2	04	2005	10.0000	11.2046	1,372

Templeton Developing Markets Securities Fund, Class 2	05	2006	11.2037	14.0932	0
Templeton Developing Markets Securities Fund, Class 2	05	2005	10.0000	11.2037	0

Templeton Developing Markets Securities Fund, Class 2	06	2006	11.2009	14.0682	3,067
Templeton Developing Markets Securities Fund, Class 2	06	2005	10.0000	11.2009	0

Templeton Developing Markets Securities Fund, Class 2	07	2006	11.1999	14.0598	0
Templeton Developing Markets Securities Fund, Class 2	07	2005	10.0000	11.1999	0

Templeton Developing Markets Securities Fund, Class 2	08	2006	11.1962	14.0265	0
Templeton Developing Markets Securities Fund, Class 2	08	2005	10.0000	11.1962	0

Templeton Foreign Securities Fund, Class 2	01	2006	15.9585	19.1200	2,765,207
Templeton Foreign Securities Fund, Class 2	01	2005	14.6832	15.9585	1,554,814
Templeton Foreign Securities Fund, Class 2	01	2004	12.5578	14.6832	648,051
Templeton Foreign Securities Fund, Class 2	01	2003	9.6281	12.5578	80,720
Templeton Foreign Securities Fund, Class 2	01	2002	10.0000	9.6281	5,359

Templeton Foreign Securities Fund, Class 2	02	2006	15.8486	18.9499	1,516,622
Templeton Foreign Securities Fund, Class 2	02	2005	14.6116	15.8486	906,150
Templeton Foreign Securities Fund, Class 2	02	2004	12.5221	14.6116	408,014
Templeton Foreign Securities Fund, Class 2	02	2003	9.6201	12.5221	93,153
Templeton Foreign Securities Fund, Class 2	02	2002	10.0000	9.6201	1,016

Templeton Foreign Securities Fund, Class 2	03	2006	15.8213	18.9077	138,757
Templeton Foreign Securities Fund, Class 2	03	2005	14.5938	15.8213	118,620
Templeton Foreign Securities Fund, Class 2	03	2004	12.5131	14.5938	68,259
Templeton Foreign Securities Fund, Class 2	03	2003	9.6181	12.5131	1,698
Templeton Foreign Securities Fund, Class 2	03	2002	10.0000	9.6181	0

Templeton Foreign Securities Fund, Class 2	04	2006	15.7393	18.7812	1,278,046
Templeton Foreign Securities Fund, Class 2	04	2005	14.5403	15.7393	1,057,524
Templeton Foreign Securities Fund, Class 2	04	2004	12.4863	14.5403	841,752
Templeton Foreign Securities Fund, Class 2	04	2003	9.6122	12.4863	173,056
Templeton Foreign Securities Fund, Class 2	04	2002	10.0000	9.6122	709

Templeton Foreign Securities Fund, Class 2	05	2006	15.7122	18.7393	43,690
Templeton Foreign Securities Fund, Class 2	05	2005	14.5225	15.7122	18,365
Templeton Foreign Securities Fund, Class 2	05	2004	12.4774	14.5225	5,767
Templeton Foreign Securities Fund, Class 2	05	2003	9.6102	12.4774	1,596
Templeton Foreign Securities Fund, Class 2	05	2002	10.0000	9.6102	0

Templeton Foreign Securities Fund, Class 2	06	2006	15.6306	18.6135	119,740
Templeton Foreign Securities Fund, Class 2	06	2005	14.4692	15.6306	132,883
Templeton Foreign Securities Fund, Class 2	06	2004	12.4507	14.4692	86,288
Templeton Foreign Securities Fund, Class 2	06	2003	9.6042	12.4507	44,129
Templeton Foreign Securities Fund, Class 2	06	2002	10.0000	9.6042	0

Templeton Foreign Securities Fund, Class 2	07	2006	15.9127	18.9399	125,271
Templeton Foreign Securities Fund, Class 2	07	2005	14.7378	15.9127	142,973
Templeton Foreign Securities Fund, Class 2	07	2004	12.6883	14.7378	168,731
Templeton Foreign Securities Fund, Class 2	07	2003	10.0000	12.6883	39,555

Templeton Foreign Securities Fund, Class 2	08	2006	15.8272	18.7997	6,428
Templeton Foreign Securities Fund, Class 2	08	2005	14.6885	15.8272	7,156
Templeton Foreign Securities Fund, Class 2	08	2004	12.6718	14.6885	8,726
Templeton Foreign Securities Fund, Class 2	08	2003	10.0000	12.6718	3,474

Templeton Growth Securities Fund, Class 2	01	2006	16.9753	20.3990	93,422
Templeton Growth Securities Fund, Class 2	01	2005	15.8060	16.9753	39,074
Templeton Growth Securities Fund, Class 2	01	2004	13.8097	15.8060	12,323
Templeton Growth Securities Fund, Class 2	01	2003	10.0000	13.8097	0

Templeton Growth Securities Fund, Class 2	02	2006	16.8637	20.2240	77,167
Templeton Growth Securities Fund, Class 2	02	2005	15.7339	16.8637	33,705
Templeton Growth Securities Fund, Class 2	02	2004	13.7746	15.7339	19,339
Templeton Growth Securities Fund, Class 2	02	2003	10.0000	13.7746	0

Templeton Growth Securities Fund, Class 2	03	2006	16.8359	20.1804	495
Templeton Growth Securities Fund, Class 2	03	2005	15.7159	16.8359	0
Templeton Growth Securities Fund, Class 2	03	2004	13.7659	15.7159	0
Templeton Growth Securities Fund, Class 2	03	2003	10.0000	13.7659	0

Templeton Growth Securities Fund, Class 2	04	2006	16.7527	20.0501	60,588
Templeton Growth Securities Fund, Class 2	04	2005	15.6620	16.7527	32,024
Templeton Growth Securities Fund, Class 2	04	2004	13.7397	15.6620	10,688
Templeton Growth Securities Fund, Class 2	04	2003	10.0000	13.7397	0

Templeton Growth Securities Fund, Class 2	05	2006	16.7251	20.0070	2,669
Templeton Growth Securities Fund, Class 2	05	2005	15.6441	16.7251	2,424
Templeton Growth Securities Fund, Class 2	05	2004	13.7310	15.6441	0
Templeton Growth Securities Fund, Class 2	05	2003	10.0000	13.7310	0

Templeton Growth Securities Fund, Class 2	06	2006	16.6421	19.8774	39,385
Templeton Growth Securities Fund, Class 2	06	2005	15.5903	16.6421	36,249
Templeton Growth Securities Fund, Class 2	06	2004	13.7047	15.5903	934
Templeton Growth Securities Fund, Class 2	06	2003	10.0000	13.7047	0

Templeton Growth Securities Fund, Class 2	07	2006	15.1883	18.1317	0
Templeton Growth Securities Fund, Class 2	07	2005	14.2356	15.1883	0
Templeton Growth Securities Fund, Class 2	07	2004	12.5203	14.2356	0
Templeton Growth Securities Fund, Class 2	07	2003	10.0000	12.5203	0

Templeton Growth Securities Fund, Class 2	08	2006	15.1067	17.9975	0
Templeton Growth Securities Fund, Class 2	08	2005	14.1880	15.1067	0
Templeton Growth Securities Fund, Class 2	08	2004	12.5040	14.1880	0
Templeton Growth Securities Fund, Class 2	08	2003	10.0000	12.5040	0

Wanger Select	01	2006	11.5457	13.6344	4,670
Wanger Select	01	2005	10.0000	11.5457	3,495

Wanger Select	02	2006	11.5275	13.5854	1,345
Wanger Select	02	2005	10.0000	11.5275	143

Wanger Select	03	2006	11.5230	13.5731	1,261
Wanger Select	03	2005	10.0000	11.5230	570

Wanger Select	04	2006	11.5093	13.5365	2,359
Wanger Select	04	2005	10.0000	11.5093	427

Wanger Select	05	2006	11.5048	13.5243	0
Wanger Select	05	2005	10.0000	11.5048	0

Wanger Select	06	2006	11.4911	13.4876	0
Wanger Select	06	2005	10.0000	11.4911	0

Wanger Select	07	2006	11.4866	13.4754	0
Wanger Select	07	2005	10.0000	11.4866	0

Wanger Select	08	2006	11.4683	13.4266	0
Wanger Select	08	2005	10.0000	11.4683	0

Wanger US Smaller Companies	01	2006	11.0967	11.8092	0
Wanger US Smaller Companies	01	2005	10.0000	11.0967	0

Wanger US Smaller Companies	02	2006	11.0792	11.7668	0
Wanger US Smaller Companies	02	2005	10.0000	11.0792	0

Wanger US Smaller Companies	03	2006	11.0749	11.7562	0
Wanger US Smaller Companies	03	2005	10.0000	11.0749	0

Wanger US Smaller Companies	04	2006	11.0618	11.7244	0
Wanger US Smaller Companies	04	2005	10.0000	11.0618	0

Wanger US Smaller Companies	05	2006	11.0574	11.7138	0
Wanger US Smaller Companies	05	2005	10.0000	11.0574	0

Wanger US Smaller Companies	06	2006	11.0443	11.6821	0
Wanger US Smaller Companies	06	2005	10.0000	11.0443	0

Wanger US Smaller Companies	07	2006	11.0399	11.6715	0
Wanger US Smaller Companies	07	2005	10.0000	11.0399	0

Wanger US Smaller Companies	08	2006	11.0223	11.6292	0
Wanger US Smaller Companies	08	2005	10.0000	11.0223	0

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

TELEPHONE:
Toll Free (800) 752-7215

GENERAL DISTRIBUTOR
Clarendon Insurance Agency, Inc.
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481